              As filed with the Securities and Exchange Commission
                                on July 31, 2006

                           Registration No. 811-09347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

      REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (TM)

                                Amendment No. 34                             [X]

                                   ----------

                     COLUMBIA FUNDS MASTER INVESTMENT TRUST
               (Exact Name of Registrant as specified in Charter)

                              One Financial Center
                                Boston, MA 02110
          (Address of Principal Executive Offices, including Zip Code)

                                   ----------

       Registrant's Telephone Number, including Area Code: (800) 321-7854
                                 James Bordewick
                          c/o Columbia Management Group
                               100 Federal Street
                                Boston, MA 02110
                     (Name and Address of Agent for Service)

                                 With a copy to:
                             Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

     This Registration Statement has been filed by Columbia Funds Master Investment Trust (formerly, Nations Master Investment Trust) ("Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to provide updated financial information for the Registrant's Portfolios and to effect certain non-material changes.

     However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

Columbia Funds Master Investment Trust
Part A

August 1, 2006

Columbia Intermediate Core Bond Master Portfolio
Columbia Multi-Advisor International Equity Master Portfolio
Columbia International Value Master Portfolio
Columbia Marsico Focused Equities Master Portfolio
Columbia Marsico Growth Master Portfolio
Columbia Marsico 21st Century Master Portfolio
Columbia Marsico International Opportunities Master Portfolio
Columbia High Income Master Portfolio
Columbia Small Cap Value Master Portfolio
Columbia Large Cap Core Master Portfolio
Columbia Small Cap Growth Master Portfolio

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Columbia Funds Master Investment Trust ("Trust") is registered as an open-end management investment company under the Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of eleven separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios") including: Columbia Intermediate Core Bond Master Portfolio, Columbia Multi-Advisor International Equity Master Portfolio, Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico 21st Century Master Portfolio, Columbia Marsico International Opportunities Master Portfolio, Columbia High Income Master Portfolio, Columbia Small Cap Value Master Portfolio, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interest ("Beneficial Interests") and to establish and designate such Beneficial Interests into one or more Master Portfolios.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

Columbia Intermediate Core Bond Master Portfolio: Columbia Intermediate Core Bond Master Portfolio's investment objective is to seek to obtain interest income and capital appreciation.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in bonds. The Master Portfolio normally invests at least 65% of its assets in intermediate and longer-term fixed income securities that are rated investment grade. The Master Portfolio can invest up to 35% of its assets in mortgage-backed securities, including collateralized mortgage obligations
(CMOs), that are backed by the U.S. government, its agencies or instrumentalities, or corporations.

The Master Portfolio may also invest up to 10% of its assets in high yield debt securities and up to 20% of its assets in asset-backed securities.

The Master Portfolio may engage in repurchase, reverse repurchase and forward purchase agreements. These investments will generally be short-term in nature and are primarily used to seek to enhance returns and manage liquidity. In addition, the Master Portfolio may use futures, interest rate swaps, total return swaps, options and other derivative instruments, to seek to enhance return, to hedge some of the risks of its investments in fixed income securities or as a substitute for a position in the underlying asset. The Master Portfolio may invest in private placements to seek to enhance its yield.

The Master Portfolio may also participate in mortgage dollar rolls up to the amount of allowable investments in mortgage-backed securities and limited to the Master Portfolio's current position in mortgage-backed securities. The Master Portfolio may roll all, a portion or none of the Master Portfolio's current position in mortgage-backed securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Normally, the Master Portfolio's average dollar-weighted maturity will be between three and six years.

When selecting individual investments, the portfolio manager:

- looks at a fixed income security's potential to generate both income and price appreciation

- allocates assets among U.S. corporate securities and mortgage-backed securities, based on how they are expected to perform under current market conditions, and on how they have performed in the past. The portfolio manager may change the allocations when market conditions change

- selects securities using structure analysis, which evaluates the characteristics of a security, including its call features, coupons, and expected timing of cash flows

The portfolio manager may sell a security when it believes the security is overvalued, if there is a deterioration in the security's credit rating or in the issuer's financial situation, when other investments are more attractive, or for other reasons.

Columbia Intermediate Core Bond Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the investments that the portfolio manager chooses for the Master Portfolio will not rise as high as the team expects, or will fall.

- Mortgage dollar rolls - Mortgage dollar rolls are transactions in which the Master Portfolio sells mortgage-backed securities to a dealer and simultaneously agrees to repurchase those or similar securities at a mutually agreed-upon future date and lower price. These transactions simulate an investment in mortgage-backed securities and have the potential to enhance the Master Portfolio's returns and reduce its administrative burdens, compared with holding mortgage-backed securities directly. Mortgage dollar rolls involve the risks that the market value of the securities the Master Portfolio is obligated to repurchase may decline below the repurchase price, or that the other party may default on its obligations. These transactions may increase the Master Portfolio's portfolio turnover rate.

- Mortgage-backed or Mortgage-related risk - The value of the Master Portfolio's mortgage-backed securities can fall if the owners of the underlying mortgages pay off their mortgages sooner than expected, which could happen when interest rates fall, or later than expected, which could happen when interest rates rise. If the underlying mortgages are paid off sooner than expected, the Master Portfolio may have to reinvest this money in mortgage-backed or other securities that have lower yields. Mortgage-backed securities are most commonly issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, but may also be issued or guaranteed by other private issuers. Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. government.

- Asset-backed securities risk - Payment of interest and repayment of principal may be impacted by the cash flows generated by the assets backing these securities. The value of the Master Portfolio's asset-backed securities may also be affected by changes in interest rates, the availability of information concerning the interests in and structure of the pools of purchase contracts, financing leases or sales agreements that are represented by these securities, the creditworthiness of the servicing agent for the pool, the originator of the loans or receivables, or the entities that provide any supporting letters of credit, surety bonds, or other credit enhancements.

- Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer maturities tend to fall more in value when interest rates rise than fixed income securities with shorter maturities.

- Credit risk - The Master Portfolio could lose money if the issuer of a fixed income security is unable to pay interest or repay principal when it's due. Credit risk usually applies to most fixed income securities, but is generally not a factor for U.S. government obligations. The Master Portfolio may invest is some securities that are not rated investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium--a high interest rate or yield--because of the increased risk of loss. These securities also can be subject to greater price volatility.

- Derivatives risk - The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. Among the risks presented are market risk, credit risk, management risk and liquidity risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the portfolio manager uses derivatives to enhance the Master Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Master Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Liquidity risk exists when a security cannot be purchased or sold at the time desired, or cannot be purchased or sold without adversely affecting the price. The portfolio manager is not required to utilize derivatives to reduce risks.

- Changing distribution levels - The level of monthly income distributions paid by the Master Portfolio depends on the amount of income paid by the securities the Master Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

Columbia Multi-Advisor International Equity Master Portfolio: Columbia Multi-Advisor International Equity Master Portfolio's investment objective is to seek long-term capital growth by investing primarily in equity securities of non-United States companies in Europe, Australia, the Far East and other regions, including developing countries.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities of established companies located in at least three countries other than the United States. The investment managers select countries, including emerging market or developing countries, and companies they believe have the potential for growth.

The Master Portfolio primarily invests in equity securities which may include equity interests in foreign investment funds or trusts, convertible securities, real estate investment trust securities and depositary receipts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio is a "multi-manager" fund. It has two different investment managers. Each is responsible for managing approximately one-half of the Master Portfolio's assets. The managers each have different, but complementary, investment styles:

- Marsico Capital combines "top-down" macroeconomic analysis with "bottom-up" stock selection that focuses primarily on investing in securities with earnings growth potential that may not be realized by other investors.

- Causeway uses a "bottom-up" analysis and a disciplined value approach. Causeway seeks to invest in companies that it believes are currently undervalued by the market. Causeway makes investment decisions based on the following factors: low price-to-earnings rations relative to the sector, high yields in dividends or share repurchases, low price-to-book value ratios and low price-to-cash flow ratios relative to the market; and financial strength.

The multi-manager strategy is based on the belief that having more than one manager may result in better performance and more stable returns over time.

A manager may sell a security when its price reaches a target set by the manager, if the company's growth prospects are deteriorating, when the manager believes other investments are more attractive, or for other reasons.

Columbia Multi-Advisor International Equity Master Portfolio has the following principal risks:

- Investment strategy risk - The managers choose stocks they believe have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as expected, or will fall. There is also a risk that the Master Portfolio's multi-manager strategy may not result in better performance or more stable returns.

- Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

- Emerging markets risk - Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging countries have a higher risk of currency devaluations, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Futures risk - This Master Portfolio may use futures contracts to convert currencies and to hedge against changes in foreign currency exchange rates. There is a risk that this could result in losses, reduce returns, increase transaction costs or increase the Master Portfolio's volatility.

Columbia International Value Master Portfolio: Columbia International Value Master Portfolio's investment objective is to seek long-term capital appreciation by investing primarily in equity securities of foreign issuers, including emerging markets countries.

The Master Portfolio normally invests at least 65% of its assets in foreign companies anywhere in the world that have a market capitalization of more than $1 billion at the time of investment. The Master Portfolio typically invests in at least three countries other than the United States at any one time.

The Master Portfolio primarily invests in equity securities either directly or indirectly through closed-end investment companies and depositary receipts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The Master Portfolio's Sub-adviser's Large Cap Investment Committee uses the "Graham and Dodd" value approach to selecting securities and managing the Master Portfolio. The sub-adviser invests in a company when its current price appears to be below its true long-term--or intrinsic--value.

The sub-adviser uses fundamental analysis to determine intrinsic value, and will look at a company's book value, cash flow, capital structure, and management record, as well as its industry and its position in the industry. This analysis includes a review of company reports, filings with the Securities and Exchange Commission ("SEC"), computer databases, industry publications, general and business publications, brokerage firm research reports and other information sources, as well as interviews with company management.

The sub-adviser may sell a security when its price reaches a target set by the sub-adviser, when the team believes other investments are more attractive, or for other reasons.

Columbia International Value Master Portfolio has the following principal risks:

Subject to certain limited exceptions discussed below, Columbia International Value Fund is no longer accepting new investments from current or prospective investors. Shares of Columbia International Value Fund currently may only be purchased through reinvestment of distributions, by certain qualified retirement plans on behalf of plan participants, by investors who purchase shares through accounts established with certain investment advisers or financial planners, including certain wrap fee accounts, and by investors who purchase shares through an account established with a selling agent that has available purchasing capacity based on policies established by the Fund. The Fund is also open to investments by certain institutional and separately managed account
(SMA) investors that are pre-existing clients of Brandes; the Fund is open to these investors to the extent that they may reinvest the proceeds of their existing accounts in shares of the Fund, and then existing Fund closure rules apply. In addition, the Fund is open to investments by the Trustees of Columbia Funds Series Trust; employees of the Adviser, Brandes or their affiliates, including their immediate family members; and Bank of America and Brandes retirement plans.

- Investment strategy risk - The sub-adviser chooses stocks it believes are undervalued or out of favor with the expectation that these stocks will eventually rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the sub-adviser expects, or will fall.

- Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

- Emerging markets risk - Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging countries have a higher risk of currency devaluations, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

Columbia Marsico Focused Equities Master Portfolio: Columbia Marsico Focused Equities Master Portfolio seeks long-term growth of capital.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities. The investments will mostly consist of equity securities of large-capitalization companies with a market capitalization of $4 billion or more. The Master Portfolio, which is non-diversified, generally holds a core position of 20 to 30 common stocks that are selected for their long-term growth potential. It may invest up to 25% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection.

The "top-down" approach may take into consideration macroeconomic factors such as, without limitation, interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends Marsico Capital has observed.

Marsico Capital then looks for individual companies or securities with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company or security may be a suitable investment, Marsico Capital may focus on any of a number of different attributes that may include without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure); strong and ethical management, commitment to interestholder interests; reasonable valuations in the context of projected growth rates and other indications that a company or security may be an attractive investment prospect. This process is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers and (as relevant) suppliers, distributors and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantially, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of established companies and securities that exhibit growth characteristics. However, the Master Portfolio also may typically include companies with more aggressive growth characteristics and companies undergoing significant changes; e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition.

Columbia Marsico Focused Equities Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

- Holding fewer investments - The Master Portfolio is considered to be non-diversified because it may hold fewer investments than other kinds of equity funds. This increases the risk that its value could go down significantly if even only one of its investments performs poorly. The value of the Master Portfolio will tend to have greater price swings than the value of more diversified equity funds. The Master Portfolio may become a diversified fund by limiting the investments in which more than 5% of its total assets are invested.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Marsico Growth Master Portfolio: Columbia Marsico Growth Master Portfolio seeks long-term growth of capital.

The Master Portfolio invests primarily in equity securities of large-capitalization companies with a market capitalization of $4 billion or more that are selected for their growth potential. It generally holds a core position of between 35 and 50 common stocks. It may hold up to 25% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection.

The "top-down" approach may take into consideration macroeconomic factors such as, without limitation, interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation; and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies or securities with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company or security may be a suitable investment, Marsico Capital may focus on any of a number of different attributes that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards, and transparent financial disclosure); strong and ethical management; commitment to interestholder interests; reasonable valuations in the context of projected growth rates; and other indications that a company or security may be an attractive investment prospect. This process is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management, as well as with its customers and (as relevant) suppliers, distributors and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantially, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of established companies and securities that exhibit growth characteristics. However, the Master Portfolio also may typically include companies with more aggressive growth characteristics and companies undergoing significant changes; e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a result, the Master Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Master Portfolio to incur higher transaction costs (which may adversely affect the Master Portfolio's performance) and may increase taxable distributions for interestholders.

Columbia Marsico Growth Master Portfolio has the following principal risks:

- Investment strategy risk - Marsico Capital uses an investment strategy that tries to identify equities with growth potential. There is a risk that the value of these investments will not rise as high as Marsico Capital expects, or will fall.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Marsico 21st Century Master Portfolio: Columbia Marsico 21st Century Master Portfolio seeks long-term growth of capital.

This Master Portfolio is an aggressive growth fund that primarily invests in equity securities of companies of any capitalization size and will generally hold a core position of between 35 and 50 common stocks. The Master Portfolio will focus on paradigm shifting technologies and companies seeking to take advantage of technological innovations in the way business is conducted. The Master Portfolio may invest without limit in foreign securities.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection.

The "top-down" approach may take into consideration macroeconomic factors such as, without limitation, interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation, and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies or securities with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company or security may be a suitable for investment, Marsico Capital may focus on any of a number of different attributes that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power, solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure); strong and ethical management; commitment to interestholder interests; reasonable valuations in the context of projected growth rates; and other indications that a company or security may be an attractive investment prospect. This process is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management, as well as with its customers and (as relevant) suppliers, distributors and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and, potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantially, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of established companies and securities that exhibit growth characteristics. However, the Master Portfolio also may typically include companies with more aggressive growth characteristics and companies undergoing significant changes: e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a result, the Master Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Master Portfolio to incur higher transaction costs (which may adversely affect the Master Portfolio's performance) and may increase taxable distributions for interestholders.

Columbia Marsico 21st Century Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

- Stock market risk - The value of any stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Small company risk - Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

- Foreign investment risk - Because the Master Portfolio may invest without limitation in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Marsico International Opportunities Master Portfolio: Columbia Marsico International Opportunities Master Portfolio seeks long-term growth of capital.

The Master Portfolio normally invests at least 65% of its assets in common stocks of foreign companies. While the Master Portfolio may invest in companies of any size, it focuses on large companies. These companies are selected for their long-term growth potential. The Master Portfolio normally invests in issuers from at least three different countries not including the United States and generally holds a core position of 35 to 50 common stocks. The Master Portfolio may invest in common stocks of companies operating in emerging markets.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection.

The "top-down" approach may take into consideration macroeconomic factors such as, without limitation, interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation, and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends Marsico Capital has observed.

Marsico Capital then looks for individual companies or securities with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company or security may be a suitable investment, Marsico Capital may focus on any of a number of different attributes that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure); strong and ethical management; commitment to interestholder interests; reasonable valuations in the context of projected growth rates; and other indications that a company or security may be an attractive investment prospect. This process is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management, as well as with its customers and (as relevant) suppliers, distributors, and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantially, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of established companies and securities that exhibit growth characteristics. However, the Master Portfolio also may typically include companies with more aggressive growth characteristics and companies undergoing significant changes, e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a result, the Master Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Master Portfolio to incur higher transaction costs (which may adversely affect the Master Portfolio's performance) and may increase taxable distributions for interestholders.

Columbia Marsico International Opportunities Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

- Stock market risk - The value of any stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Funds that invest in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

- Emerging markets risk - Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging countries have a higher risk of currency devaluations, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

- Futures risk - The Master Portfolio may use futures contracts to convert currencies and to hedge against changes in foreign currency exchange rates. There is a risk that this could result in losses, reduce returns, increase transaction costs or increase the Master Portfolio's volatility.

Columbia High Income Master Portfolio: Columbia High Income Master Portfolio seeks maximum income by investing in a diversified portfolio of high yield debt securities.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in domestic and foreign corporate high yield debt securities. These securities are not rated investment grade, but generally will be rated "BB" or "B" by Standard & Poor's Corporation. The team may choose unrated securities if it believes they are of comparable quality at the time of investment. The portfolio is not managed to a specific duration. Its duration will generally track the CSFB High Yield Index.

The Master Portfolio invests primarily in:

-    domestic corporate high yield debt securities, including private placements

- U.S. dollar-denominated foreign corporate high yield debt securities, including private placements

-    zero-coupon bonds

-    U.S. government obligations

- equity securities (up to 20% of its assets), which may include convertible securities

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

When selecting investment for the portfolio, the team:

-    focuses on individual security selection ("bottom-up" analysis)

-    uses fundamental credit analysis

-    emphasizes current income while attempting to minimize risk to principal

- seeks to identify a catalyst for capital appreciation such as an operational or financial restructuring

- tries to manage risk by diversifying the Master Portfolio's investments across securities of many different issuers

The team may sell a security when its market price rises above the target price the team has set, if it believes there has been a deterioration in an issuer's fundamentals, such as earnings, sales or management, or an issuer's credit quality, or to maintain portfolio diversification, or for other reasons.

Columbia High Income Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the investments that the team chooses will not rise as high as the team expects, or will fall.

- Credit risk - The types of securities in which the Master Portfolio typically invests are not investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium--a high interest rate or yield--because of the increased risk of loss. These securities also can be subject to greater price volatility.

- Changing distribution levels - The level of monthly income distributions paid by the Master Portfolio depends on the amount of income paid by the securities the Master Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

- Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer maturities tend to fall more in value when interest rates rise than fixed income securities with shorter maturities.

- Liquidity risk - There is a risk that a security held by the Master Portfolio cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

- Foreign investment risk - Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, may also apply to some foreign investments.

Columbia Small Cap Value Master Portfolio: Columbia Small Cap Value Master Portfolio seeks long-term growth of capital by investing in companies believed to be undervalued.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities of U.S. companies whose market capitalizations are within the range of the companies within the Russell 2000 Value Index (currently between $142 million and $1.8 billion) and that are believed to have the potential for long-term growth. The Master Portfolio may also invest in real estate investment trusts.

The Master Portfolio may invest up to 20% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The management team uses a three prong approach, combining fundamental and quantitative analysis with risk management to identify value opportunities and construct the portfolio. The management team looks at, among other things:

- fundamentally sound businesses that are believed to be attractively priced due to investor indifference or unpopularity

- various measures of relative valuation, including price to cash flow, price to earnings, price to sales and price to book. The team believes that companies with lower relative valuation are generally more likely to provide better opportunities for capital appreciation

-    a company's current operating margins relative to its historic range

- indicators of potential stock price appreciation. These could take the form of anticipated earnings growth, company restructuring, changes in management, new product opportunities, business model changes, or other anticipated improvements in micro and macroeconomic factors

Additionally, the management team uses analytical tools to actively monitor the risk profile of the portfolio.

The team may sell a security when its price reaches a target set by the team, if there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains distributed to interestholders. For example, the team:

-    may limit the number of buy and sell transactions it makes

- may try to sell shares in a manner that would create the lowest tax burden on interestholders

-    may offset capital gains by selling securities to realize a capital loss

While the Master Portfolio may try to manage its capital gains distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Columbia Small Cap Value Master Portfolio has the following principal risks:

- Investment strategy risk - The team chooses stocks it believes are undervalued with the expectation that they will rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the team expects, or will fall.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Small company risk - Stocks of small companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

- Real estate investment risk - Changes in real estate values or economic downturns can have a significant negative effect on issuers in the real estate industry.

Columbia Large Cap Core Master Portfolio: Columbia Large Cap Core Master Portfolio seeks long-term growth of capital.

The Master Portfolio normally invests at least 80% of its assets in large capitalization companies whose market capitalizations are within the range of the companies within the S&P 500 Index (currently between $535.3 million and $367.5 billion) at the time of purchase. The securities the Master Portfolio normally holds include common stocks, preferred stocks and convertible securities like warrants and rights. It may hold up to 20% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined analytical process. Starting with a universe of companies with market capitalizations of at least $1 billion, the team assesses the investment potential of these companies and their industries by evaluating:

-    the growth prospects of the company's industry

-    the company's relative competitive position in the industry

The team believes that this analysis identifies companies with favorable long-term growth potential, competitive advantages and sensible business strategies.

The team then uses quantitative analysis to decide when to invest, evaluating each company's earnings trends and stock valuations, among other things, to try to determine when it is reasonably valued.

In actively managing the portfolio, the team considers the characteristics of the S&P 500 Index as a general baseline. The index characteristics evaluated by the team include risk and sector diversification, as well as individual securities holdings.

The team may sell a security when it believes that the profitability of the company's industry is beginning to decline, there is a meaningful deterioration in the company's competitive position, the company's management fails to execute its business strategy, when the team considers the security's price to be overvalued, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains and income distributed to interestholders. For example, the team:

- will focus on long-term investments to try to limit the number of buy and sell transactions

- may try to sell securities in a manner that would create the lowest tax burden on interestholders

-    may offset capital gains by selling securities to realize a capital loss

-    may use options, instead of selling securities

While the Master Portfolio may try to manage its capital gain distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Columbia Large Cap Core Master Portfolio has the following principal risks:

- Investment strategy risk - The team chooses stocks that are believed to have the potential for long-term growth. There is a risk that the value of these investments will not rise as expected, or will fall.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

- Foreign investment risk - Because the Master Portfolio may invest up to 20% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Small Cap Master Growth Portfolio II: Columbia Small Cap Growth Master Portfolio seeks long-term capital growth by investing primarily in equity securities.

Under normal circumstances, the Master Portfolio will invest at least 80% of its net assets in companies whose market capitalizations are within the range of companies within the Russell 2000 Growth Index at the time of purchase. As of April 26, 2006, the market capitalizations within the Russell 2000 Growth Index ranged from $33 million to $5 billion.

The Master Portfolio may invest up to 20% of its net assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined process based on the fundamental analysis of the overall economy, industry conditions, and the financial situation and management of each company. It generates ideas from:

-    company meetings/conferences

-    independent industry analysis

-    systemic analysis

-    Wall Street (brokerage) research

The team then conducts a rigorous qualitative analysis of each company being considered for investment. This involves, among other things:

-    gaining an in-depth understanding of the company's business

-    evaluating the company's growth potential, risks and competitive strengths

-    discussing its growth strategy with company management

-    validating the growth strategy with external research

The team will only invest in a company when its stock price is believed to be attractive relative to its forecasted growth.

The team may sell a security when its price reaches a target set by the team, if the company's growth prospects are deteriorating, when the team believes other investments are more attractive, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objectives, to try to reduce the amount of capital gains distributed to interestholders. For example, the team:

-    may limit the number of buy and sell transactions it makes

- may try to sell shares in a manner that would create the lowest tax burden on interestholders

-    may offset capital gains by selling securities to realize a capital loss

While the Master Portfolio may try to manage its capital gains distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Columbia Small Cap Growth Master Portfolio has the following principal risks:

- Investment strategy risk - The team chooses stocks that it believes have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as the team expects, or will fall.

- Small company risk - Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

- Foreign investment risk - Because the Master Portfolio may invest up to 20% of its net assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

OTHER IMPORTANT INFORMATION

The following are some other risks and information that should be considered before investing:

- Changing investment objectives and policies - The investment objective and certain investment policies of any Master Portfolio can be changed without interestholder approval. Other investment policies may be changed only with interestholder approval. The 80% Policy of certain Master Portfolios may be changed without interestholder approval by giving interestholders at least 60 days notice. The 80% Policy of certain other Master Portfolios and other investment policies of any Portfolio may be changed only with interestholder approval.

- Holding other kinds of investments - The Master Portfolios may hold investments that aren't part of their principal investment strategies. Please refer to Part B for more information. The portfolio managers or portfolio management team can also choose not to invest in specific securities described in this Part A and in Part B.

- Investment in Columbia Money Market Funds - To seek to achieve a return on uninvested cash or for other reasons, the Master Portfolios may invest their assets in the Columbia Money Market Funds. The Adviser and its affiliates are entitled to receive fees from the Columbia Money Market Funds for providing advisory and other services in addition to the fees which they are entitled to receive from the Master Portfolios for services provided directly. The Adviser may waive fees which it is entitled to receive from either the Columbia Money Market Funds or the Master Portfolios.

- Foreign investment risk - Master Portfolios that invest in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments, which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S. If a Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to foreign investments.

- Investing defensively - A Master Portfolio may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. A Master Portfolio may not achieve its investment objective while it is investing defensively.

- Securities lending program - A Master Portfolio may lend portfolio securities to approved broker-dealers or other financial institutions on a fully collateralized basis in order to earn additional income. There may be delays in receiving additional collateral after the loan is made or in recovering the securities loaned. It is possible that some of the approved broker-dealers or other financial institutions involved in the loans may be affiliates of Bank of America, N.A. ("Bank of America").

- Bank of America and its affiliates - Bank of America and its affiliates currently provide services to some or all of the Master Portfolios, including investment advisory, investment sub-advisory, distribution, administration, interestholder servicing, transfer agency and brokerage services, and are paid for providing these services. Bank of America and its affiliates also may, at times, provide other services and be compensated for them, including transfer agency, interfund lending and securities lending services, or make loans to the Master Portfolios. Finally, Bank of America or its affiliates may serve as counterparties in transactions with Columbia Funds where permitted by law or regulation, and may receive compensation in that capacity.

- Portfolio securities disclosure - A description of Columbia Funds' policies and procedures with respect to the disclosure of portfolio securities in available in the Master Portfolios' Part B and on the Columbia Funds' website. In addition, a complete list of each Stock and International Stock Master Portfolio's portfolio holdings for each calendar month will be available on the Columbia Funds website at www.columbiafunds.com under Fund Portfolio Data, 30 calendar days following each quarter-end and will remain posted on the website for three months. Lastly, a complete list of each Government & Corporate Bond Master Portfolio's portfolio holdings for each calendar quarter will be available on the Columbia Funds website at www.columbiafunds.com under Fund Portfolio Data, 60 calendar days following each quarter-end and will remain posted on the website until the Master Portfolio files it next Form N-CSR or Form N-Q.

- Portfolio turnover - A Master Portfolio that replaces--or turns over--more than 100% of its investments in a year is considered to trade frequently. Frequent trading can result in larger allocations of short-term capital gains to interestholders. Frequent trading can also mean higher brokerage and other transaction costs, which could reduce the Master Portfolio's returns. The Master Portfolios generally buy securities for capital appreciation, investment income, or both, and don't engage in short-term trading.

ITEM 5: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

Columbia Management Advisors, LLC ("the Adviser") is the investment adviser to each of the Master Portfolios, as well as to over 100 other mutual fund portfolios in the Columbia Funds Family ("Columbia Funds"). The Adviser is a registered investment adviser and a wholly-owned subsidiary of Bank of America. Its management expertise covers all major domestic asset classes, including equity and fixed income securities and money market instruments. The Adviser acts as investment manager for individuals, corporations, private investment companies and financial institutions. The Adviser has its principal offices at One Financial Center, 100 Federal Street, Boston, MA 02110. The Adviser is responsible for the overall management and supervision of the investment management of each of the Master Portfolios. Its management expertise covers all major domestic asset classes, including equity and fixed income securities, and money market instruments. Currently managing more than $312 billion in assets under management, which consists of assets under the discretionary management of both the Adviser and Columbia Wanger Asset Management, L.P.

The table below tells you which asset management team or portfolio managers are responsible for making the day-to-day investment decisions for each Master Portfolio for which the Adviser has not engaged an investment sub-adviser. In addition, the table tells you the individual members that make up the teams. The professional biographies of the portfolio managers and team members follow the table. The Part B provides additional information about the compensation of the portfolio managers/team members, other accounts managed by the portfolio managers/team members and the portfolio managers'/team members' ownership of securities in the Master Portfolios.

        MASTER PORTFOLIO                  TEAM/PORTFOLIO MANAGERS                     TEAM MEMBERS
        ----------------                  -----------------------                     ------------
Columbia Intermediate Core Bond    Brian Drainville                       Not team managed
Master Portfolio

Columbia Small Cap Value Master    Value Strategies Team                  Jarl Ginsberg, Christian Stadlinger
Portfolio

Columbia Large Cap Core Master     Core Strategies Team                   Brian Condon, Craig Leopold, George
Portfolio                                                                 Maris, Robert McConnaughey, Colin
                                                                          Moore, Peter Santoro

Columbia Small Cap Growth Master   Small Cap Growth Strategies Team       Daniel Cole, Paul Berlinguet,
Portfolio                                                                 Daniele Donahoe, Jon Michael Morgan,
                                                                          Clifford Siverd

                                                                          BUSINESS EXPERIENCE DURING PAST FIVE
        PORTFOLIO MANAGER            LENGTH OF SERVICE WITH PORTFOLIO                     YEARS
        -----------------            --------------------------------     ------------------------------------
Paul Berlinguet                    Columbia Small Cap Growth Master       Columbia Management - Head of Small
                                   Portfolio since December 2005          Cap Growth Team and Large Cap Growth
                                                                          Team since 2003
                                                                          John Hancock Funds - Head of
                                                                          Large-Mid Cap Equity Group and
                                                                          Portfolio Manager since 2001

Daniel Cole                        Columbia Small Cap Growth Master       Columbia Management - Portfolio
                                   Portfolio since September 2001         Manager since 2001

Brian Condon                       Columbia Large Cap Core Master         Columbia Management - Portfolio
                                   Portfolio since November 2004          Manager since 1999

Daniele Donahoe                    Columbia Small Cap Growth Master       Columbia Management Associated since
                                   Portfolio since December 2005          2002
                                                                          Citigroup - Associate in Equity
                                                                          Research Department

Brian Drainville                   Columbia Intermediate Core Bond        Columbia Management - Portfolio
                                   Master Portfolio since November 2004   Manager since 1996

Jarl Ginsberg                      Columbia Small Cap Value Master        Columbia Management - Portfolio
                                   Portfolio since February 2003          Manager since 2003
                                                                          Blackrock Inc. - Co-Manager and
                                                                          Analyst from 1998-2002

Craig Leopold                      Columbia Large Cap Core Master         Columbia Management - Portfolio
                                   Portfolio since June 2005              Manager since 2003
                                                                          Rockefeller & Company - Portfolio
                                                                          Manager from 2000-2003

George Maris                       Columbia Large Cap Core Master         Columbia Management - Portfolio
                                   Portfolio since June 2005              Manager since 2004
                                                                          Putnam Investments  - Portfolio
                                                                          Manager from 2000-2004

Robert McConnaughey                Columbia Large Cap Core Master         Columbia Management - Portfolio
                                   Portfolio since June 2005              Manager since 2002
                                                                          Citigroup Asset Management -
                                                                          Associate Director of Research from
                                                                          2000-2002

Colin Moore                        Columbia Large Cap Core Master         Columbia Management - Portfolio
                                   Portfolio since July 2004              Manager since 2002
                                                                          Putnam Investments  - Portfolio
                                                                          Manager from 2000-2001

Jon Michael Morgan                 Columbia Small Cap Growth Master       Columbia Management - Associated
                                   Portfolio December 2005                since 2000

Peter Santoro                      Columbia Large Cap Core Master         Columbia Management - Portfolio
                                   Portfolio since June 2005              Manager since 2003
                                                                          Rockefeller & Company - Portfolio
                                                                          Manager from 2000-2003

Clifford Siverd                    Columbia Small Cap Growth Master       Columbia Management - Associated
                                   Portfolio since December 2005          since 2001

Christian Stadlinger               Columbia Small Cap Value Master        Columbia Management - Portfolio
                                   Portfolio since 2002                   Manager since 2002
                                                                          Blackrock Inc. - Co-Manager and
                                                                          Analyst from 1996-2002

Columbia Funds pays the Adviser an annual fee for its investment advisory services. The fee is calculated as a percentage of the average daily net assets of each Master Portfolio and is paid monthly. The Adviser uses part of this money to pay investment sub-advisers for the services they provide to certain Master Portfolios.

The following chart shows the maximum advisory fees the Adviser can receive, along with the actual advisory fees the Adviser and/or an affiliate received during the Master Portfolios' last fiscal year, after waivers and/or reimbursements. Certain Master Portfolios have a breakpoint schedule for their advisory fees.

                                                                 Maximum   Actual fee
                                                                advisory    paid last
                                                                  fee      fiscal year
                                                                --------   -----------
Columbia Intermediate Core Bond Master Portfolio                 0.40%        0.38%
Columbia Multi-Advisor International Equity Master Portfolio     0.70%        0.65%
Columbia International Value Master Portfolio                    0.85%        0.73%
Columbia Marsico Focused Equities Master Portfolio               0.75%        0.64%
Columbia Marsico Growth Master Portfolio                         0.75%        0.64%
Columbia Marsico 21st Century Master Portfolio                   0.75%        0.74%
Columbia Marsico International Opportunities Master Portfolio    0.80%        0.80%
Columbia High Income Master Portfolio                            0.55%        0.53%
Columbia Small Cap Value Master Portfolio                        0.70%        0.70%
Columbia Large Cap Core Master Portfolio                         0.60%        0.55%
Columbia Small Cap Growth Master Portfolio                       0.70%        0.70%

INVESTMENT SUB-ADVISERS

Columbia Funds and the Adviser engage one or more investment sub-advisers for certain Master Portfolios to make day-to-day investment decisions for the Master Portfolios. The Adviser retains ultimate responsibility (subject to Board oversight) for overseeing the sub-advisers and evaluates the Master Portfolios' needs and available sub-advisers' skills and abilities on an ongoing basis. Based on its evaluations, the Adviser may at times recommend to the Board that a Master Portfolio:

     -    change, add or terminate one or more sub-advisers;

     - continue to retain a sub-adviser even though the sub-adviser's ownership or corporate structure has changed; or

     -    materially change a sub-advisory agreement with a sub-adviser.

Applicable law requires a Master Portfolio to obtain interestholder approval in order to act on most of these types of recommendations, even if the Board has approved the proposed action and believes that the action is in interestholders' best interests. The Adviser and the Master Portfolios have applied for relief from the SEC to permit the Master Portfolios to act on many of the Adviser's recommendations with approval only by the Board and not by Master Portfolio interestholders. The Adviser or a Master Portfolio would inform the Master Portfolio's interestholders of any actions taken in reliance on this relief. Until the Adviser and the Master Portfolios obtain the relief, each Master Portfolio will continue to submit these matters to interestholders for their approval to the extent required by applicable law.

A discussion regarding the basis for the Board of Trustees approving the investment advisory agreement with the Adviser is available in the Master Portfolios' annual report to interestholders for the fiscal year ended March 31.

Columbia Funds and the Adviser have engaged the following sub-advisers to provide day-to-day portfolio management for certain Master Portfolios. These sub-advisers function under the supervision of the Adviser and the Board of Columbia Funds.

Information about the sub-advisers and the portfolio managers and/or team members of the sub-advisers that are responsible for the day-to-day investment decisions for the Master Portfolios is provided below. The Part B provides additional information about the compensation of the portfolio managers/team members, other accounts managed by the portfolio managers/team members and the portfolio managers'/team members' ownership of securities in the Master Portfolios.

Marsico Capital Management, LLC ("Marsico Capital") with principal offices at 1200 17th Street, Suite 1600, Denver, Colorado 80202, is a co-investment sub-adviser to Columbia Multi-Advisor International Equity Master Portfolio and the investment sub-adviser for Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico 21st Century Master Portfolio and Columbia Marsico International Opportunities Master Portfolio. Marsico Capital was organized in 1997 as a registered investment adviser and is an indirect, wholly-owned subsidiary of Bank of America. Marsico Capital provides investment services to mutual funds and private accounts and as of December 31, 2005, had approximately $63 billion under management. Thomas F. Marsico is the founder and Chief Executive Officer of Marsico Capital.

Thomas F. Marsico is the Chief Investment Officer of Marsico Capital, and has managed the investment program of Columbia Marsico Focused Equities Master Portfolio and Columbia Marsico Growth Master Portfolio since December 1997. Mr. Marsico has over 20 years of experience as a securities analyst and a portfolio manager.

Corydon J. Gilchrist, CFA has been the portfolio manager of Columbia Marsico 21st Century Master Portfolio since February 2003 and has been the portfolio manager for Columbia Marsico Mid Cap Growth Fund since November 2004. Prior to joining Marsico Capital in May of 2000, Mr. Gilchrist spent four years as an international portfolio manager and analyst at Invista Capital Management, where he served on a committee that managed several international equity funds. He holds BBA and MBA degrees from the University of Iowa, and holds a CFA charter.

James G. Gendelman has been the portfolio manager of Columbia Marsico International Opportunities Master Portfolio since August 2000 and has been the portfolio manager for Marsico Capital's portion of Columbia Multi-Advisor International Equity Master Portfolio since July 2000. Prior to joining Marsico Capital in May 2000, Mr. Gendelman spent thirteen years as a Vice President of International Sales for Goldman, Sachs & Co. He holds a Bachelor's degree in Accounting from Michigan State University and an MBA in Finance from the University of Chicago. Mr. Gendelman was a certified public accountant for Ernst & Young from 1983 to 1985.

Brandes Investment Partners, L.P. ("Brandes") with principal offices located at 11988 El Camino Real, Suite 500, San Diego, California 92130, is the investment sub-adviser to Columbia International Value Master Portfolio. Founded in 1974, Brandes is an investment advisory firm with 74 investment professionals. As of June 30, 2006, Brandes managed more than $85 billion in assets. Brandes uses a value-oriented approach to managing global investments, seeking to build wealth by buying high quality, undervalued stocks.

Brandes is the investment sub-adviser to Columbia International Value Master Portfolio. The following are the eight members of Brandes' Large Cap Investment Committee who are jointly responsible for making the day-to-day investment decisions for the Master Portfolio:

NAME AND TITLE                    LENGTH OF SERVICE WITH THE MASTER PORTFOLIO
--------------                    -------------------------------------------
Glenn R. Carlson                           Since 1996
Chief Executive Officer

Brent V. Woods                             Since 1996
Managing Director - Investments

William Pickering                          Since 1996
Director -- Investments

Amelia Maccoun Morris                      Since 1998
Director--Investments

Keith Colestock                            Since 1996
Director--Investments

Douglas C. Edman                           Since 1996
Director--Investments

W. James Brown                             Since 1996
Director--Investments

Brent Fredberg                             Since 2005
Senior Research Analyst

Glenn R. Carlson, CFA has served as Chief Executive officer of Brandes since 2004 and is a member of the firm's Executive Committee. Prior to 2004, Mr. Carlson served as Co-Chief Executive Officer at Brandes, and from 1996 to 2002 he served as a Managing Partner at Brandes. Mr. Carlson contributes to the investment process as a member of Brandes' Investment Oversight Committee and is a voting member of the Large Cap investment Committee. Mr. Carlson also serves as a senior institutional portfolio manager for a limited number of client relationships and oversees Brandes' Portfolio Management/Client Services department. Mr. Carlson earned his BA from the University of California, San Diego. He is a member of the Financial Analysts Society of San Diego and has 23 years of investment experience.

Brent V. Woods, CFA has served as Managing Director of Investments at Brandes since 2002 and is a member of the firm's Exectuive Committee. From 1998 to 2002 Mr. Woods served as a Managing Partner at Brandes. As a Managing Director of Investments, Mr. Woods has responsibility for the securities research efforts of the firm and oversight of the product investment committees. Mr. Woods is also a member of Brandes' Investment Oversight Committee and is a voting member of the Large Cap investment Committee. Prior to joining Brandes, Mr. Woods worked as an attorney with a Wall Street law firm, specializing in public and private securities offerings, as well as mergers and acquisitions. Mr. Woods earned his AB, Phi Beta Kappa, from Princeton University, a master's degree in international studies from St. John's College at Cambridge University, England, and JD, cum laude, from Harvard Law School. He has a 11 years of investment experience.

William Pickering, CFA has served as a Director of Investments at Brandes since 1998. Mr. Pickering is a member of Brnades' Investment Oversight Committee and is also a voting member of three of the firm's investment committees (Large Cap, Small Cap, and Emerging Markets). Before joining Brandes as a portfolio manager in 1991, Mr. Pickering worked as a registered representative at various financial services companies. Mr. Pickering earned his BA and MBA degrees in finance from San Diego State University. He is a member of the Financial Analysts Society of San Diego, and has 23 years of investment experience.

Keith Colestock, CFA has served as a Director of Investment at Brandes since 2004, and from 2001 to 2004 served as a Senior Research Analyst at Brandes. Mr. Colestock is also a voting member of Brandes' Large Cap and Mid Cap Investment Committees. Prior to joining Brandes as a portfolio manager in 1995, Mr. Colestock served as senior equity analyst and director of research for an investment research firm in San Diego. Before that, Mr. Colestock was an independent demographic consultant to retail real estate developers. Mr. Colestock earned his BA in business administration from California State University, Fullerton and is a current member and past president of the Financial Analysts Society of San Diego. Mr. Colestock has 16 years of investment experience.

Amelia Maccoun Morris, CFA has served as a Director of Investment at Brandes since 2004. From 1998 to 2004 Ms. Maccoun Morris served as a Senior Research Analyst at Brandes. As a Director of Investments, Ms. Maccoun Morris is responsible for overseeing and directing equity research activities in telecommunications, media, and consumer sectors. In addition, Ms. Maccoun Morris contributes to the investment process as a member of Brandes' Investment Oversight Committee and is a voting member of the firm's Large Cap and Emerging Markets Investment Committees. Prior to joining Brandes, Ms. Maccoun Morris worked in corporate finance, specializing in non-U.S. equity offerings, and as a senior equity analyst with an international investment bank. Ms. Maccount Morris holds an MBA from the University of Chicago, and graduated Phi Beta Kappa, cum laude, with a degree in economics from the University of California, Davis. She has 18 years of investment experience.

Douglas C. Edman, CFA has served as a Director of Investments at Brandes since 2004. From 2000 to 2004 Mr. Edman served as a Senior Research Analyst at Brandes. Mr. Edman is a voting member of the Large Cap Investment Committee and leads Brandes' research efforts in the basic materials sector and performs research in the oil and gas sectors. Before joining Brandes as a portfolio manager in 1995, Mr. Edman worked for a major securities firm as a credit analyst where he managed the credit rating agency relationships and commercial paper programs for clients in the energy and telecommunications industries. Mr. Edman also worked for a large oil company as a project engineer and was responsible for the design and construction of oil field processing facilities. Mr. Edman graduated from the University of South California with a BS in chemical engineering. He earned his MBA in finance from The Wharton Business School at the University of Pennsylvania. Mr. Edman is a member of the Financial Analysts Society of San Diego and has 16 years of investment experience.

W. James Brown, CFA has served a Director of Investments at Brandes since 2004. Prior to 2004 Mr. Brown served a Senior Research Analyst at Brandes. Mr. Brown is a voting member of the Large Cap Investment Committee and also leads the firm's research efforts in the financial institutions and utilities sectors. Prior to joining Brandes in 1996, Mr. Brown was a senior vice president with a major national banking organization where he served in various capacities, including senior portfolio manager, regional director of investments, and head of Texas private banking. Mr. Brown's prior professional experience includes 10 years as an Air Force pilot and 10 years as an investment consultant with a large Wall Street firm. Mr. Brown earned a BS degree from the United States Air Force Academy and an MBA from Harvard Business School. He has 22 years of investment experience.

Brent Fredberg has served as a Senior Research Analyst at Brandes since 2003, and served as an Analyst at Brandes from 1999 to 2003. Mr. Fredberg is responsible for research in the technology and household durables area and is a voting member of the firm's Large Cap Investment Committee. Prior to joining Brandes, Mr. Fredberg worked for a major U.S. consumer products company as a financial analyst and controller. Mr. Fredberg earned his MBA with distinction from Northwestern University's Kellogg Graduate School of Management and his BS in finance, with distinction, from the University of Iowa. Mr. Fredberg is a CPA and CMA, with 12 years of finance and investment experience.

Causeway Capital Management LLC ("Causeway") with principal offices located at 111 Santa Monica Boulevard, Suite 1550, Los Angeles, California 90025, is a co-investment sub-adviser to Columbia Multi-Advisor International Equity Master Portfolio. Founded in June 2001, Causeway is a registered investment adviser and is majority-owned by its employees. As of May 31, 2006, Causeway had $16.2 billion in assets under management.

Causeway is one of the two investment sub-advisers to Columbia Multi-Advisor International Equity Master Portfolio. Causeway's portfolio management team is responsible for making the day-to-day investment decisions for its portion of the Master Portfolio. Sarah H. Ketterer, Harry W. Hartford, James A. Doyle, Jonathan P. Eng and Kevin V. Durkin are the members of the team. Information about certain team members follows.

NAME AND TITLE            LENGTH OF SERVICE WITH THE MASTER PORTFOLIO
--------------            -------------------------------------------
Sarah H. Ketterer                Since May 2004
Chief Executive Officer

Harry W. Hartford                Since May 2004
President

James A. Doyle                   Since May 2004
Director

Jonathan P. Eng                  Since May 2004
Vice President

Kevin V. Durkin                  Since May 2004
Vice President

Sarah H. Ketterer is the Chief Executive Officer of Causeway and is responsible for research in the global financials and healthcare sectors. Ms. Ketterer co-founded Causeway in June 2001. Prior to that, she was with the Hotchkis and Wiley division of Merrill Lynch Investment Managers, L.P. ("MLIM") since 1996, where she was a Managing Director and co-head of the International and global Value Equity Team in Los Angeles. Ms. Ketterer has a BA from Stanford University and an MBA from the Amos Tuck School, Dartmouth College.

Harry W. Hartford is the President of Causeway and is responsible for research in the global financials and materials sectors. Mr. Hartford co-founded Causeway in June 2001. Prior to that, he was with the Hotchkis and Wiley division of MLIM since 1996, where he was a Managing Director and co-head of the International and Global Value Equity Team in Los Angeles. Mr. Hartford has a BA, with honors, from the University of Dublin, Trinity College, and an MSc in Economics from Oklahoma State University.

James A. Doyle is a Director of Causeway and is responsible for research in the global consumer discretionary, financials and information technology sectors. He joined Causeway in June 2001. Previously, Mr. Doyle was with the Hotchkis and Wiley division of MLIM since 1997, where he was a Vice President and the head of investment research for the International and Global Value Equity Team in Los Angeles. Mr. Doyle has a BA from Northwestern University and an MBA in Finance from the Wharton School, University of Pennsylvania.

Jonathan P. Eng is a Vice President of Causeway and is responsible for research in the consumer discretionary, industrials and materials sector. Mr. Eng joined the firm in July 2001. From 1997 to July 2001, Mr. Eng was with the Hotchkis and Wiley division of MLIM in Los Angeles and London, where he was an equity research associate for the International and Global Value Equity Team. Mr. Eng has a BA from Brandeis University and an MBA from the Anderson Graduate School of Management at UCLA.

Kevin V. Durkin is a Vice President of Causeway and is responsible for research in the global consumer staples, industrials and energy sectors. Mr. Durkin joined the firm in June 2001. From 1999 to June 2001, Mr. Durkin was with the Hotchkis and Wiley division of MLIM in Los Angeles, where he was an equity research associate for the International and Global Value Equity Team. Mr. Durkin has a BS, cum laude, from Boston College and an MBA from the University of Chicago.

MacKay Shields LLC ("MacKay Shields") with principal offices at 9 West 57th Street, New York, New York 10019 serves as the investment sub-adviser for Columbia High Income Master Portfolio. Founded in 1938, MacKay Shields is an independently-managed, wholly-owned subsidiary of New York Life Insurance Company. MacKay Shields currently has approximately $38 billion in assets under management.

MacKay Shields' High Yield Portfolio Management Team is responsible for making the day-to-day decisions for Columbia High Income Master Portfolio. J. Matthew Philo is the lead portfolio manager responsible for making the day-to-day investment decisions for the Columbia High Income Master Portfolio and has been a portfolio for the Master Portfolio since its inception.

J. Matthew Philo, CFA is a Senior Managing Director of Mackay Shields and is a Portfolio Manager/Research Analyst on the High Yield Portfolio Management Team. Mr. Philo was promoted to Senior Managing Director in the fourth quarter of 2004 and promoted to Managing Director in the first quarter of 2000. Mr. Philo joined

MacKay Shields in 1996 from Thorsell, Parker Partners Inc. where he was an analyst and portfolio manager focusing on mid-cap companies. He was previously with Moran Asset Management as an equity portfolio manager and analyst. Mr. Phlo became a holder of the Chartered Financial Analyst designation in 1993. He received a BA in Economics from the State University of New York at Albany and a MBA in Finance from the New York University. Mr. Philo has been in the investment management and research industry since 1984.

LEGAL MATTERS

On February 9, 2005, the Adviser and Distributor entered into an Assurance of Discontinuance with the New York Attorney General (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the SEC (the "SEC Order"). A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website. Under the terms of the NYAG Settlement and SEC Order, the Adviser and Distributor have agreed, among other things, to pay disgorgement and civil money penalties, to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices, to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures and to reduce management fees for five years. The Adviser and Distributor are currently in the process of implementing the various terms of the NYAG Settlement and SEC Order.

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties have filed suit against Columbia Funds Series Trust (formerly known as Nations Funds Trust), its Board of Trustees, Bank of America Corporation and certain of its affiliates, including the Adviser and Distributor (collectively "BAC"). On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and other cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia Funds Series Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds Series Trust against BAC and others that asserts claims under the federal securities laws and state common law. Columbia Funds Series Trust is a nominal defendant in this action.

On December 15, 2005, BAC and others entered into a Stipulation of Settlement of these actions. Among other contingencies, the settlement is contingent upon a minimum threshold amount being received by the Columbia Funds interestholders and/or the Columbia Funds mutual funds from the previously established regulatory settlement fund. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for preliminary approval.

Separately, several putative class actions have been filed against Columbia Funds Series Trust, Bank of America Corporation and certain of its affiliates, and others, in various federal courts relating to the conversion of common trust funds and the investment of assets held in fiduciary accounts in the Funds. (George Siepel, et al. v. Bank of America, Columbia Funds Series Trust, et al., instituted December 28, 200, U.S. District Court, E.D. Mo.; Luleff v. Bank of America, Columbia Funds Series Trust, William Carmichael, et al., instituted February 22, 2006, U.S. district court, S.D. NY.) The suits allege various claims including state law claims for breach of fiduciary duty, breach of contract, unjust enrichment and violations of federal securities laws and seek damages and other remedies.

ITEM 6: INTERESTHOLDER INFORMATION

PRICING OF FUND SHARES

The value of a Master Portfolio's shares is based on the total market value of all of the securities and other assets that it holds as of a specified time. The prices reported on stock exchanges and other securities markets around the world are usually used to value securities in a Master Portfolio. If a market price isn't readily available, we will base the price of the security on its fair value. A market price is considered not readily available if, among other circumstances, the most recent reported price is deemed unreliable. For example, securities which may be subject to fair valuation include, but are not limited to: (1) restricted securities for which a pricing service is unable to provide a market price; (2) securities whose trading has been formally suspended; (3) debt securities that have gone into default and for which there is no current market quotation; and (4) a security whose market price is not available from a pre-established pricing service. In addition, the Master Portfolio may fair value securities that trade on a foreign exchange because a significant event has occurred after the foreign exchange closes but before the time as of which a Master Portfolio's share price is calculated. Foreign exchanges typically close before the time as of which Fund shares prices are calculated, and may be closed altogether on some days a Fund is open. Such significant events affecting a foreign security may include, but are not limited to: (1) those impacting a single issuer; (2) governmental actions that affect securities in one sector or country; (3) natural disasters or armed conflicts affecting a country or region; or (4) significant domestic or foreign market fluctuations. We use various criteria, including an evaluation of U.S. market moves after the close of foreign markets, in determining whether a market price is readily available and, if not, what the security's fair value is.

Fair valuation may have the effect of reducing stale pricing arbitrage opportunities presented by the pricing of Master Portfolio shares. However, when a Master Portfolio uses fair value to price securities, it may value those securities higher or lower than another fund that uses market quotations to price the same securities. Columbia Funds has retained an independent fair value pricing service to assist in the fair valuation process for Master Portfolios that primarily invest in international equity securities. Because of the judgment involved in fair value decisions, there can be no assurance that the value ascribed to a particular security is accurate. We use the amortized cost method, which approximates market value, to value short-term investments maturing in 60 days or less. International markets are sometimes open on days when U.S. markets are closed, which means that the value of foreign securities owned by a Fund could change on days when Fund shares cannot be bought or sold.

All transactions are based on the price of a Master Portfolio's Beneficial Interests--or its net asset value per unit of Beneficial Interest. We calculate net asset value per unit of Beneficial Interest for each Master Portfolio at the end of each business day. First, we calculate the net asset value by determining the value of the Master Portfolio's assets and then subtracting its liabilities. Next, we divide this amount by the number of units of Beneficial Interest that investors are holding.

A business day is any day that the New York Stock Exchange ("NYSE") is open. A business day ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE closes early, the business day ends as of the time the NYSE closes. The NYSE is closed on weekends and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

PURCHASE OF BENEFICIAL INTERESTS

Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

Columbia Management Distributors, Inc. ("Columbia Management Distributors" or "Placement Agent") with principal offices at Columbia Management Advisors, Inc., One Financial Center, Boston MA 02111, serves as the placement agent of the Trust. An account may be opened by contacting either the Trust or its authorized agents. There is no minimum initial or subsequent purchases amount with respect to any Master Portfolio of the Trust.

In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Master Portfolio and must be delivered to the Master Portfolio by the investor upon receipt from the issuer.


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

Orders to buy, sell or exchange Beneficial Interests are processed on business days. Orders received by a Master Portfolio before the end of a business day will receive that day's net asset value per unit of Beneficial Interest. Orders received after the end of a business day will receive the next business day's net asset value per unit of Beneficial Interest. The business day that applies to your order is also called the trade date. A Master Portfolio may refuse any order for any reason. If this happens, we'll return any money we've received.

REDEMPTION OF BENEFICIAL INTERESTS

An investor may redeem/sell Beneficial Interests in any amount by sending a written request to the Trust or an authorized agent. Redemption requests must be made by a duly authorized representative of the investor and must specify the name of the Master Portfolio, the dollar amount to be redeemed and the investor's name and account number.

Redemption orders are processed at the net asset value of the Beneficial Interests next determined after receipt of the order in proper form by the Trust. The Master Portfolios will make payment for all Beneficial Interests redeemed after receipt of a request in proper form, except as provided by the 1940 Act or the rules of the SEC. The Master Portfolios impose no charge when Beneficial Interests are redeemed. The value of the Beneficial Interests redeemed may be more or less than the investor's cost, depending on the Master Portfolio's current net asset value.

The Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone wire redemptions may be difficult to implement.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTIONS:

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses to its interestholders pro rata in accordance with their Beneficial Interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

A request for a distribution must be made in writing to Columbia Funds Master Investment Trust, c/o Columbia Management Advisors, LLC, One Financial Center, Boston MA 02110.

TAXES:

The following is a summary of certain U.S. federal income (and, only to a limited extent, foreign, state and local) tax information concerning an investment in a Master Portfolio. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations (the "Regulations"), court decisions, and published rulings of the Internal Revenue Service (the "IRS"), all as of the date of this Part A and all of which are subject to change, possibly with retroactive effect. An interestholder's tax treatment may vary depending upon his or her particular situation. Except as otherwise noted, an interestholder may be subject to special rules not discussed below if he or she is a certain kind of interestholder, including, but not limited to: a partnership for federal income tax purposes or an investor therein; an insurance company; a tax-exempt organization; a holder of Beneficial Interests through a tax-advantaged account, such as a 401(k) Plan Account or an Individual Retirement Account ("IRA"); a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of Beneficial Interests as part of a hedge, straddle or conversion transaction; a person that does not hold Beneficial Interests as a capital asset or an interestholder subject to the federal alternative minimum tax.

The Trust has not requested and will not request a ruling from the IRS or any other federal, state or local agency with respect to any of the tax matters described below. The IRS or a court could adopt positions contrary to that discussed below and such positions could be sustained if the matter were contested. In addition, the foregoing discussion addresses only some of the income tax considerations generally affecting investments in the Master Portfolios.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AND FINANCIAL PLANNERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN A MASTER PORTFOLIO, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

Regulated Investment Companies Investing in Master Portfolios. The Trust intends to operate each Master Portfolio in a manner such that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Classification of the Master Portfolios as Tax Partnerships. The federal income tax consequences discussed herein will apply to the Master Portfolios and interestholders only if the Master Portfolios are recognized and treated for federal income tax purposes as partnerships and not as associations taxable as corporations. Except in the case of the Columbia Multi-Advisor International Equity Master Portfolio, Columbia Marsico International Opportunities Master Portfolio, Columbia Marsico 21st Century Master Portfolio and Columbia Small Cap Value Master Portfolio (the "Disregarded Portfolios") [Please confirm that these are the only disregarded portfolios.], each Master Portfolio, as a series of a Delaware business trust, will be treated as a partnership, and each interestholder will be treated as a partner of a partnership, for federal income tax purposes unless the Master Portfolio elects otherwise (which it does not intend to do) or unless the Master Portfolio is taxable as a corporation under the "publicly traded partnership" rules, discussed below. Currently, all Beneficial Interests in each Disregarded Portfolio are owned entirely by its corresponding "feeder" fund, and, accordingly, each Disregarded Portfolio is disregarded as an entity apart from its corresponding feeder fund for federal income tax purposes. Following the acquisition of Beneficial Interests in a Disregarded Portfolio by another holder, it will thereafter be treated as a partnership for such purposes in the same manner as the other Master Portfolios. The discussion below will only apply to a Disregarded Portfolio once its Beneficial Interests are acquired by another investor.

Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation. Furthermore, a regulated investment company investing in a partnership qualifying as a publicly traded partnership may not continue to so qualify. The Regulations provide that a partnership with no more than 100 partners (counting as partners certain indirect owners), all of whose interests were issued in transactions not registered under the 1933 Act, generally will not be classified as a publicly traded partnership. Each Master Portfolio will endeavor to have no more than 100 partners for this purpose, and, therefore, does not anticipate being treated as a publicly traded partnership.

Federal Income Tax Treatment of Partnerships. The Code does not treat partnerships as taxable entities but does require partnerships to file annual information tax returns with the IRS which reports the results of operations. The Master Portfolios will file these returns. Each Master Portfolio also will furnish a copy of IRS Schedule K-1 (Form 1065) each year to each of its interestholders following the close of each year. Each interestholder will be required to take into account in computing its federal income tax liability the interestholder's distributive share of the Master Portfolio's net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income and deductions and credits (or item thereof) for any taxable year of the Master Portfolio ending with or within the interestholder's taxable year, without regard to the amount, if any, of cash distributions received from the Master Portfolio.

Each Master Portfolio intends to regularly distribute its net investment income and realized capital gains to its interestholders. However, a Master Portfolio also may invest in securities resulting in taxable income or gain to the Master Portfolio allocable to interestholders without corresponding current cash receipts to the Master Portfolio. In


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

addition, certain elections will be made on behalf of a Master Portfolio for tax reporting purposes, which elections will be binding upon interestholders with respect to their allocations of taxable income and loss from the Master Portfolio.

Audit of Tax Returns; Partnership Anti-Abuse Regulations. The IRS is paying increased attention to the proper application of the tax laws to partnerships, which could result in increased audit activity. While the Master Portfolios were not formed to allow interestholders to avail themselves of losses or deductions that the Master Portfolios may generate, an audit of a Master Portfolio's information tax returns could precipitate audits of the income tax returns of interestholders. If the IRS successfully asserts a position to adjust any item of income, gain, deduction, loss or credit reported on a Master Portfolio's information returns, corresponding adjustments would be made to the income tax returns of interestholders. Any such audit might also result in IRS adjustments to items reported on an interestholder's tax return that are not related to an investment in a Master Portfolio. If a tax deficiency is determined, the interestholder could also be liable for penalties and interest on such deficiency from the due date of the return. The Master Portfolios will not pay or reimburse an interestholder for any expenses incurred in connection with an audit, or any additional taxes, penalties and interest arising from an audit of a Master Portfolio's or the interestholder's tax returns.

In addition, certain Regulations have been issued to address certain "abusive" transactions involving partnerships. Under these Regulations, if a partnership is formed or availed of in connection with a transaction with a principal purpose of substantially reducing the present value of the interestholders' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code, the IRS has the authority to recast the transaction so as to preclude the tax benefits sought. The Regulations state that the partnership provisions are not intended to permit taxpayers to "structure transactions using partnerships to achieve tax results that are inconsistent with the underlying economic arrangements of the parties or the substance of the transactions" or to use partnerships to "avoid the purposes of other provisions of the Code." The Trust does not believe that these Regulations will apply to the Master Portfolios or the interestholders; however, no assurance can be given to this effect.

Under recently enacted legislation and promulgated Regulations (together, the "Disclosure Provisions"), if a Master Portfolio engages in a "reportable transaction" defined in the Disclosure Provisions, the Master Portfolio, and/or its interestholders and each of its "material advisors" are required to specially report the transaction to the IRS. A "material advisor" is any person who provides any material aid, assistance, or advice with respect to organizing, managing, promoting, selling, implementing, insuring, or carrying out any reportable transaction, and who directly or indirectly derives gross income in excess of certain threshold amounts for such aid, assistance, or advice. Because the Disclosure Provisions have been so recently issued and because their application to pass-through entities, such as the Master Portfolios, is complex, certain issues concerning their interpretation remain unclear at the present time.

The purpose of the Disclosure Provisions is to provide the IRS with information needed to evaluate potentially abusive transactions. The Disclosure Provisions could potentially impact the Master Portfolios and/or their interestholders with respect to their federal income tax returns. If applicable, these disclosures would be made on IRS Form 8886 filed with a Master Portfolio's or an interestholder's annual tax return and with the IRS Office of Tax Shelter Analysis. Certain states have similar reporting requirements and may impose penalties for failure to report. Interestholders should consult their tax advisors for advice concerning compliance with the Disclosure Provisions and the impact of reportable transaction rules on their tax returns.

In general, the Disclosure Provisions require that certain disclosures be made if a taxpayer participates in a "reportable transaction." The term "transaction" includes all of the factual elements relevant to the expected tax treatment of any investment, entity, plan or arrangement, and includes any series of steps carried out as part of a plan. A transaction may be a reportable transaction if
(i) it is a listed transaction, (ii) the transaction is offered to a taxpayer under conditions of confidentiality and for which the taxpayer has paid an advisor a minimum fee, (iii) the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained, (iv) the transaction results in losses exceeding specified threshold amounts, or (v) the transaction involves a brief asset holding period. In general, if a Master Portfolio is owned 95% or more by one or more regulated investment companies, however, it is not subject to the disclosure requirements of the Disclosure Provisions, unless it is also engaged in a "listed transaction." A "listed transaction" is a transaction that is the same as or substantially similar to the types of transactions that the IRS has determined to be a tax avoidance transaction and has identified by notice, regulation, or other form of published guidance. If a transaction is a reportable transaction, that fact does not affect the legal determination of whether the taxpayer's tax treatment of the transaction is proper. The IRS contemplates that further guidance relating to the Disclosure Provisions will be issued from time to time.

Under the Disclosure Provisions, certain persons who may be considered to be "material advisors" with respect to the offering of Beneficial Interests may also be required to maintain lists of interestholders, certain identifying information relating to the interestholders and their Beneficial Interests and certain other information, and may be required to furnish such lists to the IRS upon request.

The Master Portfolios intend to comply with the Disclosure Provisions. No assurance can be given that a Master Portfolio or an interestholder will not be required to specially disclose transactions entered into by the Master Portfolio.

Partnership Audit Procedures. Generally, the Code requires each partner in a partnership to treat partnership items in an interestholder's return consistently with the treatment given such items by the partnership. In the case of any proposed adjustment of a partnership item by the IRS, the proper tax treatment generally will be determined at the partnership level in a unified partnership proceeding conducted by the "tax matters partner," rather than in separate proceedings with the interestholders. Generally, each Master Portfolio's corresponding "feeder" fund is its tax matters partner.

In general, the tax matters partner is treated by the IRS as a partnership's primary representative and has the power to bind the partnership and its partners in certain circumstances. While the tax matters partner must keep each partner informed of all administrative and judicial partnership proceedings, and while all partners are entitled to participate in administrative and judicial proceedings, the tax matters partner generally has the authority to extend the statute of limitations for assessment of a deficiency with respect to partnership tax items on behalf of all partners and has the authority to bind partners who are not "notice partners" or part of a "notice group" to a settlement agreement unless such partners file statements revoking such authority. With respect to a partnership with fewer than 100 partners, all partners are notice partners. Notice partners are not bound by a settlement entered into by the tax matters partner with the IRS. As a practical matter, however, the tax matters partner will exercise substantial control over the conduct and outcome of any audit proceeding involving the Master Portfolio. The expenses of any such audit proceeding, including a judicial proceeding, will be borne by the Master Portfolio. These expenses could be substantial, regardless of the outcome of the proceeding.

Profit and Loss Allocations. In general, profits and losses of a Master Portfolio will be allocated among the interestholders pro rata in accordance with their Beneficial Interests. However, unrealized income and losses may be allocated prior to the year in which they are recognized for federal income tax purposes. Accordingly, there may be a mismatch in the timing of income and loss recognition for tax purposes with the economic realization of income and loss, such as a distribution of profits by a Master Portfolio to interestholders.

Under Section 704(b) of the Code, an interestholder's distributive share of income, gain, loss, deduction or credit is to be determined by the partnership agreement if the allocation to the partner thereunder has "substantial economic effect." If an allocation to an interestholder does not have substantial economic effect, such partner's distributive share of income or loss for tax purposes will be determined in accordance with such partner's interest in the partnership, taking into account all facts and circumstances. The Trust believes that allocations by the Master Portfolios under the Trust's Declaration of Trust have "substantial economic effect." In this connection, however, allocations of income and loss shall be made to the interestholders in certain circumstances in a different manner than described above. Specifically, the Trust's Declaration of Trust provides for certain "Regulatory Allocations" of Master Portfolio income, gain, loss and deduction to be made among the interestholders and such Regulatory Allocations preempt all other allocations to be made by a Master Portfolio. Although the Regulatory Allocations will be allocated among interestholders in a different manner than described above, the Trust's Declaration of Trust provides that allocations of Master Portfolio income, gain, loss and deduction following a Regulatory Allocation are to made in a manner to offset the impact of the Regulatory Allocation. No assurance can be given, however, that sufficient items will be available to fully offset the impact of any Regulatory Allocations.


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

In addition, in order for a Master Portfolio's allocations to have "substantial economic effect," distributions in liquidation of the Master Portfolio must be made to interestholders in accordance with their positive Capital Account balances. A Capital Account of an interestholder generally equals (a) capital contributions made to the corresponding Master Portfolio by the interestholder and any income and gains (including, where appropriate, unrealized income and gains) allocated by the Master Portfolio to the interestholder, less (b) the amount of cash and the fair market value of any assets distributed to the interestholder and any expenses or losses (including, where appropriate, unrealized expenses and losses) allocated by the Master Portfolio to the interestholder. Although the Master Portfolio normally will be operated in such a manner such that an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests at the time of redemption or liquidation of the Beneficial Interests, no assurance can be given that, upon the liquidation of the Master Portfolio or redemption of Beneficial Interests, an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests.

In order to satisfy the substantial economic effect requirement, the Trust's Declaration of Trust also provides for the allocation of a Master Portfolio's unrealized gain or loss in respect of its assets to the interestholders at certain intervals. Pursuant to such allocations, a Master Portfolio's assets will be revalued to fair market value ("book value"), resulting in a difference between the book value of the assets and their adjusted tax basis a ("book/tax disparity"), discussed further below. Such allocations may affect the ultimate amount realized by interestholders on their investment in the Master Portfolio, depending upon their admission date into the Master Portfolio.

In general, allocations of taxable income and loss to interestholders will equal allocations of a Master Portfolio's "book" income and losses to them, that is, allocations of income and losses which ultimately effect the interestholders' proportionate shares in the Master Portfolio's income and assets. However, allocations of gain or loss with respect to assets that have been revalued to book value shall, solely for federal income tax purposes, take into account the book/tax disparity in a manner consistent with the provisions of Section 704(c) of the Code and Regulations. Although such provisions could accelerate or defer the recognition of taxable income or loss by interestholders, over time, an interestholder's taxable gain or loss with respect to his or her investment in a Master Portfolio should equal the "book" gain or loss allocated to it. Prospective investors should be aware that the rules regarding allocations of income, gain, loss or deduction with respect to assets with book/tax disparities are complex. Accordingly, potential investors are urged to consult with their own tax advisors regarding the impact to them of Section 704(c) of the Code and Regulations promulgated thereunder.

Distributions and Tax Basis. As discussed above, an interestholder will be taxed on its share of the taxable income of the Master Portfolio, whether or not any cash or property is distributed to it. A cash distribution of Master Portfolio profits normally should not result in further taxable income to an interestholder, unless the distribution exceeds the interestholder's adjusted tax basis in its Beneficial Interests, in which case the interestholder will recognize gain in the amount of such excess.

Generally, the initial tax basis of an interestholder's Beneficial Interests for federal income tax purposes will be the sum of the interestholder's cash investment in the Master Portfolio and the tax basis of any property contributed to the Master Portfolio. Following the acquisition of Beneficial Interests, the interestholder's tax basis in the Beneficial Interests will be increased by the interestholder's distributive share of Master Portfolio taxable income and by any additional cash contributions made by the interestholder to the Master Portfolio and will be reduced (but not below zero) by the interestholder's distributive share of Master Portfolio cash distributions and losses. An interestholder generally may deduct its share of Master Portfolio losses only to the extent that such losses do not exceed the tax basis in the interestholder's Beneficial Interests. Losses in excess of tax basis may be carried over until tax basis is increased above zero. Although tax basis also includes an interestholder's share of Master Portfolio liabilities as determined under the Code and Regulations, interestholders should not expect to share in any of the Master Portfolio's liabilities for this purpose.

Under recently enacted legislation, the Mater Portfolios generally are required to reduce the tax basis in their assets in connection with a transfer of an interest in the partnership if the partnership has a substantial built-in loss immediately after the transfer. A substantial built-in loss exists if the partnership's adjusted basis in its property exceeds the fair market value of the property by more than $250,000. If such basis adjustments are required in connection with the transfer of an interest in the Master Portfolio, they could impose significant accounting costs and complexities on the Master Portfolio. Also, under such recently enacted legislation, if a distribution of cash or


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

property to an interestholder by a Master Portfolio results in a "substantial basis reduction," the Master Portfolio also must reduce the tax basis in its assets. A "substantial basis reduction" occurs when the sum of the loss recognized by the interestholder in the distribution and the excess of the tax basis of distributed property in the hands of such interestholders exceeds the tax basis of such property in the hands of the Master Portfolio by greater than $250,000.

Any cash distributed in excess of an interestholder's adjusted tax basis in his or her Beneficial Interests generally will be taxed as capital gain, and long-term capital gain if the interestholder has held its Beneficial Interests for more than one year at the time of distribution. See "--Tax Rates; Capital Gains and Losses" below.

Under certain circumstances, a Master Portfolio may distribute portfolio securities to interestholders. Generally, no gain or loss will be recognized by an interestholder on the distribution or until such time as the interestholder sells the securities. With respect to a distribution of securities other than upon a liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in the distributed securities will be the lesser of the Master Portfolio's tax basis in the securities or the interestholder's tax basis in its Beneficial Interests. With respect to a distribution of securities upon the liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in distributed securities generally will be the same as the interestholder's tax basis in its Beneficial Interests, less the amount of any cash received in the liquidation. In the event that the securities of more than one portfolio company (or different classes of securities of a portfolio company) are distributed to an interestholder, complex rules apply to the interestholder's determination of its tax basis in the distributed securities.

In general, an interestholder receiving distributed securities will recognize gain or loss on the sale of the securities equal to the difference between the amount realized on the sale and the interestholder's tax basis in the securities as determined above. If the interestholder holds the distributed securities as a capital asset, gain or loss on the sale of the securities ordinarily will be capital gain or loss. For purposes of determining whether a capital gain or loss on an interestholder's sale of distributed securities may be treated as long-term capital gain or loss, the interestholder generally will add the corresponding Master Portfolio's holding period to the interestholder's holding period with respect to the securities.

Unless an interestholder receives cash from a Master Portfolio in excess of the interestholder's tax basis in its Beneficial Interests, the interestholder generally will not recognize gain or loss on receipt of property from the Master Portfolio. Under Section 751(b) of the Code, however, if a partner does not receive its proportionate share of the partnership's "Section 751 property" in exchange for all or a portion of its interest in the partnership, the partner (or other partners) may be taxed on the exchange in an otherwise tax-free transaction. There are two types of Section 751 property: "unrealized receivables" and "inventory items," both of which are specially defined for such purposes. Unrealized receivables include, among other things, the portion of property subject to depreciation recapture. Inventory items may include any property that will generate ordinary income or loss upon its disposition. No assurance can be given that Section 751(b) of the Code will not apply to a distribution in exchange for all or a portion of an interestholder's Beneficial Interests.

Taxation of Master Portfolio Investments. In general, if a Master Portfolio realizes gains or losses on the sale of portfolio securities, such gains or losses will be treated as capital gains or losses, and long-term capital gains or losses if the Master Portfolio has held the disposed securities for more than one year at the time of disposition.

If a Master Portfolio purchases a debt obligation with original issue discount, generally at a price less than its principal amount ("OID") such as a zero-coupon bond, the Master Portfolio may be required to annually include in its taxable income a portion of the OID as ordinary income, even though the Master Portfolio will not receive cash payments for such discount until maturity or disposition of the obligation. A portion of the OID includible in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes. Gains recognized on the disposition of a debt obligation (including a municipal obligation) purchased by a Master Portfolio at a market discount, generally at a price less than its principal amount, generally will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term that the Master Portfolio held the debt obligation. A Master Portfolio generally will realize OID on debt securities that is currently includible in income, even though the cash representing such income may not have been received by the Master Portfolio.


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If an option granted by a Master Portfolio is sold, lapses or is otherwise terminated through a closing transaction, such as a repurchase by the Master Portfolio of the option from its holder, the Master Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Master Portfolio in the closing transaction. Some capital losses may be deferred if they result from a position that is part of a "straddle," discussed below. If securities are sold by a Master Portfolio pursuant to the exercise of a call option granted by it, the Master Portfolio will add the premium received to the sale price of the securities delivered in determining the amount of gain or loss on the sale. If securities are purchased by a Master Portfolio pursuant to the exercise of a put option written by it, the Master Portfolio will subtract the premium received from its cost basis in the securities purchased.

Some regulated futures contracts, certain foreign currency contracts, and non-equity, listed options used by a Master Portfolio will be deemed "Section 1256 contracts." A Master Portfolio will be required to "mark to market" any such contracts held at the end of the taxable year by treating them as if they had been sold on the last day of that year at market value. Sixty percent of any net gain or loss realized on all dispositions of Section 1256 contracts, including deemed dispositions under the "mark-to-market" rule, generally will be treated as long-term capital gain or loss, and the remaining 40% will be treated as short-term capital gain or loss. These provisions may require a Master Portfolio to recognize income or gains without a concurrent receipt of cash. Transactions that qualify as designated hedges are exempt from the mark-to-market rule and the "60%/40%" rule and may require the Master Portfolio to defer the recognition of losses on certain future contracts, foreign currency contracts, and non-equity options.

Foreign exchange gains and losses realized by a Master Portfolio in connection with certain transactions involving foreign currency-denominated debt securities, certain options and futures contracts relating to foreign currency, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income or loss and may affect the amount and timing of recognition of the Master Portfolio's income. Under future Treasury Regulations, any such transactions that are not directly related to a Master Portfolio's investments in stock or securities (or its options contracts or futures contracts with respect to stock or securities) may have to be limited in order to enable the Master Portfolio to continue to pass-through qualifying income to interestholders that are regulated investment companies.

Offsetting positions held by a Master Portfolio involving certain financial forward, futures or options contracts may be considered, for federal income tax purposes, to constitute "straddles." "Straddles" are defined to include "offsetting positions" in actively traded personal property. The tax treatment of "straddles" is governed by Section 1092 of the Code which, in certain circumstances, overrides or modifies the provisions of Section 1256. If a Master Portfolio is treated as entering into "straddles" by engaging in certain financial forward, futures or option contracts, such straddles could be characterized as "mixed straddles" if the futures, forward, or option contracts comprising a part of such straddles are governed by Section 1256 of the Code, described above. A Master Portfolio may make one or more elections with respect to "mixed straddles." Depending upon which election is made, if any, the results with respect to a Master Portfolio may differ. Generally, to the extent the straddle rules apply to positions established by a Master Portfolio, losses realized by the Master Portfolio may be deferred to the extent of unrealized gain in any offsetting positions. Moreover, as a result of the straddle and the conversion transaction rules, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gain may be characterized as short-term capital gain or ordinary income. Further, a Master Portfolio may be required to capitalize, rather than deduct currently, any interest expense on indebtedness incurred or continued to purchase or carry any positions that are part of a straddle. Because the application of the straddle rules may affect the character of gains and losses, defer losses, and/or accelerate the recognition of gains or losses from affected straddle positions, the amount which must be allocated to interestholders, and which will be taxed to interestholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to if a Master Portfolio had not engaged in such transactions.

If a Master Portfolio enters into a "constructive sale" of any appreciated financial position in stock, a partnership interest, or certain debt instruments, the Master Portfolio will be treated as if it had sold and immediately repurchased the property and must recognize gain (but not loss) with respect to that position. A constructive sale occurs when a Master Portfolio enters into one of the following transactions with respect to the same or substantially identical property: (i) a short sale; (ii) an offsetting notional principal contract; (iii) a futures or forward contract, or (iv) other transactions identified in future Treasury Regulations. The character of the gain from constructive sales will depend upon a Master Portfolio's holding period in the property. Losses from a constructive sale of property will be recognized when the property is subsequently disposed of. The character of such losses will depend upon a Master Portfolio's holding period in the property and the application of various loss deferral provisions in the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Master Portfolio's taxable year and the Master Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

The amount of long-term capital gain a Master Portfolio may recognize from derivative transactions is limited with respect to certain pass-through entities. The amount of long-term capital gain is limited to the amount of such gain a Master Portfolio would have had if the Master Portfolio directly invested in the pass-through entity during the term of the derivative contract. Any gain in excess of this amount is treated as ordinary income. An interest charge is imposed on the amount of gain that is treated as ordinary income.

"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and IRS interest charges on "excess distributions" received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain. A Master Portfolio will not be permitted to pass-through to its interestholders any credit or deduction for taxes and interest charges incurred with respect to PFICs.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require a Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolios may limit and/or manage their holdings in PFICs to minimize their tax liability or maximize their returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, a Master Portfolio may incur the tax and interest charges described above in some instances.

Rules governing the federal income tax aspects of derivatives, including swap agreements, are in a developing stage and are not entirely clear in certain respects, particularly in light of a recent IRS revenue ruling that held that income from a derivative contract with respect to a commodity index is not qualifying income to a regulated investment company. Accordingly, while each Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in derivatives.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolios may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolios without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant noncash income, such noncash income could be recognized by the Master Portfolios, in which case the Master Portfolios may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolios to maintain their status under the Code. In this regard, the Master Portfolios could be required at times to liquidate investments prematurely in order to satisfy their minimum distribution requirements. In addition, payments received by the Master Portfolios in connection with securities lending and repurchase agreements will not qualify for reductions in individual federal income tax on certain dividends and so may be taxable as ordinary income.

Foreign Tax Credits. A Master Portfolio may be subject to foreign income tax withholding and other foreign taxes attributable to income realized from its investments in foreign portfolio companies. In general, foreign income tax paid by the Master Portfolio will be allocated to the interestholders pro rata in accordance with their Beneficial Interests. The amount of foreign income tax withholding and other foreign income taxes paid by a Master Portfolio and allocated to an interestholder generally may be claimed as a credit against such interestholder's federal income tax liability, subject to certain limitations and qualifications, or a deduction by such interestholder when determining such interestholder's federal taxable income. An individual with $300 or less of creditable foreign income taxes generally may elect to be exempt from foreign source taxable income and certain other limitations imposed by the Code on claiming a credit for such taxes. The $300 amount is increased to $600 for joint filers. A deduction for foreign taxes paid may only be claimed by interestholders that itemize their deductions.

Taxable Disposition of Beneficial Interests. In general, on a sale or other taxable disposition of all of an interestholder's Beneficial Interests, the interestholder will recognize gain or loss equal to the difference between the amount realized on the disposition and the adjusted tax basis for such interestholder's Beneficial Interests. The gain or loss resulting from the sale or other taxable disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the Beneficial Interests have been held for more than one year at the time of disposition. However, to the extent the Master Portfolio has "unrealized receivables" or "inventory items" (both as specially defined in the Code), an interestholder may recognize ordinary income on the disposition of all or a portion of its Beneficial Interests, even if it held such Beneficial Interests as a capital asset. The Master Portfolios do not expect that they will have material "unrealized receivables" or "inventory items."

No Code Section 754 Election. Although a Master Portfolio may make an election under Section 754 of the Code to adjust the basis of its assets upon the transfer or redemption of Beneficial Interests, it is not required to do so under the Trust's Declaration of Trust. The failure to make such an election generally may result in a transferee of Beneficial Interests and the remaining interestholders (following a redemption) to recognize more taxable income on the disposition of the Master Portfolio's assets. Once a Code Section 754 election is made by a Master Portfolio, it cannot be revoked without the consent of the IRS. Moreover, as discussed above, under recently enacted legislation, if the assets of the Master Portfolio have decreased in value, the Master Portfolio may be required to reduce the tax basis in its assets upon the transfer or exchange of Beneficial Interests.

At-Risk Limitations. Individuals and closely-held corporations are subject to the at-risk limitations contained in Code Section 465. Under these rules, an interestholder would not be permitted to include losses allocated by the corresponding Master Portfolio to the extent such losses exceeded the amount such interestholder was considered to have "at risk" in the Master Portfolio. For this purpose, the interestholder's at-risk amount would initially equal the sum of the amount of cash and the tax basis of portfolio securities contributed to the Master Portfolio. The at-risk amount would be increased by any taxable income allocated to such interestholder and would be decreased by any losses allocated to the interestholder and by any distributions to the interestholder. Any losses disallowed by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Investment Interest Limitation. Section 163(d) of the Code disallows an individual taxpayer's deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment") in excess of "net investment income." "Net investment income" generally includes all gross income of the taxpayer from property held for investment and net gain attributable to the disposition of property held for investment, but includes "qualified dividend income" only to the extent the taxpayer elects to pay tax on such amounts at ordinary income tax rates An investor that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation could apply to limit the deductibility of interest paid by an individual investor on any indebtedness incurred to finance its investment in the Master Portfolios.

Organization and Syndication Expenses. Amounts paid or incurred to organize an entity, such as all or a portion of the expenses incurred by a Master Portfolio for its formation and organization, generally may, at the election of the Master Portfolio, be treated as deferred expenses that are allowed as a deduction ratably over a period of not less than 180 months. The Master Portfolios intend to make such an election. Syndication costs incurred by a Master Portfolio generally are non-deductible, capitalized expenditures of the Master Portfolio.

Certain Deductibility Limitations. Expenses incurred in producing income, including investment advisory and asset management fees are deductible by individual taxpayers only to the extent that they exceed (when aggregated with other such expenses, unreimbursed employee business expenses and certain other expenses) 2% of the taxpayer's adjusted gross income. Moreover, even those expenses in excess of the 2% floor will constitute itemized deductions (and therefore only available to those taxpayers who itemize) subject to reduction by 3% of the amount of an individual taxpayer's adjusted gross income over an inflation-adjusted amount. An individual interestholder will be subject to these limitations on his or her share of Master Portfolio's expenses, including the management fees incurred by a Master Portfolio. Investment expenses are miscellaneous itemized deductions which are not deductible by an individual taxpayer in calculating its alternative minimum tax liability.

Tax Rates; Capital Gains and Losses. As of the printing of this Part A, the maximum stated federal income tax rate applicable to individuals generally is 35% for ordinary income and 15% for net capital gain.

Current federal income tax law also provides for a maximum individual federal income tax rate applicable to "qualified dividend income" equal to the highest net long-term capital gains rate, which generally is 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio. (Only dividends from direct investments will qualify. Payments received by a Master Portfolio from securities lending, repurchase and other derivative transactions ordinarily will not.)

The maximum stated corporate federal income tax rate applicable to ordinary income and net capital gains is 35%. Actual marginal tax rates may be higher for some interestholders, for example, through reductions in deductions. Naturally, the amount of tax payable by any taxpayer will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters. Federal income tax rates are set to increase in future years under various "sunset" provisions of federal income tax laws.

Individuals are allowed to use capital losses to offset in full capital gains. To the extent that capital losses exceed capital gains in a taxable year, individuals are also allowed to deduct such excess capital losses against a maximum of $3,000 of ordinary income. Any capital losses not utilized in a taxable year may be carried forward indefinitely by individuals. Corporations are allowed to use capital losses to offset in full capital gains but are not allowed to offset ordinary income. Corporations generally can carry capital losses back three years and forward five years. Special rules apply to regulated investment companies with respect to capital loss carryovers.

Unrelated Business Taxable Income. Beneficial Interests may be acquired by entities that generally are exempt from federal income tax under the Code ("Tax-Exempt Entities"). A Tax-Exempt Entity that is an interestholder will be required to report as taxable income its pro rata share of any portion of a Master Portfolio's income that is "unrelated business taxable income" to the Tax-Exempt Entity. Unrelated business taxable income generally is defined as the gross income from any trade or business unrelated to the tax-exempt business of the entity. Unrelated business taxable income also includes income derived from "debt-financed property." In general, debt-financed property includes any property, such as a portfolio security, acquired in whole or in part with indebtedness. However, unrelated business taxable income generally does not include income and gains realized by a Tax-Exempt Entity directly or through a partnership for federal income tax purposes (such as a Master Portfolio) attributable to investments in corporate stock and securities, unless the stock and securities are "debt-financed." If and to the extent that the unrelated business taxable income, from all sources, of an interestholder that is a Tax-Exempt Entity, less its allocable share of deductions directly connected with carrying on any such trade or business, exceeds $1,000 in any year, such interestholder would incur tax liability with respect to the excess as unrelated business taxable income at tax rates that would be applicable if such organization were not otherwise exempt from taxation.

Although Beneficial Interests in the Master Portfolios may be offered to Tax-Exempt Entities, the Master Portfolios do not intend to take any precautions that might limit their realization of unrelated business taxable income allocable to Tax-Exempt Entities. Accordingly, prospective interestholders that are Tax-Exempt Entities should anticipate that a substantial portion of their income from a Master Portfolio will be treated as unrelated business taxable income. Furthermore, if a Tax-Exempt Entity uses borrowed funds to acquire Beneficial Interests, all or a portion of its income from the Master Portfolio could be treated as unrelated business taxable income, depending on the amount borrowed.

Tax-Exempt Entities are urged to consult with their own tax advisors as to the potential impact to them of the unrelated business taxable income rules as applied to their investment in a Master Portfolio.

Withholding Taxes. The Master Portfolio may be subject to withholding taxes, such as foreign withholding taxes, and may be required to withhold on distributions or allocations of Master Portfolio income and gains to interestholders. In general, any withholding tax obligation incurred by the Master Portfolio attributable to an interestholder shall be treated as a cash distribution to such interestholder, thereby reducing such interestholder's right to other cash distributions.

Certain Federal Income Tax Consequences with Respect to Non-U.S. Interestholders. The discussion above generally applies to an interestholder who or that is: (a) for purposes of the Code, a citizen or resident of the United States, (b) a corporation created or organized under the laws of the United States or of any political subdivision thereof, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or
(d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "U.S. persons," as defined in the Code, has the authority to control all substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a United States person for U.S. federal income tax purposes (a "U.S. interestholder"). The federal income tax treatment applicable to an interestholder who or that is not a U.S. interestholder (a "Non-U.S. interestholder") generally is discussed below. The following discussion does not apply to a Non-U.S. interestholder separately engaged in a trade or business in the United States (or a Non-U.S. interestholder with a "permanent establishment" in the United States for purposes of an applicable treaty). Moreover, the potential applicability of an income tax treaty and the internal tax rules of a Non-U.S. interestholder's home country must also be considered in determining the advisability and tax consequence of an investment in a Master Portfolio. Accordingly, each potential Non-U.S. interestholder is urged to consult with its own tax advisors concerning the federal, state and local and foreign tax treatment of an investment in a Master Portfolio.

A significant portion of the income realized by a Master Portfolio and allocable to a Non-U.S. interestholder may be attributable to U.S. sources. To the extent such income is attributable to dividends on stock and interest on obligations of U.S. companies, such income in the hands of a Non-U.S. interestholder generally will be subject to a withholding tax at a flat rate of 30% or a lower treaty rate, if an income tax treaty applies, provided a Master Portfolio obtains a properly completed and signed certificate of foreign status. This tax generally is not refundable. If certain requirements are met, interest on obligation of U.S. companies may qualify as "portfolio interest," which generally is exempt from federal income tax withholding. In general, capital gain allocable by the Master Portfolio to a Non-U.S. interestholder or realized by the Non-U.S. interestholder on the disposition of all or a portion of its Beneficial Interest will not be subject to federal income tax, withholding or otherwise, provided a Master Portfolio obtains a properly completed and signed certificate of foreign status, unless: (i) the gains are effectively connected with a U.S. trade or business (or, if an income tax treaty applies, is attributable to a permanent establishment) of the Non-U.S. interestholder, or (ii) in the case of an individual Non-U.S. interestholder, the interestholder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met. If the capital gains are effectively connected with a U.S. trade or business or are attributable to a U.S. permanent establishment of the Non-U.S. interestholder pursuant to an income tax treaty, the tax, reporting and withholding requirements applicable to U.S. persons generally will apply to the Non-U.S. interestholder. If such gains are not effectively connected for this purpose, but the Non-U.S. interestholder meets the requirements of clause (ii) described above, the gains will be subject to a withholding tax at a flat rate of 30% (or the lower treaty rate, if an income tax treaty applies).

If a Master Portfolio invests in a partnership for U.S. federal income tax purposes that operates a U.S. trade or business, a Non-U.S. interestholder generally will be deemed to be engaged in a U.S. trade or business (or have a "permanent establishment" in the United States for purposes of an applicable treaty) by virtue of its investment in a Master Portfolio. Although Beneficial Interests in the Master Portfolios may be offered to prospective Non-U.S. persons, the Master Portfolios do not intend to take any precautions in this regard.


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

Certain Foreign Income Tax Considerations. A Master Portfolio may be subject to significant withholding and other taxes imposed by (and interestholders might be subject to taxation and reporting requirements in) foreign jurisdictions with respect to investments by the Master Portfolio in portfolio companies. It is possible that income tax treaties between the United States and the relevant foreign country might reduce or eliminate certain of such taxes. Upon advice and with the assistance of the Trust's counsel and accountants, the Master Portfolio will attempt to structure its investments in a manner which minimizes the adverse impact of such foreign taxes to the Master Portfolio and interestholders. However, no assurance can be given that interestholders will not be subject (directly or indirectly) to significant foreign taxation (including potentially confiscatory levels of tax and withholding) as a result of their investments in a Master Portfolio.

Certain State and Local Tax Considerations. In addition to the federal income and foreign tax consequences described herein, prospective investors should consider potential state and local tax consequences of an investment in a Master Portfolio. State and local tax laws often differ from federal income tax law with respect to the treatment of specific items of income, gain, loss or deduction. State and local tax laws may subject an interestholder's distributive share of the taxable income or loss of a Master Portfolio to tax in any jurisdiction in which the Master Portfolio is viewed as conducting activities or deriving income, and interestholders may be subject to state withholding tax and return filing obligations in such states. Individual interestholders may also be subject to tax on their entire distributive shares of income by their states of residence (although credits against the state of residence tax may be available for state taxes paid to other jurisdictions). Prospective investors are urged to consult with their own tax advisors regarding the potential state and local tax consequences of an investment in a Master Portfolio.

ITEM 7: DISTRIBUTION ARRANGEMENTS

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board of Trustees to issue Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

The Trust is currently comprised of eleven separate series of Master Portfolios (each, a "Master Portfolio" and collectively the "Master Portfolios") including:
Columbia Intermediate Core Bond Master Portfolio, Columbia Multi Advisor International Equity Master Portfolio, Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico 21st Century Master Portfolio, Columbia Marsico International Opportunities Master Portfolio, Columbia High Income Master Portfolio, Columbia Small Cap Value Master Portfolio, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio. Each Master Portfolio (except for Columbia Marsico Focused Equities Master Portfolio) is "diversified" as defined in the 1940 Act.

Each Master Portfolio is a separate series of the Trust. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in a Master Portfolio series. The feeder funds related to the Master Portfolio are Columbia Intermediate Core Bond Fund, Columbia Multi-Advisor International Equity Fund, Columbia International Value Fund, Columbia Marsico Focused Equities Fund, Columbia Marsico Growth Fund, Columbia Marsico 21st Century Master Portfolio, Columbia Marsico International Opportunities Fund, Columbia High Income Fund, Columbia Small Cap Value II Fund, Columbia Large Cap Core Fund and Columbia Small Cap Fund (individually, a "Fund", and collectively, the "Funds"), which in turn invest all of their assets in, respectively, the Columbia Intermediate Core Bond Master Portfolio, Columbia Multi-Advisor International Equity Master Portfolio, Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico 21st Century Master Portfolio, Columbia Marsico International Opportunities Master Portfolio, Columbia High Income Fund, Columbia Small Cap Value Master Portfolio, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio. Each corresponding Master Portfolio, which has the same investment objective, policies, and limitations as the Fund, invests in the actual securities.

Other investors may also be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Fund, although there may be different administrative and other expenses. Therefore, the Funds may have different returns than other investors of the same Master Portfolio.

A discussion of the risk factors, objectives and other investment aspects in a Fund will include all aspects of an investment in the corresponding Master Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Master Portfolio shall include the risk factors which apply to an investment by a Fund.

The business and affairs of the Trust are managed under the direction of its Board of Trustees. The office of the Trust is located at One Bank of America Plaza, Charlotte, NC 28255.

ITEM 8: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 8 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ons to Form N-1A.

                       STATEMENT OF ADDITIONAL INFORMATION

                     COLUMBIA FUNDS MASTER INVESTMENT TRUST

                Columbia Intermediate Core Bond Master Portfolio
          Columbia Multi-Advisor International Equity Master Portfolio
                  Columbia International Value Master Portfolio
               Columbia Marsico Focused Equities Master Portfolio
                    Columbia Marsico Growth Master Portfolio
                 Columbia Marsico 21st Century Master Portfolio
          Columbia Marsico International Opportunities Master Portfolio
                      Columbia High Income Master Portfolio
                    Columbia Small Cap Value Master Portfolio
                    Columbia Large Cap Core Master Portfolio
                   Columbia Small Cap Growth Master Portfolio

                                 August 1, 2006

      This SAI provides information relating to the shares of beneficial interests in the Master Portfolios listed above. This information supplements the information contained in the Part A, or prospectus, for the Master Portfolios and is intended to be read in conjunction with the prospectus. THIS SAI IS NOT A PROSPECTUS FOR THE MASTER PORTFOLIOS. See "About the SAI" for information on what the SAI is and how it should be used.

      Copies of the Prospectus may be obtained without charge by writing Columbia Funds, One Financial Center, Boston, MA 02111, or by calling Columbia Funds at 1-800-345-6611. The audited financial statements for the Master Portfolios, dated March 31, 2006, are hereby incorporated into this SAI by reference.

      FOR EASE OF USE, CERTAIN TERMS OR NAMES THAT ARE USED IN THIS SAI HAVE BEEN SHORTENED OR ABBREVIATED. A LIST OF THESE TERMS AND THEIR CORRESPONDING FULL NAMES OR DEFINITIONS CAN BE FOUND AT THE END OF THIS SAI IN APPENDIX B. An investor may find it helpful to review the terms and names in Appendix B before reading the SAI.

                                TABLE OF CONTENTS

HISTORY OF THE TRUST.............................................................................................       1
DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.............................................       1
     General.....................................................................................................       1
     Investment Policies and Limitations.........................................................................       2
         Fundamental Policies....................................................................................       2
         Non-Fundamental Policies................................................................................       3
         Exemptive Orders........................................................................................       4
     Permissible Master Portfolio Investments and Investment Techniques..........................................       4
     Descriptions of Permissible Investments.....................................................................       6
         Asset-Backed Securities.................................................................................       6
         Bank Obligations (Domestic and Foreign).................................................................       7
         Borrowings..............................................................................................       7
         Common Stock............................................................................................       8
         Convertible Securities..................................................................................       9
         Corporate Debt Securities...............................................................................      10
         Derivatives.............................................................................................      10
         Dollar Roll Transactions................................................................................      11
         Foreign Securities......................................................................................      11
         Futures and Options.....................................................................................      13
         Guaranteed Investment Contracts and Funding Agreements..................................................      16
         High Yield/Lower-Rated Debt Securities..................................................................      16
         Linked Securities and Structured Products...............................................................      17
         Money Market Instruments................................................................................      18
         Mortgage-Backed Securities..............................................................................      19
         Municipal Securities....................................................................................      20
         Other Investment Companies..............................................................................      22
         Pass-Through Securities (Participation Interests and Company Receipts)..................................      23
         Preferred Stock.........................................................................................      24
         Private Placement Securities and Other Restricted Securities............................................      25
         REITs and Master Limited Partnerships...................................................................      25
         Repurchase Agreements...................................................................................      26
         Reverse Repurchase Agreements...........................................................................      26
         Securities Lending......................................................................................      27
         Short Sales.............................................................................................      27
         Stripped Securities.....................................................................................      28
         Swap Contracts..........................................................................................      28
         U.S. Government Obligations.............................................................................      29
         Variable- and Floating-Rate Instruments.................................................................      29
         Warrants and Rights.....................................................................................      29
         When-Issued Purchases, Delayed Delivery and Forward Commitments.........................................      30
         Zero-Coupon, Pay-In-Kind and Step-Coupon Securities.....................................................      30
     Other Considerations........................................................................................      31
         Temporary Defensive Purposes............................................................................      31
         Portfolio Turnover......................................................................................      31
         Discloure of Portfolio Holdings Information.............................................................      32
MANAGEMENT OF THE TRUST..........................................................................................      34
     Board Committees............................................................................................      36
     Board Compensation..........................................................................................      37
     Columbia Funds Deferred Compensation Plan...................................................................      38
     Beneficial Equity Ownership Information.....................................................................      39
     Codes of Ethics.............................................................................................      39

PROXY VOTING POLICIES AND PROCEDURES.............................................................................      40
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES..............................................................      40
INVESTMENT ADVISORY AND OTHER SERVICES...........................................................................      40
     Investment Adviser and Sub-Advisers.........................................................................      40
         Portfolio Managers......................................................................................      41
         Portfolio Managers......................................................................................      41
         Advisory Fees Paid......................................................................................      50
         Sub-Advisory Fee Rates..................................................................................      51
         * Became sub-adviser effective May 11, 2004.............................................................      51
         Sub-Advisory Fees Paid..................................................................................      51
     Administrator...............................................................................................      52
         Administration Fees Paid................................................................................      53
         Pricing and Bookkeeping Agent...........................................................................      54
         Pricing and Bookkeeping Agency Fees Paid................................................................      54
     Expenses....................................................................................................      55
     Other Service Providers.....................................................................................      55
         Custodian...............................................................................................      55
         Independent Registered Public Accounting Firm...........................................................      56
         Counsel.................................................................................................      56
BROKERAGE ALLOCATION AND OTHER PRACTICES.........................................................................      56
     General Brokerage Policy, Brokerage Transactions and Broker Selection.......................................      56
         Aggregate Brokerage Commissions.........................................................................      59
     Brokerage Commissions Paid to Affiliates....................................................................      59
     Directed Brokerage..........................................................................................      60
     Securities of Regular Broker/Dealers........................................................................      60
CAPITAL STOCK....................................................................................................      61
     Description of Beneficial Interests.........................................................................      61
PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS.........................................................      62
     Determination of Net Asset Value............................................................................      63
INFORMATION CONCERNING TAXES.....................................................................................      64
UNDERWRITER COMPENSATION AND PAYMENTS............................................................................      65
MASTER PORTFOLIO PERFORMANCE.....................................................................................      66
APPENDIX A......................................................................................................      A-1
APPENDIX B......................................................................................................      B-1
APPENDIX C......................................................................................................      C-1

                              HISTORY OF THE TRUST

      The Trust is a registered investment company in the Columbia Funds Family. On September 26, 2005, Nations Master Investment Trust changed its name to Columbia Funds Master Investment Trust.

      On that same day, the names of the series of the Trust were changed as follows: Nations Intermediate Bond Master Portfolio to Columbia Intermediate Core Bond Master Portfolio, Columbia International Equity Master Portfolio to Columbia Multi-Advisor International Equity Master Portfolio, Nations International Value Master Portfolio to Columbia International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio to Columbia Marsico Focused Equities Master Portfolio, Nations Marsico Growth Master Portfolio to Columbia Marsico Growth Master Portfolio, Nations Marsico 21st Century Master Portfolio to Columbia 21st Century Master Portfolio, Nations Marsico International Opportunities Portfolio to Columbia Marsico International Opportunities Portfolio, Nations High Yield Bond Master Portfolio to Columbia High Income Master Portfolio, Nations SmallCap Value Master Portfolio to Columbia Small Cap Value Master Portfolio, Nations Strategic Growth Master Portfolio to Columbia Large Cap Core Master Portfolio and Nations Small Company Master Portfolio to Columbia Small Cap Growth Master Portfolio. The Columbia Funds Family currently has more than 70 distinct investment portfolios and total assets in excess of $312 billion.

      The Trust was organized as a Delaware business trust, a form of entity now known as a statutory trust, on January 14, 1999. The Trust's Declaration of Trust authorizes the Board to issue an unlimited number of Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of investors in each Master Portfolio may not exceed 100.

      DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS

      GENERAL

      The Trust currently consists of eleven different series, all of which are open-end, management investment companies and are diversified, with the exception of the Marsico Focused Equities Master Portfolio, which is non-diversified.

      An individual investor generally may not purchase an interest directly in a Master Portfolio, but may instead purchase shares in a corresponding Feeder Fund, which may be a domestic mutual fund in the Columbia Funds Family or an offshore fund. Other investors also may be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Feeder Fund, although there may be different administrative and other expenses. Therefore, one investor in a Master Portfolio may have different returns than another investor in the same Master Portfolio.

      The primary advantages of such a structure are expected economies of scale -- that is the larger asset size of the Master Portfolio may allow it to purchase securities and engage in brokerage transactions on more favorable terms than might otherwise be available to a Feeder Fund alone, as well as to, over time, enjoy other benefits associated with achieving economies of scale.

      However, there are certain considerations and risks that are inherent in the master/feeder structure. As with any mutual fund, other investors in the Master Portfolios could control the results of voting at the Master Portfolio level in certain instances (e.g., a change in fundamental policies by the Master Portfolio which was not approved by a Feeder Fund's shareholders). This could lead a Feeder Fund to decide to withdraw its investment in the Master Portfolio. A Feeder Fund also may withdraw its investment in a Master Portfolio at any time if the Feeder Fund's board of directors/trustees determines that it is in the best interest of the Feeder Fund to do so. Upon such withdrawal, that board would consider what action might be taken, including whether to invest all of the assets of the Feeder Fund in another pooled investment entity having the same (or similar) investment objective, principal investment strategies and risks as the Feeder Fund or whether to hire an investment adviser to manage the Feeder Fund's assets in accordance with its investment objective and principal investment strategies. Further, the withdrawal of other entities that may from time to time invest in the Master Portfolios could have an adverse effect on the performance of such Master Portfolios and their corresponding Feeder Fund, resulting in possible decreased economies of scale, and increased per share operating expenses.

      When a Feeder Fund is required to vote as an interestholder of the Master Portfolio, current regulations provide that in such circumstances the Feeder Fund may either pass-through the vote to its shareholders or the Feeder Fund may vote its shares in the Master Portfolio in the same proportion of all other security holders in the Master Portfolio.

      INVESTMENT POLICIES AND LIMITATIONS

      The investment objectives and principal investment strategies and the principal investment risks associated with these strategies for each Master Portfolio, are discussed in the Master Portfolio's prospectus.

      The following discussion of "fundamental" and "non-fundamental" investment policies and limitations for the Master Portfolios supplements the discussion in the prospectus. A fundamental policy may only be changed with interestholder approval. A non-fundamental policy may be changed by the Board, and does not require interestholder approval.

      Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of a Master Portfolio's assets that may be invested in any security or other asset, or sets forth a policy regarding a qualitative investment standard, compliance with such percentage limitation or standard will be determined solely at the time of the Master Portfolio's acquisition of such security or asset.

      FUNDAMENTAL POLICIES

Each Master Portfolio may not:

      1. Underwrite any issue of securities within the meaning of the 1933 Act except when it might technically be deemed to be an underwriter either: (a) in connection with the disposition of a portfolio security; or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective.

      2. Purchase or sell real estate, except a Master Portfolio may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate.

      3. Purchase or sell commodities, except that a Master Portfolio may, to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts. This limitation does not apply to foreign currency transactions, including, without limitation, forward currency contracts.

      4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios.

      5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios.

      6. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios.

      7. Except for the Marsico Focused Equities Master Portfolio, purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that: (a) up to 25% of its total assets may be invested without regard to these limitations; and (b) a Master Portfolio's assets may be invested in the securities of one or more diversified management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios. The Marsico Focused Equities Master Portfolio may not purchase securities of any one issuer (other than U.S. Government obligations) if, immediately after such purchase, more than 25% of the value of the Master Portfolio's total assets would be invested in the securities of one issuer, and with respect to 50% of such Master Portfolio's total assets, more than 5% of its assets would be invested in the securities of one issuer.

      NON-FUNDAMENTAL POLICIES

      1. Each Master Portfolio will not invest in shares of other open-end management investment companies, subject to the limitations of the 1940 Act, the rules thereunder, and any orders obtained thereunder now or in the future.

      2. Each Master Portfolio may not invest or hold more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others; (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days; and (c) repurchase agreements not terminable within seven days.

      3. Each Master Portfolio may invest in futures or options contracts regulated by the CFTC for: (i) bona fide hedging purposes within the meaning of the rules of the CFTC; and (ii) for other purposes if, as a result, no more than 5% of a Master Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts.

      4. Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily.

      5. Each Master Portfolio may not make investments for the purpose of exercising control of management. (Investments by a Master Portfolio in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.)

      6. Each Master Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box") or the Master Portfolio segregates assets in the amount at least equal to the underlying security or asset.

      7. The Marsico Focused Equities Master Portfolio may not purchase securities of any one issuer (other than U.S. Government Obligations and securities of other investment companies) if, immediately after such purchase, more than 25% of the value of the Master Portfolio's total assets would be invested in the securities of one issuer, and with respect to 50% of such Master Portfolio's total assets, more than 5% of its assets would be invested in the securities of one issuer.

      8. To the extent a Master Portfolio is subject to Rule 35d-1 under the 1940 Act (the "Names Rule"), and does not otherwise have a fundamental investment policy in place to comply with the Names Rule, it has adopted the following non-fundamental policy:
            Shareholders will receive at least 60 days' notice of any change to a Master Portfolio's investment objective or principal investment strategies made in order to comply with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

      EXEMPTIVE ORDERS

      In addition to the policies outlined above, the Columbia Funds Family has received the following exemptive orders from the SEC which enable the Master Portfolios to participate in certain transactions beyond the investment limitations described above or described in otherwise applicable restrictions:

      1. Pursuant to an exemptive order dated October 5, 1993, all current and future Master Portfolios advised by CMA may, subject to certain conditions, pool their uninvested cash balances in one or more joint accounts and use the daily balance of such accounts to enter into repurchase agreements, including the condition that such agreements have a maturity of not more than seven days.

      2. Pursuant to an exemptive order dated September 5, 2003, a Master Portfolio may, subject to certain conditions, borrow money from other funds in the Columbia Funds Family for temporary emergency purposes in order to facilitate redemption requests, or for other purposes consistent with Master Portfolio investment policies and restrictions. All loans are set at an interest rate between the rates charged on overnight repurchase agreements and short-term bank loans.

      PERMISSIBLE MASTER PORTFOLIO INVESTMENTS AND INVESTMENT TECHNIQUES

      The Master Portfolios' prospectus identifies and summarizes (1) the types of securities in which a Master Portfolio invests as part of its principal investment strategies and (a) the risks associated with such investments. The following provides further information and greater detail about these investments and their key associated risks.

      Subject to its fundamental and non-fundamental investment policies:

      - Each Master Portfolio may borrow money, lend its securities and invest in securities issued by other registered investment companies. See "Descriptions of Permissible Investments -- Borrowings," "Descriptions of Permissible Investments -- Securities Lending" and "Descriptions of Permissible Investments -- Other Investment Companies."

      - Each Master Portfolio permitted to use derivatives may do so for hedging purposes or for non-hedging purposes, such as to enhance return. Each Government & Corporate Bond Master Portfolio (except the High Income Master Portfolio) may utilize derivatives without limit (subject to certain limits imposed by the 1940 Act and the CFTC), provided that the use of derivatives will not alter the fundamental characteristics of the Master Portfolio). See "Descriptions of Permissible Investments -- Derivatives."

      - Each Master Portfolio may hold cash or money market instruments, which include bank obligations, guaranteed investment contracts, repurchase agreements, U.S. Government obligations and certain corporate debt securities, such as commercial paper. A Master Portfolio may invest in these securities without limit, when the
            Adviser: (i) believes that the market conditions are not favorable for more aggressive investing; (ii) is unable to locate favorable investment opportunities; or (iii) determines that a temporary defensive position is advisable or necessary in order to meet anticipated redemption requests or for other reasons. Accordingly, each Master Portfolio will not always stay fully invested in equity securities or longer-term debt securities. See "Descriptions of Permissible Investments -- Money Market Instruments."

      - Any Master Portfolio that invests in a security that could be deemed to create leverage and thus create a senior security under Section 18(f) of the 1940 Act will segregate assets as required by the 1940 Act (or as permitted by law or SEC staff positions) or enter into certain offsetting positions to cover its obligations.

      Marsico Growth Master Portfolio, Marsico Focused Equities Master Portfolio and Marsico 21st Century Master Portfolio: In addition to the types of securities described in the prospectus for each of these Master Portfolios, and consistent with its investment policies, objective and strategies, each of these Funds (through the Master Portfolio in which a Feeder Fund invests its assets) may invest in the following types of securities only in amounts of less than 10% of its total assets in each case and not in the aggregate: convertible securities; corporate debt securities; derivatives, including futures, options, linked securities and structured products, stripped securities, warrants and swap contracts; foreign securities (other than the types described in the prospectus), including forward foreign currency exchange contracts; high yield/lower-rated debt securities; private placements and other illiquid or restricted securities; preferred stock; zero-coupon, pay-in-kind and step-coupon securities; and REITs and master limited partnerships; provided however, that if any such security type is identified in a Master Portfolio's prospectus as a permissible investment, this 10% limitation shall not apply.

      International Value Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio in may invest in the following types of securities in amounts of less than 10% of its total assets in each case and not in the aggregate: corporate debt securities; derivatives, including futures and options; foreign securities (other than the types described in the prospectus); private placement and other illiquid securities; and REITs and master limited partnerships; provided however, that if any such security type is identified in the Master Portfolio's prospectus as a permissible investment, this 10% limitation shall not apply.

      Marsico International Opportunities Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets in each case and not in the aggregate: convertible securities; corporate debt securities; derivatives, including futures, options, linked securities and structured products, stripped securities, warrants and swap contracts; dollar roll transactions; foreign securities (other than the types described in the prospectus), including forward foreign currency exchange contracts; high yield/lower-rated debt securities; securities of other investment companies; pass-through securities; private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; variable- and floating-rate instruments; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities; provided however, that if any such security type is identified in the Master Portfolio's prospectus as a permissible investment, this 10% limitation shall not apply.

      Multi-Advisor International Equity Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets in each case and not in the aggregate: convertible securities; corporate debt securities; derivatives, including futures, options, linked securities and structured products, stripped securities, warrants and swap contracts; foreign securities (other than the types described in the prospectus), including forward foreign currency exchange contracts; high yield/lower-rated debt securities; other investment companies; preferred stocks; private placement and other illiquid securities; when-issued purchases, delayed delivery and forward commitments; and REITs and master limited partnerships; provided however, that if any such security type is identified in the Master Portfolio's prospectus as a permissible investment, this 10% limitation shall not apply.

      Intermediate Core Bond Master Portfolio, Small Cap Value Master Portfolio, Large Cap Core Master Portfolio, and Small Cap Growth Master Portfolio: In addition to the types of securities described in the prospectus for each of these Master Portfolios, and consistent with its investment policies, objective and strategies, each Master Portfolio may invest in the following types of securities only in amounts of less than 10% of its total assets in each case and not in the aggregate: asset-backed securities; common stock; convertible securities; corporate debt securities; derivatives, including futures, options, linked securities and structured products, stripped securities, warrants and swap contracts; dollar roll transactions; foreign securities (other than the types described in the prospectus), including forward foreign currency exchange contracts; high yield/lower-rated debt securities; mortgage-backed securities; pass-through securities; preferred stock, private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; variable- and floating-rate instruments; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities; provided however, that if any such security type is identified in a Master Portfolio's prospectus as a permissible investment, this 10% limitation shall not apply.

      High Income Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets in each case and not in the aggregate: asset-backed securities, foreign securities and pass-through securities.

      DESCRIPTIONS OF PERMISSIBLE INVESTMENTS

      Additional information about individual types of securities (including key considerations and risks) in which the Master Portfolios may invest (as indicated either in their prospectus and/or in this SAI under the heading "Permissible Investments and Techniques") is set forth below.

      ASSET-BACKED SECURITIES

      Asset-backed securities are securities issued by trusts and special purpose entities that are backed by pools of assets, such as automobile and credit-card receivables and home equity loans, which pass through the payments on the underlying obligations to the security holders (less servicing fees paid to the originator or fees for any credit enhancement). Typically, the originator of the loan or accounts receivable paper transfers it to a specially created trust, which repackages it as securities with a minimum denomination and a specific term. The securities are then privately placed or publicly offered. Examples include certificates for automobile receivables (CARs) and so-called plastic bonds, backed by credit card receivables.

      The value of an asset-backed security is affected by, among other things, changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans and the financial institution providing any credit enhancement. Payments of principal and interest passed through to holders of asset-backed securities are frequently supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or by having a priority to certain of the borrower's other assets. The degree of credit enhancement varies, and generally applies to only a portion of the asset-backed security's par value. Value is also affected if any credit enhancement has been exhausted. See also "Descriptions of Permissible Investments -- Mortgage-Backed Securities."

      Key Considerations and Risks: The risks of investing in asset-backed securities depend upon payment of the underlying loans by the individual borrowers (i.e., the backing asset). For example, the underlying loans are subject to prepayments, which shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as described under "Descriptions of Permissible Investments -- Mortgage-Backed Securities" for prepayments of a pool of mortgage loans underlying mortgage-backed securities. However, asset-backed securities typically do not have the benefit of the same direct security interest in the underlying collateral as do mortgage-backed securities.

      In addition, as purchasers of an asset-backed security, the Master Portfolios generally will have no recourse against the entity that originated the loans in the event of default by a borrower. If the credit enhancement of an asset-backed security held by a Master Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Master Portfolio may experience losses or delays in receiving payment.

      BANK OBLIGATIONS (DOMESTIC AND FOREIGN)

      Bank obligations include, for example, certificates of deposit, bankers' acceptances, commercial paper, Yankee dollar certificates of deposit, Eurodollar certificates of deposit, time deposits and promissory notes.

      A certificate of deposit, or so-called CD, is a debt instrument issued by a bank that usually pays interest and which has maturities ranging from a few weeks to several years. A bankers acceptance is a time draft drawn on and accepted by a bank, a customary means of effecting payment for merchandise sold in import-export transactions and a general source of financing. A Yankee dollar certificate of deposit is a negotiable CD issued in the United States by branches and agencies of foreign banks. A Eurodollar certificate of deposit is a CD issued by a foreign (mainly European) bank with interest and principal paid in U.S. dollars. Such CDs typically have maturities of less than two years and have an interest rate which is usually pegged to the London Interbank Offered Rate or LIBOR. A time deposit can be either a savings account or CD that is an obligation of a financial institution for a fixed term. Typically there are penalties for early withdrawal of a time deposit. A promissory note is a written commitment of the maker to pay the payee a specified sum of money either on demand or at a fixed or determinable future date, with or without interest.

      A bank obligation may be issued by: (i) a domestic branch of a domestic bank; (ii) a foreign branch of a domestic bank; (iii) a U.S. branch of a foreign bank; or (iv) a foreign branch of a foreign bank.

      As a general matter, obligations of "domestic banks" are not subject to the Master Portfolios' fundamental investment policies regarding concentration limits. For this purpose, the SEC staff also takes the position that domestic branches of foreign banks and foreign branches of domestic banks may, if certain conditions are met, be treated as "domestic banks." More specifically, "domestic banks" include: (a) domestic branches of domestic banks; (b) domestic branches of foreign banks, to the extent that they are subject to comparable regulation as domestic banks; and (c) foreign branches of domestic banks with respect to which the domestic bank would be unconditionally liable in the event that the foreign branch failed to pay on its instruments for any reason.

      Certain Master Portfolios may invest in exchange-traded Eurodollar contracts. For information about these types of securities, see "Descriptions of Permissible Investments -- Futures and Options."

      Key Considerations and Risks: Certain bank obligations, such as some CDs, are insured by the FDIC. Many other bank obligations, however, are neither guaranteed nor insured by the U.S. Government. These bank obligations are "backed" only by the creditworthiness of the issuing bank or parent financial institution.

      Obligations of foreign banks, including Yankee dollar and Eurodollar obligations, involve somewhat different investment risks than those affecting obligations of domestic banks, including, among others, the possibilities that:
(a) their liquidity could be impaired because of political or economic developments; (b) the obligations may be less marketable than comparable obligations of domestic banks; (c) a foreign jurisdiction might impose withholding and other taxes on amounts realized on those obligations; (d) foreign deposits may be seized or nationalized; (e) foreign governmental restrictions such as exchange controls may be adopted, which might adversely affect the payment of principal or interest on those obligations; and (f) the selection of the obligations may be based on less publicly available information concerning foreign banks or that the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to domestic banks. Foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

      BORROWINGS

      Each Master Portfolio has a fundamental policy with respect to borrowing that can be found under the heading "Investment Policies and Limitations."

      The Master Portfolios participate in an uncommitted line of credit provided by State Street under an agreement (the "Uncommitted Line"). Any advance under the Uncommitted Line is contemplated primarily for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. Under the Uncommitted Line, each participating Master Portfolio must maintain a ratio of net assets (not including funds borrowed under the Uncommitted Line) to the aggregate amount of indebtedness pursuant to the Uncommitted Line that is no less than 4 to 1. Information about specific borrowings, if any, by any particular Master Portfolio under the Uncommitted Line over the last fiscal year, if any, can be found in its Annual Report to Shareholders for the year ended March 31, 2006.

      As noted above, pursuant to an exemptive order from the SEC, a Master Portfolio may, subject to certain conditions, borrow money from other funds in the Columbia Funds Family for temporary emergency purposes in order to facilitate redemption requests, or for other purposes consistent with Master Portfolio investment policies and restrictions. All loans are set at an interest rate between the rates charged on overnight repurchase agreements and short-term bank loans.

      A Master Portfolio also may borrow money utilizing a reverse repurchase agreement transaction. See "Descriptions of Permissible Investments -- Reverse Repurchase Agreements."

      Key Considerations and Risks: The Uncommitted Line is not a "committed" line of credit, which is to say that State Street is not obligated to lend money to a Master Portfolio. Accordingly, it is possible that a Master Portfolio may wish to borrow money for a temporary or emergency purpose but may not be able to do so.

      COMMON STOCK

      Common stock are units of equity ownership of a public company. Owners are typically entitled to vote on the selection of directors and other important matters as well as to receive dividends on their holdings. However, ownership of common stock does not entitle the owner to involvement in the day-to-day operations of the company. Common stock of domestic and foreign public corporations can be listed, and their shares traded, on domestic stock exchanges, like the NYSE, AMEX or the Nasdaq Stock Market. Domestic and foreign corporations may also choose to list their companies, and have their shares traded, on foreign exchanges, like the London Stock Exchange or Tokyo Stock Exchange.

      Key Considerations and Risks: Investments by a Master Portfolio in common stocks are subject to stock market risk, which is the risk that the value of the stocks that the Master Portfolio holds, like the broader stock markets, may decline over short or even extended periods. Domestic and foreign stock markets tend to be cyclical, with periods when prices generally rise and periods when prices generally decline. The value of individual stocks will rise and fall based on factors specific to each company, like changes in earnings or management.

      With respect specifically to "common" stock, in the event that a corporation is liquidated, the claims of secured and unsecured creditors and owners of bonds and "preferred" stock take precedence over the claims of those who own common stock. On the other hand, common stock tends to have greater potential for appreciation.

      Common stock investments also present the risk inherent in investing in a particular company. For example, stocks of smaller companies tend to have greater price swings than stocks of larger companies because, among other things, they trade less frequently and in lower volumes, are more susceptible to changes in economic conditions, are more reliant on singular products or services and are more vulnerable to larger competitors. Common stock of these companies may have a higher potential for gains but also carry more risk. For those Master Portfolios that invest primarily in these types of companies, such as the Small Cap Growth Master Portfolio, these risks can have a more acute effect on the value of a Master Portfolio's shares.

      Common stock investments also present the risks inherent in investing in a particular industry, such as high technology, financial services, consumer goods or natural resources (e.g., oil and gas). To some extent, the prices of common stocks tend to move by industry sector, which is to say that when market conditions favorably affect, or are expected to favorably affect, an industry, the prices of the common stock of those companies in that industry sector tend to go up. Conversely, negative news or a poor outlook for a particular industry can cause the value of those companies' common stock to drop. For those Master

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Portfolios that focus their investments in a particular industry, these industry-related risks can have a significant effect on the value of a Master Portfolio's shares.

      CONVERTIBLE SECURITIES

      Convertible securities are hybrid securities that combine the investment characteristics of bonds and common stocks. Convertible securities typically consist of debt securities or preferred stock that may be converted within a specified period of time (typically for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. They also include debt securities with warrants or common stock attached and derivatives combining the features of debt securities and equity securities. Convertible securities entitle the holder to receive interest paid or accrued on debt, or dividends paid or accrued on preferred stock, until the security matures or is redeemed, converted or exchanged.

      The market value of a convertible security generally is a function of its "investment value" and its "conversion value." A security's "investment value" represents the value of the security without its conversion feature (i.e., a comparable nonconvertible fixed-income security). The investment value is determined by, among other things, reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer and the seniority of the security in the issuer's capital structure. A security's "conversion value" is determined by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like nonconvertible debt or preferred stock in the sense that its market value will not be influenced greatly by fluctuations in the market price of the underlying security into which it can be converted. Instead, the convertible security's price will tend to move in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is significantly above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying stock. In that case, the convertible security's price may be as volatile as that of the common stock. Because both interest rate and market movements can influence its value, a convertible security is not generally as sensitive to interest rates as a similar fixed-income security, nor is it generally as sensitive to changes in share price as its underlying stock.

      The Master Portfolios may invest in convertible securities that are below investment-grade (e.g., rated "B" or below by S&P). See "Descriptions of Permissible Investments -- High Yield/Lower-rated Securities" and "Descriptions of Permissible Investments -- Warrants and Rights."

      Key Considerations and Risks: A Master Portfolio's investments in convertible securities, particularly securities that are convertible into securities of an issuer other than the issuer of the convertible security, may be illiquid -- that is, a Master Portfolio may not be able to dispose of such securities in a timely fashion or for a fair price, which could result in losses to the Master Portfolio. A Master Portfolio's investments in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock or other equity securities (of the same or a different issuer) at a specified date and a specified conversion ratio, or that are convertible at the option of the issuer. For issues where the conversion of the security is not at the option of the holder, the Master Portfolio may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock or other equity security has declined substantially.

      In addition, some convertibles are often rated below investment-grade or are not rated, and therefore may be considered speculative investments. Companies that issue convertible securities are usually small to medium size, and accordingly carry the capitalization risks described in "Descriptions of Permissible Investments -- Common Stock." In addition, the credit rating of a company's convertible securities is generally lower than that of its conventional debt securities. Convertibles are normally considered "junior" securities -- that is, the company usually must pay interest on its conventional corporate debt before it can make payments on its convertible securities. Some convertibles are particularly sensitive to interest rate changes when their predetermined conversion price is much higher than the issuing company's common stock.

      See also Key Considerations and Risks under "Descriptions of Permissible Investments -- Common Stock."

      CORPORATE DEBT SECURITIES

      Corporate debt securities are fixed-income securities usually issued by businesses to finance their operations, although corporate debt instruments may also include bank loans to companies. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their maturities and secured or unsecured status. Commercial paper has the shortest term and is usually unsecured.

      Extendible commercial notes (ECNs) are very similar to commercial paper except that with ECNs, the issuer has the option to extend maturity to 390 days. ECNs are issued at a discount rate with an initial redemption of not more than 90 days from the date of issue. If ECNs are not redeemed by the issuer on the initial redemption date the issuer will pay a premium (step-up) rate based on the ECN's credit rating at the time.

      The broad category of corporate debt securities includes debt issued by domestic or foreign companies of all kinds, including those with small-, mid- and large-capitalizations. Corporate debt may be rated investment-grade or below investment-grade and may carry variable or floating rates of interest.

      See also "Descriptions of Permissible Investments -- Foreign Securities," "Descriptions of Permissible Investments -- Variable- and Floating-Rate Instruments" and "Descriptions of Permissible Investments -- Money Market Instruments."

      Key Considerations and Risks: Because of the wide range of types and maturities of corporate debt securities, as well as the range of creditworthiness of its issuers, corporate debt securities have widely varying potentials for return and risk profiles. For example, commercial paper issued by a large established domestic corporation that is rated investment-grade may have a modest return on principal, but carries relatively limited risk. On the other hand, a long-term corporate note issued by a small foreign corporation from an emerging market country that has not been rated by an NRSRO may have the potential for relatively large returns on principal, but carries a relatively high degree of risk.

      Corporate debt securities carry both credit risk and interest rate risk. Credit risk is the risk that a Master Portfolio could lose money if the issuer of a corporate debt security is unable to pay interest or repay principal when it's due. Some corporate debt securities that are rated below investment-grade are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. The credit risk of a particular issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while making payments on senior securities. In addition, in the event of bankruptcy, holders of higher-ranking senior securities may receive amounts otherwise payable to the holders of more junior securities. Interest rate risk is the risk that the value of certain corporate debt securities will tend to fall when interest rates rise. In general, corporate debt securities with longer terms tend to fall more in value when interest rates rise than corporate debt securities with shorter terms.

      DERIVATIVES

      A derivative is a financial contract whose value is based on (or "derived" from) a traditional security (such as a stock or a bond), an asset (such as a commodity like gold), or a market index (such as the S&P 500). Some forms of derivatives, such as exchange-traded futures and options on securities, commodities, or indices, have been trading on regulated exchanges for more than two decades. These types of derivatives are standardized contracts that can easily be bought and sold, and whose market values are determined and published daily. Non-standardized derivatives, on the other hand, tend to be more specialized or complex, and may be harder to value. Derivatives afford leverage and, when used properly, can enhance returns and be useful in hedging portfolios. Some common types of derivatives include:

futures; options; options on futures; forward foreign currency exchange contracts; linked securities and structured products; collateralized mortgage obligations; stripped securities; warrants and swap contracts. For more information about each type of derivative see those sections in this SAI discussing such securities.

      The Master Portfolios may use derivatives for a variety of reasons, including to: enhance a Master Portfolio's return, attempt to protect against possible changes in the market value of securities held in or to be purchased for a Master Portfolio's portfolio resulting from securities markets or currency exchange rate fluctuations (i.e., to hedge); protect the Master Portfolio's unrealized gains reflected in the value of its portfolios securities; facilitate the sale of such securities for investment purposes; and/or manage the effective maturity or duration of the Master Portfolio's portfolio.

      A Master Portfolio may use any or all of these investment techniques and different types of derivative securities may be purchased at any time and in any combination. There is no particular strategy that dictates the use of one technique rather than another, as use of derivatives is a function of numerous variables including market conditions.

      Key Considerations and Risks: The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. Among the risks presented are market risk, credit risk, management risk and liquidity risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the management team uses derivatives to enhance the Master Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Master Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Liquidity risk exists when a security cannot be purchased or sold at the time desired, or cannot be purchased or sold without adversely affecting the price. The management team is not required to utilize derivatives to reduce risks.

      See also "Descriptions of Permissible Investments -- Futures and Options," "Descriptions of Permissible Investments -- Linked Securities and Structured Products," "Descriptions of Permissible Investments -- Stripped Securities," "Descriptions of Permissible Investments -- Warrants and Rights" and "Descriptions of Permissible Investments -- Swap Contracts."

      DOLLAR ROLL TRANSACTIONS

      Under a mortgage "dollar roll," a Master Portfolio sells mortgage-backed securities for delivery in a given month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the "roll" period, a Master Portfolio forgoes principal and interest paid on the mortgage-backed securities. A Master Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (the "drop") as well as by the interest earned on the cash proceeds of the initial sale. See also "Descriptions of Permissible Investments -- Mortgage-Backed Securities."

      Key Considerations and Risks: Mortgage dollar rolls involve the risk that the market value of the securities the Master Portfolio is obligated to repurchase under an agreement may decline below the repurchase price. Also, these transactions involve some risk to the Master Portfolio if the other party should default on its obligation and the Master Portfolio is delayed or prevented from completing the transaction. In the event that the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Master Portfolio's use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Master Portfolio's obligation to repurchase the securities.

      FOREIGN SECURITIES

      Foreign securities are debt, equity or derivative securities determined by a Master Portfolio's portfolio management team to be foreign based on an issuer's domicile, its principal place of business, the source of its revenue or other factors.

      Forward foreign currency exchange contracts -- Forward foreign currency exchange contracts establish an exchange rate at a future date. A Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when a foreign currency suffers a substantial decline against the U.S. dollar, a Master Portfolio may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Master Portfolio's securities denominated in such foreign currency. When it is believed that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge").

      A Master Portfolio may, however, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount when it is believed that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the securities are denominated (a "cross-hedge").

      Foreign currency hedging transactions are attempts to protect a Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain that might be realized should the value of the hedged currency increase.

      A Master Portfolio also may purchase American Depository Receipts ("ADRs"), Global Depository Receipts ("GDRs") and European Depositary Receipts ("EDRs") (collectively "Depositary Receipts"). Depositary Receipts are receipts, typically issued by a bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation. For ADRs, the depository is typically a U.S. financial institution and the underlying securities are issued by a foreign issuer. For other Depositary Receipts, the depository may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S. issuer. Depositary Receipts will not necessarily be denominated in the same currency as their underlying securities. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designated for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. A Master Portfolio may invest in Depositary Receipts through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.

      Key Considerations and Risks: Foreign securities may pose risks greater than those typically associated with an equity, debt or derivative security due to: (1) restrictions on foreign investment and repatriation of capital; (2) fluctuations in currency exchange rates, which can significantly affect a Master Portfolio's share price; (3) costs of converting foreign currency into U.S. dollars and U.S. dollars into foreign currencies; (4) greater price volatility and less liquidity; (5) settlement practices, including delays, which may differ from those customary in U.S. markets; (6) exposure to political and economic risks, including the risk of nationalization, expropriation of assets and war;
(7) possible impositions of foreign taxes potentially at confiscatory rates and exchange control and currency restrictions; (8) lack of uniform accounting, auditing and financial reporting standards; (9) less governmental supervision of securities markets, brokers and issuers of securities; (10) less financial information available to investors; and (11) difficulty in enforcing legal rights outside the United States.

      Certain of the risks associated with investments in foreign securities are heightened with respect to investments in emerging markets countries. Political and economic structures in many emerging market countries, especially those in Eastern Europe, the Pacific Basin, and the Far East, are undergoing significant evolutionary changes and rapid development, and may lack the social, political and economic stability of more developed countries. Investing in emerging markets securities also involves risks beyond the risks inherent in foreign investments. For example, some emerging market countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. Further, certain currencies may not be traded internationally and some countries with emerging securities markets have sustained long periods of very high inflation or rapid fluctuation in inflation rates which can have negative effects on a country's economy and securities markets.

      As noted, foreign securities also involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. A Master Portfolio may purchase or sell forward foreign currency exchange contracts in order to attempt to minimize the risk to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A Master Portfolio may also purchase and sell foreign currency futures contracts and related options. See "Descriptions of Permissible Investments -- Futures and Options."

      FUTURES AND OPTIONS

      Futures and options contracts are derivative instruments that the Master Portfolios may utilize for a variety of reasons including: for hedging purposes, risk reduction, securities exposure, to enhance a Master Portfolio's return, to enhance a Master Portfolio's liquidity, to reduce transaction costs or other reasons. See generally "Descriptions of Permissible Investments -- Derivatives."



      Futures - Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security (including a single stock) or index at a specified future time and at a specified price. Futures contracts, which are standardized as to maturity date and underlying financial instrument, are traded on national futures exchanges. Futures exchanges and trading are regulated under the Commodity Exchange Act by the CFTC, a U.S. Government agency. Although many fixed-income futures contracts call for actual delivery or acceptance of the underlying securities at a specified date (stock index futures contracts do not permit delivery of securities), the contracts are normally closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position ("buying" a contract which has previously been "sold," "selling" a contract previously "purchased") in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract is bought or sold.

      Futures traders are required to make a good faith margin deposit in cash or government securities with a broker or custodian in order to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying security) if it is not terminated prior to the specified delivery date. Minimum initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums. Futures contracts are customarily purchased and sold on margin which may range upward from less than 5% of the value of the contract being traded. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, a change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Master Portfolios expect to earn interest income on their margin deposits.

      Traders in futures contracts may be broadly classified as either "hedgers" or "speculators." Hedgers use the futures markets primarily to offset unfavorable changes (anticipated or potential) in the value of securities currently owned or expected to be acquired by them. Speculators are less inclined to own the securities underlying the futures contracts which they trade, and generally use futures contracts with the expectation of realizing profits from fluctuations in the value of the underlying securities. Regulations of the CFTC applicable to the Master Portfolios require that all of their futures transactions constitute bona fide hedging transactions except to the extent that the aggregate and initial margins and premiums required to establish any non-hedging positions do not exceed five percent of the value of the respective Master Portfolio's portfolio.

      The Master Portfolios may also invest in exchange-traded Eurodollar contracts, which are interest rate futures on the forward level of LIBOR. These contracts are generally considered liquid securities and trade on the Chicago Mercantile Exchange. Such Eurodollar contracts are generally used to "lock-in" or hedge the future level of short-term rates.

      Options - Each Master Portfolio may purchase and write (i.e., sell) put and call options. Such options may relate to particular securities or stock indices, and may or may not be listed on a domestic or foreign securities exchange and may or may not be issued by the Options Clearing Corporation. A call option for a particular security gives the purchaser of the option the right to buy, and the writer (seller) the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. Stock index options are put options and call options on various stock indices. In most respects, they are identical to listed options on common stocks.

      A primary difference between stock options and index options becomes evident when index options are exercised. In the case of stock options, the underlying security, common stock, is delivered. However, upon the exercise of an index option, settlement does not occur by delivery of the securities comprising the index. The option holder who exercises the index option receives an amount of cash if the closing level of the stock index upon which the option is based is greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the stock index and the exercise price of the option expressed in dollars times a specified multiple. A stock index fluctuates with changes in the market value of the stocks included in the index. For example, some stock index options are based on a broad market index, such as the S&P 500 Index or a narrower market index, such as the S&P 100. Indices may also be based on an industry or market segment, such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index. Options on stock indices are currently traded on the following exchanges: the Chicago Board Options Exchange, the NYSE, the AMEX, the Pacific Stock Exchange and the Philadelphia Stock Exchange. A Master Portfolio's obligation to sell an instrument subject to a call option written by it, or to purchase an instrument subject to a put option written by it, may be terminated prior to the expiration date of the option by the Master Portfolio's execution of a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying instrument, exercise price and expiration date) as the option previously written. A closing purchase transaction will ordinarily be effected in order to realize a profit on an outstanding option, to prevent an underlying instrument from being called, to permit the sale of the underlying instrument or to permit the writing of a new option containing different terms on such underlying instrument. The cost of such a liquidation purchase plus transactions costs may be greater than the premium received upon the original option, in which event the Master Portfolio will have incurred a loss in the transaction.

      Options on Futures - The Master Portfolios may purchase options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy from (call) or sell to (put) the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss.

      Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Master Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs).

      Key Considerations and Risks: Futures and options investing are highly specialized activities that entail greater than ordinary investment risks. For example, futures and options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in a future or an option may be subject to greater fluctuation than an investment in the underlying instruments themselves.

      With regard to futures, the risk of loss in trading futures contracts in some strategies can be substantial, due both to the relatively low margin deposits required and the potential for an extremely high degree of leverage involved in futures contracts. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss (or gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount posted as initial margin for the contract.

      With regard to options, an option writer, unable to effect a closing purchase transaction, will not be able to sell the underlying instrument, as described below, until the option expires or the optioned instrument is delivered upon exercise. The writer in such circumstances will be subject to the risk of market decline or appreciation in the instrument during such period. If an option purchased by a Master Portfolio expires unexercised, the Master Portfolio will realize a loss equal to the premium paid. If a Master Portfolio enters into a closing sale transaction on an option purchased by it, the Master Portfolio will realize a gain if the premium received by the Master Portfolio on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by a Master Portfolio expires on the stipulated expiration date or if a Master Portfolio enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold). If a call option written by a Master Portfolio is exercised, the proceeds of the sale of the underlying instrument will be increased by the net premium received when the option was written and the Master Portfolio will realize a gain or loss on the sale of the underlying instrument. If a put option written by a Master Portfolio is exercised, the Master Portfolio's basis in the underlying instrument will be reduced by the net premium received when the option was written.

      With regard to both futures and options contracts, positions may be closed out only on an exchange which provides a secondary market for such contracts. However, there can be no assurance that a liquid secondary market will exist for any particular contract at any specific time. Thus, it may not be possible to close a position. In the case of a futures contract, for example, in the event of adverse price movements, a Master Portfolio would continue to be required to make daily cash payments in order to maintain its required margin. In such a situation, if the Master Portfolio has insufficient cash, it may have to sell portfolio securities in order to meet daily margin requirements at a time when it may be disadvantageous to do so. The inability to close the futures position also could have an adverse impact on the ability to hedge effectively. Each Master Portfolio generally will minimize the risk that it will be unable to close out a contract by only entering into those contracts which are traded on national exchanges and for which there appears to be a liquid secondary market.

      In addition, there is also the risk of loss by a Master Portfolio of margin deposits in the event of bankruptcy of a broker with whom the Master Portfolio has an open position in a futures contract or related option. Most futures exchanges limit the amount of fluctuation permitted in some contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions.

Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of future positions and subjecting some futures traders to substantial losses.

      The successful use by the Master Portfolios of futures and options on stock indices will be subject to the ability of the Adviser to correctly predict movements in the directions of the stock market. This requires different skills and techniques than those required to predict changes in the prices of individual securities. The Master Portfolios therefore bear the risk that future market trends will be incorrectly predicted. In addition, a Master Portfolio's ability to effectively hedge all or a portion of the securities in its portfolio, in anticipation of or during a market decline, through transactions in futures or put options on stock indices, depends on the degree to which price movements in the underlying index correlate with the price movements of the securities held by a Master Portfolio. Inasmuch as a Master Portfolio's securities will not duplicate the components of an index, the correlation will not be perfect. Consequently, each Master Portfolio will bear the risk that the prices of its securities being hedged will not move in the same amount as the prices of its put options on the stock indices.

      Each Master Portfolio will comply with SEC guidelines regarding coverage for these instruments and, if the guidelines so require, maintain cash or liquid securities with its Custodian in the prescribed amount.

      GUARANTEED INVESTMENT CONTRACTS AND FUNDING AGREEMENTS

      Guaranteed investment contracts ("GICs"), investment contracts or funding agreements are debt instruments issued by highly-rated insurance companies. Pursuant to such contracts, a Master Portfolio may make cash contributions to a deposit fund of the insurance company's general or separate accounts.

      Key Considerations and Risks: A Master Portfolio will only purchase GICs from issuers which, at the time of purchase, meet certain credit and quality standards. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. In addition, the issuer may not be able to return the principal amount of a GIC to a Master Portfolio on seven days' notice or less, at which point the GIC may be considered to be an illiquid investment. Unlike certain types of money market instruments, there is no government guarantee on the payment of principal or interest; only the insurance company backs the GIC.

      HIGH YIELD/LOWER-RATED DEBT SECURITIES

      A high yield/lower-rated debt security (also known as a "junk" bond) is generally rated by an NRSRO to be non investment-grade (e.g., BB or lower by S&P). These types of bonds are issued by companies without long track records of sales and earnings, or by companies or municipalities that have questionable credit strength. High yield/lower-rated debt and comparable unrated securities:
(a) will likely have some quality and protective characteristics that, in the judgment of the NRSRO, are outweighed by large uncertainties or major risk exposures to adverse conditions; and (b) are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. See also "Descriptions of Permissible Investments -- Corporate Debt Securities" and "Descriptions of Permissible Investments -- Municipal Securities."

      The Master Portfolios may invest in high yield/lower-rated securities that are also convertible securities. See "Descriptions of Permissible Investments -- Convertible Securities."

      Key Considerations and Risks: The yields on high yield/lower-rated debt and comparable unrated debt securities generally are higher than the yields available on investment-grade debt securities. However, investments in high yield/lower-rated debt and comparable unrated debt generally involve greater volatility of price and risk of loss of income and principal, including the possibility of default by or insolvency of the issuers of such securities. Since the risk of default is higher for high yield/lower-rated debt securities, the Master Portfolio will try to minimize the risks inherent in investing in these securities by engaging in credit analysis, diversification, and attention to current developments and trends affecting interest rates and economic conditions. The Master Portfolios will attempt to identify those issuers of high-yielding securities with a financial condition that is adequate to meet future obligations, has improved, or is expected to improve in the future. Accordingly, with respect to these types of securities, a Master Portfolio may be more dependent on credit analysis than is the case for higher quality bonds.

      The market values of certain high yield/lower-rated debt and comparable unrated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. In addition, issuers of high yield/lower-rated debt and comparable unrated securities often are highly leveraged and may not have more traditional methods of financing available to them so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired.

      The risk of loss due to default by such issuers is significantly greater because high yield/lower-rated debt and comparable unrated securities generally are unsecured and frequently are subordinated to senior indebtedness. A Master Portfolio may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The existence of limited markets for high yield/lower-rated debt and comparable unrated securities may diminish a Master Portfolio's ability to: (a) obtain accurate market quotations for purposes of valuing such securities and calculating its net asset value; and (b) sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in financial markets.

      Although the general market for high yield/lower-rated debt and comparable unrated securities is no longer new, the market for such securities has not yet weathered a major sustained economic recession. The effect that such a recession might have on such securities is not known. Any such recession, however, could severely disrupt the market for such securities and adversely affect the value of such securities. Any such economic downturn also could severely and adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon.

      Because certain high yield/lower-rated debt securities also may be foreign securities, some of which may be considered debt securities from emerging markets countries, there are certain additional risks associated with such investments. See "Descriptions of Permissible Investments -- Foreign Securities."

      LINKED SECURITIES AND STRUCTURED PRODUCTS

      Linked securities, such as index-linked, equity-linked, credit-linked, commodity-linked and currency-linked securities, are types of derivative securities. See generally "Descriptions of Permissible Investments -- Derivatives."

      Index-linked, equity-linked, credit-linked and commodity-linked securities can be either equity or debt securities that call for interest payments and/or payment at maturity in different terms than the typical note where the borrower agrees to make fixed interest payments and to pay a fixed sum at maturity. Principal and/or interest payments depend on the performance of an underlying stock, index, or a weighted index of commodity futures such as crude oil, gasoline and natural gas. With respect to equity-linked securities, at maturity, the principal amount of the debt is exchanged for common stock of the issuer or is payable in an amount based on the issuer's common stock price at the time of maturity. Currency-linked debt securities are short-term or intermediate-term instruments that have a value at maturity, and/or an interest rate, determined by reference to one or more foreign currencies. Payment of principal or periodic interest may be calculated as a multiple of the movement of one currency against another currency, or against an index.

      One common type of linked security is a "structured" product. Structured products generally are individually negotiated agreements and may be traded over-the-counter. They are organized and operated to restructure the investment characteristics of the underlying security. This restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity or one or more classes of securities ("structured securities") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of such payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments.

      Another common type of index-linked security is a S&P Depositary Receipt, or SPDR, which is an interest in a unit investment trust holding a portfolio of securities linked to the S&P 500 Index.

      SPDRs closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that comprise the S&P 500 Index. As a holder of interests in a unit investment trust, a Master Portfolio would indirectly bear its ratable share of that unit investment trust's expenses. At the same time, the Master Portfolio would continue to pay its own management and advisory fees and other expenses, as a result of which the Master Portfolio and its shareholders in effect would be absorbing duplicate levels of fees with respect to investments in such unit investment trusts.

      Key Considerations and Risks: Like all derivatives, a Master Portfolio's investments in "linked" securities can lead to large losses because of unexpected movements in the underlying financial asset, index, currency or other investment. The ability of the Master Portfolio to utilize linked-securities successfully will depend on its ability to correctly predict pertinent market movements, which cannot be assured. Because currency-linked securities usually relate to foreign currencies, some of which may be currency from emerging markets countries, there are certain additional risks associated with such investments. See "Descriptions of Permissible Investments -- Foreign Securities."

      With respect to structured products, because structured securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. Investments in structured securities are generally of a class that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities. Structured securities are typically sold in private placement transactions, and there is currently no active trading market for these securities. See also, "Descriptions of Permissible Investments -- Private Placement Securities and Other Restricted Securities."

      SPDRs are subject to the risks of an investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment. In addition, because individual investments in SPDRs are not redeemable, except upon termination of the unit investment trust, the liquidity of small holdings of SPDRs will depend upon the existence of a secondary market. Large holdings of SPDRs are called "creation unit size" and are redeemable in-kind only and are not redeemable for cash from the unit investment trust. The price of a SPDR is derived from and based upon the securities held by the unit investment trust. Accordingly, the level of risk involved in the purchase or sale of a SPDR is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for SPDRs is based on a basket of stocks. Disruptions in the markets for the securities underlying SPDRs purchased or sold by a Master Portfolio could result in losses on SPDRs.

      MONEY MARKET INSTRUMENTS

      Money market instruments are high-quality, short-term debt obligations, which include: (1) bank obligations; (2) funding agreements; (3) repurchase agreements; (4) U.S. Government obligations; and (5) certain corporate debt securities, such as commercial paper, corporate bonds and extendible commercial notes; (6) asset-backed securities; and (7) municipal securities. Such instruments also may be structured to be, what would not otherwise be, a money market instrument by modifying the maturity of a security or interest rate adjustment feature to come within permissible limits.

      Money market mutual funds (i.e., funds that comply with Rule 2a-7 of the 1940 Act) are permitted to purchase most money market instruments, subject to certain credit quality, maturity and other restrictions.

      See "Descriptions of Permissible Investments -- Bank Obligations," "Descriptions of Permissible Investments -- Corporate Debt Securities," "Descriptions of Permissible Investments -- Guaranteed Investment Contracts and Funding Agreements," "Descriptions of Permissible Investments -- Asset-Backed Securities," "Descriptions of Permissible Investments -- Municipal Securities," "Descriptions of Permissible Investments -- Repurchase Agreements" and "Descriptions of Permissible Investments -- U.S. Government Obligations."

      Key Considerations and Risks: Money market instruments (other than certain U.S. Government obligations) are not backed or insured by the U.S. Government, its agencies or instrumentalities. Accordingly, only the creditworthiness of an issuer, or guarantees of that issuer, support such instruments.

      MORTGAGE-BACKED SECURITIES

      A mortgage-backed security is a type of pass-through security, which is a security representing pooled debt obligations repackaged as interests that pass income through an intermediary to investors. In the case of mortgage-backed securities, the ownership interest is in a pool of mortgage loans. See "Descriptions of Permissible Investments -- Pass-Through Securities."

      Mortgage-backed securities are most commonly issued or guaranteed by the Government National Mortgage Association ("Ginnie Mae" or "GNMA"), Federal National Mortgage Association ("Fannie Mae" or "FNMA") or Federal Home Loan Mortgage Corporation ("Freddie Mac" or "FHLMC"), but may also be issued or guaranteed by other private issuers. GNMA is a government-owned corporation that is an agency of the U.S. Department of Housing and Urban Development. It guarantees, with the full faith and credit of the United States, full and timely payment of all monthly principal and interest on its mortgage-backed securities. FNMA is a private, shareholder-owned company that purchases both government-backed and conventional mortgages from lenders and securitizes them. Its objective is to increase the affordability of home mortgage funds for low- and middle-income home buyers. FNMA is a congressionally chartered company, although neither its stock nor the securities it issues are insured or guaranteed by the federal government. For example, the pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest only by FNMA. FHLMC is a publicly chartered agency that buys qualifying residential mortgages from lenders, re-packages them and provides certain guarantees. The corporation's stock is owned by savings institutions across the U.S. and is held in trust by the Federal Home Loan Bank System. Pass-through securities issued by the FHLMC are guaranteed as to timely payment of interest and ultimately collection of principal only by the FHLMC.

      Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. Government. The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal invested far in advance of the maturity of the mortgages in the pool.

      Collateralized mortgage obligations ("CMOs") are debt obligations collateralized by mortgage loans or mortgage pass-through securities (collateral collectively referred to hereinafter as "Mortgage Assets"). Multi-class pass-through securities are interests in a trust composed of Mortgage Assets. All references in this section to CMOs include multi-class pass-through securities. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates, resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal and interest payments on the Mortgage Assets may be allocated among the various classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgages are applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal is made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.

      Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will be structured so that one class receives some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Master Portfolio may fail to fully recoup its initial investment in these securities. The market value of any class which consists primarily or entirely of principal payments generally is unusually volatile in response to changes in interest rates.

      Key Considerations and Risks: Investment in mortgage-backed securities poses several risks, including, among others, prepayment, market and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions. Market risk reflects the risk that the price of a security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a Master Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold. Credit risk reflects the risk that a Master Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. Government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. Government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions. With respect to GNMA certificates, although GNMA guarantees timely payment even if homeowners delay or default, tracking the "pass-through" payments may, at times, be difficult.

      MUNICIPAL SECURITIES

      Municipal Bonds - Municipal bonds are debt obligations issued by the states, territories and possessions of the United States and the District of Columbia, and also by their political subdivisions, duly constituted offering authorities and instrumentalities. States, territories, possessions and municipalities may issue municipal bonds for a variety of reasons, including, for example, to raise funds for various public purposes such as airports, housing, hospitals, mass transportation, schools, water and sewer works. They may also issue municipal bonds to refund outstanding obligations and to meet general operating expenses. Public authorities also issue municipal bonds to obtain funding for privately operated facilities, such as housing and pollution control facilities, industrial facilities or for water supply, gas, electricity or waste disposal facilities.

      Municipal bonds generally are classified as "general obligation" or "revenue" bonds. There are, of course, variations in the security of municipal bonds, both within a particular classification and between classifications, depending on numerous factors. General obligation bonds are secured by the issuer's pledge of its good faith, credit and taxing power for the payment of principal and interest. The payment of the principal of and interest on such bonds may be dependent upon an appropriation by the issuer's legislative body. The characteristics and enforcement of general obligation bonds vary according to the law applicable to the particular issuer. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Municipal bonds may include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

      Private activity bonds (such as an industrial development or industrial revenue bond) held by a Master Portfolio are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Private activity bonds have been or are issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities, and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. Private activity bonds are also issued for privately held or publicly owned corporations in the financing of commercial or industrial facilities. Most governments are authorized to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

      Municipal Notes - Municipal notes are issued by states, municipalities and other tax-exempt issuers in order to finance short-term cash needs or, occasionally, to finance construction. Most municipal notes are general obligations of the issuing entity payable from taxes or designated revenues expected to be received within the related fiscal period. Municipal obligation notes generally have maturities of one year or less. Municipal notes are subdivided into three categories of short-term obligations: municipal notes, municipal commercial paper and municipal demand obligations.

      Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold to meet seasonal working capital or interim construction financing needs of a municipality or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.

      Municipal demand obligations are subdivided into two general types: variable rate demand notes and master demand obligations. Variable rate demand notes are tax-exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Master Portfolio may invest are payable, or are subject to purchase, on demand usually on notice of seven calendar days or less. The terms of the notes provide that interest rates are adjustable at intervals ranging from daily to six months.

      Master demand obligations are tax-exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, excluded from gross income for federal income tax purposes. Although there is no secondary market for master demand obligations, such obligations are considered by the Master Portfolio to be liquid because they are payable upon demand. The Master Portfolio has no specific percentage limitations on investments in master demand obligations.

      Municipal Leases - Municipal securities also may include participations in privately arranged loans to state or local government borrowers, some of which may be referred to as "municipal leases." Generally, such loans are unrated, in which case they will be determined by the Adviser to be of comparable quality at the time of purchase to rated instruments that may be acquired by a Master Portfolio. Frequently, privately arranged loans have variable interest rates and may be backed by a bank letter of credit. In other cases, they may be unsecured or may be secured by assets not easily liquidated. Moreover, such loans in most cases are not backed by the taxing authority of the issuers and may have limited marketability or may be marketable only by virtue of a provision requiring repayment following demand by the lender. Such loans made by a Master Portfolio may have a demand provision permitting the Master Portfolio to require payment within seven days. Participations in such loans, however, may not have such a demand provision and may not be otherwise marketable.

      Although lease obligations do not constitute general obligations of the municipal issuer to which the government's taxing power is pledged, a lease obligation is ordinarily backed by the government's covenant to budget for, appropriate, and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the government has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In addition to the "non-appropriation" risk, these securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more conventional bonds. In the case of a "non-appropriation" lease, a Master Portfolio's ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property in the event that foreclosure might prove difficult.

      Key Considerations and Risks: There are variations in the quality of municipal securities, both within a particular classification and between classifications, and the yields on municipal securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of NRSROs represent their opinions as to the quality of municipal securities. It should be emphasized, however, that these ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate, and rating may have different yields while municipal securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Master Portfolio, an issue of municipal securities may cease to be rated, or its rating may be reduced below the minimum rating required for purchase by that Master Portfolio. The Adviser will consider such an event in determining whether a Master Portfolio should continue to hold the obligation.

      The payment of principal and interest on most securities purchased by a Master Portfolio will depend upon the ability of the issuers to meet their obligations. Each state, each of their political subdivisions, municipalities, and public authorities, as well as the District of Columbia, Puerto Rico, Guam, and the Virgin Islands, is a separate "issuer." An issuer's obligations under its municipal securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal securities may be materially adversely affected by litigation or other conditions.

      There are particular considerations and risks relevant to investing in a portfolio of a single state's municipal securities, such as the greater risk of the concentration of a Master Portfolio versus the greater relative safety that comes with a less concentrated investment portfolio.

      The Internal Revenue Service ("IRS") and other tax authorities are paying increased attention on whether obligations intended to produce interest exempt from federal (and state) income taxation, such as municipal bonds and notes, in fact meet the requirements for such exemption. Ordinarily, the Master Portfolios rely on an opinion from the issuer's bond counsel that interest on the issuer's obligation will be exempt from applicable income taxation. However, no assurance can be given that a tax authority will not successfully challenge such exemption, which could cause interest on the obligation to be taxable and could jeopardize an investing Master Portfolio's ability to pay exempt-interest distributions for federal or applicable state income tax purposes.

      OTHER INVESTMENT COMPANIES

      In seeking to attain their investment objectives, certain Master Portfolios may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, its rules and regulations and any exemptive orders obtained by the Master Portfolios from the SEC. See also "Investment Policies and Limitations -- Exemptive Orders."

      A Master Portfolio may purchase shares of exchange-traded funds ("ETFs"), which are a type of investment company. A Master Portfolio may purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts - to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. A Master Portfolio may also purchase ETF shares for other purposes, including improving its ability to track its underlying index.

      Key Considerations and Risks: A Master Portfolio may derive certain advantages from being able to invest in shares of other investment companies; for example, this ability may allow the Master Portfolio to gain exposure to a type of security. It also may facilitate a Master Portfolio being fully invested. However, there may be certain disadvantages; for example, it may cost more in terms of fees. That is to say, a shareholder may be charged fees not only on the Master Portfolio shares held directly, but also on the mutual fund shares that the Master Portfolio purchases. Whether any anticipated return from such an investment will outweigh the costs of purchasing such mutual fund shares when deciding to invest will be considered by the Master Portfolios.

      An investment in an ETF generally presents the same primary risks as an investment in an open-end investment company that is not exchange traded that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and a Master Portfolio could lose money investing in an ETF if the prices of the securities held by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to an open-end investment company that is not exchange-traded: (i) the market price of the ETF's shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF's shares may not develop or be maintained; or
(iii) trading of an ETF's shares may be halted if the listing exchange's officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide "circuit breakers" (which are tied to large decreases in stock prices) halts stock trading generally.

      PASS-THROUGH SECURITIES (PARTICIPATION INTERESTS AND COMPANY RECEIPTS)

      A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser of a pass-through security receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the Master Portfolios. The most common type of pass-through securities are mortgage-backed securities. GNMA Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. A Master Portfolio may purchase modified pass-through GNMA Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the issuer and GNMA, regardless of whether or not the mortgagor actually makes the payment. GNMA Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

      FHLMC issues two types of mortgage pass-through securities: mortgage participation certificates and guaranteed mortgage certificates. Participation certificates resemble GNMA Certificates in that the participation certificates represent a pro rata share of all interest and principal payments made and owed on the underlying pool. FHLMC guarantees timely payments of interest on the participation certificates and the full return of principal. Guaranteed mortgage certificates also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by FHLMC as to timely payment of principal and interest but is not backed by the full faith and credit of the U.S. Government.

      FNMA issues guaranteed mortgage pass-through certificates. FNMA Certificates resemble GNMA Certificates in that each FNMA Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by the FNMA as to timely payment of principal and interest but is not backed by the full faith and credit of the U.S. Government.

      Key Considerations and Risks: Except for guaranteed mortgage certificates, each of the mortgage-backed securities described above is characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the securities holders, such as the Master Portfolios, like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal in addition to the principal that is part of the regular monthly payments. Estimated prepayment rates will be a factor considered in calculating the average weighted maturity of a Master Portfolio which owns these securities. A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, higher yielding mortgage-backed securities held by a Master Portfolio might be converted to cash and the Master

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

Portfolio will be forced to accept lower interest rates when that cash is used to purchase additional securities in the mortgage-backed securities sector or in other investment sectors. Additionally, prepayments during such periods will limit a Master Portfolio's ability to participate in as large a market gain as may be experienced with a comparable security not subject to prepayment.

      PREFERRED STOCK

      Preferred stock are units of ownership of a public corporation that pay dividends at a specified rate and have preference over common stock in the payment of dividends and the liquidation of assets. Preferred stock does not ordinarily carry voting rights. Most preferred stock is cumulative; if dividends are passed (i.e., not paid for any reason), they accumulate and must be paid before common stock dividends. A passed dividend on noncumulative preferred stock is generally gone forever. Participating preferred stock entitles its holders to share in profits above and beyond the declared dividend, along with common shareholders, as distinguished from nonparticipating preferred stock, which is limited to the stipulated dividend. Convertible preferred stock is exchangeable for a given number of common shares and thus tends to be more volatile than nonconvertible preferred stock, which generally behaves more like a fixed-income bond.

      Auction preferred stock ("APS") is a type of adjustable-rate preferred stock with a dividend determined every seven weeks in a dutch auction process by corporate bidders. Shares are typically bought and sold at face values ranging from $100,000 to $500,000 per share. Auction preferred stock is sometimes known by the proprietary name given by the relevant broker, e.g., Merrill Lynch's AMPS (auction market preferred stock), Salomon Smith Barney's DARTS or First Boston's STARS. Benefits of APS include:

      - Reduced interest rate risk--Because these securities generally reset within a short period of time, the exposure to interest rate risk is somewhat mitigated.

      - Preservation of principal--The frequency of the dividend reset provisions makes APS an attractive cash management instrument. The auction reset mechanism generally assures that the shares will trade at par on the auction date. For those that reset frequently, the share price is not expected to fluctuate from par, however, the reset rate will reflect factors such as market conditions, demand and supply for a particular credit confidence in the issuer.

      - Credit quality--most corporate APS carry an investment grade credit rating from both Moody's and S&P, municipal APS typically carry the highest credit rating from both Moody's and S&P (Aaa/AAA). This is primarily because the issuers of municipal APS are required under the 1940 Act to maintain at least 300% asset coverage for senior securities.

Key Considerations and Risks: In addition to reinvestment risk if interest rates fall, some specific risks with regard to APS include:

      - Failed auction--Such a breakdown of the auction process is unlikely; however, in the event that the process fails, the rate is reset at the maximum applicable rate, which is usually described in the prospectus and is typically influenced by the issuer's credit rating. In a failed auction, current shareholders are generally unable to sell some, or all, of the shares when the auction is completed. Typically, the liquidity for APS that have experienced a failed auction becomes very limited. If a failed auction were to occur, the shareholder may hold his or her shares until the next auction. Should there not be subsequent auctions that `unfail' the process, the shareholder may: 1) hold the APS in anticipation of a refinancing by the issuer that would cause the APS to be called, or
            2) hold securities either indefinitely or in anticipation of the development of a secondary market.

      - Early call risk--Although unlikely, the preferred shares are redeemable at any time, at the issuers option, at par plus accrued dividends.

      Also see Key Considerations and Risks under "Descriptions of Permissible Investments -- Common Stock" and "Descriptions of Permissible Investments -- Convertible Securities," many of which are applicable to a preferred stock investment.

      PRIVATE PLACEMENT SECURITIES AND OTHER RESTRICTED SECURITIES

      Although many securities are offered publicly, some are offered privately only to certain qualified investors. Private placements may often offer attractive opportunities for investment not otherwise available on the open market. However, the securities so purchased are often "restricted," i.e., they cannot be sold to the public without registration under the 1933 Act or the availability of an exemption from registration (such as Rules 144 or 144A), or they are "not readily marketable" because they are subject to other legal or contractual delays in or restrictions on resale.

      Generally speaking, private placements may be sold only to qualified institutional buyers, or in a privately negotiated transaction to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration.

      Private placements may be considered illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Master Portfolio has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that has been determined to be liquid under procedures approved by the Board). Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions.

      Key Considerations and Risks: Private placements are generally subject to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such investments, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Master Portfolio could find it more difficult to sell such securities when it may be advisable to do so or it may be able to sell such securities only at prices lower than if such securities were more widely held. At times, it may also be more difficult to determine the fair value of such securities for purposes of computing the Master Portfolio's net asset value due to the absence of a trading market.

      Unlike public offerings, restricted securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

      REITS AND MASTER LIMITED PARTNERSHIPS

      A real estate investment trust, or REIT, is a managed portfolio of real estate investments which may include office buildings, apartment complexes, hotels and shopping malls or loans on such properties. An equity REIT holds equity positions in real estate, and it seeks to provide its shareholders with income from the leasing of its properties, and with capital gains from any sales of properties. A mortgage REIT specializes in lending money to owners of properties, and passes any interest income it may earn to its shareholders.

      Partnership units of real estate and other types of companies are sometimes organized as master limited partnerships in which ownership interests are publicly traded. Master limited partnerships often own several properties or businesses (or directly own interests) that are related to real estate development and oil and gas industries, but they also may finance motion pictures, research and development and other projects.

      Generally, a master limited partnership is operated under the supervision of one or more managing general partners. Limited partners (like a Master Portfolio that invests in a master limited partnership) are not involved in the day-to-day management of the partnership. They are allocated income and capital gains associated with the partnership project in accordance with the terms established in the partnership agreement.

      Key Considerations and Risks: REITs may be affected by changes in the value of the underlying property owned or financed by the REIT; mortgage REITs also may be affected by the quality of credit extended. Both equity and mortgage REITs are dependent upon management skills and may not be diversified. REITs also may be subject to heavy cash flow dependency, defaults by borrowers, self-liquidation and the possibility of failing to qualify for preferential treatment under the Code.

      The real estate industry is particularly sensitive to economic downturns. The value of securities of issuers in the real estate industry is sensitive to changes in real estate values and rental income, property taxes, interest rates, tax and regulatory requirements, overbuilding, extended vacancies of properties and the issuer's management skills. In addition, the value of a REIT can depend on the structure of and cash flow generated by the REIT. Mortgage REITs are subject to the risk that mortgagors may not meet their payment obligations. Each investment also has its unique interest rate and payment priority characteristics. In addition, REITs are subject to unique tax requirements which, if not met, could adversely affect dividend payments. Also, in the event of a default of an underlying borrower or lessee, a REIT could experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

      The risks of investing in a master limited partnership are generally those inherent in investing in a partnership as opposed to a corporation. For example, state law governing partnerships is often less restrictive than state law governing corporations. Accordingly, there may be less protections afforded investors in a master limited partnership than investors in a corporation. Additional risks involved with investing in a master limited partnership are risks associated with the specific industry or industries in which the partnership invests, such as the risks of investing in real estate, or oil and gas industries.

      REPURCHASE AGREEMENTS

      A repurchase agreement is a money market instrument that is a contract under which a Master Portfolio acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Master Portfolio to resell such security at a fixed time and price (representing the Master Portfolio's cost plus interest). Repurchase agreements may be viewed, in effect, as loans made by a Master Portfolio which are collateralized by the securities subject to repurchase. Typically, the Master Portfolios will enter into repurchase agreements only with commercial banks and registered broker/dealers and only with respect to the highest quality securities, such as U.S. Government obligations. Such transactions are monitored to ensure that the value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including any accrued interest. See "Descriptions of Permissible Investments -- Money Market Instruments."

      Key Considerations and Risks: Repurchase Agreements are generally subject to counterparty risk, which is the risk that the counterparty to the agreement could default on the agreement. If a seller defaults, a Master Portfolio could realize a loss on the sale of the underlying security to the extent that the proceeds of the sale including accrued interest are less than the resale price provided in the agreement, including interest. In addition, if the seller becomes involved in bankruptcy or insolvency proceedings, the Master Portfolio may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if, for example, the Master Portfolio is treated as an unsecured creditor and required to return the underlying collateral to the seller or its assigns.

      Pursuant to an exemptive order issued by the SEC, the Master Portfolios may "combine" uninvested cash balances into a joint account, which may be invested in one or more repurchase agreements.

      REVERSE REPURCHASE AGREEMENTS

      A reverse repurchase agreement is a contract under which a Master Portfolio sells a security for cash for a relatively short period (usually not more than one week) subject to the obligation of the Master Portfolio to repurchase such security at a fixed time and price (representing the seller's cost plus interest). Reverse repurchase agreements may be viewed as borrowings made by a Master Portfolio.

      Key Considerations and Risks: Reverse repurchase agreements involve the risk that the market value of the securities the Master Portfolios are obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Master Portfolios' use of proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Master Portfolios' obligation to repurchase the securities. In addition, reverse repurchase agreements are techniques involving leverage, and are subject to asset coverage requirements. Under the requirements of the 1940 Act, the Master Portfolios are required to maintain an asset coverage (including the proceeds of the borrowings) of at least 300% of all borrowings.

      SECURITIES LENDING

      For various reasons, including to enhance a Master Portfolio's return, a Master Portfolio may lend its portfolio securities to broker/dealers and other institutional investors. Loans are typically made pursuant to agreements that require the loans to be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Such loans may not be made if, as a result, the aggregate amount of all outstanding securities loans for a Master Portfolio exceeds one-third of the value of the Master Portfolio's total assets. A Master Portfolio will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of the collateral. However, a Master Portfolio will normally pay lending fees to such broker/dealers and related expenses from the interest earned on invested collateral.

      Key Considerations and Risks: Securities lending transactions are generally subject to counterparty risk, which is the risk that the counterparty to the transaction could default. In other words, the risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, loans are made only to borrowers deemed to be of good standing and when, in the Adviser's judgment, the income to be earned from the loan justifies the attendant risks.

      SHORT SALES

      Selling a security short is the sale of a security or commodity futures contract not owned by the seller. The technique is used in order to take advantage of an anticipated decline in the price or to protect a profit in a long-term position. To complete such a transaction, the Master Portfolio must borrow the security to make delivery to the buyer. The Master Portfolio is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Master Portfolio. Until the security is replaced, the Master Portfolio is required to pay to the lender amounts equal to any dividends or interest which accrue during the period of the loan. To borrow the security, the Master Portfolio also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out.

      A Master Portfolio will sometimes make short sales of securities when the Master Portfolio owns an equal amount of such securities as those securities sold short. This is a technique known as selling short "against the box."

      Key Considerations and Risks: The successful use by the Master Portfolios of short sales will be subject to the ability of the Adviser to correctly predict movements in the directions of the relevant market. The Master Portfolios therefore bear the risk that the Adviser will incorrectly predict future price directions. In addition, if a Master Portfolio sells a security short, and that security's price goes up, the Master Portfolio will have to make up the margin on its open position (i.e., purchase more securities on the market to cover the position). It may be unable to do so and thus its position may not be closed out. There can be no assurance that the Master Portfolio will not incur significant losses in such a case.

      Selling securities short "against the box" entails many of the same risks and considerations described above. However, when a Master Portfolio sells short "against the box" it typically limits the amount of securities that the Master Portfolio has leveraged.

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

      STRIPPED SECURITIES

      Stripped securities are derivatives in which an instrument's coupon (or interest ) is separated from its corpus (or principal) and then are re-sold separately, usually as zero-coupon bonds. See generally "Descriptions of Permissible Investments -- Derivatives." Because stripped securities are typically products of brokerage houses and the U.S. Government, there are many different types and variations. For example, separately traded interest and principal securities, or STRIPS, are component parts of a U.S. Treasury security where the principal and interest components are traded independently through the Federal Book-Entry System. Stripped mortgage-backed securities, or SMBS, are also issued by the U.S. Government or an agency. TIGERS are Treasury securities stripped by brokers. See also "Descriptions of Permissible Investments -- Zero-Coupon Securities."

      Key Considerations and Risks: If the underlying obligations experience greater than anticipated prepayments of principal, the Master Portfolio may fail to fully recover its initial investment. The market value of the class consisting entirely of principal payments can be extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are also volatile and there is a greater risk that the initial investment will not be fully recovered. SMBS issued by the U.S. Government (or a U.S. Government agency or instrumentality) may be considered liquid under guidelines established by the Trust's Board if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the Master Portfolio's per share net asset value.

      SWAP CONTRACTS

      Swap agreements are derivative instruments. See generally "Descriptions of Permissible Investments -- Derivatives." They can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease a Master Portfolio's exposure to long- or short-term interest rates, foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices or inflation rates. Swap agreements can take many different forms and are known by a variety of names, including interest rate, index, credit, equity, credit default and currency exchange rate swap agreements. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed-upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed-upon level. An interest rate collar combines elements of buying a cap and selling a floor. Swap agreements will tend to shift a Master Portfolio's investment exposure from one type of investment to another. For example, if the Master Portfolio agreed to pay fixed rates in exchange for floating rates while holding fixed-rate bonds, the swap would tend to decrease the Master Portfolio's exposure to long-term interest rates. Caps and floors have an effect similar to buying or writing options.

      Key Considerations and Risks: Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Master Portfolio's investments and its share price and yield. Additionally, whether a Master Portfolio's use of swap contracts will be successful in furthering its investment objective will depend on the Adviser's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Master Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The most significant factor in the performance of swap agreements is the change in the specific interest rate, currency, or other factor that determines the amounts of payments due to and from a Master Portfolio. If a swap agreement calls for payments by a Master Portfolio, the Master Portfolio must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses. However, a Master Portfolio will closely monitor the credit of a swap contract counterparty in order to minimize this risk. A Master Portfolio may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party.

      The Adviser does not believe that a Master Portfolio's obligations under swap contracts are senior securities and, accordingly, a Master Portfolio will not treat them as being subject to its borrowing restrictions.

      U.S. GOVERNMENT OBLIGATIONS

      U.S. Government obligations include securities that are issued or guaranteed by the United States Treasury, by various agencies of the U.S. Government, or by various instrumentalities which have been established or sponsored by the U.S. Government. U.S. Treasury securities are backed by the "full faith and credit" of the United States. Securities issued or guaranteed by federal agencies and U.S. Government-sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. Some of the U.S. Government agencies that issue or guarantee securities include the Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, Maritime Administration, Small Business Administration and The Tennessee Valley Authority. An instrumentality of the U.S. Government is a government agency organized under Federal charter with government supervision. Instrumentalities issuing or guaranteeing securities include, among others, Federal Home Loan Banks, the Federal Land Banks, Central Bank for Cooperatives, Federal Intermediate Credit Banks and FNMA.

      Key Considerations and Risks: In the case of those U.S. Government obligations not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event that the agency or instrumentality does not meet its commitment.

      VARIABLE- AND FLOATING-RATE INSTRUMENTS

      These types of securities have variable- or floating-rates of interest and, under certain limited circumstances, may have varying principal amounts. Unlike a fixed interest rate, a variable or floating interest rate is one that rises and falls based on the movement of an underlying index of interest rates. For example, many credit cards charge variable interest rates, based on a specific spread over the prime rate. Most home equity loans charge variable rates tied to the prime rate.

      Variable- and floating-rate instruments pay interest at rates that are adjusted periodically according to a specified formula; for example, some adjust daily and some adjust every six months. The variable- or floating-rate tends to decrease the security's price sensitivity to changes in interest rates. These types of securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.

      Key Considerations and Risks: In order to most effectively use these investments, the Adviser must correctly assess probable movements in interest rates. This involves different skills than those used to select most portfolio securities. If the Adviser incorrectly forecasts such movements, a Master Portfolio could be adversely affected by the use of variable- or floating-rate obligations.

      WARRANTS AND RIGHTS

      A warrant is a type of security, usually issued together with a bond or preferred stock, that entitles the holder to buy a proportionate amount of common stock at a specified price, usually higher than the market price at the time of issuance, for a period of years or to perpetuity. In contrast, rights, which also represent the right to buy common stock, normally have a subscription price lower than the current market value of the common stock and a life of two to four weeks. A warrant is usually issued as a sweetener in order to enhance the marketability of the accompanying fixed-income securities. Warrants are freely transferable and are traded on major exchanges. The prices of warrants do not necessarily correlate with the prices of the underlying securities and are, therefore, generally considered speculative investments.

      Key Considerations and Risks: The purchase of warrants involves the risk that the purchaser could lose the purchase value of the warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration, if any. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price, such as when there is no movement in the level of the underlying security.

      WHEN-ISSUED PURCHASES, DELAYED DELIVERY AND FORWARD COMMITMENTS

      A Master Portfolio may agree to purchase securities on a when-issued or delayed delivery basis or enter into a forward commitment to purchase securities. These types of securities are those for which the date for delivery of and payment for the securities is not fixed at the date of purchase, but is set after the securities are issued (normally within forty-five days after the date of the transaction). The payment obligation and, if applicable, the interest rate that will be received on the securities, are fixed at the time that the buyer enters into the commitment.

      A Master Portfolio will make commitments to purchase securities on a when-issued or delayed delivery basis or to purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Master Portfolio may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Master Portfolio on the settlement date. In these cases the Master Portfolio may realize a capital gain or loss.

      The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the net asset value of a Master Portfolio starting on the date that the Master Portfolio agrees to purchase the securities. The Master Portfolio does not earn dividends on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Master Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Master Portfolio's assets. Fluctuations in the value of the underlying securities are not reflected in the Master Portfolio's net asset value as long as the commitment remains in effect.

      Risks and Other Considerations: Investment in securities on a when-issued or delayed delivery basis may increase the Master Portfolio's exposure to market fluctuation and may increase the possibility that the Master Portfolio's shareholders will suffer adverse federal income tax consequences if the Master Portfolio must engage in portfolio transactions in order to honor a when-issued or delayed delivery commitment. In a delayed delivery transaction, the Master Portfolio relies on the other party to complete the transaction. If the transaction is not completed, the Master Portfolio may miss a price or yield considered to be advantageous.

      In delayed delivery transactions, delivery of the securities occurs beyond normal settlement periods, but a Master Portfolio would not pay for such securities or start earning interest on them until they are delivered. However, when a Master Portfolio purchases securities on such a delayed delivery basis, it immediately assumes the risk of ownership, including the risk of price fluctuation. Failure by a counterparty to deliver a security purchased on a delayed delivery basis may result in a loss or missed opportunity to make an alternative investment. Depending upon market conditions, a Master Portfolio's delayed delivery purchase commitments could cause its net asset value to be more volatile, because such securities may increase the amount by which the Master Portfolio's total assets, including the value of when-issued and delayed delivery securities held by the Master Portfolio, exceed its net assets.

      ZERO-COUPON, PAY-IN-KIND AND STEP-COUPON SECURITIES

      A zero-coupon security is one that makes no periodic interest payments but instead is sold at a deep discount from its face value. There are many different kinds of zero-coupon securities. The most commonly known is the zero-coupon bond, which either may be issued at a deep discount by a corporation or government entity or may be created by a brokerage firm when it strips the coupons off a bond and sells the bond of the note and the coupon separately. This technique is used frequently with U.S. Treasury bonds, and the zero-coupon issue is marketed under such names as CATS (Certificate of Accrual on Treasury Securities), TIGER (Treasury Investor Growth Receipt) or STRIPS (Separate Trading of Registered Interest and Principal of Securities). Zero-coupon bonds are also issued by municipalities.

Buying a municipal zero-coupon bond frees its purchaser of the obligation to pay regular federal income tax on imputed interest, since the interest is exempt for federal income tax purposes. Zero-coupon certificates of deposit and zero-coupon mortgages also exist; they work on the same principle as zero-coupon bonds -- the CD holder or mortgage holder receives face value at maturity, and no payments until then. See "Descriptions of Permissible Investments -- Stripped Securities."

      Pay-in-kind bonds normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.

      Step-coupon bonds trade at a discount from their face value and pay coupon interest. The coupon rate is low for an initial period and then increases to a higher coupon rate thereafter. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issue.

      In general, owners of zero-coupon, step-coupon and pay-in-kind bonds have substantially all the rights and privileges of owners of the underlying coupon obligations or principal obligations. Owners of these bonds have the right upon default on the underlying coupon obligations or principal obligations to proceed directly and individually against the issuer, and are not required to act in concert with other holders of such bonds.

      Key Considerations and Risks: Generally, the market prices of zero-coupon, step-coupon and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities.

      Because zero-coupon securities bear no interest, they are the most volatile of all fixed-income securities. Since zero-coupon bondholders do not receive interest payments, zero-coupon securities fall more dramatically than bonds paying out interest on a current basis when interest rates rise. However, when interest rates fall, zero-coupon securities rise more rapidly in value than full-coupon bonds, because the bonds have locked in a particular rate of reinvestment that becomes more attractive the further rates fall. The greater the number of years that a zero-coupon security has until maturity, the less an investor has to pay for it, and the more leverage is at work for the investor. For example, a bond maturing in 5 years may double in value, but one maturing in 25 years may increase in value 10 times, depending on the interest rate of the bond.

      OTHER CONSIDERATIONS

      TEMPORARY DEFENSIVE PURPOSES

      Each Master Portfolio may hold cash or money market instruments. It may invest in these securities without limit, when the Adviser: (i) believes that the market conditions are not favorable for profitable investing; (ii) is unable to locate favorable investment opportunities; or (iii) determines that a temporary defensive position is advisable or necessary in order to meet anticipated redemption requests, or for other reasons.

      When a Master Portfolio engages in such strategies, it may not achieve its investment objective.

      PORTFOLIO TURNOVER

      The length of time a Master Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Master Portfolio is known as "portfolio turnover." A Master Portfolio may engage in frequent and active trading of portfolio securities in order to achieve its investment objective, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) involves correspondingly greater expenses to the Master Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in adverse tax consequences to a Master Portfolio's interestholders. The trading costs and tax effects associated with portfolio turnover may adversely affect the Master Portfolio's performance.

      For each Master Portfolio's portfolio turnover rate, see the "Financial Highlights" in the prospectus for that Master Portfolio. The portfolio turnover rate for the Marsico International Opportunities Master Portfolio and the Marsico 21st Century Master Portfolio may be greater than most funds due to the investment style of the funds. Turnover rates for concentrated growth portfolios may be substantially impacted by market conditions. The portfolio turnover rate for the Small Cap Value Master Portfolio was higher this year due to the generally volatile economy and the changing market environment, which cuased the Adviser to reposition Master Portfolio holdings.

      DISCLOURE OF PORTFOLIO HOLDINGS INFORMATION

      The Board has adopted policies, and CMA has adopted policies and procedures, both with respect to the disclosure of the Master Portfolios' portfolio holdings by the Master Portfolios,CMA, or their affiliates. The Board also has adopted policies and procedures designed to ensure that disclosure of information regarding the Master Portfolios' portfolio securities is in the best interest of Master Portfolio interestholders, including procedures to address conflicts of interests of a Master Portfolio's interestholders, on the one hand, and those of a Master Portfolio's investment adviser, sub-adviser, or any affiliated person of a Master Portfolio, on the other. These policies provide that Master Portfolio portfolio holdings information generally may not be disclosed to any party prior to: (1) the business day next following the posting of such information on the Master Portfolios' website at www.columbiafunds.com, if applicable or (2) the business day next following the filing of the information with the SEC in a required filing. Certain limited exceptions that have been approved as part of the Master Portfolios' policies are described below. The Board will be updated as needed regarding the Master Portfolios' compliance with the policies, including information relating to any potential conflicts of interest between the interests of Master Portfolio interestholders and those of the Adviser and its affiliates. The Master Portfolios' policies prohibit CMA and the Master Portfolios' other service providers from entering into any agreement to disclose Master Portfolio portfolio holdings information in exchange for any form of consideration. These policies apply to disclosure of portfolio holding information to all categories of persons, including, without limitation, individual investors, institutional investors, intermediaries that distribute the Master Portfolios' shares, third-party service providers, rating and ranking organizations and affiliated persons of the Master Portfolios.

      PUBLIC DISCLOSURES

      The Master Portfolios' portfolio holdings are currently disclosed to the public through required filings with the SEC and on the Master Portfolios' website at www.columbiafunds.com. This information is produced currently quarterly on a fiscal year basis and is available on the Master Portfolios' website. The top ten holdings list also is provided quarterly in Master Portfolio descriptions that are included in the offering materials of variable annuity contracts and/or variable life insurance products.

      The Master Portfolios file their portfolio holdings with the SEC for each fiscal quarter on Form N-CSR (with respect to each annual period and semi-annual period) and Form N-Q (with respect to the first and third quarters of each Master Portfolio's fiscal year). Shareholders may obtain the Master Portfolios' Form N-CSR and N-Q filings on the SEC's website at www.sec.gov. In addition, the Master Portfolios' Form N-CSR and N-Q filings may be reviewed and copied at the SEC's public reference room in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for information about the SEC's website or the operation of the public room. A complete list of each Master Portfolio's holdings for each calendar quarter will be available on the Columbia Funds website at www.columbiafunds.com by clicking on the link relating to N-Q filings and will remain available on the linked website as part of the Trust's filings with the SEC.

      The scope of the information provided pursuant to the Master Portfolios' policies relating to each Master Portfolio's portfolio that is made available on the website may change from time to time without prior notice.

      The Master Portfolios, CMA or their affiliates may include portfolio holdings information that has already been made public through a web posting or SEC filing in marketing literature and other communications to shareholders, advisers or other parties, provided that the information is disclosed no earlier than the business day after the date the information is disclosed publicly.

      OTHER DISCLOSURES

      The Master Portfolios' policies provide that non-public disclosures of the Master Portfolios' portfolio holdings may be made if (1) the Master Portfolios have a legitimate business purpose for making such disclosure, (2) the Master Portfolios' chief executive officer authorizes such non-public disclosure of information, and (3) the party receiving the non-public information enters into a confidentiality agreement, and the receiving party is subject to a duty not to trade on the non-public information.

      In determining the existence of a legitimate business purpose, the following factors, and any additional relevant factors, are considered: (1) that any prior disclosure must be consistent with the anti-fraud provisions of the federal securities laws and the fiduciary duties of CMA; (2) any conflicts of interest between the interests of Master Portfolio interestholders, on the one hand, and those of CMA, CMDI or any affiliated person of the Master Portfolio on the other; and (3) that prior disclosure to a third party, although subject to a confidentiality agreement, would not make lawful conduct that is otherwise unlawful.

      In addition, the Master Portfolios' periodically disclose their portfolio information on a confidential basis to various service providers that require such information in order to assist the Master Portfolios with their day-to-day business affairs. In addition to CMA and its affiliates, these service providers include the Master Portfolios' sub-advisers, the Master Portfolios' independent registered public accounting firm, legal counsel, financial printers, the Master Portfolio's proxy solicitor, the Master Portfolios' proxy voting service provider, rating agencies that maintain ratings on certain Columbia Funds. These service providers are required to keep such information confidential, and are prohibited from trading based on the information or otherwise using the information except as necessary in providing services to the Master Portfolios. The Master Portfolios may also disclose portfolio holdings information to broker/dealers and certain other entities in connection with potential transactions and management of the Master Portfolio, provided that reasonable precautions, including limitations on the scope of the portfolio holdings information disclosed, are taken to avoid any potential misuse of the disclosed information.

      The Master Portfolios currently have ongoing arrangements with certain approved recipients to disclose portfolio holdings information prior to their being made public. These special arrangements include the following:

                                                                                             INDIVIDUAL OR
                                                                                              CATEGORY OF
                                                                                              INDIVIDUALS
                          COMPENSATION/            CONDITIONS/                 FREQUENCY        WHO MAY
                          CONSIDERATION      RESTRICTIONS ON USE OF                OF         AUTHORIZE
 IDENTITY OF RECIPIENT      RECEIVED               INFORMATION                 DISCLOSURE     DISCLOSURE
-----------------------  ---------------  ----------------------------------  ------------  --------------
Computershare Trust      None             Use of portfolio holdings           Periodically  Officers and
Company, N.A.                             information for reconciliation                    Employees
                                          purposes.

Electra Information      None             Use of portfolio holdings           Daily         Chief Executive
Systems                                   information for Columbia                          Officer
                                          Multi-Advisor International Equity
                                          Master Portfolio for trade
                                          reconciliation purposes.

FitchRatings             None             Use of portfolio holdings           Weekly        Chief Executive
                                          information solely for                            Officer

                                          FitchRatings' use in maintaining
                                          ratings on certain money market
                                          funds.

InvestorTools, Inc.      None             Access to holdings granted solely   Real time     Chief Executive
                                          for the purpose of testing back                   Officer
                                          office conversion of trading
                                          systems.

Thomson Financial        None             Access to holdings granted solely   Real time     Chief Executive
                                          for the purpose of testing back                   Officer
                                          office conversion of trading
                                          systems.

UBS                      None             Access to holdings granted solely   Real time     Chief Executive
                                          to enable UBS to conduct due                      Officer
                                          diligence on funds as offered
                                          through its wrap program platform.

                             MANAGEMENT OF THE TRUST

      THE TRUSTEES AND OFFICERS

      The Board of the Trust oversees the Master Portfolios. All of the Trustees are "independent," meaning that they have no affiliation with Bank of America, its affiliates, or the Master Portfolios. The Trustees are charged with the fiduciary duty of protecting shareholders interests when supervising and overseeing the management and operations of the Trust and have the responsibility of assuring that the Trust's Master Portfolios are managed in the best interests of shareholders. The following table provides basic information about the Trustees and the executive officers ("Officers") of the Trust as of the date of this SAI, including their principal occupations during the past five years, although their specific titles may have varied over the period. The mailing address of each Trustee is: c/o Columbia Management Advisors, LLC, One Financial Center, Mail Stop MA5-515-11-05, Boston, MA 02111.

                                                                               NUMBER
                                                                               OF
                             TERM OF                                           FUNDS
NAME, YEAR OF  BIRTH         OFFICE AND                                        IN FUND
AND POSITION HELD WITH THE   LENGTH OF    PRINCIPAL OCCUPATION(S) DURING THE   COMPLEX   OTHER DIRECTORSHIPS HELD BY
TRUST                        TIME SERVED  PAST FIVE YEARS                      OVERSEEN  TRUSTEE
---------------------------  -----------  -----------------------------------  --------  ----------------------------
                                                       TRUSTEES

Edward J. Boudreau, Jr.      Indefinite   Managing Director - E.J. Boudreau &  79        None
(Born 1944)                  term;        Associates (consulting), through
Trustee                      Trustee      current;
                             since
                             January
                             2005

William P. Carmichael        Indefinite   Retired                              79        Director - Cobra Electronics
(Born 1943)                  term;                                                       Corporation (electronic
Trustee and Chairman of the  Trustee                                                     equipment manufacturer);
Board                        since 1999                                                  Spectrum Brands, Inc.
                                                                                         (batteries); Simmons Company
                                                                                         (bedding); and The Finish
                                                                                         Line (apparel)

William A. Hawkins           Indefinite   President, Retail Banking - IndyMac  79        None
(Born 1942)                  term;        Bancorp, Inc., from September 1999
Trustee                      Trustee      to August 2003
                             since
                             January
                             2005

                                                                               NUMBER
                                                                               OF
                             TERM OF                                           FUNDS
NAME, YEAR OF  BIRTH         OFFICE AND                                        IN FUND
AND POSITION HELD WITH THE   LENGTH OF    PRINCIPAL OCCUPATION(S) DURING THE   COMPLEX   OTHER DIRECTORSHIPS HELD BY
TRUST                        TIME SERVED  PAST FIVE YEARS                      OVERSEEN  TRUSTEE
---------------------------  -----------  ----------------------------------- --------  ----------------------------

R. Glenn Hilliard            Indefinite   Chairman and Chief Executive Officer 79        Director - Conseco, Inc.
(Born 1943)                  term;        - Hilliard Group LLC (investing and            (insurance) and Alea Group
Trustee                      Trustee      consulting), from April 2003 through           Holdings (Bermuda), Ltd.
                             since        current; Chairman and Chief                    (insurance)
                             January      Executive Officer - ING Americas,
                             2005         from 1999 to April 2003; and
                                          Non-Executive Chairman - Conseco,
                                          Inc. (insurance), from September
                                          2004 through current

Minor M. Shaw                Indefinite   President - Micco Corporation and    79        Board Member - Piedmont
(Born 1947)                  term;        Mickel Investment Group                        Natural Gas
Trustee                      Trustee
                             since 2003

                                                YEAR FIRST
                                                ELECTED OR
NAME, YEAR OF  BIRTH AND     POSITION WITH      APPOINTED
ADDRESS                      THE TRUST          TO OFFICE    PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS
---------------------------  -------------      ----------   --------------------------------------------------
                                                 OFFICERS

Christopher L. Wilson        President and         2004      Head of Mutual Funds since August 2004 and Managing Director
(Born 1957)                  Chief Executive                 of the Advisor since September 2005; President and Chief
One Financial Center         Officer                         Executive Officer, CDC IXIS Asset Management Services, Inc.
Boston, MA  02110                                            from September 1998 to August 2004

James R. Bordewick, Jr.      Senior Vice           2006      Associate General Counsel, Bank of America, since April
(Born 1959)                  President,                      2005; Senior Vice President and Associate General Counsel,
One Financial Center         Secretary and                   MFS Investment Management prior to April 2005
Boston, MA  02110            Chief Legal
                             Officer

J. Kevin Connaughton         Senior Vice           2004      Managing Director of the Advisor since February 1998
(Born 1964)                  President,
One Financial Center         Chief Financial
Boston, MA  02110            Officer and
                             Treasurer

Mary Joan Hoene              Senior Vice           2004      Senior Vice President and Chief Compliance Officer of
(Born 1949)                  President and                   various funds in the Columbia Funds Complex; Partner,
100 Federal Street           Chief                           Carter, Ledyard & Milburn LLP (law firm) from January 2001
Boston, MA  02110            Compliance                      to August 2004
                             Officer

Michael G. Clarke            Chief                 2004      Managing Director of the Advisor since February 2001
(Born 1969)                  Accounting
One Financial Center         Officer and
Boston, MA  02110            Assistant
                             Treasurer

Stephen T. Welsh             Vice President        2004      President, Columbia Management Services, Inc. since July
(Born 1957)                                                  2004; Senior Vice President and Controller, Columbia
One Financial Center                                         Management Services, Inc. prior to July 2004
Boston, MA  02110

Jeffrey R. Coleman           Deputy Treasurer      2004      Group Operations Manager of the Advisor since October 2004;
(Born 1969)                                                  Vice President of CDC IXIS Asset Management Services, Inc.
One Financial Center                                         from August 2000 to September 2004
Boston, MA  02110

Joseph F. DiMaria            Deputy Treasurer      2005      Senior Compliance Manager of the Advisor since January 2005;
(Born 1968)                                                  Director of Trustee Administration of the Advisor from May
One Financial Center                                         2003 to January 2005; Senior Audit Manager, PwC (independent
Boston, MA  02110                                            registered accounting firm) from July 2000 to April 2003




                                                YEAR FIRST
                                                ELECTED OR
NAME, YEAR OF  BIRTH AND     POSITION WITH      APPOINTED
ADDRESS                      THE TRUST          TO OFFICE    PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS
------------------------     -------------      ----------   --------------------------------------------------
Ty S. Edwards                Deputy Treasurer      2005      Vice President of the Advisor since 2002; Assistant Vice
(Born 1966)                                                  President and Director, State Street Corporation (financial
One Financial Center                                         services) prior to 2002
Boston, MA  02110

Barry S. Vallan              Controller            2006      Vice President - Fund Treasury of the Advisor since October
(Born 1969)                                                  2004: Vice President - Trustee Reporting from April 2002 to
One Financial Center                                         October 2004; Management Consultant, PwC prior to 2002
Boston, MA  02110

Peter T. Fariel              Assistant             2006      Associate General Counsel, Bank of America since April 2005;
(Born 1957)                  Secretary                       Partner, Goodwin Procter LLP (law firm) prior to April 2005
One Financial Center
Boston, MA  02110

Ryan C. Larrenaga            Assistant             2006      Assistant General Counsel, Bank of America since March 2005;
(Born 1970)                  Secretary                       Associate Ropes & Gray LLP (law firm) from 1998 to February
One Financial Center                                         2005
Boston, MA  02110

Barry S. Finkle              Assistant             2005      Senior Manager and Head of Fund Performance of the Advisor
(Born 1965)                  Treasurer                       since January 2001
One Financial Center
Boston, MA  02110

Kathryn Dwyer-Thompson       Assistant             2006      Vice President, Mutual Fund Accounting Oversight of the
(Born 1967)                  Treasurer                       Advisor since December 2004; Vice President, State Street
One Financial Center                                         Corporation (financial services) prior to December 2004.
Boston, MA 02111

Marybeth C. Pilat            Assistant             2006      Vice President, Mutual Fund Valuation of the Advisor since
(Born 1968)                  Treasurer                       January 2006; Vice President, Mutual Fund Accounting
One Financial Center                                         Oversight of the Advisor prior to January 2006.
Boston, MA 02111

Philip N. Prefontaine        Assistant             2006      Vice President, Mutual Fund Reporting of the Advisor since
(Born 1948)                  Treasurer                       November 2004; Assistant Vice President of CDC IXIS Asset
One Financial Center                                         Management Services, Inc. (investment management) prior to
Boston, MA 02111                                             November 2004.

Keith E. Stone (Born 1974)   Assistant             2006      Vice President, Trustee Reporting of the Advisor since
One Financial Center         Treasurer                       September 2003; Manager, Investors Bank & Trust Company
Boston, MA 02111                                             (financial services) from December 2002 to September 2003;
                                                             Audit Senior, Deloitte & Touche, LLP prior to December 2002.

Julian Quero                 Assistant             2006      Senior Compliance Manager of the Advisor since April 2002;
(Born 1967)                  Treasurer                       Assistant Vice President of Taxes and Distributions of the
One Financial Center                                         Advisor from 2001 to April 2002
Boston, MA  02110

      BOARD COMMITTEES

      The Trust has an Audit Committee, a Governance Committee and an Investment Committee.

      The function of each Audit Committee is oversight. Management (which generally means the appropriate officers of a Company, and a Master Portfolio's investment adviser(s), administrator(s) and other key service providers (other than the independent auditors)) is primarily responsible for the preparation the financial statements of each Master Portfolio, and the independent auditors are responsible for auditing those financial statements. Management is also responsible for maintaining appropriate systems for accounting and "internal controls over financial reporting" (as such term is defined in Rule 30a-3 under the 1940 Act), and the independent auditors are primarily responsible for considering such internal controls over financial reporting in connection with their financial statement audits. While each Audit

Committee has the duties and powers set forth in the Audit Committee charter, each Audit Committee is not responsible for planning or conducting any Master Portfolio audit or for determining whether a Master Portfolio's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

      The Audit Committee has, among other things, specific power and responsibility to: i) oversee its Master Portfolios' accounting and financial reporting processes and practices, its internal controls over financial reporting and, as appropriate, the internal controls over financial reporting of key service providers; ii) approve, and recommend to the full Board for its approval in accordance with applicable law, the selection and appointment of an independent auditor for each Master Portfolio prior to the engagement of such independent auditor; iii) pre-approve all audit and non-audit services provided to each Master Portfolio by its independent auditor, directly or by establishing pre-approval policies and procedures pursuant to which such services may be rendered, provided however, that the policies and procedures are detailed as to the particular service and the Audit Committee is informed of each service, and such policies do not include the delegation to management of the Audit Committee's responsibilities under the Securities Exchange Act of 1934 or applicable rules or listing requirements; and iv) pre-approve all non-audit services provided by a Master Portfolio's independent auditor to the Master Portfolio's investment adviser and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Master Portfolio, if the engagement relates directly to the operations and financial reporting of the Master Portfolio. Each Trustee is a member of the Audit Committee. The Audit Committee members are all not "interested" persons (as defined in the 1940 Act). The Audit Committee met 5 times in 2005.

      The primary responsibilities of the Governance Committee include, as set forth in its charter: i) nominating Independent Trustees; ii) addressing matters relating to compensation of Trustees who are not current directors, officers or employees of a Master Portfolio's investment adviser or sub-adviser or any control affiliate thereof ("Unaffiliated Trustees"), including deferred compensation and retirement policies; and iii) evaluating each Board and its committee structure as often as it deems necessary or desirable to determine whether each is functioning effectively. Each Governance Committee shall determine the nature of the evaluation and its role therein in its sole discretion. Each Trustee is a member of the Governance Committee. The Governance Committee met 4 times in 2005.

      The primary responsibilities of the Investment Committee are, as set forth in its charter, to assist the Board in carrying out its oversight responsibilities in specific areas of investment management, both by acting as liaison between the full Board and the Adviser on investment matters, and by acting on behalf of the Board, on an interim basis, on investment issues in non-recurring or extraordinary circumstances when it is impractical to convene a meeting of the full Board. In carrying out these general responsibilities, the Investment Committee assists the Board in connection with issues relating to: the investment policies and procedures adopted for the Master Portfolios; appropriate performance benchmarks and other comparative issues; portfolio management staffing and other personnel issues of the Adviser; investment related compliance issues; possible exemptive applications or other relief necessary or appropriate with respect to investment matters; and other investment related matters referred from time to time to the Committee by the full Board. The Committee reports its activities to the full Board on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the Committee may deem necessary or appropriate. Each Trustee is a member of the Investment Committee. The Investment Committee met 5 times in 2005.

      BOARD COMPENSATION

      Trustees are compensated for their services to the Columbia Funds Family on a complex-wide basis, and not on a per registered investment company or per fund basis, as follows:

Base Compensation
--------------------------------------------------------   --------------------------------------------------
Base Retainer Fee.......................................   $75,000 per year

In-Person Meeting Fee...................................   $7,000 per meeting (paid on a per meeting basis,
                                                           even if meeting occurs over multiple days)

Telephonic Meeting Fee..................................   $1,000 per meeting

Audit Committee Meeting Fee.............................   $1,000 per meeting (if not held in connection with
                                                           a regularly scheduled Board meeting)

Governance Committee Meeting Fee........................   $1,000 per meeting (if not held in connection with
                                                           a regularly scheduled Board meeting)

Investment Committee Meeting Fee........................   $1,000 per meeting (if not held in connection with
                                                           a regularly scheduled Board meeting)

Additional Compensation
--------------------------------------------------------   --------------------------------------------------
Chairman................................................   25% of the combined total of the base retainer fee
                                                           and all meeting fees

Audit Committee Chairman................................   10% of the combined total of the base retainer fee
                                                           and all meeting fees

Governance Committee Chairman...........................   10% of the combined total of the base retainer fee
                                                           and all meeting fees

Investment Committee Chairman...........................   10% of the combined total of the base retainer fee
                                                           and all meeting fees

           Compensation Table for the Fiscal Year Ended March 31, 2006

                                                  Total Compensation
                                Aggregate          from the Columbia
                          Compensation from the   Funds Complex Paid
   Name of Trustee              Trust(1)           to Directors(2)(3)
-----------------------   ---------------------   -------------------
Edward J. Boudreau, Jr.       $13,139                 $146,700
William P. Carmichael          14,998                  167,500
Minor M. Shaw                  13,040                  145,600
R. Glenn Hilliard              11,908                  133,000
William A. Hawkins             13,139                  146,700

-----------------
(1)All Trustees receive reasonable reimbursements for expenses related to their attendance at meetings of the Board. Except to the extent that William P. Carmichael, as Chairman of the Boards, can be deemed to be an officer of the Trust, no officer of any Trust receives direct remuneration from such Trust for serving in such capacities.

(2) The Trustees received compensation from three investment companies that are deemed to be part of the Columbia Funds "fund complex," as that term is defined under Item 12 of Form N-1A: the Trust, CVIT I and CFST.

(3) Total compensation amounts include deferred compensation payable to or accrued to the following Trustees: Edward J. Boudreau, Jr. -- $59,419; William
P. Carmichael -- $151,431; Minor M. Shaw -- $65,814; and R. Glenn Hilliard -- $120,241.

      COLUMBIA FUNDS DEFERRED COMPENSATION PLAN

      Under the terms of the Columbia Funds Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan"), each Trustee may elect, on an annual basis, to defer all or any portion of the annual board fees (including the annual retainer and all attendance fees) payable to the Trustee for that calendar year. An application was submitted to and approved by the SEC to permit deferring Trustees to elect to tie the rate of return on fees deferred pursuant to the Deferred Compensation Plan to one or more of certain investment portfolios of certain funds in the Columbia Funds Complex. Distributions from the deferring Trustees' deferral accounts will be paid in cash, in generally equal quarterly installments over a period up to ten years beginning on the first day of the first calendar quarter following the later of the quarter in which the Trustee attains age 65 or the quarter in which the Trustee terminates service as Trustee. The Board, in its sole discretion, may accelerate or extend such payments after a Trustee's termination of service. If a deferring Trustee dies prior to the commencement of the distribution of amounts in his deferral account, the balance of the deferral account will be distributed to his designated beneficiary in a lump sum as soon as practicable after the Trustee's death. If a deferring Trustee dies after the commencement of such distribution, but prior to the complete distribution of his deferral account, the balance of the amounts credited to his deferral account will be distributed to his designated beneficiary over the remaining period during which such amounts were distributable to the Trustee. Amounts payable under the Deferred Compensation Plan are not funded or secured in any way and deferring Trustees have the status of unsecured creditors of the Trust.

      BENEFICIAL EQUITY OWNERSHIP INFORMATION

      As of the date of this SAI, Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust.

      The table below shows for each Trustee, the amount of Master Portfolio securities beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: A = $0; B = $1-$10,000; C = $10,001-$50,000; D =
$50,001-$100,000; and E = over $100,000.

              Beneficial Equity Ownership in Master Portfolios and Columbia Funds Family Calendar Year Ended December 31, 2005

                          DOLLAR RANGE OF EQUITY SECURITIES OF A MASTER   AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES
TRUSTEE                                     PORTFOLIO                               OF COLUMBIA FUNDS FAMILY
-----------------------   ---------------------------------------------   -------------------------------------------
Edward J. Boudreau, Jr.                      A                                                  E
William P. Carmichael                        A                                                  E
William A. Hawkins                           A                                                  E
R. Glenn Hilliard                            A                                                  E
Minor M. Shaw                                A                                                  E

      CODES OF ETHICS

      The Trust, each Adviser and CMD have adopted a Code of Ethics which contains policies on personal securities transactions by "access persons," including portfolio managers and investment analysts. These Codes of Ethics substantially comply in all material respects with recently amended Rule 17j-1 under the 1940 Act, which, among other things, provides that the Board must review each Code of Ethics at least annually.

      The Codes of Ethics, among other things, prohibit each access person from purchasing or selling securities when such person knows or should have known that, at the time of the transaction, the security (i) was being considered for purchase or sale by a Master Portfolio, or (ii) was being purchased or sold by a Master Portfolio. For purposes of the Codes of Ethics, an access person means
(i) a director or officer of the Trust, (ii) any employee of the Trust (or any company in a control relationship with the Trust) who, in the course of his/her regular duties, obtains information about, or makes recommendations with respect to, the purchase or sale of securities by the Trust, and (iii) any natural person in a control relationship with the Trust who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions, including a requirement that they disgorge to the Trust any profits realized on short-term trading (i.e., the purchase/sale or sale/purchase of securities within any 60-day period). The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the Codes of Ethics generally require access persons, other than Independent Trustees, to submit reports to the Trust's designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The Codes of Ethics for the Trust, Advisers and CMD are on public file with, and are available from, the SEC.

                      PROXY VOTING POLICIES AND PROCEDURES

      For a copy of the Adviser and Sub-Adviser policies and procedures that are used to determine how to vote proxies relating to portfolio securities held by the Master Portfolios, see Appendix C to this SAI.

      Information regarding how the Master Portfolios voted any proxies relating to portfolio securities during the most recent twelve-month period ended June 30 will be available by August 31 of this year free of charge: (1) through the Master Portfolios' website at www.columbiafunds.com; and (2) on the SEC's website at www.sec.gov.

                    CONTROL PERSONS AND PRINCIPAL HOLDERS OF
                                   SECURITIES

      As of July 22, 2006, the name, address and percentage of ownership is shown below for each person who may be deemed to be a principal holder (i.e., owns of record or is known by the Trust to own beneficially 5% or more of a Master Portfolio's outstanding shares). The Feeder Funds shown below may be deemed a "control person" (as that term is defined in the 1940 Act) of its corresponding Master Portfolio, in that it is deemed to beneficially own greater than 25% of the outstanding beneficial interests of a Master Portfolio by virtue of its fiduciary or trust roles.

                                      AMOUNT OF
                                      BENEFICIAL          PERCENTAGE
                                      INTERESTS OWNED;    OF MASTER
MASTER PORTFOLIO   NAME AND ADDRESS   TYPE OF OWNERSHIP   PORTFOLIO
----------------   ----------------   -----------------   ----------

      As of July 22, 2006, the amount of beneficial interests of any Master Portfolio by the Trustees and officers as a group was less than 1% of any class of shares of a Master Portfolio.

                     INVESTMENT ADVISORY AND OTHER SERVICES

      INVESTMENT ADVISER AND SUB-ADVISERS

      CMA (formerly known as Banc of America Capital Management, LLC or BACAP) is the investment adviser to the Master Portfolios. CMA is a wholly-owned subsidiary of Columbia Management Group, LLC, which in turn is a wholly-owned subsidiary of Bank of America, which in turn is a wholly-owned banking subsidiary of Bank of America Corporation, a financial services holding company organized as a Delaware corporation. The principal offices of CMA are located at 100 Federal Street, Boston MA 02110.

      Marsico Capital is located at 1200 17th Street, Suite 1600, Denver, CO 80202. Marsico Capital was organized in September 1997 as a registered investment adviser and became a wholly owned indirect subsidiary of Bank of America in January 2001. Marsico Capital provides investment management services to other mutual funds and private accounts and, as of December 31, 2004, had approximately $44 billion under management. Thomas
F. Marsico is the founder and Chief Executive Officer of Marsico Capital. Marsico Capital is the investment sub-adviser to: Columbia Marsico Focused Equities Master Portfolio; Columbia Marsico Growth Master Portfolio; Columbia Marsico 21st Century Master Portfolio; Columbia Marsico Mid Cap Growth Fund; Columbia Marsico International Opportunities Master Portfolio; and Columbia Multi-Advisor International Equity Master Portfolio.

      Causeway is co-investment sub-adviser to approximately half of the assets of the Multi-Advisor International Equity Master Portfolio. Causeway is a registered investment adviser with approximately $16.158 billion in assets under management as of June 30, 2006. Causeway has its principal offices at 11111 Santa Monica Boulevard, Suite 1550, Los Angeles, CA 90025.

      Brandes is the investment sub-adviser to Global Value Fund and International Value Master Portfolio. Brandes Investment Partners, LLC is 100% beneficially owned either directly or indirectly, by senior professionals of the firm. The principal offices of Brandes are located at 11988 El Camino Real, Suite 500, San Diego, California 92130.

      MacKay Shields is the investment sub-adviser to the Columbia High Income Master Portfolio. MacKay Shields is located at 9 West 57th Street, New York, NY 10019.

      PORTFOLIO MANAGERS

      Other Accounts Managed by Portfolio Managers

      The following table shows the number and assets of other investment accounts (or portions of investment accounts) that each Fund's portfolio managers managed as of each Fund's fiscal year-end.

                         OTHER SEC-REGISTERED OPEN-     OTHER POOLED INVESTMENT
                          END AND CLOSED-END FUNDS             VEHICLES                   OTHER ACCOUNTS
                         --------------------------    -------------------------    --------------------------
                         Number of                     Number of                    Number of
  PORTFOLIO MANAGER       accounts        Assets        accounts       Assets        accounts       Assets
----------------------   ---------    -------------    ---------    ------------    ---------    -------------
  Paul J. Berlinguet         3        $1.86 billion       1         $370 million        22       $677 million


   W. James Brown(1)         7           $10.527          35           $11.096                      $76.06
                                         billion                       billion         7499        billion


   W. James Brown(2)         7           $10.527          35           $11.096                      $76.06
                                         billion                       billion         7499        billion


  Glenn R. Carlson(3)        11          $10.88           56           $12.34                       $81.54
                                         billion                       billion         8797        billion


  Glenn R. Carlson(4)        11          $10.88           56           $12.34                       $81.54
                                         billion                       billion         8797        billion

    Daniel H. Cole           8        $975 million        1          $21 million        10       $291 million


   Keith Colestock(5)        8           $10.619          40           $11.366                     $78.783
                                         billion                       billion         8297        billion


   Keith Colestock(6)        8           $10.619          40           $11.366                     $78.783
                                         billion                       billion         8297        billion

   Brian M. Condon           1         $97 million        2         $354 million       574          $1.239
                                                                                                   billion

  Daniele M. Donahoe         8        $973 million        1          $21 million        6        $289 million

    James A. Doyle           3           $5.376           7            $1.692           68          $7.939
                                         billion                       billion                     billion

   Brian Drainville          2        $682 million        13        $3.4 billion        68       $2.3 billion

   Kevin V. Durkin           3           $5.376           7            $1.692           62          $7.938
                                         billion                       billion                     billion

  Douglas C. Edman(8)        8           $10.71           39           $11.37          7820         $77.30
                                         billion                       billion                     billion

                         OTHER SEC-REGISTERED OPEN-     OTHER POOLED INVESTMENT
                          END AND CLOSED-END FUNDS             VEHICLES                   OTHER ACCOUNTS
                         --------------------------    -------------------------    --------------------------
                         Number of                     Number of                    Number of
  PORTFOLIO MANAGER       accounts        Assets        accounts       Assets        accounts       Assets
----------------------   ---------    -------------    ---------    ------------    ---------    -------------

  Douglas C. Edman(9)         8          $10.71           39           $11.37         7820          $77.30
                                         billion                       billion                     billion

   Jonathan P. Eng            3          $5.376            7           $1.692           63          $7.938
                                         billion                       billion                     billion

   Brent Fredberg(10)         7          $10.527          35           $11.096        7499          $76.06
                                         billion                       billion                     billion

   Brent Fredberg(11)         7          $10.527          35           $11.096        7499          $76.06
                                         billion                       billion                     billion

 James G. Gendelman(12)      14          $4.217            0             N/A             5       $362 million
                                         billion

 James G. Gendelman(13)      14          $5.203            0             N/A             5       $362 million
                                         billion

Corydon J. Gilchrist(14)      4          $1.272            0             N/A             3       $968 million
                                         billion

Corydon J. Gilchrist(15)      4          $1.857            0             N/A             3       $968 million
                                         billion

    Jarl Ginsberg             0            N/A             0             N/A            17       $10 million

  Harry W. Hartford           3          $5.376            7           $1.692           68          $7.947
                                         billion                       billion                     billion

  Sarah H. Ketterer           3          $5.376            7           $1.692           64          $7.938
                                         billion                       billion                     billion

    Craig Leopold             0            N/A             2        $354 million       564          $1.238
                                                                                                   billion

   George P. Maris            0            N/A             2        $354 million       573          $1.238
                                                                                                   billion

 Thomas F. Marsico(16)       37       $27.4 billion       14        $1.94 billion      200          $26.1
                                                                                                   billion

 Thomas F. Marsico(17)       37       $27.2 billion       14        $1.94 billion      200          $26.1
                                                                                                   billion

Robert K. McConnaughey        1       $686 million         2        $354 million       570          $1.317
                                                                                                   billion

     Colin Moore              1          $1.615            2        $354 million       565          $1.24
                                         billion                                                   billion

  Jon Michael Morgan          8       $975 million         1         $21 million         7       $289 million

  Amelia M. Morris(20)       11          $10.88           56           $12.34         8797          $81.54
                                         billion                       billion                     billion

  Amelia M. Morris(21)       11          $10.88           56           $12.34         8797          $81.54
                                         billion                       billion                     billion

   J. Matthew Philo           3       $5.77 billion        1        $287 million        44          $9.09
                                                                                                   billion

 William Pickering(22)       11          $10.88           56           $12.34         8797          $81.54
                                         billion                       billion                     billion

 William Pickering(23)       11          $10.88           56           $12.34         8797          $81.54
                                         billion                       billion                     billion

    Peter Santoro             0            N/A             2        $354 million       565          $1.238
                                                                                                   billion

  Clifford D. Siverd          8       $975 million         1         $21 million        13       $290 million

     Christian K.             0            N/A             0             N/A            18       $10 million
      Stadlinger

   Brent V. Woods(24)        11          $10.88           56           $12.34         8797          $81.54
                                         billion                       billion                     billion

   Brent V. Woods(25)        11          $10.88           56           $12.34         8797          $81.54
                                         billion                       billion                     billion

1 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Global Value Fund

2 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia International Value Fund

3 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Global Value Fund

4 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia International Value Fund

5 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Global Value Fund

6 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia International Value Fund

7 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Global Value Fund

8 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia International Value Fund

9 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Global Value Fund

10 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia International Value Fund

11 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Marsico International Opportunities Fund

12 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Multi-Advisor International Equity Fund

13 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Marsico 21st Century Fund. One of the "other Accounts" is a wrap fee platform, which includes 3,865 underlying clients with total assets of approximately $960 million.

14 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Marsico Mid Cap Growth Fund. One of the

"Other Accounts" is a wrap fee platform, which includes 3,865 underlying clients with total assets of approximately $960 million.

15 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Marsico Focused Equities Fund. One of the "Other Accounts" is a wrap fee platform, which includes 29,924 underlying clients with total assets of approximately $11.353 billion

16 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Marsico Growth Fund. One of the "Other Accounts" is a wrap fee platform, which includes 29,924 underlying clients with total assets of approximately $11.353 billion

17 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Global Value Fund

18 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia International Value Fund

19 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Global Value Fund

20 "Other SEC-registered open-end and closed-end funds" represents funds other than Columbia International Value Fund

21" Other SEC-registered open-end and closed-end funds" represents funds other than Columbia Global Value Fund

22" Other SEC-registered open-end and closed-end funds" represents funds other than Columbia International Value Fund

ACCOUNTS AND ASSETS FOR WHICH ADVISORY FEE IS BASED ON PERFORMANCE

                     OTHER SEC-REGISTERED
                   OPEN-END AND CLOSED-END   OTHER POOLED INVESTMENT
PORTFOLIO MANAGER           FUNDS                   VEHICLES             OTHER ACCOUNTS
-----------------  ------------------------  -----------------------  ------------------------
                   Number of                 Number of                Number of
                   accounts         Assets   accounts         Assets  accounts     Assets
                   ---------        ------   ---------        ------  --------- --------------
    Jim Brown                                                            17     $ 9.96 billion
 Glenn R. Carlson                                                        20     $10.73 billion
 Keith Colestock                                                         18     $ 9.97 billion
  James A. Doyle       0              N/A        0             N/A        2     $  663 million
 Kevin V. Durkin       0              N/A        0             N/A        2     $  663 million
 Douglas C. Edman                                                        18     $10.70 billion
  Brent Fredberg                                                         17     $ 9.96 billion
 Jonathan P. Eng       0              N/A        0             N/A        2     $  663 million
Harry W. Hartford      0              N/A        0             N/A        2     $  663 million
Sarah H. Ketterer      0              N/A        0             N/A        2     $  663 million
 Amelia M. Morris                                                        20     $10.73 billion
William Pickering                                                        20     $10.73 billion
  Brent V. Woods                                                         20     $10.73 billion

      Ownership of Securities

      The table below shows the dollar ranges of shares of each Fund beneficially owned (as determined pursuant to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended) by the portfolio managers listed above at the end of each Fund's most recent fiscal year:

                                    Dollar Range of Equity Securities in the Fund
     Portfolio Manager                           Beneficially Owned
----------------------------        ---------------------------------------------
     Paul J. Berlinguet                                   $0
       W. James Brown
      Glenn R. Carlson
       Daniel H. Cole                             $100,000-$500,000
      Keith Colestock
      Brian M. Condon
Columbia Large Cap Core Fund                       $50,000-$100,000
 Columbia World Equity Fund                        $50,000-$100,000
     Daniele M. Donahoe                                   $0
       James A. Doyle                                     $0
      Brian Drainville                                    $0
      Kevin V. Durkin                                     $0
      Douglas C. Edman
      Jonathan P. Eng                                     $0
       Brent Fredberg
     James J. Gendelman                                   $0
    Corydon J. Gilchrist                                  $0
       Jarl Ginsberg                                  $1-$10,000
     Harry W. Hartford                                    $0
     Sarah H. Ketterer                                    $0
       Craig Leopold                                $10,001-$50000
      George P. Maris                             $100,001-$500,000
     Thomas F. Marsico                                    $0
   Robert K. McConnaughey                                 $0
        Colin Moore
Columbia Large Cap Core Fund                      $100,001-$500,000
 Columbia World Equity Fund                               $0
     Jon Michael Morgan                               $1-$10,000
       Amelia Morris
      J. Matthew Philo                                    $0
     William Pickering
       Peter Santoro
Columbia Large Cap Core Fund                       $10,001-$50,000

     Clifford D. Siverd                                   $0
  Christian K. Stadlinger                        $500,001-$1,000,000
       Brent V. Woods

      *Includes notional investments through a deferred compensation account, the value of which are measured by reference to the performance of the fund in which the account is invested.

      Compensation

      As of the Fund's most recent fiscal year end, the portfolio managers received all of their compensation from the Adviser and its parent company, Columbia Management Group, in the form of salary, bonus, stock options and restricted stock. A portfolio manager's bonus is variable and is generally based on (1) an evaluation of the manager's investment performance and (2) the results of a peer and/or management review of such individual, which takes into account skills and attributes such as team participation, investment process, communication and professionalism. In evaluating investment performance, the Adviser generally considers the one-, three- and five-year performance of mutual funds and other accounts under the portfolio manager's oversight relative to the benchmarks and peer groups noted below, emphasizing each manager's three- and five-year performance. The Adviser may also consider a portfolio manager's performance in managing client assets in sectors and industries assigned to the manager as part of his or her investment team responsibilities, where applicable. For portfolio managers who also have group management responsibilities, another factor in their evaluation is an assessment of the group's overall investment performance.

PORTFOLIO MANAGER        PERFORMANCE BENCHMARK            PEER GROUP
----------------------   ------------------------------   ------------------------------------------
Paul J. Berlinguet

W. James Brown

Glenn R. Carlson

Daniel H. Cole           Russell 2000 Growth Index        Morningstar Small Growth Category

Keith Colestock

Brian M. Condon

Daniele M. Donahoe

Brian Drainville         Lehman Brothers Intermediate     Lipper Short-Intermediate Investment Grade
                         Government/Credit Index          Debt Funds Category

                         Lehman Brothers U.S. Aggregate   Lipper Intermediate Investment Grade Debt
                         Index                            Funds Category

Kevin V. Durkin

Douglas C. Edman

Brent Fredberg

James G. Gendelman

Corydon J. Gilchrist

Jarl Ginsberg            Russell 2000 Value Index         Morningstar Small Value Category

Craig Leopold            S&P 500 Index                    Morningstar Large Blend Category

PORTFOLIO MANAGER        PERFORMANCE BENCHMARK            PEER GROUP
----------------------   ------------------------------   ---------------------------------
David L. Lindsay

George Maris             S&P 500 Index                    Morningstar Large Blend Category

Thomas F. Marsico

Robert K. McConnaughey

Colin Moore              S&P 500 Index                    Morningstar Large Blend Category

Jan Michael Morgan

Amelia Morris

Noah J. Petrucci         Russell 1000 Value Index         Morningstar Large Value Category

                         Russell Midcap Value Index       Morningstar Mid Value Category

J. Matthew Philo

William Pickering

Peter Santoro            S&P 500 Index                    Morningstar Large Blend Category

Clifford D. Siverd

Christian K. Stadlinger  Russell 2000 Value Index         Morningstar Small Value Category

Craig Weisenberger

Brent V. Woods

      The size of the overall bonus pool each year is determined by Columbia Management Group and depends in part on levels of compensation generally in the investment management industry (based on market compensation data) and the Adviser's profitability for the year, which is influenced by assets under management.

Marsico Capital

      Marsico Capital's portfolio managers are generally subject to the compensation structure applicable to all Marsico Capital employees. As such, compensation consists of a base salary (reevaluated at least annually), and periodic cash bonuses. Bonuses are typically based on two primary factors: (1) Marsico Capital's overall profitability for the period, and (2) individual achievement and contribution.

      Portfolio manager compensation takes into account, among other factors, the overall performance of all accounts for which the manager provides investment advisory services. Portfolio managers do not receive special consideration based on the performance of particular accounts. Exceptional individual efforts are rewarded through greater participation in the bonus pool. Portfolio manager compensation comes solely from Marsico Capital.

      Although Marsico Capital may compare account performance with relevant benchmark indices, portfolio manager compensation is not directly tied to achieving any pre-determined or specified level of performance. In order to encourage a long-term time horizon for managing portfolios, Marsico Capital seeks to evaluate the portfolio manager's individual performance over periods longer than the immediate compensation period. In addition, portfolio managers are compensated based on other criteria, including effectiveness of leadership within Marsico Capital's Investment Team, contributions to Marsico Capital's overall investment performance, discrete securities analysis, and other factors.

      In addition to his salary and bonus, portfolio managers may participate in other Marsico Capital benefits to the same extent and on the same basis as other Marsico Capital employees.

Brandes

      The firm's compensation structure for portfolio managers/analysts is three-fold:

            -     Competitive base salaries

            -     Participation in an annual bonus plan

            - Eligibility for participation in the firm's equity through partnership or phantom equity

      Compensation is fixed. Participation in the annual bonus plan is linked to a number of qualitative and quantitative evaluation criteria. The criteria include research productivity, performance of portfolio management professionals, and the attainment of client service goals.

MacKay Shields

      MacKay Shields establishes salaries at competitive levels, verified through industry surveys, to attract and maintain the best professional talent. In addition, an incentive bonus equal to a significant percentage of the firm's pre-tax profits is paid annually to the firm's employees based upon an individual's performance and the profitability of the firm. The bonus generally represents a sizable amount relative to the base salary, and when considered with the base salary, results in a highly attractive level of total cash compensation for the firm's professional employees. Every MacKay Shields employee participates in the bonus pool. This approach instills a strong sense of commitment on the part of each employee towards the overall success of the firm. There is no difference between the method used in determining portfolio managers' compensation with respect to the Funds and other accounts.

      MacKay Shields has performance-based fee arrangements with "eligible clients", as that term is defined under Rule 205-3 of the Investment Advisers Act of 1940 ("Advisers Act"), who have requested such arrangements. Performance-based fees may be calculated as a percentage of returns, or as a percentage of the increase in net asset value, and may be tied to a client-directed benchmark or loss carry forward. A portion of these performance-based fees forms a part of the bonus pool for all MacKay Shields employees. Such arrangements may appear to create an incentive to make riskier, more speculative investments than would be the case under a solely asset-based fee arrangement.

      MacKay Shields offers a Phantom Stock Plan, which enhances the firm's ability to attract, retain, motivate, and reward key executives. Awards can be made annually and vesting takes place over a period of several subsequent years. Participation in the Plan by senior professionals is contingent upon the execution of an Executive Employment Agreement.

Causeway

      Causeway manages a portion of the Columbia Multi-Advisor International Equity Master Portfolio (the "Causeway Segment"). Ms. Ketterer and Mr. Hartford, the Chief Executive Officer and President of Causeway, respectively, and Causeway's two senior portfolio managers, receive annual salary and are entitled, as controlling owners of the firm, to distributions of the firm's profits based on their ownership interests. They do not receive incentive compensation. Messrs. Doyle, Eng and Durkin receive salary, incentive compensation and distributions of firm profits based on their minority ownership interests. Salary and incentive compensation are determined by the firm's Operating Committee, led by Ms. Ketterer and Mr. Hartford, weighing a variety of objective and subjective factors. No specific formula is used and salary and incentive compensation are not based on the specific performance of the Causeway Segment or any single client account managed by Causeway. The following factors are among those considered in determining incentive compensation: individual research contribution, portfolio management contribution, group research contribution and client service contribution.

      Potential Conflicts of Interests

CMA

      Like other investment professionals with multiple clients, a portfolio manager for a Fund may face certain potential conflicts of interest in connection with managing both the Fund and other accounts at the same time. The paragraphs below describe some of these potential conflicts, which CMA believes are faced by investment professionals at most major financial firms. CMA and the Trustees have adopted compliance policies and procedures that attempt to address certain of these potential conflicts. The management of accounts with different advisory fee rates and/or fee structures, including accounts that pay advisory fees based on account performance ("performance fee accounts"), may raise potential conflicts of interest by creating an incentive to favor higher-fee accounts. These potential conflicts may include, among others:

      - The most attractive investments could be allocated to higher-fee accounts or performance fee accounts.

      - The trading of higher-fee accounts could be favored as to timing and/or execution price. For example, higher-fee accounts could be permitted to sell securities earlier than other accounts when a prompt sale is desirable or to buy securities at an earlier and more opportune time.

      - The trading of other accounts could be used to benefit higher-fee accounts (front- running).

      - The investment management team could focus their time and efforts primarily on higher-fee accounts due to a personal stake in compensation.

      Potential conflicts of interest may also arise when the portfolio managers have personal investments in other accounts that may create an incentive to favor those accounts. As a general matter and subject to limited exceptions, CMA's investment professionals do not have the opportunity to invest in client accounts, other than the Funds.

      A potential conflict of interest may arise when a Fund and other accounts purchase or sell the same securities. On occasions when a portfolio manager considers the purchase or sale of a security to be in the best interests of a Fund as well as other accounts, CMA's trading desk may, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. Aggregation of trades may create the potential for unfairness to a Fund or another account if one account is favored over another in allocating the securities purchased or sold - for example, by allocating a disproportionate amount of a security that is likely to increase in value to a favored account.

      "Cross trades," in which one CMA account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. CMA and the Funds' Trustees have adopted compliance procedures that provide that any transactions between the Funds and another CMA-advised account are to be made at an independent current market price, as required by law.

      Another potential conflict of interest may arise based on the different investment objectives and strategies of a Fund and other accounts. For example, another account may have a shorter-term investment horizon or different investment objectives, policies or restrictions than a Fund. Depending on another account's objectives or other factors, a portfolio manager may give advice and make decisions that may differ from advice given, or the timing or nature of decisions made, with respect to a Fund. In addition, investment decisions are the product of many factors in addition to basic suitability for the particular account involved. Thus, a particular security may be bought or sold for certain accounts even though it could have been bought or sold for other accounts at the same time. More rarely, a particular security may be bought for one or more accounts managed by a portfolio manager when one or more other accounts are selling the security (including short sales). There may be circumstances when purchases or sales of portfolio securities for one or more accounts may have an adverse effect on other accounts.

      A Fund's portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

      A Fund's portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the Fund. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager's decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

      CMA or an affiliate may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.

      A Fund's portfolio manager(s) may also face other potential conflicts of interest in managing the Fund, and the description above is not a complete description of every conflict that could be deemed to exist in managing both the Fund and other accounts. In addition, a Fund's portfolio manager may also manage other accounts (including their personal assets or the assets of family members) in their personal capacity. The management of these accounts may also involve certain of the potential conflicts described above. Investment personnel at CMA, including each Fund's portfolio manager, are subject to restrictions on engaging in personal securities transactions pursuant to Codes of Ethics adopted by CMA and the Funds, which contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Funds.

Marsico Capital

      Portfolio managers at Marsico Capital typically manage multiple accounts. These accounts may include, among others, mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, colleges and universities, foundations, and accounts managed on behalf of individuals), and commingled trust accounts. Portfolio managers make investment decisions for each portfolio based on the investment objectives, policies, practices and other relevant investment considerations that the managers believe are applicable to that portfolio. Consequently, portfolio managers may purchase (or sell) securities for one portfolio and not another portfolio, or may take similar actions for different portfolios at different times. Consequently, the mix of securities purchased in one portfolio may perform better than the mix of securities purchased for another portfolio. Similarly, the sale of securities from one portfolio may cause that portfolio to perform better than others if the value of those securities decline.

      Potential conflicts of interest may also arise when allocating and/or aggregating trades. Marsico Capital often aggregates into a single trade order several individual contemporaneous client trade orders in a single security. Under Marsico Capital's trade management policy and procedures, when trades are aggregated on behalf of more than one account, such transactions will be allocated to all participating client accounts in a fair and equitable manner. With respect to IPOs and other syndicated or limited offerings, it is Marsico Capital's policy to seek to assure that over the long term, accounts with the same or similar investment objectives will receive an equitable opportunity to participate meaningfully and will not be unfairly disadvantaged. To deal with these situations, Marsico Capital has adopted policies and procedures for allocating transactions across multiple accounts. Marsico Capital's policies also seek to ensure that portfolio managers do not systematically allocate other types of trades in a manner that would be more beneficial to one account than another. Marsico Capital's compliance department monitors transactions made on behalf of multiple clients to seek to assure adherence to its policies.

      As discussed above, Marsico Capital has adopted and implemented policies and procedures that seek to minimize potential conflicts of interest that may arise as a result of a portfolio manager advising multiple accounts. In addition, Marsico Capital monitors a variety of areas, including compliance with primary Fund guidelines, the allocation of securities, and compliance with its Code of Ethics. Brandes

      Performance-Based Fees. For a small number of accounts, Brandes may be compensated based on the profitability of the account, such as by a performance-based management fee. These incentive compensation structures may create a conflict of interest for Brandes with regard to other accounts where the Advisor is paid based on a percentage of assets in that the portfolio manager may have an incentive to allocate securities preferentially to the accounts where Brandes might share in investment gains. In order to address these potential conflicts, Brandes' investment decision-making and trade allocation policies and procedures are designed to ensure that none of Brandes' clients are disadvantaged in Brandes' management of accounts. Additionally, Brandes' internal controls are tested on a routine schedule as part of the firm's Compliance Monitoring Program

      Investment Opportunities. It is possible that at times identical securities will be held by more than one fund and/or account. If the Large Cap Investment Committee identifies a limited investment opportunity that may be suitable for more than one Fund or other account, a Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible Funds and other accounts. To deal with these situations, Brandes has adopted procedures for allocating portfolio transactions across multiple accounts. For client accounts, including the Fund, that are able to participate in aggregated transactions, Brandes utilizes a rotational trading system to execute client transactions in order to provide, over the long-run, fair treatment for each client account.

      Investment in the Fund. Members of the Large Cap Investment Committee may invest in a fund or other account that they are involved in the management of and a conflict may arise where they may therefore have an incentive to treat the fund that they invest in preferentially as compared to other accounts. In order to address this potential conflict, Brandes' investment decision-making and trade allocation policies and procedures are designed to ensure that none of Brandes' clients are disadvantaged in Brandes' management of accounts.

MacKay Shields

      Mr. Philo is responsible for managing certain institutional accounts and previously shared a performance fee based on the performance of such accounts. These accounts were distinguishable from the Fund because they used techniques that were not permitted for the Fund, such as short sales and leveraging. Please note that these accounts are being liquidated.

      To address potential conflicts of interest among clients or between the clients and the Adviser, MacKay Shields LLC has developed Allocation Procedures, a Code of Ethics and Policy and Procedures for Portfolio Management and Trades in Securities, to assist and guide the portfolio manager and other investment personnel when faced with a conflict. Although the Adviser has adopted such policies and procedures to provide for equitable treatment of trading activity and to ensure that investment opportunities are allocated in a manner that is fair and appropriate, it is possible that unforeseen or unusual circumstances may arise that may require different treatment between the Funds and other accounts managed.

Causeway

      The portfolio managers at Causeway who manage the Causeway Segment also provide investment management services to other accounts, including corporate, pension, public, Taft-Hartley, endowment and foundation, mutual fund, charitable, private trust, wrap fee program, and other institutional and individual accounts including their personal accounts (collectively, "Other Accounts"). In managing the Other Accounts, the portfolio managers may employ an investment strategy similar to that used in managing the Causeway Segment, subject to certain variations in investment restrictions. The portfolio managers purchase and sell securities for the Causeway Segment that they may also recommend to Other Accounts. The portfolio managers may at times give advice or take action with respect to certain accounts that differs from the advice given other accounts with similar investment strategies. Certain of the Other Accounts may pay higher management fee rates than the Causeway Segment or pay performance-based fees to Causeway. All of the portfolio managers have personal investments in Causeway International Value Fund, which is managed and sponsored by Causeway. Ms. Ketterer and Mr. Hartford hold a controlling interest in Causeway's equity and Messrs. Doyle, Eng and Durkin have minority interests in Causeway's equity.

      Actual or potential conflicts of interest may arise from the portfolio managers' management responsibilities with respect to Other Accounts. These responsibilities may cause portfolio managers to devote unequal time and attention across client accounts and the differing fees, incentives and relationships with the various accounts may provide an incentive to favor certain accounts. Causeway has written compliance policies and procedures designed to mitigate or manage these conflicts of interest, including policies and procedures to seek fair and equitable allocation of investment opportunities (including IPOs) and trade allocations among all client accounts and policies and procedures concerning the disclosure and use of portfolio transaction information, as well as a Code of Ethics which, among other things, limits personal trading by portfolio managers and other employees of Causeway. There is no guarantee that any such policies or procedures will cover every situation in which a conflict of interest arises.

      ADVISORY FEES PAID

      CMA received fees from the Master Portfolios for its services as reflected in the following chart, which shows the net advisory fees paid to CMA, the advisory fees waived and expense reimbursements, where applicable, for the fiscal year ended March 31, 2006.

                                                              Amount     Reimbursed       Other
                                              Amount Paid     Waived     by Adviser   Reimbursements*
                                             ------------   ----------   ----------   ---------------
High Income Master Portfolio                 $  6,232,296   $        0   $      0      $          0
Intermediate Core Bond Master Portfolio         3,045,031            0          0                 0
Multi-Advisor International Equity Master
Portfolio                                       6,441,131            0          0            66,200
Marsico International Opportunities Master
Portfolio                                       2,182,616            0          0                 0
International Value Master Portfolio           30,403,935    2,344,261          0                 0
Marsico Growth Master Portfolio                 7,205,480            0          0                 0
Marsico Focused Equities Master Portfolio      16,671,462            0          0                 0
Marsico 21st Century Master Portfolio             725,971            0          0                 0
Small Cap Value Master Portfolio                1,100,222            0          0           130,000
Small Cap Growth Master Portfolio               6,301,293      137,552          0                 0
Large Cap Core Master Portfolio                12,122,326            0          0           939,106

* These fees were reimbursed by BACAP in connection with a commitment by Bank of America to return certain fees to any Master Portfolio that was the subject of a market timing agreement, irrespective or not as to whether or not there was an independent determination of any negative impact to any Master Portfolio interestholders.

      CMA received fees from the Master Portfolios for its services as reflected in the following chart, which shows the net advisory fees paid to CMA, the advisory fees waived and expense reimbursements, where applicable, for the fiscal year ended March 31, 2005.

                                                             Amount     Reimbursed       Other
                                             Amount Paid     Waived     by Adviser   Reimbursements*
                                             ------------   ---------   ----------   --------------
High Income Master Portfolio                   6,293,507            0          0           0
Intermediate Core Bond Master Portfolio        2,745,058            0          0           0
Multi-Advisor International Equity Master
Portfolio                                      7,886,345      579,256          0           0
Marsico International Opportunities Master
Portfolio                                      6,149,883            0          0           0


                                                             Amount     Reimbursed       Other
                                             Amount Paid     Waived     by Adviser   Reimbursements*
                                             ------------   ---------   ----------   --------------
International Value Master Portfolio          34,459,176    1,820,335          0           0
Marsico Growth Master Portfolio               11,838,790            0          0           0
Marsico Focused Equities Master Portfolio     19,323,084            0          0           0
Marsico 21st Century Master Portfolio          1,729,384            0          0           0
Small Cap Value Master Portfolio               1,436,112            0     21,754           0
Small Cap Growth Master Portfolio              5,276,927            0          0           0
Large Cap Core Master Portfolio               10,365,266            0          0           0

      BACAP received fees from the Master Portfolios for its services as reflected in the following chart, which shows the net advisory fees paid to BACAP, the advisory fees waived and expense reimbursements, where applicable, for the fiscal year ended March 31, 2004.

                                                              Amount     Reimbursed       Other
                                             Amount Paid      Waived     by Adviser   Reimbursements*
                                             ------------   ----------   ----------   ---------------
High Income Master Portfolio                 $ 6,232,296    $        0   $        0   $             0
Intermediate Core Bond Master Portfolio        3,045,031             0            0                 0
Multi-Advisor International Equity Master      6,441,131             0            0                 0
Portfolio
Marsico International Opportunities Master     2,182,616             0            0                 0
Portfolio
International Value Master Portfolio          30,403,935     2,344,261            0                 0
Marsico Growth Master Portfolio                7,205,480             0            0                 0
Marsico Focused Equities Master Portfolio     16,671,462             0            0                 0
Marsico 21st Century Master Portfolio            725,971             0            0                 0
Small Cap Value Master Portfolio               1,100,222             0            0                 0
Small Cap Growth Master Portfolio              6,301,293       137,552            0                 0
Large Cap Core Master Portfolio               12,122,326             0            0             4,250

* These fees were reimbursed by BACAP in connection with a commitment by Bank of America to return certain fees to any Master Portfolio that was the subject of a market timing agreement, irrespective or not as to whether or not there was an independent determination of any negative impact to any Master Portfolio interestholders.

      SUB-ADVISORY FEE RATES

      The maximum advisory fee rate payable by a Master Portfolio, along with the actual advisory fee rate (after taking into account any waivers) paid by a Master Portfolio last fiscal year, are shown in the Master Portfolios' prospectuses. CMA, from the fees that it receives, pays the Master Portfolios' investment sub-advisers. The rates at which the various investment sub-advisers are paid as follows:

                                                  Sub-Advisory Fee
                                                        Rate
                                                  ----------------
Global Value Fund (Brandes)
Assets   < or = to $1 billion                          0.500%
Assets   > $1 billion                                  0.450%

International Value Master Portfolio (Brandes)         0.500%
Multi-Advisor International Equity Master
Portfolio
         (Marsico Capital)                             0.450%
         (Causeway)*                                   0.430%
High Income Master Portfolio (MacKay Shields)
Assets   < or = to $100 million                        0.400%
Assets   > $100 million to $200 million                0.375%
Assets   > $200 million                                0.350%

      * Became sub-adviser effective May 11, 2004.

      SUB-ADVISORY FEES PAID

      The Master Portfolios' investment sub-advisers (or their predecessors) received sub-advisory fees from CMA for their services as reflected in the following chart, which shows the net sub-advisory fees paid to the indicated sub-adviser, the advisory fees waived and expense reimbursements where applicable for the fiscal year ended March 31, 2006. Sub-advisory fees paid to affiliated sub-advisers are not required to be shown; accordingly, sub-advisory fees paid to Marsico Capital are not shown separately.

                                                                       Amount   Reimbursed
                                                         Amount Paid   Waived   by Adviser
                                                         -----------   ------   ----------
Global Value Master Portfolio (Brandes)                  $ 1,894,503   $    0   $        0
International Value Master Portfolio (a) (Brandes)        20,913,354        0            0
Multi-Advisor International Equity Master Portfolio(a)     3,212,964        0            0
(Causeway)
High Income Master Portfolio(a) (MacKay Shields)           3,633,316        0            0

      The Master Portfolios' investment sub-advisers (or their predecessors) received sub-advisory fees for their services as reflected in the following chart, which shows the net sub-advisory fees paid to the indicated sub-adviser, the sub-advisory fees waived and expense reimbursements where applicable for the fiscal year ended March 31, 2005. Sub-advisory fees paid by BACAP (or its predecessor) to affiliated sub-advisers are not required to be shown; accordingly, sub-advisory fees paid to Marsico Capital are not shown separately.

                                                          Amount   Reimbursed
                                            Amount Paid   Waived   by Adviser
                                            -----------   ------   ----------
Global Value Master Portfolio (Brandes)     $ 1,978,820   $    0   $        0
International Value Master Portfolio(a)      20,547,909        0            0
(Brandes)
Multi-Advisor International Equity Master
Portfolio(a)
         (INVESCO)**                            176,026        0            0
         (Causeway)*                          2,033,622        0            0

High Income Master Portfolio(a) (MacKay       4,610,855        0            0
Shields)

* Became sub-adviser effective May 11, 2004.

** Sub-advisory agreement terminated effective May 10, 2004.

      The Master Portfolios' investment sub-advisers (or their predecessors) received sub-advisory fees for their services as reflected in the following chart, which shows the net sub-advisory fees paid to the indicated sub-adviser, the sub-advisory fees waived and expense reimbursements where applicable for the fiscal year ended March 31, 2004. Sub-advisory fees paid by BACAP (or its predecessor) to affiliated sub-advisers are not required to be shown; accordingly, sub-advisory fees paid to Marsico Capital are not shown separately.

                                                          Amount   Reimbursed
                                            Amount Paid   Waived   by Adviser
                                            -----------   ------   ----------
High Income Master Portfolio                $ 4,055,583     $0         $0
Multi-Advisor International Equity Master
Portfolio
         Causeway*                                  n/a    n/a        n/a
         INVESCO**                            1,421,151      0          0
         Putnam**                             1,420,486      0          0
International Value Master Portfolio         18,234,670      0          0
Large Cap Core Master Portfolio                     n/a    n/a        n/a

* Became sub-adviser effective May 11, 2004.

** Sub-advisory agreement terminated effective May 10, 2004.

      ADMINISTRATOR

      CMA serves as Administrator of the Master Portfolios. Prior to August 22, 2005, BACAP Distributors was the Master Portfolios' administrator and BNY was the Master Portfolios' sub-administrator. The Administrator serves under an Administration Agreement which provides that the Administrator may receive fees as compensation for its services, which are computed daily and paid monthly, at the annual rate of:

                         PORTFOLIO                                  ADMINISTRATION FEE
-------------------------------------------------------------       ------------------
Columbia High Income Master Portfolio                                     0.05%
Columbia Intermediate Core Bond Master Portfolio                          0.00%
Columbia International Value Master Portfolio                             0.05%
Columbia Large Cap Core Master Portfolio                                  0.05%
Columbia Marsico Focused Equities Master Portfolio                        0.10%
Columbia Marsico Growth Master Portfolio                                  0.10%
Columbia Marsico International Opportunities Master Portfolio             0.10%
Columbia Marsico 21st Century Master Portfolio                            0.10%
Columbia Multi-Advisor International Equity Master Portfolio              0.05%
Columbia Small Cap Growth Master Portfolio                                0.05%
Columbia Small Cap Value Master Portfolio                                 0.05%

      Pursuant to the Administration Agreement, CMA has agreed to, among other things, (i) maintain office facilities for the Master Portfolios, (ii) furnish statistical and research data, data processing, clerical, and internal executive and administrative services to the Trust, (iii) furnish corporate secretarial services to the Trust, including coordinating the preparation and distribution of materials for Board meetings, (iv) coordinate the provision of legal advice to the Trust with respect to regulatory matters, (v) coordinate the preparation of reports to each Master Portfolio's shareholders and the SEC, including annual and semi-annual reports, (vi) coordinate the provision of services to the Trust by the Transfer Agent, Sub-Transfer Agent and the Custodian, and (vii) generally assist in all aspects of the Trust's operations, (viii) provide accounting and bookkeeping services for the Master Portfolios, (ix) compute each Master Portfolio's net asset value and net income, (x) accumulate information required for the Trust's reports to shareholders and the SEC, (xi) prepare and file the Trust's federal and state tax returns, (xii) perform monthly compliance testing for the Trust, and (xiii) prepare and furnish the Trust monthly broker security transaction summaries and transaction listings and performance information.

      The Administration Agreement may be terminated by a vote of a majority of the Trustees or by CMA, on 60 days' written notice without penalty. The Administration Agreement is not assignable without the written consent of the other party. Furthermore, the Administration Agreement provides that CMA shall not be liable to the Master Portfolios or to their shareholders except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of duty on the part of either CMA.

      ADMINISTRATION FEES PAID

      The table set forth below states the net administration fees paid to CMA for each Master Portfolio's fiscal year ended March 31, 2006.

                                                   Administration Fees
                                                          Paid

Multi-Advisor International Equity Fund                           $0
International Value Fund                                   2,038,001
Marsico International Opportunities Fund                           0
Marsico 21st Century Fund(a)                                       0
Marsico Focused Equities Fund(a)                           3,404,833
Marsico Growth Fund(a)                                     3,263,722
Small Cap Value Fund II                                            0
Small Cap Growth Fund II(a)                                  202,384
Large Cap Core Fund(a)                                       724,069
High Income Fund(a)                                           58,775
Intermediate Core Bond Fund                                   11,732

      The table set forth below states the net administration fees paid to CMA for each Master Portfolio's fiscal year ended March 31, 2005.

                                                  Administration Fees
                                                         Paid

Multi-Advisor International Equity Fund                           $0
International Value Fund                                   2,053,000
Marsico International Opportunities Fund                           0
Marsico 21st Century Fund(a)                                       0
Marsico Focused Equities Fund(a)                           2,701,000
Marsico Growth Fund(a)                                     1,649,000
Small Cap Value Fund II                                            0
Small Cap Growth Fund II(a)                                  316,000
Large Cap Core Fund(a)                                       841,000
High Income Fund(a)                                          576,000
Intermediate Core Bond Fund                                  281,000


** The Masters Portfolios have not yet completed a full fiscal year end. Accordingly, fee paid are only shown from their date of inception (February 15, 2006) through March 31, 2006.

(a) The Administration fees are paid at both the Master and Feeder level; amounts shown above include only the portion paid at the Feeder Fund level.

     The table set forth below states the net administration fees paid to CMA for the fiscal year ended March 31, 2004.

                                                        Administration Fees
                                                               Paid
High Income Master Portfolio                               $   566,572
Intermediate Core Bond Master Portfolio                        287,719
Multi-Advisor International Equity Master Portfolio            402,571
Marsico International Opportunities Master Portfolio           272,828
International Value Master Portfolio                         1,819,345
Marsico Growth Master Portfolio                                960,730
Marsico Focused Equities Master Portfolio                    2,222,861
Marsico 21st Century Master Portfolio                           96,796
Small Cap Value Master Portfolio                                61,125
Small Cap Growth Master Portfolio                              162,096
Large Cap Core Master Portfolio                                932,489

     PRICING AND BOOKKEEPING AGENT

     CMA is responsible for providing certain pricing and bookkeeping services to the Master Portfolios under a pricing and bookkeeping agreement. Under a separate agreement (the "Outsourcing Agreement"), CMA has delegated those functions to State Street. As a result, the total fees payable under the pricing and bookkeeping agreement are paid to State Street.

     Under its pricing and bookkeeping agreement with the Master Portfolios, CMA receives from the Master Portfolios an annual fee of $38,000 paid monthly. In addition, the Master Portfolios pay a monthly fee based on the level of average daily net assets for the month; provided that during any 12-month period, the aggregate fee, exclusive of out-of-pocket expenses and charges, shall not exceed $140,000. The Master Portfolio also reimburses CMA and State Street for out-of-pocket expenses and charges, including fees payable to third parties for pricing and the Master Portfolios' portfolio securities and direct internal costs incurred by CMA in connection with providing fund accounting oversight and monitoring and certain other services. Prior to December 1, 2005, the fees for pricing and bookkeeping services were included in the Adminisitration Agreement.

     PRICING AND BOOKKEEPING AGENCY FEES PAID

     The table set forth below states the net pricing and bookkeeping fees paid to CMA from December 1, 2005, the date that CMA was engaged as Pricing and Bookkeeping Agent, through March 31, 2006, for the fiscal year ended March 31, 2006. Prior to December 1, 2005, pricing and bookkeeping agency services were provided by CMA under the Administration Agreement.

                                                  Pricing and
                                              Bookkeeping Fees Paid
High Income Master Portfolio                            $58,775
Intermediate Core Bond Master Portfolio                  11,732
Multi-Advisor International Equity Master
 Portfolio                                                    0
Marsico International Opportunities Master
 Portfolio                                                    0
International Value Master Portfolio                     69,374
Marsico Growth Master Portfolio                          53,016
Marsico Focused Equities Master Portfolio                52,744
Marsico 21st Century Master Portfolio                         0
Small Cap Value Master Portfolio                              0
Small Cap Growth Master Portfolio                        43,782
Large Cap Core Master Portfolio                          53,639


     EXPENSES

     CMA, CMD and certain other service providers furnish, without additional cost to the Trust, the services of certain officers of the Trust and such other personnel (other than the personnel of CMA) as are required for the proper conduct of the Trust's affairs.

     The Trust pays or causes to be paid all other expenses, including, without limitation: the fees of the Adviser, the Distributor, Administrator and Sub-Administrator; the charges and expenses of any registrar, any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Trust; brokerage commissions chargeable to the Trust in connection with securities transactions to which the Trust is a party; all taxes, including securities issuance and transfer taxes; corporate fees payable by the Trust to federal, state or other governmental agencies; all costs and expenses in connection with the registration and maintenance of registration of the Trust with the SEC; all expenses of interestholders' and Board meetings and of preparing, printing and mailing proxy statements and reports to interestholders, if any; fees and travel expenses of Board Members; all expenses incident to the payment of any distribution, whether in shares or cash; charges and expenses of any outside service used for pricing of the Trust's shares; fees and expenses of legal counsel and of independent auditors in connection with any matter relating to the Trust; membership dues of industry associations; interest payable on Trust borrowings; postage and long-distance telephone charges; insurance premiums on property or personnel (including officers and directors) of the Trust which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Trust's operation unless otherwise explicitly assumed by the Adviser), the Administrator or Sub-Administrator.

     OTHER SERVICE PROVIDERS

     CUSTODIAN

     State Street, 2 Avenue De Lafayette, Boston Massachusetts, 02111-2900, serves as Custodian for the Master Portfolios' assets. As Custodian, State Street maintains the Master Portfolios' securities cash and other property, delivers securities against payment upon sale and pays for securities against delivery upon purchase, makes payments on behalf of such Master Portfolios for payments of distributions and redemptions, endorses and collects on behalf of such Master Portfolios all checks, and receives all dividends and other distributions made on securities owned by such Master Portfolios.

     With respect to foreign custody activities, the SEC has amended Rule 17f-5 under the 1940 Act and adopted Rule 17f-7 to permit the Board to delegate certain foreign custody matters to foreign custody managers and to modify the criteria applied in the selection process. Accordingly, State Street serves as

Foreign Custody Manager, pursuant to a Foreign Custody Manager Agreement, under which the Board retains the responsibility for selecting foreign compulsory depositories, although State Street agrees to make certain findings with respect to such depositories and to monitor such depositories.

     INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Master Portfolios issue unaudited financial information semi-annually and audited financial statements annually. The annual financial statements for the Master Portfolios' fiscal year ended March 31, 2005 have been audited by PricewaterhouseCoopers LLP. The Board has selected PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, as the Trust's independent registered public accounting firm to audit the Master Portfolios' financial statements and review their tax returns for the fiscal year ended March 31, 2007.

     COUNSEL

     Morrison & Foerster LLP serves as legal counsel to the Trust. Its address is 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

      GENERAL BROKERAGE POLICY, BROKERAGE TRANSACTIONS AND BROKER SELECTION

     Subject to policies established by the Board, the Adviser (which in this context refers to the investment sub-adviser(s) as well as those who make the day-to-day decisions for a Master Portfolio) is responsible for decisions to buy and sell securities for each Master Portfolio, for the selection of broker/dealers, for the execution of a Master Portfolio's securities transactions, and for the allocation of brokerage in connection with such transactions. The Adviser's primary consideration in effecting a security transaction is to obtain the best net price and the most favorable execution of the order. Purchases and sales of securities on a securities exchange are effected through brokers who charge negotiated commissions for their services. Orders may be directed to any broker to the extent and in the manner permitted by applicable law.

     In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without stated commissions, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

     The Master Portfolios are affiliated with the NYSE specialist firm Fleet Specialist, Inc. In order to ensure that markets are fair, orderly and competitive, NYSE specialist firms are responsible for maintaining a liquid and continuous two-sided auction market by acting as both an agent and a principal. Specialists are entrusted to hold the interest of customer orders above the specialist's own interest and will buy and sell securities as principal when such transactions are necessary to minimize imbalances between supply and demand. Fleet Specialist may make a market in certain securities held by the Master Portfolios.

     In placing orders for portfolio securities of a Master Portfolio, the Adviser gives primary consideration to obtaining the most favorable price and efficient execution. This means that the Adviser will seek to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable in the circumstances. In seeking such execution, the Adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including, without limitation, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker/dealer, the reputation, reliability, experience and financial condition of the broker/dealer, the value and quality of the services rendered by the broker/dealer in this instance and other transactions, and the reasonableness of the spread or commission, if any. Research services received from broker/dealers supplement the Adviser's own research and may include the following types of information: statistical and background information on industry groups and individual companies; forecasts and interpretations with respect to U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on political developments; Master Portfolio management strategies; performance information on securities and information concerning prices of securities; and information supplied by specialized services to the Adviser and to a Company's Board with respect to the performance, investment activities and fees and expenses of other mutual funds. Such information may be communicated electronically, orally or in written form. Research services may also include the providing of equipment used to communicate research information, the arranging of meetings with management of companies and the providing of access to consultants who supply research information.

     The outside research is useful to the Adviser since, in certain instances, the broker/dealers utilized by the Adviser may follow a different universe of securities issuers and other matters than the Adviser's staff can follow. In addition, this research provides the Adviser with a different perspective on financial markets, even if the securities research obtained relates to issues followed by the Adviser. Research services which are provided to the Adviser by broker/dealers are available for the benefit of all accounts managed or advised by the Adviser. In some cases, the research services are available only from the broker/dealer providing such services. In other cases, the research services may be obtainable from alternative sources. The Adviser is of the opinion that because the broker/dealer research supplements rather than replaces its research, the receipt of such research does not tend to decrease its expenses, but tends to improve the quality of its investment advice. However, to the extent that the Adviser would have purchased any such research services had such services not been provided by broker/dealers, the expenses of such services to the Adviser could be considered to have been reduced accordingly. Certain research services furnished by broker/dealers may be useful to the Adviser with clients other than the Master Portfolios. Similarly, any research services received by the Adviser through the placement of transactions of other clients may be of value to the Adviser in fulfilling its obligations to the Master Portfolios. The Adviser is of the opinion that this material is beneficial in supplementing its research and analysis; and, therefore, it may benefit the Companies by improving the quality of the Adviser's investment advice. The advisory fees paid by the Companies are not reduced because the Adviser receives such services.

     Under Section 28(e) of the 1934 Act, the Adviser shall not be "deemed to have acted unlawfully or to have breached its fiduciary duty" solely because under certain circumstances it has caused the account to pay a higher commission than the lowest available. To obtain the benefit of Section 28(e), the Adviser must make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided...viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion and that the services provided by a broker/dealer provide an adviser with lawful and appropriate assistance in the performance of its investment decision making responsibilities." Accordingly, the price to a Master Portfolio in any transaction may be less favorable than that available from another broker/dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Some broker/dealers may indicate that the provision of research services is dependent upon the generation of certain specified levels of commissions and underwriting concessions by the Adviser's clients, including the Master Portfolios.

     Commission rates are established pursuant to negotiations with the broker/dealers based on the quality and quantity of execution services provided by the broker/dealer in the light of generally prevailing rates. On exchanges on which commissions are negotiated, the cost of transactions may vary among different broker/dealers. Transactions on foreign stock exchanges involve payment of brokerage commissions which are generally fixed. Transactions in both foreign and domestic over-the-counter markets are generally principal transactions with dealers, and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Adviser, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere.

     In certain instances there may be securities which are suitable for more than one Master Portfolio as well as for one or more of the other clients of the Adviser. Investment decisions for each Master Portfolio and for the Adviser's other clients are made with the goal of achieving their respective investment objectives. A particular security may be bought or sold for only one client even though it may be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when a number of accounts receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. In some cases, this policy could have a detrimental effect on the price or volume of the security in a particular transaction as far as a Master Portfolio is concerned.

     The Master Portfolios may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Master Portfolio will engage in this practice, however, only when the Adviser, in its sole discretion, believes such practice to be otherwise in the Master Portfolio's interests.

     The Companies will not execute portfolio transactions through, or purchase or sell portfolio securities from or to the Distributor, the Adviser, the Administrator or their affiliates, acting as principal (including repurchase and reverse repurchase agreements), except to the extent permitted by applicable law, regulation or order. In addition, the Companies will not give preference to Bank of America or any of its affiliates with respect to such transactions or securities. (However, the Adviser is authorized to allocate purchase and sale orders for portfolio securities to certain broker/dealers and financial institutions, including, in the case of agency transactions, broker/dealers and financial institutions which are affiliated with Bank of America. To the extent that a Master Portfolio executes any securities trades with an affiliate of Bank of America, a Master Portfolio does so in conformity with Rule 17e-1 under the 1940 Act and the procedures that each Master Portfolio has adopted pursuant to the rule. In this regard, for each transaction, the Board will determine that:
(a) the transaction resulted in prices for and execution of securities transactions at least as favorable to the particular Master Portfolio as those likely to be derived from a non-affiliated qualified broker/dealer; (b) the affiliated broker/dealer charged the Master Portfolio commission rates consistent with those charged by the affiliated broker/dealer in similar transactions to clients comparable to the Master Portfolio and that are not affiliated with the broker/dealer in question; and (c) the fees, commissions or other remuneration paid by the Master Portfolio did not exceed 2% of the sales price of the securities if the sale was effected in connection with a secondary distribution, or 1% of the purchase or sale price of such securities if effected in other than a secondary distribution.

     Certain affiliates of Bank of America Corporation, such as its subsidiary banks, may have deposit, loan or commercial banking relationships with the corporate users of facilities financed by industrial development revenue bonds or private activity bonds purchased by certain of the Master Portfolios. Bank of America or certain of its affiliates may serve as trustee, custodian, tender agent, guarantor, placement agent, underwriter, or in some other capacity, with respect to certain issues of municipal securities. Under certain circumstances, the Master Portfolios may purchase municipal securities from a member of an underwriting syndicate in which an affiliate of Bank of America is a member. The Companies have adopted procedures pursuant to Rule 10f-3 under the 1940 Act, and intend to comply with the requirements of Rule 10f-3, in connection with any purchases of municipal securities that may be subject to the Rule.

     Particularly given the breadth of the Adviser's investment management activities, investment decisions for each Master Portfolio are not always made independently from those for each Company's other investment portfolios, other investment companies, and accounts advised or managed by the Adviser. When a purchase or sale of the same security is made at substantially the same time on behalf of one or more of the Master Portfolios and another investment portfolio, investment company, or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to each Master Portfolio and such other investment portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Master Portfolio or the size of the position obtained or sold by the Master Portfolio. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Master Portfolios with those to be sold or purchased for other investment portfolios, investment companies, or accounts in executing transactions.

     AGGREGATE BROKERAGE COMMISSIONS

                                                        Fiscal Year Ended     Fiscal Year Ended     Fiscal Year Ended
                                                          March 31, 2006        March 31, 2005        March 31, 2004
High Income Master Portfolio                                   39,773             $   27,483           $   42,604
Intermediate Core Bond Master Portfolio                             0                      0                    0
Multi-Advisor International Equity Master Portfolio         3,732,968              3,112,943            2,684,621
Marsico International Opportunities Master Portfolio        5,516,454              2,169,189              566,307
International Value Master Portfolio                        2,170,695              1,876,769            2,528,006
Marsico Growth Master Portfolio                             6,427,955              2,453,050            1,624,464
Marsico Focused Equities Master Portfolio                   5,462,075              4,836,576            4,951,601
Marsico 21st Century Master Portfolio                       3,415,987                624,850              557,962
Small Cap Value Master Portfolio                              853,883              1,034,932              511,536
Small Cap Growth Master Portfolio*                          2,130,373              1,534,725                  n/a
Large Cap Core Master Portfolio                             2,462,744              2,414,696            4,484,774

* Where amounts are shown as n/a, a Master Portfolio has not completed that full fiscal year or is a new Master Portfolio.

     BROKERAGE COMMISSIONS PAID TO AFFILIATES

     In certain instances the Funds may pay brokerage commissions to broker/dealers that are affiliates of Bank of America. As indicated above, all such transactions involving the payment of brokerage commissions are done in compliance with Rule 17e-1 under the 1940 Act.

     The following Funds (or their Master Portfolios) have paid no brokerage commissions to affiliated broker/dealers for the fiscal year ended March 31, 2006.

     The following Master Portfolios have paid brokerage commissions to the indicated affiliated broker/dealers for the fiscal year ended March 31, 2005 as follows:

                                                                                                    Percentage of Fund's Aggregate
                                            Affiliated Broker/Dealer         Aggregate Brokerage     Brokerage Commission Paid to
            Fund                             (relationship to Fund)              Commission            Affiliated Broker/Dealer
--------------------------------     ------------------------------------    -------------------    ------------------------------
Small Cap Value Master Portfolio     Banc of America Securities LLC (a            $69,620                         6.73%
                                     securities underwriting affiliate of
                                     Bank of America Corporation)
Small Cap Growth Master Portfolio    Banc of America Securities LLC (a             44,953                         2.93%
                                     securities underwriting affiliate of
                                     Bank of America Corporation)
Large Cap Core Master Portfolio      Banc of America Securities LLC (a             90,788                         3.76%
                                     securities underwriting affiliate of
                                     Bank of America Corporation)

     The following Master Portfolios have paid brokerage commissions to the indicated affiliated broker/dealers for the fiscal year ended March 31, 2004 as follows:

                                                                                                    Percentage of Fund's Aggregate
                                            Affiliated Broker/Dealer         Aggregate Brokerage     Brokerage Commission Paid to
            Fund                             (relationship to Fund)              Commission            Affiliated Broker/Dealer
--------------------------------     ------------------------------------    -------------------    ------------------------------
                                     Banc of America Securities LLC               $ 35,106                        11.18%
                                     (a securities underwriting affiliate
                                     of Bank of America Corporation)

Small Cap Growth Master Portfolio    Same                                           44,953                         2.93%
Small Cap Value Master Portfolio     Same                                           69,620                         6.73%
Large Cap Core Master Portfolio      Same                                           90,788                         3.76%

     DIRECTED BROKERAGE

     A Master Portfolio or the Adviser, through an agreement or understanding with a broker/dealer, or otherwise through an internal allocation procedure, may direct, subject to applicable legal requirements, the Master Portfolio's brokerage transactions to a broker/dealer because of the research services it provides the Master Portfolio or the Adviser. During the fiscal year ended March 31, 2006, the Master Portfolios directed brokerage transactions in this manner as follows:

                                                          Amount of         Related
                                                        Transaction(s)    Commission(s)
High Incmoe Master Portfolio                                $ 0                $ 0
Intermediate Core Bond Master Portfolio                       0                  0
Multi-Advisor International Equity Master Portfolio           0                  0
Marsico International Opportunities Master Portfolio          0                  0
International Value Master Portfolio                          0                  0
Marsico Growth Master Portfolio                               0                  0
Marsico Focused Equities Master Portfolio                     0                  0
Marsico 21st Century Master Portfolio                         0                  0
Small Cap Grwoth Master Portfolio                             0                  0
Small Cap Value Master Portfolio                              0                  0
Large Cap Core Master Portfolio                               0                  0

     SECURITIES OF REGULAR BROKER/DEALERS

     In certain cases, the Master Portfolios as part of their principal investment strategy, or otherwise as a permissible investment, will invest in the common stock or debt obligations of the regular broker/dealers that the Adviser uses to transact brokerage for the Columbia Funds Family. As of March 31, 2005, the Funds owned securities of its "regular brokers or dealers" or their parents, as defined in Rule 10b-1 of the 1940 Act, as follows:

                                                                                                          DOLLAR AMOUNT OF
                       FUND                                                BROKER/DEALER                  SECURITIES HELD
------------------------------------------------------------    --------------------------------------    ----------------
Columbia Marsico Growth Master Portfolio                        UBS AG                                     $166,476,655
                                                                Lehman Brothers Holdings, Inc.             $141,857,640
                                                                Chicago Mercantile Exchange Holdings       $113,728,993
                                                                Goldman Sachs Group, Inc.                  $ 87,767,794
                                                                Genworth Financial, Inc.                   $ 64,522,307

Columbia Marsico Focused Equities Master Portfolio              Goldman Sachs Group Inc.                   $218,336,540
                                                                UBS AG                                     $199,144,563
                                                                Chicago Mercantile Exchange Holdings       $127,224,698
                                                                Lehman Brothers Holdings, Inc.             $118,731,684
                                                                Genworth Financial, Inc.                   $ 62,219,314

Columbia Intermediate Core Bond Master Portfolio                Citigroup, Inc.                            $ 24,572,971
                                                                JPMorgan Chase & Co.                       $ 15,264,855
                                                                Merrill Lunch & Co., Inc.                  $  7,783,212
                                                                Morgan Stanley                             $  6,696,733
                                                                Wachovia Corporation                       $  4,886,002
                                                                Goldman Sachs Group, Inc.                  $  3,590,301
                                                                Lehman Brothers Holdings, Inc.             $  2,860,402
                                                                LaBranche & Co., Inc.                      $  2,215,000

Columbia Marsico 21st Century Master Portfolio                  UBS AG                                     $ 51,572,768
                                                                Chicago Mercantile Exchange Holdings       $ 30,097,508
                                                                Jefferies Group, Inc.                      $ 29,865,186

                                                                                                          DOLLAR AMOUNT OF
                       FUND                                                BROKER/DEALER                  SECURITIES HELD
------------------------------------------------------------    --------------------------------------    ----------------
                                                                ICICI Bank Ltd.                            $ 16,394,892

Columbia High Income Master Portfolio                           LaBranche & Co.,Inc.                       $  8,011,125

Columbia Multi-Adviser International Equity Master Portfolio    UBS AG                                     $ 34,126,776
                                                                Mitsubishi Tokyo Financial Group, Inc.     $ 22,238,551
                                                                Royal Bank of Scotland Group               $ 17,698,606
                                                                Zurich Financial Services                  $ 17,628,659
                                                                ICICI Bank Ltd.                            $ 17,480,363
                                                                AXA Group                                  $ 17,312,750
                                                                BNP Paribas                                $ 15,128,136
                                                                Credit Suisse Group                        $ 15,110,397
                                                                ABN Amro Holding NV                        $ 12,044,178

Columbia International Value Master Portfolio                   ABN Amro Holding NV                        $ 96,717,078
                                                                Unicredito Italiano SPA                    $ 88,865,314
                                                                Overseas Chinese Bank                      $ 54,242,056
                                                                Banco Santander Central Hispano            $ 38,322,798

Columbia Small Cap Value Master Portfolio                       Affiliated Managers Group                  $  3,304,910
                                                                Lazard Ltd.                                $  2,801,025
                                                                Cardinal Financial Corporation             $  1,888,585

Columbia Large Cap Core Master Portfolio                        Citigroup, Inc.                            $ 53,820,947
                                                                JPMorgan Chase & Company                   $ 32,187,720
                                                                Wachovia Corporation                       $ 27,499,531
                                                                Hartford Financial Services Group          $ 26,048,259
                                                                Lehman Brothers Holdings, Inc.             $ 18,152,968
                                                                Bank New York, Inc.                        $ 16,336,932
                                                                PNC Financial Services Group               $ 14,609,299
                                                                Cullen/Frost Bankers, Inc.                 $ 12,074,938
                                                                Edwards (A.G.), Inc.                       $  8,760,402
                                                                Legg Mason, Inc.                           $  6,441,962

Columbia Small Cap Growth Master Portfolio                      Affiliated Managers Group                  $  8,721,124
                                                                Boston Private Financial Holdings          $  4,670,386
                                                                optionsXpress Holdings, Inc.               $  2,654,422
                                                                Calamos Asset Management, Inc.             $  1,962,715
                                                                International Securities Exchange          $  1,613,521

Columbia Marsico International Opportunities Master Portfolio   UBS AG                                     $ 67,593,716
                                                                Mitsubishi Tokyo Financial Group, Inc.     $ 43,608,885
                                                                ICICI Bank Ltd.                            $ 34,268,892

                                  CAPITAL STOCK

     DESCRIPTION OF BENEFICIAL INTERESTS

     The Agreement and Declaration of Trust authorizes the issuance of an unlimited number of units of the Master Portfolios. Investors in a Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued. The Agreement and Declaration of Trust provides that the Trustees of the Trust may create additional series of interests. All consideration received by the Trust for Beneficial Interest in any additional series and all assets in which such consideration is invested would belong to that Master Portfolio and would be subject to the liabilities related thereto.

     Each Master Portfolio will vote separately on matters pertaining solely to such Master Portfolio. Such matters include matters relating to a Master Portfolio's investment advisory agreement. All Master

Portfolios will vote as a whole on matters affecting all Master Portfolios such as the election of Trustees and the appointment of the Trust's independent accountant.

     Net investment income for the Master Portfolios for distribution purposes consists of: (i) interest accrued and original issue discount earned on a Master Portfolio's assets, (ii) plus the amortization of market discount and minus the amortization of market premium on such assets, (iii) less accrued expenses directly attributable to the Master Portfolio and the general expenses of the Trust prorated to a Master Portfolio on the basis of its relative net assets, plus dividend or distribution income on a Master Portfolio's assets.

     Interestholders receiving a distribution in the form of additional units will be treated as receiving an amount equal to the fair market value of the units received, determined as of the reinvestment date.

            PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS

     Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Portfolios are prohibited by the Trust's Declaration of Trust from accepting investments from individuals, S corporations, partnerships and grantor trusts.

     In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described in Part A.

     In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio;
(ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     The Trust is required to redeem for cash all full and fractional units of Beneficial Interests in the Trust. The redemption price is the net asset value per unit of each Master Portfolio next determined after receipt by the Distributor of the redemption order.

     The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or interestholder(s) to accept such purchase order. The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period during which trading on the Exchange is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or valuation of the portfolio securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Trust also reserves the right to suspend sales of Beneficial Interests in a Master Portfolio for any period during which the Exchange, Bank of America, the Distributor, the Administrator, and/or the Custodian are not open for business.

     DETERMINATION OF NET ASSET VALUE

     The value of a Fund's portfolio securities for which a market quotation is available is determined in accordance with the Trust's valuation procedures. In general terms, the valuation procedures provide that domestic exchange traded securities (other than NASDAQ listed equity securities) generally will be valued at their last traded sale prices as reported on the principal exchange where those securities are traded. If no sales of those securities are reported on a particular day on the principal exchange, the securities generally will be valued at the mean between the latest bid and asked prices as reported on the principal exchange where those securities are traded. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. Securities traded primarily on Nasdaq will generally be valued at the Nasdaq Official Closing Price ("NOCP") (which is the last trade price at or before 4:00:02 p.m. (Eastern Time) adjusted up to Nasdaq's best bid price if the last trade price is below such bid price and down to Nasdaq's best ask price if the last trade price is above such ask price). If no NOCP is available, the security will generally be valued at the last sale price shown on Nasdaq prior to the calculation of the NAV of the Fund. If no sale price is shown on Nasdaq, the latest bid price will be used. If no sale price is shown and no latest bid price is available, the price will be deemed "stale" and the value will be determined in accordance with the Funds' fair valuation procedures. Securities traded on a foreign securities exchange will generally be valued at their last traded sale prices on a primary exchange. In the absence of a reported sale on a particular day, the securities will generally be valued at the mean between the latest bid and asked prices.

     Securities not traded upon any exchange will generally be valued at the mean between the latest bid and asked prices based upon quotes furnished by the appropriate market makers. If quoted prices are unavailable or are believed to be inaccurate, market values will generally be determined based on quotes obtained from one or more broker(s) or dealer(s) or based on a price obtained from a reputable independent pricing service.

     Financial futures will generally be valued at the latest reported sales price. Forward foreign currency contracts will generally be valued using market quotations from a widely used quotation system that reflects the current cost of covering or off-setting the contract. Exchange traded options will generally be valued at the latest reported sales price on their exchange. If there is no reported sale on the valuation date, the options will generally be valued at the mean between the latest bid and asked prices. Over-the-counter derivatives will generally be valued at fair value in accordance with the Funds' fair valuation procedures.

     Repurchase agreements will generally be valued at a price equal to the amount of the cash invested in the repurchase agreement at the time of valuation. The market value of the securities underlying a repurchase agreement will be determined in accordance with the procedures above, as appropriate, for the purpose of determining the adequacy of collateral.

     Shares of open-end investment companies held in a Fund's portfolio will generally be valued at the latest net asset value reported by the investment company.

     Debt securities will generally be valued by a pricing service which may employ a matrix or other indications of value, including but not limited to broker quotes, to determine valuations for normal institutional size trading units. The matrix can take into account various factors including, without limitation, bids, yield spreads, and/or other market data and specific security characteristics (e.g., credit quality, maturity and coupon rate). Debt securities for which a pricing service does not furnish valuations and for which market quotations are readily available will generally be valued based on the mean of the latest bid prices obtained from one or more dealers. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost.

     Securities for which market quotations are not readily available for any reason, including that the latest quotation is deemed unreliable or unreasonable, securities and other assets and liabilities are valued at "fair value" as determined in good faith by the Adviser's valuation committee. In general, any one or more of the following factors may be taken into account in determining fair value: the fundamental analytical data relating to the security; the value of other financial instruments, including derivative securities, traded on other markets or among dealers; trading volumes on markets, exchanges, or among dealers; values of baskets of securities traded on other markets; changes in interest rates; observations from financial institutions; government (domestic or foreign) actions or pronouncements; other news events; information as to any transactions or offers with respect to the security; price and extent of public trading in similar securities of the issuer or comparable companies; nature and expected duration of the event, if any, giving rise to the valuation issue; pricing history of the security; the relative size of the position in the portfolio; and other relevant information.

     With respect to securities traded on foreign markets, the following factors also may be relevant: the value of foreign securities traded on other foreign markets; ADR trading; closed-end fund trading; foreign currency exchange activity; and the trading of financial products that are tied to baskets of foreign securities, such as WEBS.

     The Board has determined, and the valuation procedures provide, that in certain circumstances it may be necessary to use an alternative valuation method, such as in-kind redemptions with affiliated benefit plans where the Department of Labor requires that valuation to be done in accordance with Rule 17a-7 of the 1940 Act.

     The Trust may redeem Beneficial Interests involuntarily to reimburse the Master Portfolios for any loss sustained by reason of the failure of a an interestholder to make full payment for interests/units purchased by the interestholder or to collect any charge relating to a transaction effected for the benefit of an interestholder which is applicable to such interest as provided in Part A from time to time. The Trust also may make payment for redemptions in readily marketable securities or other property if it is appropriate to do so in light of the Trust's responsibilities under the 1940 Act.

                          INFORMATION CONCERNING TAXES

     The Master Portfolios each will be treated as a disregarded entity or non-publicly traded partnership for federal income tax purposes. The Master Portfolios will not be treated as regulated investment companies or otherwise taxable as a corporation under the Code. Under the rules applicable to non-publicly traded partnerships (and disregarded entities), a proportionate share of any interest, distributions, gains and losses of a Master Portfolio will "pass-through" to its investors, regardless of whether the Master Portfolio distributes any amounts to its investors. Each investor in a Master Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the particular Master Portfolio) of the Master Portfolio's income and gains in determining its federal income tax liability. Therefore, to the extent that a Master Portfolio were to accrue but not distribute any income or gains, its investors would be deemed to have realized their proportionate share of such income or gains without receipt of any corresponding distribution. However, each of the Master Portfolios will seek to minimize recognition by its investors of income or gains without a corresponding distribution. Furthermore, the Master Portfolios' assets, income and distributions will be managed in such a manner such that an investor (e.g., a Feeder Fund) in a Master Portfolio will be able to continue to qualify as a regulated investment company by investing substantially all of its assets through the Master Portfolio.

                      UNDERWRITER COMPENSATION AND PAYMENTS

     Columbia Management Distributor, Inc. (the "Distributor") serves as the principal underwriter and distributor of the Beneficial Interests in the Master Portfolios.

     Pursuant to a distribution agreement (the "Distribution Agreement"), the Distributor, as agent, sells Beneficial Interests in the Master Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust or the Transfer Agent. Additionally, the Distributor has agreed to use appropriate efforts to solicit orders for the sale of Beneficial Interests and to undertake such advertising and promotion as it believes appropriate in connection with such solicitation. Pursuant to the Distribution Agreement, the Distributor, at its own expense, finances those activities which are primarily intended to result in the sale of shares of the Master Portfolios, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing of Part A to other than existing interestholders, and the printing and mailing of sales literature. The Distributor, however, may be reimbursed for all or a portion of such expenses to the extent permitted by a distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act.

     The Distribution Agreement will continue year to year as long as such continuance is approved at least annually by (i) the Board of Trustees or a vote of the majority (as defined in the 1940 Act) of the outstanding voting Beneficial Interests of the Master Portfolio and (ii) a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" of any such party by a vote cast in person at a meeting called for such purpose. The Distribution Agreement is not assignable and is terminable with respect to a Master Portfolio, without penalty, on 60 days' notice by the Board of Trustees, the vote of a majority (as defined in the 1940 Act) of the outstanding voting Beneficial Interest in the Master Portfolio, or by the Distributor.

     During the fiscal years ended March 31, 2006, March 31, 2005 and March 31, 2004, the Distributor received the following amount of underwriting commissions, respectively: $0, $0 and $0. Of this amount, the Distributor retained $0, $0 and $0, respectively.

     Prior to August 22, 2005, BACAP Distributors served as Distributor to the Master Portfolios. The following table shows all commissions and other compensation received by BACAP Distributors from each Master Portfolio for the period April 1, 2004 through March 31, 2005.

                                            NET UNDERWRITING    COMPENSATION ON
                                             DISCOUNTS AND      REDEMPTIONS AND     BROKERAGE        OTHER
               FUND                           COMMISSIONS         REPURCHASES      COMMISSIONS    COMPENSATION
INTERNATIONAL/GLOBAL STOCK FUNDS                                      $0               $0              $0
Multi-Advisor International Equity Fund            $0                  0                0               0
Marsico International Opportunities Fund           $0                  0                0               0
International Value Fund                           $0                  0                0               0

STOCK FUNDS                                                            0                0               0
Marsico 21st Century Fund                          $0                  0                0               0
Marsico Focused Equities Fund                      $0                  0                0               0
Marsico Growth Fund                                $0                  0                0               0
Small Cap Value II Fund                            $0                  0                0               0
Small Cap Fund                                     $0                  0                0               0
Large Cap Core Fund                                $0                  0                0               0

GOVERNMENT & CORPORATE BOND FUNDS                                      0                0               0
High Income Fund                                   $0                  0                0               0
Intermediate Core Bond Fund                        $0                  0                0               0

                          MASTER PORTFOLIO PERFORMANCE

         Not applicable, because the Master Portfolios do not advertise their performance.

                                   APPENDIX A

                             DESCRIPTION OF RATINGS

      The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

         AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

         AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

         A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

         BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

         BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

      To provide more detailed indications of credit quality, the AA, A and BBB, BB and B ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

      The following summarizes the highest six ratings used by Moody's for corporate and municipal bonds. The first four denote investment-grade securities.

         Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa - Bonds that are rated Baa are considered medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B - Bond that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

      Moody's applies numerical modifiers (1, 2 and 3) with respect to corporate bonds rated Aa through B. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

      The following summarizes the highest four ratings used by Fitch Investors Service, Inc. ("Fitch") for bonds, each of which denotes that the securities are investment-grade:

         AAA - Bonds considered to be investment-grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA - Bonds considered to be investment-grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

         A - Bonds considered to be investment-grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         BBB - Bonds considered to be investment-grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment-grade is higher than for bonds with higher ratings.

      To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

      The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

      MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

      MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

      The following summarizes the two highest ratings used by S&P for short-term municipal notes:

      SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

      SP-2 - Indicates satisfactory capacity to pay principal and interest.

                                   APPENDIX B

                                    GLOSSARY

Term Used in SAI                                    Definition
----------------                                    ----------
1933 Act.........................................   Securities Act of 1933, as amended
1934 Act.........................................   Securities Exchange Act of 1934, as amended
1940 Act.........................................   Investment Company Act of 1940, as amended
Administrator....................................   Columbia Management Advisors, LLC
Adviser..........................................   Columbia Management Advisors, LLC (prior to September 30, 2005,
                                                    Banc of America Capital Management, LLC) and/or any investment sub-adviser, as the context may require
Advisory Agreements..............................   The respective Investment Advisory Agreement and Investment
                                                    Sub-Advisory Agreement for the Master Portfolios
AMEX.............................................   American Stock Exchange
BA Advisors......................................   Banc of America Advisors, LLC
BACAP............................................   Banc of America Capital Management, LLC
BACAP Distributors...............................   BACAP Distributors, LLC
Bank of America..................................   Bank of America, N.A.
BFDS/DST.........................................   Boston Financial Data Services, Inc./DST Systems, Inc.
BNY..............................................   The Bank of New York
Board............................................   Any one Board of Directors/Trustees of a Company
Board Member.....................................   A Director or Trustee of a Company
Board Members....................................   Two or more of the Directors/Trustees of a Company
Boards...........................................   Two or more Boards of Directors/Trustees of the Companies
Causeway.........................................   Causeway Capital Management LLC
CFTC.............................................   Commodities Futures Trading Commission
CFST.............................................   Columbia Funds Series Trust
Code.............................................   Internal Revenue Code of 1986, as amended
Code(s) of Ethics................................   The code(s) of ethics adopted by the Boards pursuant to Rule
                                                    17j-1 under the 1940 Act
CMA..............................................   Columbia Management Advisors, LLC
CMD..............................................   Columbia Management Distributors, Inc.
CMOs.............................................   Collateralized mortgage obligations
CMS..............................................   Columbia Management Services, Inc.
Columbia Funds or Columbia Funds Family..........   The fund complex that is comprised of the Companies
Company..........................................   Any one of the registered investment companies in the Columbia
                                                    Funds Family (i.e., NFST, NSAT or the Trust)
Custodian........................................   State Street Bank and Trust Company
Distributor......................................   Columbia Management Distributors, Inc.
Fund.............................................   One of the open-end management investment companies (listed on the front cover of this SAI) that is a series of NFST, NSAT or the Trust
Funds............................................   Two or more of the open-end management investment companies that is a series of NFST, NSAT or the Trust
INVESCO..........................................   INVESCO Global Asset Management (N.A.), Inc.
Investment Advisory Agreement....................   The investment advisory agreements with between the Trust, on behalf of each of its respective Master Portfolios, and Columbia
                                                    Management Advisors, LLC
Investment Sub-Advisory Agreements...............   The investment sub-advisory agreements with between the Trust, on behalf of each of its respective Master Portfolios , and

                                                    BACAP, Brandes, MacKay Shields, Causeway or Marsico Capital, as
                                                    the case may be
MacKay Shields...................................   MacKay Shields LLC
Marsico Capital..................................   Marsico Capital Management, LLC
Master Portfolio(s)..............................   One or more of the master portfolios listed on the cover of this SAI
Money Market Fund................................   A money market fund in the Columbia Funds Family
Moody's..........................................   Moody's Investors Service, Inc.
NSAT.............................................   Nations Separate Account Trust
NYSE.............................................   New York Stock Exchange
NRSRO............................................   Nationally recognized statistical ratings organization (such as
                                                    Moody's or S&P)
PFPC.............................................   PFPC Inc.
Putnam...........................................   Putnam Investment Management LLC
REIT.............................................   Real estate investment trust
S&P..............................................   Standard & Poor's Corporation
SAI..............................................   This Statement of Additional Information
SEC..............................................   United States Securities and Exchange Commission.
Small Cap Growth Master Portfolio................   Columbia Small Cap Growth Master Portfolio
Small Cap Value Master Portfolio.................   Columbia Small Cap Value Master Portfolio
SMBS.............................................   Stripped mortgage-backed securities
State Street.....................................   State Street Bank and Trust Company
Stephens.........................................   Stephens Inc.
Large Cap Core Master Portfolio..................   Columbia Large Cap Core Master Portfolio
Transfer Agent...................................   Columbia Management Services, Inc.
Trust............................................   Columbia Funds Master Investment Trust
Trustee(s).......................................   One or more trustees of the Trust

                                   APPENDIX C

                                  PROXY VOTING

                             POLICIES AND PROCEDURES

                        COLUMBIA MANAGEMENT ADVISORS, LLC

PROXY VOTING POLICY:

All proxies(1) regarding client securities for which Columbia Management Advisors, LLC ("CMA") has assumed authority to vote shall, unless CMA determines in accordance with policies stated below to abstain from voting, be voted in a manner considered by CMA to be in the best interest of CMA's clients, including the CMG Family Funds(2) and their shareholders, without regard to any resulting benefit or detriment to CMA or its affiliates. The best interest of clients is defined for this purpose as the interest of enhancing or protecting the economic value of client accounts, considered as a group rather than individually, as CMA determines in its sole and absolute discretion. In the event a client believes that its other interests require a different vote, CMA shall vote as the client clearly instructs, provided CMA receives such instructions in time to act accordingly.

CMA endeavors to vote, in accordance with this Policy, all proxies of which it becomes aware, subject to the following exceptions (unless otherwise agreed) when CMA expects to routinely abstain from voting:

   1. Proxies will usually not be voted in cases where the security has been loaned from the Client's account.

   2. Proxies will usually not be voted in cases where CMA deems the costs to the Client and/or the administrative inconvenience of voting the security (e.g., some foreign securities) outweigh the benefit of doing so.

CMA seeks to avoid the occurrence of actual or apparent material conflicts of interest in the proxy voting process by voting in accordance with predetermined voting guidelines, as stated below. For those proxy proposals that require special consideration or in instances where special circumstances may require varying from the predetermined guidelines, the Columbia Management Proxy Committee will determine the best interest of CMA's clients and vote accordingly, without consideration of any resulting benefit or detriment to CMA or its affiliates.

OVERVIEW:

Section 206 of the Investment Advisers Act of 1940 ("Advisers Act") imposes a fiduciary duty upon advisers to, at all times, act in the best interest of its clients. Citing this obligation, the Securities and Exchange Commission ("SEC") has adopted rules pursuant to the Advisers Act and Investment Company Act of 1940 ("1940 Act") with respect to proxy voting.

PROCEDURES AND CONTROLS:

I. ACCOUNT POLICIES

Except as otherwise directed by the client, CMA shall vote as follows:

SEPARATELY MANAGED ACCOUNTS

CMA shall vote proxies on securities held in its separately managed accounts.

COLUMBIA FUNDS/CMA FUND TRUST

CMA shall vote proxies on securities held in the Funds, including multi-managed and sub-advised Funds.

NATIONS FUNDS

CMA shall vote proxies on securities held in the Funds, excluding sub-advised Funds which the sub-adviser shall vote.

COLUMBIA PRIVATE PORTFOLIO

CMA shall vote proxies on securities held in its separately managed accounts.

II. PROXY COMMITTEE

CMA has established a Proxy Committee whose standing members shall include a Sr. Columbia Management executive as the chair of the committee, four members of the equity team (one of each core equity, value, growth and income strategies), and two members from the research team (one of each equity research and fixed income research). Each standing member has a designated senior portfolio manager or a senior analyst officer to act as a substitute in a given matter on their behalf.

The Proxy Committee's functions shall include, in part,

      (a) direction of the vote on proposals where there has been a recommendation to the Proxy Committee, pursuant to Section IV.B, not to vote according to the predetermined Voting Guidelines stated in Section IV.A or on proposals which require special, individual consideration in accordance with Section IV.C;

      (b) review at least annually of this Proxy Voting Policy and Procedure to ensure consistency with internal policies, client disclosures and regulatory requirements;

      (c) review at least annually of existing Voting Guidelines and need for development of additional Voting Guidelines to assist in the review of proxy proposals; and

      (d) development and modification of Voting Procedures, as stated in
      Section V, as it deems appropriate or necessary.

The Proxy Committee has an established charter, which sets forth the Proxy Committee's purpose, membership and operation. The Proxy Committee's charter is consistent, in all material respects, with this policy and procedure.

III. CONFLICTS OF INTEREST

With Other Bank of America Businesses

Bank of America Corporation ("BAC"), the ultimate corporate parent of CMA, Bank of America, N.A. and all of their numerous affiliates owns, operates and has interests in many lines of business that may create or give rise to the appearance of a conflict of interest between BAC or its affiliates and those of Firm-advised clients. For example, the commercial and investment banking business lines may have interests with respect to issuers of voting securities that could appear to or even actually conflict with CMA's duty, in the proxy voting process, to act in the best economic interest of its clients.

Within CMA

Conflicts of interest may also arise from the business activities of CMA. For example, CMA might manage (or be seeking to manage) the assets of a benefit plan for an issuer. CMA may also be presented with an actual or apparent conflict of interest where proxies of securities issued by BAC or a CMG Family Fund, for which CMA serves as investment adviser, are to be voted for a client's account.

Management of Conflicts

CMA's policy is to always vote proxies in the best interest of its clients, as a whole, without regard to its own self-interest or that of its affiliates. BAC as well as CMA has various compliance policies and procedures in place in order to address any material conflicts of interest that might arise in this context.

   1. BAC's enterprise-wide Code of Ethics specifically prohibits the flow of certain business-related information between associates on the commercial and/or investment banking side of the corporation and associates charged with trust or non-trust fiduciary responsibilities, including investment decision-making and proxy voting.

   2. In addition, BAC has adopted "Global Policies and Procedures Regarding Information Walls and Inside Information." Pursuant to these policies and procedures, "information barriers" have been established between various BAC business lines designed to prohibit the passage of certain information across those barriers.

   3. Within CMA, CMA's Code of Ethics affirmatively requires that associates of CMA act in a manner whereby no actual or apparent conflict of interest may be seen as arising between the associate's interests and those of CMA's Clients.

   4. By assuming his or her responsibilities pursuant to this Policy, each member of the Proxy Committee and any CMA or BAC associate advising or acting under the supervision or oversight of the Proxy Committee undertakes:

      - To disclose to the chairperson of the Proxy Committee and the chairperson to the head of Columbia Management Compliance any actual or apparent personal material conflicts of interest which he or she may have (e.g., by way of substantial ownership of securities, relationships with nominees for directorship, members of an issuer's or dissident's management or otherwise) in determining whether or how CMA shall vote proxies. In the event the chairperson of the Proxy Committee has a conflict of interest regarding a given matter, he or she shall abstain from participating in the Committee's determination of whether and/or how to vote in the matter; and

      - To refrain from taking into consideration, in the decision as to whether or how CMA shall vote proxies:

            - The existence of any current or prospective material business relationship between CMA, BAC or any of their affiliates, on one hand, and any party (or its affiliates) that is soliciting or is otherwise interested in the proxies to be voted, on the other hand; and/or

            - Any direct, indirect or perceived influence or attempt to influence such action which the member or associate views as being inconsistent with the purpose or provisions of this Policy or the Code of Ethics of CMA or BAC.

Where a material conflict of interest is determined to have arisen in the proxy voting process that may not be adequately mitigated by voting in accordance with the predetermined Voting Guidelines, CMA's policy is to invoke one or more of the following conflict management procedures:

   1. Convene the Proxy Committee for the purpose of voting the affected proxies in a manner that is free of the conflict.

   2. Causing the proxies to be voted in accordance with the recommendations of a qualified, independent third party, which may include CMA's proxy voting agent.

   3. In unusual cases, with the Client's consent and upon ample notice, forwarding the proxies to CMA's clients so that they may vote the proxies directly.

IV. VOTING GUIDELINES

A. THE PROXY COMMITTEE HAS ADOPTED THE FOLLOWING GUIDELINES FOR VOTING PROXIES:

1. Matters Relating to the Board of Directors/Corporate Governance

CMA generally will vote FOR:

   - Proposals for the election of directors or for an increase or decrease in the number of directors, provided that no more than one-third of the Board of Directors would, presently or at any time during the previous three-year period, be from management. However, CMA generally will WITHHOLD votes from pertinent director nominees if:

            (i) the board as proposed to be constituted would have more than one-third of its members from management;

            (ii) the board does not have audit, nominating, and compensation committees composed solely of directors who qualify as being regarded as "independent," i.e. having no material relationship, directly or indirectly, with the Company, as CMA's proxy voting agent may determine (subject to the Proxy Committee's contrary determination of independence or non-independence);

            (iii) the nominee, as a member of the audit committee, permitted the company to incur excessive non-audit fees (as defined below regarding other business matters -- ratification of the appointment of auditors);

            (iv)  a director serves on more than six public company boards;

            (v) the CEO serves on more than two public company boards other than the company's board.

      On a CASE-BY-CASE basis, CMA may WITHHOLD votes for a director nominee who has failed to observe good corporate governance practices or, through specific corporate action or inaction (e.g. failing to implement policies for which a majority of shareholders has previously cast votes in favor), has demonstrated a disregard for the interests of shareholders.

   - Proposals requesting that the board audit, compensation and/or nominating committee be composed solely of independent directors. The Audit Committee must satisfy the independence and experience requirements established by the SEC and the New York Stock Exchange ("NYSE"), or appropriate local requirements for foreign securities. At least one member of the Audit Committee must qualify as a "financial expert" in accordance with SEC rules.

   - Proposals to declassify a board, absent special circumstances that would indicate that shareholder interests are better served by a classified board structure.

CMA generally will vote FOR:

   - Proposals to create or eliminate positions or titles for senior management. CMA generally prefers that the role of Chairman of the Board and CEO be held by different persons unless there are compelling reasons to vote AGAINST a proposal to separate these positions, such as the existence of a counter-balancing governance structure that includes at least the following elements in addition to applicable listing standards:

         Established governance standards and guidelines.

            Full board composed of not less than two-thirds "independent"
              directors, as defined by applicable regulatory and listing standards.

            Compensation, as well as audit and nominating (or corporate governance) committees composed entirely of independent directors.

            A designated or rotating presiding independent director appointed by and from the independent directors with the authority and responsibility to call and preside at regularly and, as necessary, specially scheduled meetings of the independent directors to be conducted, unless the participating independent directors otherwise wish, in executive session with no members of management present.

            Disclosed processes for communicating with any individual director, the presiding independent director (or, alternatively, all of the independent directors, as a group) and the entire board of directors, as a group.

            The pertinent class of the Company's voting securities has out-performed, on a three-year basis, both an appropriate peer group and benchmark index, as indicated in the performance summary table of the Company's proxy materials. This requirement shall not apply if there has been a change in the Chairman/CEO position within the three-year period.

   - Proposals that grant or restore shareholder ability to remove directors with or without cause.

   - Proposals to permit shareholders to elect directors to fill board vacancies.

   - Proposals that encourage directors to own a minimum amount of company stock.

   -  Proposals to provide or to restore shareholder appraisal rights.

   -  Proposals to adopt cumulative voting.

   -  Proposals for the company to adopt confidential voting.

CMA generally will vote AGAINST:

   - Proposals to classify boards, absent special circumstances indicating that shareholder interests would be better served by a classified board structure.

   - Proposals that give management the ability to alter the size of the board without shareholder approval.

   - Proposals that provide directors may be removed only by supermajority vote.

   -  Proposals to eliminate cumulative voting.

   - Proposals which allow more than one vote per share in the election of directors.

   - Proposals that provide that only continuing directors may elect replacements to fill board vacancies.

   - Proposals that mandate a minimum amount of company stock that directors must own.

   -  Proposals to limit the tenure of non-management directors.

CMA will vote on a CASE-BY-CASE basis in contested elections of directors.

CMA generally will vote on a CASE-BY-CASE basis on board approved proposals relating to corporate governance. Such proposals include, but are not limited to:

   - Director and officer indemnification and liability protection. CMA is opposed to entirely eliminating directors' and officers' liability for monetary damages for violating the duty of care. CMA is also opposed to expanding coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness. CMA supports proposals which provide such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if:
      (i) the director was found to have acted in good faith and in a manner that he/she reasonably believed was in the best interests of the company, AND (ii) if the director's legal expenses would be covered.

   - Reimbursement of proxy solicitation expenses taking into consideration whether or not CMA was in favor of the dissidents.

   - Proxy contest advance notice. CMA generally will vote FOR proposals that allow shareholders to submit proposals as close to the meeting date as possible while allowing for sufficient time for Company response, SEC review, and analysis by other shareholders.

2. Compensation

CMA generally will vote FOR management sponsored compensation plans (such as bonus plans, incentive plans, stock option plans, pension and retirement benefits, stock purchase plans or thrift plans) if they are consistent with industry and country standards. However, CMA generally is opposed to compensation plans that substantially dilute ownership interest in a company, provide participants with excessive awards, or have objectionable structural features. Specifically, for equity-based plans, if the proposed number of shares authorized for option programs (excluding authorized shares for expired options) exceeds an average of 10% of the currently outstanding shares over the previous three years or an average of 3% over the previous three years for directors only, the proposal should be referred to the Proxy Committee. The Committee will then consider the circumstances surrounding the issue and vote in the best interest of CMA's clients. CMA requires that management provide substantial justification for the repricing of options.

CMA generally will vote FOR:

   - Proposals requiring that executive severance arrangements be submitted for shareholder ratification.

   -  Proposals asking a company to expense stock options.

   -  Proposals to put option repricings to a shareholder vote.

   - Employee stock purchase plans that have the following features: (i) the shares purchased under the plan are acquired for no less than 85% of their market value, (ii) the offering period under the plan is 27 months or less, and (iii) dilution is 10% or less.

CMA generally will vote AGAINST:

   - Stock option plans that permit issuance of options with an exercise price below the stock's current market price, or that permit replacing or repricing of out-of-the money options.

   - Proposals to authorize the replacement or repricing of out-of-the money options.

CMA will vote on a CASE-BY-CASE basis proposals regarding approval of specific executive severance arrangements.

3. Capitalization

CMA generally will vote FOR:

   - Proposals to increase the authorized shares for stock dividends, stock splits (and reverse stock splits) or general issuance, unless proposed as an anti-takeover measure or a general issuance proposal increases the authorization by more than 30% without a clear need presented by the company. Proposals for reverse stock splits should include an overall reduction in authorization. For companies recognizing preemptive rights for existing shareholders, CMA generally will vote FOR general issuance proposals that increase the authorized shares by more than 30%. CMA will vote on a CASE-BY-CASE basis all such proposals by companies that do not recognize preemptive rights for existing shareholders.

   - Proposals for the elimination of authorized but unissued shares or retirement of those shares purchased for sinking fund or treasury stock.

   - Proposals to institute/renew open market share repurchase plans in which all shareholders may participate on equal terms.

   - Proposals to reduce or change the par value of common stock, provided the number of shares is also changed in order to keep the capital unchanged.

4. Mergers, Restructurings and Other Transactions

CMA will review, on a CASE-BY-CASE basis, business transactions such as mergers, acquisitions, reorganizations, liquidations, spinoffs, buyouts and sale of all or substantially all of a company's assets.

5. Anti-Takeover Measures

CMA generally will vote AGAINST proposals intended largely to avoid acquisition prior to the occurrence of an actual event or to discourage acquisition by creating a cost constraint. With respect to the following measures, CMA generally will vote as follows:

Poison Pills

   - CMA votes FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification.

   -  CMA generally votes FOR shareholder proposals to eliminate a poison pill.

   -  CMA generally votes AGAINST management proposals to ratify a poison pill.

Greenmail

   - CMA will vote FOR proposals to adopt anti-greenmail charter or bylaw amendments or to otherwise restrict a company's ability to make greenmail payments.

Supermajority vote

   - CMA will vote AGAINST board-approved proposals to adopt anti-takeover measures such as supermajority voting provisions, issuance of blank check preferred stock, the creation of a separate class of stock with disparate voting rights and charter amendments adopting control share acquisition provisions.

Control Share Acquisition Provisions

   - CMA will vote FOR proposals to opt out of control share acquisition statutes.

6. Other Business Matters

CMA generally will vote FOR:

   - Proposals to approve routine business matters such as changing the company's name and procedural matters relating to the shareholder meeting such as approving the minutes of a prior meeting.

   - Proposals to ratify the appointment of auditors, unless any of the following apply in which case CMA will generally vote AGAINST the proposal:

         -  Credible reason exists to question:

              The auditor's independence, as determined by applicable regulatory requirements.

              The accuracy or reliability of the auditor's opinion as to the company's financial position.

         - Fees paid to the auditor or its affiliates for "non-audit" services were excessive, i.e., in excess of the total fees paid for "audit," "audit-related" and "tax compliance" and/or "tax return preparation" services, as disclosed in the company's proxy materials.

   - Bylaw or charter changes that are of a housekeeping nature (e.g., updates or corrections).

   - Proposals to approve the annual reports and accounts provided the certifications required by the Sarbanes Oxley Act of 2002 have been provided.

CMA generally will vote AGAINST:

   - Proposals to eliminate the right of shareholders to act by written consent or call special meetings.

   - Proposals providing management with authority to adjourn an annual or special shareholder meeting absent compelling reasons, or to adopt, amend or repeal bylaws without shareholder approval, or to vote unmarked proxies in favor of management.

   - Shareholder proposals to change the date, time or location of the company's annual meeting of shareholders.

CMA will vote AGAINST:

   - Authorization to transact other unidentified substantive (as opposed to procedural) business at a meeting.

CMA will vote on a CASE-BY-CASE basis:

   - Proposals to change the location of the company's state of incorporation. CMA considers whether financial benefits (e.g., reduced fees or taxes) likely to accrue to the company as a result of a reincorporation or other change of domicile outweigh any accompanying material diminution of shareholder rights.

   - Proposals on whether and how to vote on "bundled" or otherwise conditioned proposals, depending on the overall economic effects upon shareholders.

CMA generally will ABSTAIN from voting on shareholder proposals predominantly involving social, socio-economic, environmental, political or other similar matters on the basis that their impact on share value can rarely be anticipated with any high degree of confidence. CMA may, on a CASE-BY-CASE basis, vote:

   - FOR proposals seeking inquiry and reporting with respect to, rather than cessation or affirmative implementation of, specific policies where the pertinent issue warrants separate communication to shareholders; and

   - FOR or AGAINST the latter sort of proposal in light of the relative benefits and detriments (e.g. distraction, costs, other burdens) to share value which may be expected to flow from passage of the proposal.

7. Other Matters Relating to Foreign Issues

CMA generally will vote FOR:

   - Most stock (scrip) dividend proposals. CMA votes AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

   - Proposals to capitalize the company's reserves for bonus issues of shares or to increase the par value of shares.

   - Proposals to approve control and profit transfer agreements between a parent and its subsidiaries.

   - Management proposals seeking the discharge of management and supervisory board members, unless there is concern about the past actions of the company's auditors/directors and/or legal action is being taken against the board by other shareholders.

   - Management proposals concerning allocation of income and the distribution of dividends, unless the dividend payout ratio has been consistently below 30 percent without adequate explanation or the payout is excessive given the company's financial position.

   - Proposals for the adoption of financing plans if they are in the best economic interests of shareholders.

8. Investment Company Matters

Election of Directors:

CMAwill vote on a CASE-BY-CASE basis proposals for the election of directors, considering the following factors:

   -  Board structure

   -  Attendance at board and committee meetings.

CMA will WITHHOLD votes from directors who:

   - Attend less than 75 percent of the board and committee meetings without a valid excuse for the absences. Valid reasons include illness or absence due to company business. Participation via telephone is acceptable. In addition, if the director missed only one meeting or one day's meetings, votes should not be withheld even if such absence dropped the director's attendance below 75 percent.

   - Ignore a shareholder proposal that is approved by a majority of shares outstanding;

   - Ignore a shareholder proposal this is approved by a majority of the votes cast for two consecutive years;

   -  Are interested directors and sit on the audit or nominating committee; or

   - Are interested directors and the full board serves as the audit or nominating committee or the company does not have one of these committees.

Proxy Contests:

CMA will vote on a CASE-BY-CASE basis proposals for proxy contests, considering the following factors:

   -  Past performance relative to its peers

   -  Market in which fund invests

   - Measures taken by the board to address the pertinent issues (e.g., closed-end fond share market value discount to NAV)

   -  Past shareholder activism, board activity and votes on related proposals

   -  Strategy of the incumbents versus the dissidents

   -  Independence of incumbent directors; director nominees

   -  Experience and skills of director nominees

   -  Governance profile of the company

   -  Evidence of management entrenchment

Converting Closed-end Fund to Open-end Fund:

CMA will vote conversion proposals on a CASE-BY-CASE basis, considering the following factors:

   -  Past performance as a closed-end fund

   -  Market in which the fond invests

   -  Measures taken by the board to address the discount

   -  Past shareholder activism, board activity, and votes on related proposals.

Investment Advisory Agreements:

CMA will vote investment advisory agreements on a CASE-BY-CASE basis, considering the following factors:

   -  Proposed and current fee schedules

   -  Fund category/investment objective

   -  Performance benchmarks

   -  Share price performance as compared with peers

   -  Resulting fees relative to peers

   -  Assignments (where the adviser undergoes a change of control)

Approving New Classes or Series of Shares:

CMA will vote FOR the establishment of new classes or series of shares.

Preferred Stock Proposals:

CMA will vote on a CASE-BY-CASE basis proposals for the authorization for or increase in the preferred shares, considering the following factors:

   -  Stated specific financing purpose

   -  Possible dilution for common shares

   -  Whether the shares can be used for antitakover purposes

Policies Addressed by the 1940 Act:

CMA will vote proposals regarding adoption or changes of policies addressed by the 1940 Act on a

CASE-BY-CASE basis, considering the following factors:

   -  Potential competitiveness

   -  Regulatory developments

   -  Current and potential returns

   -  Current and potential risk

CMA generally will vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with current SEC interpretations.

Changing a Fundamental Restriction to a Non-fundamental Restriction:

CMA will vote on a CASE-BY-CASE basis proposals to change a fundamental restriction to a nonfundamental restriction, considering the following factors:

   -  Fund's target investments

   -  Reasons given by the fund for the change

   -  Projected impact of the change on the portfolio

Change Fundamental Investment Objective to Non-fundamental:

CMA will vote AGAINST proposals to change a fund's investment objective from fundamental to non-fundamental unless management acknowledges meaningful limitations upon its future requested ability to change the objective

Name Change Proposals:

CMA will vote on a CASE-BY-CASE basis proposals to change a fund's name, considering the following factors:

   -  Political/economic changes in the target market

   -  Consolidation in the target market

   -  Current asset composition

Change in Fund's Subclassification:

CMA will vote on a CASE-BY-CASE basis proposals to change a fund's Subclassification, considering the following factors:

   -  Potential competitiveness

   -  Current and potential returns

   -  Risk of concentration

   -  Consolidation in target industry

Disposition of Assets/Termination/Liquidation:

CMA will vote on a CASE-BY-CASE basis these proposals, considering the following factors:

   -  Strategies employed to salvage the company

   -  Past performance of the fund

   -  Terms of the liquidation

Changes to the Charter Document:

CMA will vote on a CASE-BY-CASE basis proposals to change the charter document, considering the following factors:

   -  The degree of change implied by the proposal

   -  The efficiencies that could result

   -  The state of incorporation; net effect on shareholder rights

   -  Regulatory standards and implications

CMA will vote FOR:

   - Proposals allowing the Board to impose, without shareholder approval, fees payable upon redemption of fund shares, provided imposition of such fees is likely to benefit long-term fund investors (e.g., by deterring market timing activity by other fund investors)

   - Proposals enabling the Board to amend, without shareholder approval, the fund's management agreement(s) with its investment adviser(s) or sub-advisers, provided the amendment is not required by applicable law (including the 1940 Act) or interpretations there under to require such approval

CMA will vote AGAINST:

   -  Proposals enabling the Board to:

         -  Change, without shareholder approval the domicile of the fund

         - Adopt, without shareholder approval, material amendments of the fund's declaration of trust or other organizational document

Changing the Domicile of a Fund:

CMA will vote on a CASE-BY-CASE basis proposals to reincorporate, considering the following factors:

   -  Regulations of both states

   -  Required fundamental policies of both states

   -  The increased flexibility available

Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder
Approval:

CMA will vote FOR proposals to enable the Board or Investment Adviser to hire and terminate sub-advisers, without shareholder approval, in accordance with applicable rules or exemptive orders under the 1940 Act.

Distribution Agreements:

CMA will vote these proposals on a CASE-BY-CASE basis, considering the following factors:

   - Fees charged to comparably sized funds with similar objectives - The proposed distributor's reputation and past performance

   -  The competitiveness of the fund in the industry

   -  Terms of the agreement

Master-Feeder Structure:

CMA will vote FOR the establishment of a master-feeder structure.

Mergers:

CMA will vote merger proposals on a CASE-BY-CASE basis, considering the following factors:

   -  Resulting fee structure

   -  Performance of both funds

   -  Continuity of management personnel

   -  Changes in corporate governance and their impact on shareholder rights

Shareholder Proposals to Establish Director Ownership Requirement:

CMA will generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While CMA favors stockownership on the part of directors, the company should determine the appropriate ownership requirement.

Shareholder Proposals to Reimburse Shareholder for Expenses Incurred:

CMA will vote on a CASE-BY-CASE basis proposals to reimburse proxy solicitation expenses. Shareholder Proposals to Terminate the Investment Adviser:

CMA will vote on a CASE-BY-CASE basis proposals to terminate the investment adviser, considering the following factors:

   -  Performance of the fund's NAV

   -  The fund's history of shareholder relations

   -  The performance of other funds under the adviser's management

B. ABILITY TO VOTE PROXIES OTHER THAN AS PROVIDED IN A ABOVE.

A Portfolio Manager, sub-adviser or other party involved with a client's account may conclude that the best interest of the firm's client, as defined above, requires that a proxy be voted in a manner that differs from the predetermined proxy Voting Guidelines stated in Section IV.A. In this situation, he or she shall request that the Proxy Committee consider voting the proxy other than according such Guidelines. If any person, group, or entity requests the Proxy Committee (or any of its members) vote a proxy other than according to the predetermined Voting Guidelines, that person shall furnish to the Proxy Committee a written explanation of the reasons for the request and a description of the person's, group's, or entity's relationship, if any, with the parties proposing and/or opposing the matter's adoption.

C. PROPOSALS REQUIRING SPECIAL CONSIDERATION

The following proposals require special, individual consideration. The Proxy Committee will determine how proxies related to all such proposals will be voted.

         1. NEW PROPOSALS. For each new type of proposal that is expected to be proposed to shareholders of multiple companies, the Proxy Committee will develop a Voting Guideline which will be incorporated into this Policy.

         2. ACCOUNTS ADHERING TO TAFT HARTLEY PRINCIPLES. All proposals for these accounts shall be voted according to the Taft Hartley Guidelines developed by an independent, third-party vendor proxy voting agent.

         3. ACCOUNTS ADHERING TO SOCIALLY RESPONSIBLE PRINCIPLES. All proposals for these accounts shall be voted according to the Socially Responsible Guidelines developed by an independent, third-party vendor proxy voting agent or as specified by the client.

         4. PROXIES OF INTERNATIONAL ISSUERS WHICH BLOCK SECURITIES SALES BETWEEN THE TIME A SHAREHOLDER SUBMITS A PROXY AND THE VOTE. Proposals for these securities shall be voted only on the specific instruction of the Proxy Committee and to the extent practicable in accordance with the Voting Guidelines set forth in this Policy.

         5. PROXIES OF INVESTMENT COMPANY SHARES. Proposals on issues other than those specified in Section IV.A.

         6. EXECUTIVE/DIRECTOR COMPENSATION. Except as provided in Section IV. A, proposals relating to compensation of any executive or director will be voted as recommended by an independent, third-party vendor proxy voting agent or as otherwise directed by the Proxy Committee.

         7. PREEMPTIVE RIGHTS. Proposals to create or eliminate shareholder preemptive rights. In evaluating these proposals the Proxy Committee will consider the size of the company and the nature of its shareholder base.

V. VOTING PROCEDURES

The Proxy Committee has developed the following procedures to aid the voting of proxies according to the Voting Guidelines set forth in Section IV above. The Proxy Committee may revise these procedures from time to time, as it deems necessary or appropriate to affect the purposes of this Policy.

   - CMA shall use an independent, third-party vendor (currently Institutional Shareholder Services ("ISS")), to implement its proxy voting process as CMAs proxy voting agent. This retention is subject to CMA continuously assessing the vendor's independence from CMA and its affiliates, and the vendor's ability to perform its responsibilities (and, especially, its responsibility to vote client proxies in accordance with CMA's proxy voting guidelines) free of any actual, potential or apparent material conflicts of interests that may arise between the interests of the vendor, its affiliates, the vendor's other clients and the owners, officers or employees of any such firm, on the one hand, and

      CMA's clients, on the other hand. As means of performing this assessment, CMA will require various reports and notices from the vendor, as well as periodic audits of the vendor's voting record and other due diligence.

   - ISS shall provide proxy analysis and record keeping services in addition to voting proxies on behalf of CMA in accordance with this Policy.

   - On a daily basis CMA shall send to ISS a holdings file detailing each equity holding held in all accounts over which CMA has voting authority. Information regarding equity holdings for international portfolio shall be sent weekly.

   - ISS shall receive proxy material information from Proxy Edge or the custodian bank for the account. This shall include issues to be voted upon, together with a breakdown of holdings for CMA accounts. ISS shall then reconcile information it receives from CMA with that it has received from Proxy Edge and custodian banks. Any discrepancies shall be promptly noted and resolved by ISS, with notice to CMA.

   - Whenever a vote is solicited, ISS shall execute the vote according to CMA's Voting Guidelines previously delivered by CMA to ISS as set forth in
      Section IV.A.

         If ISS is not sure how to vote a particular proxy, then ISS will issue a request for voting instructions to CMA over a secure website. CMA personnel shall check this website regularly. The request shall be accompanied by a recommended vote. The recommended vote shall be based upon CMA's understanding of the Voting Guidelines previously delivered to ISS. CMA shall promptly provide ISS with any amendments or modifications to the Voting Guidelines if necessary. CMA shall return a final instruction to vote to ISS, which ISS shall record with Proxy Edge or the custodian bank as our agent.

   - Each time that ISS shall send CMA a request to vote the request shall be accompanied by the recommended vote determined in accordance with CMA's Voting Guidelines. ISS shall vote as indicated in the request unless the client has reserved discretion, the Proxy Committee determines that the best interest of clients requires another vote or the proposal is a matter as to which the Proxy Committee affords special, individual consideration under Section IV.C. In such situations ISS shall vote based on the direction of the client or the Proxy Committee, as the case may be. The interests of CMA's Taft Hartley or Socially Responsible clients may impact a proposal that normally should be voted in a certain way. ISS shall inform CMA of all proposals having impact on its Taft Hartley and or Socially Responsible clients. The Proxy Voting Committee shall be consulted before a vote is placed in cases where Taft Hartley or Socially Responsible issues are presented.

   - ISS shall have procedures in place to ensure that a vote is cast on every security holding maintained by CMA on which a vote is solicited unless otherwise directed by the Proxy Committee. On a yearly basis, or as required by our clients CMA shall receive a report from ISS detailing CMA's voting for the previous period.

   - If CMA determines before the voting deadline that ISS has cast a vote on CMA's behalf that is not in accordance with this policy, CMA shall resubmit the vote in accordance to the voting guidelines.

            - However, after the voting deadline, it is not possible to change a vote, so the issue shall be raised to the Proxy Committee and addressed with ISS.

VI. AVAILABILITY OF PROXY POLICY AND VOTING RECORD

A summary disclosure regarding the provisions of this Policy is available in CMA's Form ADV. Upon receipt of a Client's request for more information, CMA will provide to the Client a copy of this Policy and/or how CMA voted proxies for the Client pursuant to this Policy for up to a one-year period.

ISS 2006 US PROXY VOTING GUIDELINES

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(C) 2005 Institutional Shareholder Services Inc. All Rights Reserved.
Liquidations
Mergers and Acquisitions/ Issuance of Shares to Facilitate Merger or Acquisition Private Placements/Warrants/Convertible Debentures

                    ISS 2006 PROXY VOTING GUIDELINES SUMMARY
                       EFFECTIVE FOR MEETINGS FEB 1, 2006
                              UPDATED DEC 19, 2005

      The following is a condensed version of the proxy voting recommendations contained in the ISS Proxy Voting Manual.

1. OPERATIONAL ITEMS

Adjourn Meeting
Amend Quorum Requirements
Amend Minor Bylaws
Change Company Name
Change Date, Time, or Location of Annual Meeting
Ratifying Auditors
Transact Other Business

2. BOARD OF DIRECTORS:

Voting on Director Nominees in Uncontested Elections
2006 Classification of Directors
Age Limits
Board Size
Classification/Declassification of the Board
Cumulative Voting
Director and Officer Indemnification and Liability Protection
Establish/Amend Nominee Qualifications
Filling Vacancies/Removal of Directors
Independent Chair (Separate Chair/CEO)
Majority of Independent Directors/Establishment of Committees
Majority Vote Shareholder Proposals
Office of the Board
Open Access
Stock Ownership Requirements
Term Limits

3. PROXY CONTESTS

Voting for Director Nominees in Contested Elections
Reimbursing Proxy Solicitation Expenses
Confidential Voting

4. ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES

Advance Notice Requirements for Shareholder Proposals/Nominations
Amend Bylaws without Shareholder Consent
Poison Pills
Shareholder Ability to Act by Written Consent
Shareholder Ability to Call Special Meetings
Supermajority Vote Requirements

5. MERGERS AND CORPORATE RESTRUCTURINGS

Overall Approach
Appraisal Rights
Asset Purchases
Asset Sales
Bundled Proposals
Conversion of Securities
Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse

Leveraged Buyouts/Wrap Plans
Formation of Holding Company
Going Private Transactions (LBOs, Minority Squeezeouts, and Going Dark) Joint Ventures
Spinoffs
Value Maximization Proposals

6. STATE OF INCORPORATION

Control Share Acquisition Provisions
Control Share Cash-out Provisions
Disgorgement Provisions
Fair Price Provisions
Freeze-out Provisions
Greenmail
Reincorporation Proposals
Stakeholder Provisions
State Antitakeover Statutes

7. CAPITAL STRUCTURE

Adjustments to Par Value of Common Stock
Common Stock Authorization
Dual-Class Stock
Issue Stock for Use with Rights Plan
Preemptive Rights
Preferred Stock
Recapitalization
Reverse Stock Splits
Share Repurchase Programs
Stock Distributions: Splits and Dividends
Tracking Stock

8. EXECUTIVE AND DIRECTOR COMPENSATION

Equity Compensation Plans
Cost of Equity Plans
Repricing Provisions
Pay-for Performance Disconnect
Three-Year Burn Rate/Burn Rate Commitment
Poor Pay Practices
Specific Treatment of Certain Award Types in Equity Plan Evaluations:
Dividend Equivalent Rights
Liberal Share Recycling Provisions
Transferable Stock Option Awards
Other Compensation Proposals and Policies
401(k) Employee Benefit Plans
Director Compensation
Director Retirement Plans
Disclosure of CEO Compensation-Tally Sheet
Employee Stock Ownership Plans (ESOPs)
Employee Stock Purchase Plans-- Qualified Plans
Employee Stock Purchase Plans-- Non-Qualified Plans
Incentive Bonus Plans and Tax Deductibility Proposals (OBRA-Related Compensation Proposals)
Option Exchange Programs/Repricing Options
Stock Plans in Lieu of Cash
Transfer Programs of Stock Options

Shareholder Proposals on Compensation
Disclosure/Setting Levels or Types of Compensation for Executives and Directors Option Expensing
Option Repricing
Pension Plan Income Accounting
Performance-Based Awards
Severance Agreements for Executives/Golden Parachutes
Supplemental Executive Retirement Plans (SERPs)

9. CORPORATE RESPONSIBILITY

Consumer Issues and Public Safety
Animal Rights
Drug Pricing
Drug Reimportation
Genetically Modified Foods
Handguns
HIV/AIDS
Predatory Lending
Tobacco
Toxic Chemicals
Environment and Energy
Arctic National Wildlife Refuge
CERES Principles
Concentrated Area Feeding Operations (CAFOs)
Environmental-Economic Risk Report
Environmental Reports
Global Warming
Kyoto Protocol Compliance
Land Use
Nuclear Safety
Operations in Protected Areas
Recycling
Renewable Energy
Sustainability Report
General Corporate Issues
Charitable/Political Contributions
Link Executive Compensation to Social Performance
Outsourcing/Offshoring
Labor Standards and Human Rights
China Principles
Country-specific Human Rights Reports
International Codes of Conduct/Vendor Standards
MacBride Principles
Military Business
Foreign Military Sales/Offsets
Landmines and Cluster Bombs
Nuclear Weapons
Operations in Nations Sponsoring Terrorism (e.g., Iran)
Spaced-Based Weaponization
Workplace Diversity
Board Diversity
Equal Employment Opportunity (EEO)
Glass Ceiling
Sexual Orientation

10. MUTUAL FUND PROXIES

Election of Directors
Converting Closed-end Fund to Open-end Fund
Proxy Contests
Investment Advisory Agreements
Approving New Classes or Series of Shares
Preferred Stock Proposals
1940 Act Policies
Changing a Fundamental Restriction to a Nonfundamental Restriction
Change Fundamental Investment Objective to Nonfundamental
Name Change Proposals
Change in Fund's Subclassification
Disposition of Assets/Termination/Liquidation
Changes to the Charter Document
Changing the Domicile of a Fund
Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder approval
Distribution Agreements
Master-Feeder Structure
Mergers
Shareholder Proposals for Mutual Funds
Establish Director Ownership Requirement
Reimburse Shareholder for Expenses Incurred
Terminate the Investment Advisor

1. OPERATIONAL ITEMS

ADJOURN MEETING

Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

Vote FOR proposals that relate specifically to soliciting votes for a merger or transaction if supporting that merger or transaction. Vote AGAINST proposals if the wording is too vague or if the proposal includes "other business."

AMEND QUORUM REQUIREMENTS

Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

AMEND MINOR BYLAWS

Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

CHANGE COMPANY NAME

Vote FOR proposals to change the corporate name.

CHANGE DATE, TIME, OR LOCATION OF ANNUAL MEETING

Vote FOR management proposals to change the date/time/location of the annual meeting unless the proposed change is unreasonable.

Vote AGAINST shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.

RATIFYING AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent,

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position, or

      -     Fees for non-audit services ("Other" fees) are excessive.

Non-audit fees are excessive if: Non-audit ("other") fees >audit fees + audit-related fees + tax compliance/preparation fees.

Tax compliance and preparation include the preparation of original and amended tax returns, refund claims and tax payment planning. All other services in the tax category, such as tax advice, planning or consulting should be added to "Other" fees. If the breakout of tax fees cannot be determined, add all tax fees to "Other" fees.

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account the tenure of the audit firm, the length of rotation specified in the proposal, any significant audit-related issues at the company, the number of Audit Committee meetings held each year, the number of financial experts serving on the committee, and whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

TRANSACT OTHER BUSINESS

Vote AGAINST proposals to approve other business when it appears as voting item.

2. BOARD OF DIRECTORS:

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Vote CASE-BY-CASE on director nominees, examining, but not limited to, the following factors:

      -     Composition of the board and key board committees;

      -     Attendance at board and committee meetings;

      -     Corporate governance provisions and takeover activity;

      -     Disclosures under Section 404 of Sarbanes-Oxley Act;

      -     Long-term company performance relative to a market and peer index;

      -     Extent of the director's investment in the company;

      -     Existence of related party transactions;

      -     Whether the chairman is also serving as CEO;

      -     Whether a retired CEO sits on the board;

      -     Number of outside boards at which a director serves.

WITHHOLD from individual directors who:

      - Attend less than 75 percent of the board and committee meetings without a valid excuse (such as illness, service to the nation, work on behalf of the company);

      -     Sit on more than six public company boards;

      - Are CEOs of public companies who sit on the boards of more than two public companies besides their own -- withhold only at their outside boards.

WITHHOLD from the entire board of directors, (excepting new nominees, who should be considered on a CASE-BY-CASE basis) if:

      - The company's poison pill has a dead-hand or modified dead-hand feature. Withhold every year until this feature is removed;

      - The board adopts or renews a poison pill without shareholder approval since the beginning of 2005, does not commit to putting it to shareholder vote within 12 months of adoption or reneges on a commitment to put the pill to a vote and has not yet been withheld from for this issue;

      - The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year;

      - The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years;

      - The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

      - At the previous board election, any director received more than 50 percent withhold votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold rate;

      - A Russell 3000 company underperformed its industry group (GICS group). The test will consist of the bottom performers within each industry group (GICS) based on a weighted average TSR. The weightings are as follows: 20 percent weight on 1-year TSR; 30 percent weight on 3-year TSR; and 50 percent weight on 5-year TSR. Company's response to performance issues will be considered before withholding.

WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:

      - The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

      - The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

      -     The full board is less than majority independent.

WITHHOLD from the members of the Audit Committee if:

      - The non -audit fees paid to the auditor are excessive (see discussion under Ratifying Auditors);

      - A material weakness identified in the Section 404 Sarbanes-Oxley Act disclosures rises to a level of serious concern; there are chronic internal control issues and an absence of established effective control mechanisms.

WITHHOLD from the members of the Compensation Committee if:

      - There is a negative correlation between chief executive pay and company performance (see discussion under Equity compensation Plans);

      - The company fails to submit one-time transfers of stock options to a shareholder vote;

      - The company fails to fulfill the terms of a burn rate commitment they made to shareholders;

      - The company has poor compensation practices, which include, but are not limited to:

            - Egregious employment contracts including excessive severance provisions;

            -     Excessive perks that dominate compensation;

            -     Huge bonus payouts without justifiable performance linkage;

            - Performance metrics that are changed during the performance period;

            - Egregious SERP (Supplemental Executive Retirement Plans) payouts;

            -     New CEO with overly generous new hire package;

            -     Internal pay disparity;

            - Other excessive compensation payouts or poor pay practices at the company.

WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

2006 CLASSIFICATION OF DIRECTORS

INSIDE DIRECTOR (I)

      -     Employee of the company or one of its affiliates; (1)

      - Non-employee officer of the company if among the five most highly paid individuals (excluding interim CEO);

      -     Listed as a Section 16 officer; (2)

      -     Current interim CEO;

      - Beneficial owner of more than 50 percent of the company's voting power (this may be aggregated if voting power is distributed among more than one member of a defined group).

AFFILIATED OUTSIDE DIRECTOR (AO)

      -     Board attestation that an outside director is not independent;

      -     Former CEO of the company;

      -     Former CEO of an acquired company within the past five years;

      - Former interim CEO if the service was longer than 18 months. If the service was between twelve and eighteen months an assessment of the interim CEO's employment agreement will be made;(3)

      - Former executive of the company, an affiliate or an acquired firm within the past five years;

      - Executive of a former parent or predecessor firm at the time the company was sold or split off from the parent/predecessor within the past five years;

      - Executive, former executive, general or limited partner of a joint venture or partnership with the company;

      -     Relative (4) of a current employee of company or its affiliates;

      - Relative (4) of former executive, including CEO, of company or its affiliate within the last five years;

      - Currently provides (or a relative provides) professional services directly to the company, to an affiliate of the company or an individual officer of the company or one of its affiliates;

      - Employed by (or a relative is employed by) a significant customer or supplier; (5)

      - Has (or a relative has) any transactional relationship with the company or its affiliates excluding investments in the company through a private placement; (5)

      - Any material financial tie or other related party transactional relationship to the company;

      - Party to a voting agreement to vote in line with management on proposals being brought to shareholder vote;

      - Has (or a relative has) an interlocking relationship as defined by the SEC involving members of the board of directors or its Compensation and Stock Option Committee; (6)

      -     Founder (7) of the company but not currently an employee;

      - Is (or a relative is) a trustee, director or employee of a charitable or non-profit organization that receives grants or endowments (5) from the company or its affiliates. (1)

INDEPENDENT OUTSIDE DIRECTOR (IO)

      -     No material (8) connection to the company other than a board seat.

----------
FOOTNOTES:

(1) "Affiliate" includes a subsidiary, sibling company, or parent company. ISS uses 50 percent control ownership by the parent company as the standard for applying its affiliate designation.

(2) "Executives" (officers subject to Section 16 of the Securities and Exchange Act of 1934) include the chief executive, operating, financial, legal, technology, and accounting officers of a company (including the president, treasurer, secretary, controller, or any vice president in charge of a principal business unit, division or policy function).

(3) ISS will look at the terms of the interim CEO's employment contract to determine if it contains severance pay, long-term health and pension benefits or other such standard provisions typically contained in contracts of permanent, non-temporary CEOs. ISS will also consider if a formal search process was underway for a full-time CEO at the time.

(4) "Relative" follows the NYSE definition of "immediate family members" which covers: spouses, parents, children, siblings, in-laws, and anyone sharing the director's home.

(5) If the company makes or receives annual payments exceeding the greater of $200,000 or five percent of the recipient's gross revenues. (The recipient is the party receiving the financial proceeds from the transaction).

(6) Interlocks include: (a) executive officers serving as directors on each other's compensation or similar committees (or, in the absence of such a committee, on the board) or (b) executive officers sitting on each other's boards and at least one serves on the other's compensation or similar committees (or, in the absence of such a committee, on the board).

(7) The operating involvement of the Founder with the company will be considered. Little to no operating involvement may cause ISS to deem the Founder as an independent outsider.

(8) For purposes of ISS' director independence classification, "material" will be defined as a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude could potentially influence one's objectivity in the boardroom in a manner that would have a meaningful impact on an individual's ability to satisfy requisite fiduciary standards on behalf of shareholders.

AGE LIMITS

Vote AGAINST shareholder or management proposals to limit the tenure of outside directors through mandatory retirement ages.

BOARD SIZE

Vote FOR proposals seeking to fix the board size or designate a range for the board size.

Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

CUMULATIVE VOTING

Generally vote AGAINST proposals to eliminate cumulative voting. Vote CASE-BY-CASE if the company has in place one of the three corporate governance structures that are listed below.

Vote CASE-BY-CASE on proposals to restore or permit cumulative voting. If one of these three structures is present, vote AGAINST the proposal:

      -     the presence of a majority threshold voting standard;

      - a proxy access provision in the company's bylaws or governance documents; or

      - a counterbalancing governance structure coupled with acceptable relative performance.

The counterbalancing governance structure coupled with acceptable relative performance should include all of the following:

      -     Annually elected board;

      -     Two-thirds of the board composed of independent directors;

      -     Nominating committee composed solely of independent directors;

      - Confidential voting; however, there may be a provision for suspending confidential voting during proxy contests;

      - Ability of shareholders to call special meetings or act by written consent with 90 days' notice;

      -     Absence of superior voting rights for one or more classes of stock;

      - Board does not have the right to change the size of the board beyond a stated range that has been approved by shareholders;

      - The company has not under-performed its peers and index on a one-year and three-year basis, unless there has been a change in the CEO position within the last three years;

      - No director received WITHHOLD votes of 35% or more of the votes cast in the previous election.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

Vote CASE-BY-CASE on proposals on director and officer indemnification and liability protection using Delaware law as the standard.

Vote AGAINST proposals to eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care.

Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.

Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if both of the following apply:

      - The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company; and

      -     If only the director's legal expenses would be covered.

ESTABLISH/AMEND NOMINEE QUALIFICATIONS

Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board.

Vote AGAINST shareholder proposals requiring two candidates per board seat.

FILLING VACANCIES/REMOVAL OF DIRECTORS

Vote AGAINST proposals that provide that directors may be removed only for cause.

Vote FOR proposals to restore shareholders' ability to remove directors with or without cause.

Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

INDEPENDENT CHAIR (SEPARATE CHAIR/CEO)

Generally vote FOR shareholder proposals requiring the position of chair be filled by an independent director unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all of the following:

      - Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) At a minimum these should include:

            - Presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors,

            - Serves as liaison between the chairman and the independent directors,

            -     Approves information sent to the board,

            -     Approves meeting agendas for the board,

            - Approves meetings schedules to assure that there is sufficient time for discussion of all agenda items,

            - Has the authority to call meetings of the independent directors,

            - If requested by major shareholders, ensures that he is available for consultation and direct communication;

      -     Two-thirds independent board;

      -     All-independent key committees;

      -     Established governance guidelines;

      -     The company does not under-perform its peers.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

MAJORITY VOTE SHAREHOLDER PROPOSALS

Generally vote FOR reasonably crafted shareholders proposals calling for directors to be elected with an affirmative majority of votes cast and/or the elimination of the plurality standard for electing directors (including binding resolutions requesting that the board amend the company's bylaws), provided the proposal includes a carve-out for a plurality voting standard when there are more director nominees than board seats (e.g. contested elections).

Consider voting AGAINST the shareholder proposal if the company has adopted formal corporate governance principles that present a meaningful alternative to the majority voting standard and provide an adequate response to both new nominees as well as incumbent nominees who fail to receive a majority of votes cast.

Policies should address the specific circumstances at each company. At a minimum, a company's policy should articulate the following elements to adequately address each director nominee who fails to receive an affirmative of majority of votes cast in an election:

      - Established guidelines disclosed annually in the proxy statement concerning the process to follow for nominees who receive majority withhold votes;

      - The policy needs to outline a clear and reasonable timetable for all decision-making regarding the nominee's status; o The policy needs to specify that the process of determining the nominee's status will be managed by independent directors and must exclude the nominee in question;

      - An outline of a range of remedies that can be considered concerning the nominee needs to be in the policy (for example, acceptance of the resignation, maintaining the director but curing the underlying causes of the withheld votes, etc.);

      - The final decision on the nominee's status should be promptly disclosed via an SEC filing. The policy needs to include the timeframe in which the decision will be disclosed and a full explanation of how the decision was reached.

In addition, the company should articulate to shareholders why this alternative to a full majority threshold voting standard is the best structure at this time for demonstrating accountability to shareholders. Also evaluate the company's history of accountability to shareholders in its governance structure and in its actions. In particular, a classified board structure or a history of ignoring majority supported shareholder proposals will be considered at a company which receives a shareholder proposal requesting the elimination of plurality voting in favor of majority threshold for electing directors.

OFFICE OF THE BOARD

Generally vote FOR shareholders proposals requesting that the board establish an Office of the Board of Directors in order to facilitate direct communications between shareholders and non-management directors, unless the company has all of the following:

      - Established a communication structure that goes beyond the exchange requirements to facilitate the exchange of information between shareholders and members of the board;

      - Effectively disclosed information with respect to this structure to its shareholders;

      - Company has not ignored majority supported shareholder proposals or a majority WITHHOLD on a director nominee; and

      - The company has an independent chairman or a lead/presiding director, according to ISS' definition. This individual must be made available for periodic consultation and direct communication with major shareholders.

OPEN ACCESS

Generally vote FOR reasonably crafted shareholder proposals providing shareholders with the ability to nominate director candidates to be included on management's proxy card, provided the proposal substantially mirrors the SEC's proposed two-trigger formulation (see the proposed "Security Holder Director Nominations" rule (http://www.sec.gov/rules/proposed/34-48626.htm) or ISS' comment letter to the SEC dated 6/13/2003, available on ISS website under Governance Center- ISS Position Papers).

STOCK OWNERSHIP REQUIREMENTS

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While stock ownership on the part of directors is desired, the company should determine the appropriate ownership requirement.

Vote CASE-BY-CASE on shareholder proposals asking that the company adopt a holding or retention period for its executives (for holding stock after the vesting or exercise of equity awards), taking into account any stock ownership requirements or holding period/retention ratio already in place and the actual ownership level of executives.

TERM LIMITS

Vote AGAINST shareholder or management proposals to limit the tenure of outside directors through term limits. However, scrutinize boards where the average tenure of all directors exceeds 15 years for independence from management and for sufficient turnover to ensure that new perspectives are being added to the board.

3. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

      - Long-term financial performance of the target company relative to its industry;

      -     Management's track record;

      -     Background to the proxy contest;

      -     Qualifications of director nominees (both slates);

      - Strategic plan of dissident slate and quality of critique against management;

      - Likelihood that the proposed goals and objectives can be achieved (both slates);

      -     Stock ownership positions.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators, and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS/NOMINATIONS

Votes on advance notice proposals are determined on a CASE-BY-CASE basis, giving support to those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

AMEND BYLAWS WITHOUT SHAREHOLDER CONSENT

Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

POISON PILLS

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

      -     Shareholders have approved the adoption of the plan; or

      - The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e. the "fiduciary out" provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within twelve months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within twelve months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

      -     No lower than a 20% trigger, flip-in or flip-over;

      -     A term of no more than three years;

      - No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

      - Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

5. MERGERS AND CORPORATE RESTRUCTURINGS

OVERALL APPROACH

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

      - Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

      - Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

      - Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

      - Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

      - Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to

      - non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "ISS Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

      - Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

APPRAISAL RIGHTS

Vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

ASSET PURCHASES

Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

      -     Purchase price;

      -     Fairness opinion;

      -     Financial and strategic benefits;

      -     How the deal was negotiated;

      -     Conflicts of interest;

      -     Other alternatives for the business;

      -     Non-completion risk.

ASSET SALES

Vote CASE-BY-CASE on asset sales, considering the following factors:

      -     Impact on the balance sheet/working capital;

      -     Potential elimination of diseconomies;

      -     Anticipated financial and operating benefits;

      -     Anticipated use of funds;

      -     Value received for the asset;

      -     Fairness opinion;

      -     How the deal was negotiated;

      -     Conflicts of interest.

BUNDLED PROPOSALS

Vote CASE-BY-CASE on bundled or "conditional" proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders' best interests, vote AGAINST the proposals. If the combined effect is positive, support such proposals.

CONVERSION OF SECURITIES

Vote CASE-BY-CASE on proposals regarding conversion of securities. When evaluating these proposals the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

CORPORATE REORGANIZATION/DEBT RESTRUCTURING/PREPACKAGED BANKRUPTCY PLANS/REVERSE LEVERAGED BUYOUTS/WRAP PLANS

Vote CASE-BY-CASE on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan, taking into consideration the following:

      -     Dilution to existing shareholders' position;

      -     Terms of the offer;

      -     Financial issues;

      -     Management's efforts to pursue other alternatives;

      -     Control issues;

      -     Conflicts of interest.

Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

FORMATION OF HOLDING COMPANY

Vote CASE-BY-CASE on proposals regarding the formation of a holding company, taking into consideration the following:

      -     The reasons for the change;

      -     Any financial or tax benefits;

      -     Regulatory benefits;

      -     Increases in capital structure;

      -     Changes to the articles of incorporation or bylaws of the company.

Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:

      - Increases in common or preferred stock in excess of the allowable maximum (see discussion under "Capital Structure");

      -     Adverse changes in shareholder rights.

GOING PRIVATE TRANSACTIONS (LBOS, MINORITY SQUEEZEOUTS, AND GOING DARK)

Vote CASE-BY-CASE on going private transactions, taking into account the following: offer price/premium, fairness opinion, how the deal was negotiated, conflicts of interest, other alternatives/offers considered, and non-completion risk.

Vote CASE-BY-CASE on "going dark" transactions, determining whether the transaction enhances shareholder value by taking into consideration:

      - Whether the company has attained benefits from being publicly-traded (examination of trading volume, liquidity, and market research of the stock);

      -     Cash-out value;

      - Whether the interests of continuing and cashed-out shareholders are balanced; and

      -     The market reaction to public announcement of transaction.

JOINT VENTURES

Vote CASE-BY-CASE on proposals to form joint ventures, taking into account the following:

      -     Percentage of assets/business contributed;

      -     Percentage ownership;

      -     Financial and strategic benefits;

      -     Governance structure;

      -     Conflicts of interest;

      -     Other alternatives; o Noncompletion risk.

LIQUIDATIONS

Vote CASE-BY-CASE on liquidations, taking into account the following:

      -     Management's efforts to pursue other alternatives;

      -     Appraisal value of assets; and

      -     The compensation plan for executives managing the liquidation.

Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.

MERGERS AND ACQUISITIONS/ ISSUANCE OF SHARES TO FACILITATE MERGER OR ACQUISITION

Vote CASE-BY-CASE on mergers and acquisitions, determining whether the transaction enhances shareholder value by giving consideration to items listed under "Mergers and Corporate Restructurings: Overall Approach."

PRIVATE PLACEMENTS/WARRANTS/CONVERTIBLE DEBENTURES

Vote CASE-BY-CASE on proposals regarding private placements, taking into consideration:

      -     Dilution to existing shareholders' position;

      -     Terms of the offer;

      -     Financial issues;

      -     Management's efforts to pursue other alternatives;

      -     Control issues;

      -     Conflicts of interest.

Vote FOR the private placement if it is expected that the company will file for bankruptcy if the transaction is not approved.

SPINOFFS

Vote CASE-BY-CASE on spin-offs, considering:

      -     Tax and regulatory advantages;

      -     Planned use of the sale proceeds;

      -     Valuation of spinoff;

      -     Fairness opinion;

      -     Benefits to the parent company;

      -     Conflicts of interest;

      -     Managerial incentives;

      -     Corporate governance changes;

      -     Changes in the capital structure.

VALUE MAXIMIZATION PROPOSALS

Vote CASE-BY-CASE on shareholder proposals seeking to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company or liquidating the company and distributing the proceeds to shareholders. These proposals should be evaluated based on the following factors:

      -     Prolonged poor performance with no turnaround in sight;

      -     Signs of entrenched board and management;

      -     Strategic plan in place for improving value;

      -     Likelihood of receiving reasonable value in a sale or dissolution;
            and

      - Whether company is actively exploring its strategic options, including retaining a financial advisor.

6. STATE OF INCORPORATION

CONTROL SHARE ACQUISITION PROVISIONS

Control share acquisition statutes function by denying shares their voting rights when they contribute to ownership in excess of certain thresholds. Voting rights for those shares exceeding ownership limits may only be restored by approval of either a majority or supermajority of disinterested shares. Thus, control share acquisition statutes effectively require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement if the bidder continues buying up a large block of shares.

Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

Vote AGAINST proposals to amend the charter to include control share acquisition provisions.

Vote FOR proposals to restore voting rights to the control shares.

CONTROL SHARE CASH-OUT PROVISIONS

Control share cash-out statutes give dissident shareholders the right to "cash-out" of their position in a company at the expense of the shareholder who has taken a control position. In other words, when an investor crosses a preset threshold level, remaining shareholders are given the right to sell their shares to the acquirer, who must buy them at the highest acquiring price. Vote FOR proposals to opt out of control share cash-out statutes.

DISGORGEMENT PROVISIONS

Disgorgement provisions require an acquirer or potential acquirer of more than a certain percentage of a company's stock to disgorge, or pay back, to the company any profits realized from the sale of that company's stock purchased 24 months before achieving control status. All sales of company stock by the acquirer occurring within a certain period of time (between 18 months and 24 months) prior to the investor's gaining control status are subject to these recapture-of-profits provisions.

Vote FOR proposals to opt out of state disgorgement provisions.

FAIR PRICE PROVISIONS

Vote CASE-BY-CASE on proposals to adopt fair price provisions (provisions that stipulate that an acquirer must pay the same price to acquire all shares as it paid to acquire the control shares), evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.

Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

FREEZE-OUT PROVISIONS

Vote FOR proposals to opt out of state freeze-out provisions. Freeze-out provisions force an investor who surpasses a certain ownership threshold in a company to wait a specified period of time before gaining control of the company.

GREENMAIL

Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of its shares, the practice discriminates against all other shareholders.

Vote FOR proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company's ability to make greenmail payments.

Vote CASE-BY-CASE on anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

REINCORPORATION PROPOSALS

Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, comparative economic benefits, and a comparison of the jurisdictional laws.

Vote FOR re-incorporation when the economic factors outweigh any neutral or negative governance changes.

STAKEHOLDER PROVISIONS

Vote AGAINST proposals that ask the board to consider non-shareholder constituencies or other non-financial effects when evaluating a merger or business combination.

State Antitakeover Statutes

Vote CASE-BY-CASE on proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions).

7. CAPITAL STRUCTURE

ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

Vote FOR management proposals to reduce the par value of common stock.

COMMON STOCK AUTHORIZATION

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

In addition, for capital requests less than or equal to 300 percent of the current authorized shares that marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent), on a CASE-BY-CASE basis, vote FOR the increase based on the company's performance and whether the company's ongoing use of shares has shown prudence. Factors should include, at a minimum, the following:

      -     Rationale;

      - Good performance with respect to peers and index on a five-year total shareholder return basis;

      -     Absence of non-shareholder approved poison pill;

      -     Reasonable equity compensation burn rate;

      -     No non-shareholder approved pay plans; and

      -     Absence of egregious equity compensation practices.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders;

      - It is not designed to preserve the voting power of an insider or significant shareholder.

ISSUE STOCK FOR USE WITH RIGHTS PLAN

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

PREEMPTIVE RIGHTS

Vote CASE-BY-CASE on shareholder proposals that seek preemptive rights, taking into consideration: the size of a company, the characteristics of its shareholder base, and the liquidity of the stock.

PREFERRED STOCK

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

RECAPITALIZATION

Vote CASE-BY-CASE on recapitalizations (reclassifications of securities), taking into account the following:

      -     More simplified capital structure;

      -     Enhanced liquidity;

      -     Fairness of conversion terms;

      -     Impact on voting power and dividends;

      -     Reasons for the reclassification;

      -     Conflicts of interest; and

      -     Other alternatives considered.

REVERSE STOCK SPLITS

Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.

Vote FOR management proposals to implement a reverse stock split to avoid delisting.

Vote CASE-BY-CASE on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue based on the allowable increased calculated using the Capital Structure model.

SHARE REPURCHASE PROGRAMS

Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS

Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as determined using a model developed by ISS.

TRACKING STOCK

Vote CASE-BY-CASE on the creation of tracking stock, weighing the strategic value of the transaction against such factors as:

      -     Adverse governance changes;

      -     Excessive increases in authorized capital stock;

      -     Unfair method of distribution;

      -     Diminution of voting rights;

      -     Adverse conversion features;

      -     Negative impact on stock option plans; and

      -     Alternatives such as spin-off.

8. EXECUTIVE AND DIRECTOR COMPENSATION

EQUITY COMPENSATION PLANS

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

      -     The total cost of the company's equity plans is unreasonable;

      - The plan expressly permits the repricing of stock options without prior shareholder approval;

      -     There is a disconnect between CEO pay and the company's performance;

      - The company's three year burn rate exceeds the greater of 2% and the mean plus 1 standard deviation of its industry group; or

      -     The plan is a vehicle for poor pay practices.

Each of these factors is further described below:

COST OF EQUITY PLANS

Generally, vote AGAINST equity plans if the cost is unreasonable. For non-employee director plans, vote FOR the plan if certain factors are met (see Director Compensation section).

The cost of the equity plans is expressed as Shareholder Value Transfer (SVT), which is measured using a binomial option pricing model that assesses the amount of shareholders' equity flowing out of the company to employees and directors. SVT is expressed as both a dollar amount and as a percentage of market value, and includes the new shares proposed, shares available under existing plans, and shares granted but unexercised. All award types are valued. For omnibus plans, unless limitations are placed on the most expensive types of awards (for example, full value awards), the assumption is made that all awards to be granted will be the most expensive types. See discussion of specific types of awards.

The Shareholder Value Transfer is reasonable if it falls below the company-specific allowable cap. The allowable cap is determined as follows: The top quartile performers in each industry group (using the Global Industry Classification Standard GICS) are identified. Benchmark SVT levels for each industry are established based on these top performers' historic SVT. Regression analyses are run on each industry group to identify the variables most strongly correlated to SVT. The benchmark industry SVT level is then adjusted upwards or downwards for the specific company by plugging the company-specific performance measures, size and cash compensation into the industry cap equations to arrive at the company's allowable cap.

REPRICING PROVISIONS

Vote AGAINST plans that expressly permit the repricing of stock options without prior shareholder approval, even if the cost of the plan is reasonable.

Vote AGAINST plans if the company has a history of repricing options without shareholder approval, and the applicable listing standards would not preclude them from doing so.

PAY-FOR PERFORMANCE DISCONNECT

Generally vote AGAINST plans in which:

      - there is a disconnect between the CEO's pay and company performance (an increase in pay and a decrease in performance);

      -     the main source of the pay increase (over half) is equity-based, and

      -     the CEO is a participant of the equity proposal.

Performance decreases are based on negative one- and three-year total shareholder returns. CEO pay increases are based on the CEO's total direct compensation (salary, cash bonus, present value of stock options, face value of restricted stock, face value of long-term incentive plan payouts, and all other compensation) increasing over the previous year.

WITHHOLD votes from the Compensation Committee members when the company has a pay for performance disconnect.

On a CASE-BY-CASE basis, vote for equity plans and FOR compensation committee members with a pay-for-performance disconnect if compensation committee members can present strong and compelling evidence of improved committee performance. This evidence must go beyond the usual compensation committee report disclosure. This additional evidence necessary includes all of the following:

      - The compensation committee has reviewed all components of the CEO's compensation, including the following:

            -     Base salary, bonus, long-term incentives;

            - Accumulative realized and unrealized stock option and restricted stock gains;

            - Dollar value of perquisites and other personal benefits to the CEO and the total cost to the company;

            - Earnings and accumulated payment obligations under the company's nonqualified deferred compensation program;

            - Actual projected payment obligations under the company's supplemental executive retirement plan (SERPs).

A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios. (A complete breakdown of pay components also can be found in Disclosure of CEO Compensation
- Tally Sheet.)

A tally sheet with all the above components should be disclosed for the following termination scenarios:

            -     Payment if termination occurs within 12 months: $ _____ ;

            - Payment if "not for cause" termination occurs within 12 months: $ _____ ;

            - Payment if "change of control" termination occurs within 12 months: $ _____ .

The compensation committee is committed to providing additional information on the named executives' annual cash bonus program and/or long-term incentive cash plan for the current fiscal year. The compensation committee will provide full disclosure of the qualitative and quantitative performance criteria and hurdle rates used to determine the payouts of the cash program. From this disclosure, shareholders will know the minimum level of performance required for any cash bonus to be delivered, as well as the maximum cash bonus payable for superior performance.

The repetition of the compensation committee report does not meet ISS' requirement of compelling and strong evidence of improved disclosure. The level of transparency and disclosure is at the highest level where shareholders can understand the mechanics of the annual cash bonus and/or long-term incentive cash plan based on the additional disclosure.

The compensation committee is committed to granting a substantial portion of performance-based equity awards to the named executive officers. A substantial portion of performance-based awards would be at least 50 percent of the shares awarded to each of the named executive officers. Performance-based equity awards are earned or paid out based on the achievement of company performance targets. The company will disclose the details of the performance criteria (e.g., return on equity) and the hurdle rates (e.g., 15 percent) associated with the performance targets. From this disclosure, shareholders will know the minimum level of performance required for any equity grants to be made. The performance-based equity awards do not refer to non-qualified stock options(1) or performance-accelerated grants.(2) Instead, performance-based equity awards are performance-contingent grants where the individual will not receive the equity grant by not meeting the target performance and vice versa.

The level of transparency and disclosure is at the highest level where shareholders can understand the mechanics of the performance-based equity awards based on the additional disclosure.

The compensation committee has the sole authority to hire and fire outside compensation consultants. The role of the outside compensation consultant is to assist the compensation committee to analyze executive pay packages or contracts and understand the company's financial measures.

THREE-YEAR BURN RATE/BURN RATE COMMITMENT

Generally vote AGAINST plans if the company's most recent three-year burn rate exceeds one standard deviation in excess of the industry mean (per the following Burn Rate Table) and is over two percent of common shares outstanding. The three-year burn rate policy does not apply to non-employee director plans unless outside directors receive a significant portion of shares each year.

However, vote FOR equity plans if the company fails this burn rate test but the company commits in a public filing to a three-year average burn rate equal to its GICS group burn rate mean plus one standard deviation, assuming all other conditions for voting FOR the plan have been met. If a company fails to fulfill its burn rate commitment, vote to WITHHOLD from the compensation committee.

------------
(1) Non-qualified stock options are not performance-based awards unless the grant or the vesting of the stock options is tied to the achievement of a pre-determined and disclosed performance measure. A rising stock market will generally increase share prices of all companies, despite of the company's underlying performance.

(2) Performance-accelerated grants are awards that vest earlier based on the achievement of a specified measure. However, these grants will ultimately vest over time even without the attainment of the goal(s).

2006 PROXY SEASON BURN RATE TABLE

                                                               RUSSELL 3000            NON-RUSSELL 3000
                                                    --------------------------------------------------------
                                                          STANDARD                     STANDARD
   GICS                        DESCRIPTION          MEAN  DEVIATION  MEAN+STDEV  MEAN  DEVIATION  MEAN+STDEV
-----------  -------------------------------------  ----  ---------  ----------  ----  ---------  ----------
    1010     Energy                                 1.53%    0.96%       2.50%   2.03%   2.53%      4.56%
    1510     Materials                              1.37%    0.74%       2.11%   2.15%   2.01%      4.16%
    2010     Capital Goods                          1.84%    1.09%       2.93%   2.74%   2.63%      5.37%
    2020     Commercial Services & Supplies         2.73%    1.60%       4.33%   3.43%   4.18%      7.61%
    2030     Transportation                         1.76%    1.71%       3.47%   2.18%   2.12%      4.30%
    2510     Automobiles & Components               1.97%    1.27%       3.24%   2.23%   2.29%      4.51%
    2520     Consumer Durables & Apparel            2.04%    1.22%       3.26%   2.86%   2.48%      5.35%
    2530     Hotels Restaurants & Leisure           2.22%    1.09%       3.31%   2.71%   2.46%      5.17%
    2540     Media                                  2.14%    1.24%       3.38%   3.26%   2.52%      5.77%
    2550     Retailing                              2.54%    1.59%       4.12%   4.01%   4.03%      8.03%
3010, 3020,
    3030     Food & Staples Retailing               1.82%    1.31%       3.13%   2.20%   2.79%      4.99%
    3510     Health Care Equipment & Services       3.20%    1.71%       4.91%   4.33%   3.20%      7.53%
    3520     Pharmaceuticals & Biotechnology        3.70%    1.87%       5.57%   5.41%   4.74%      10.15%
    4010     Banks                                  1.46%    1.00%       2.46%   1.38%   1.42%      2.79%
    4020     Diversified Financials                 3.00%    2.28%       5.28%   4.46%   4.01%      8.47%
    4030     Insurance                              1.52%    1.04%       2.56%   2.25%   2.85%      5.10%
    4040     Real Estate                            1.30%    1.01%       2.31%   1.12%   1.67%      2.79%
    4510     Software & Services                    5.02%    2.98%       8.00%   6.92%   6.05%      12.97%
    4520     Technology Hardware & Equipment        3.64%    2.48%       6.11%   4.73%   4.02%      8.75%
    4530     Semiconductors & Semiconductor Equip.  4.81%    2.86%       7.67%   5.01%   3.06%      8.07%
    5010     Telecommunication Services             2.31%    1.61%       3.92%   3.70%   3.41%      7.11%
    5510     Utilities                              0.94%    0.62%       1.56%   2.11%   4.13%      6.24%

For companies that grant both full value awards and stock options to their employees, apply a premium on full value awards for the past three fiscal years as follows:

                            ANNUAL STOCK PRICE VOLATILITY                  PREMIUM
                            -----------------------------  ----------------------------------------
High annual volatility      53% and higher                 1 full-value award for 1.5 option shares
Moderate annual volatility  25% - 52%                      1 full-value award for 2.0 option shares
Low annual volatility       Less than 25%                  1 full-value award for 4.0 option shares

POOR PAY PRACTICES

Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.

WITHHOLD from compensation committee members if the company has poor compensation practices.

Poor compensation practices include, but are not limited to, the following:

      - Egregious employment contracts including excessive severance provisions;

      -     Excessive perks that dominate compensation;

      -     Huge bonus payouts without justifiable performance linkage;

      -     Performance metrics that are changed during the performance period;

      -     Egregious SERP (Supplemental Executive Retirement Plans) payouts;

      -     New CEO with overly generous hiring package;

      -     Internal pay disparity;

      - Other excessive compensation payouts or poor pay practices at the company.

SPECIFIC TREATMENT OF CERTAIN AWARD TYPES IN EQUITY PLAN EVALUATIONS:

DIVIDEND EQUIVALENT RIGHTS

Equity plans that have Dividend Equivalent Rights (DERs) associated with them will have a higher calculated award value than those without DERs under the binomial model, based on the value of these dividend streams. The higher value will be applied to new shares, shares available under existing plans, and shares awarded but not exercised per the plan specifications. DERS transfer more shareholder equity to employees and non-employee directors and this cost should be captured.

LIBERAL SHARE RECYCLING PROVISIONS

Under net share counting provisions, shares tendered by an option holder to pay for the exercise of an option, shares withheld for taxes or shares repurchased by the company on the open market can be recycled back into the equity plan for awarding again. All awards with such provisions should be valued as full-value awards. Stock-settled stock appreciation rights (SSARs) will also be considered as full-value awards if a company counts only the net shares issued to employees towards their plan reserve.

TRANSFERABLE STOCK OPTION AWARDS

For transferable stock option award types within a new equity plan, calculate the cost of the awards by setting their forfeiture rate to zero when comparing to the allowable cap. In addition, in order to vote FOR plans with such awards, the structure and mechanics of the ongoing transferable stock option program must be disclosed to shareholders; and amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

OTHER COMPENSATION PROPOSALS AND POLICIES

401(K) EMPLOYEE BENEFIT PLANS

Vote FOR proposals to implement a 401(k) savings plan for employees.

DIRECTOR COMPENSATION

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company's allowable cap.

On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board's compensation are met and disclosed in the proxy statement:

      - Director stock ownership guidelines with a minimum of three times the annual cash retainer.

      -     Vesting schedule or mandatory holding/deferral period:

            - A minimum vesting of three years for stock options or restricted stock; or

            - Deferred stock payable at the end of a three-year deferral period.

      -     Mix between cash and equity:

            - A balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or

            - If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.

      - No retirement/benefits and perquisites provided to non-employee directors; and

      - Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

DIRECTOR RETIREMENT PLANS

Vote AGAINST retirement plans for non-employee directors.

Vote FOR shareholder proposals to eliminate retirement plans for non-employee directors.

DISCLOSURE OF CEO COMPENSATION-TALLY SHEET

Encourage companies to provide better and more transparent disclosure related to CEO pay. Consider withhold votes in the future from the compensation committee and voting against equity plans if compensation disclosure is not improved and a tally sheet is not provided.

In addition to the current SEC requirements, the following table sets forth the current minimum standard on CEO pay disclosure according to ISS's guidelines:

       Component                   Amount Earned/Granted                         Description
Base Salary                   Current figure                     Explanation of any increase in base salary

Annual Incentive              Target:                            Explanation of specific performance
                              Actual earned:                     measures and actual deliverables.

                                                                 State amount tied to actual
                                                                 performance.

                                                                 State any discretionary bonus.

Stock Options                 Number granted:                    Rationale for determining the
                              Exercise price:                    number of stock options
                              Vesting:                           issued to CEO.
                              Grant value:
                                                                 Accumulated dividend
                                                                 equivalents (if any).

Restricted Stock              Number granted:                    Performance based or time
                              Vesting:                           based.
                              Grant value:
                                                                 Rationale for determining the
                                                                 number of restricted stock
                                                                 issued to CEO.

                                                                 Accumulated dividends on
                                                                 vested and unvested portion.

Performance Shares            Minimum:                           Explanation of specific
                              Target:                            performance measures and
                              Maximum:                           actual deliverables.
                              Actual earned:
                              Grant value:                       Any dividends on unearned
                                                                 performance shares.

Deferred compensation         Executive portion:                 Provide structure and terms of
                              Company match (if any):            program.

                              Accumulated executive portion:     Explanation of interest,
                              Accumulated company match          formulas, minimum
                              (if any):                          guarantees or multipliers on
                                                                 deferred compensation.

                                                                 Any holding periods on the
                                                                 company match portion.

                                                                 Funding mechanism

Supplemental retirement       Actual projected payment           Provide structure and terms of
benefit                       obligations                        program.

                                                                 Explanation of formula,
                                                                 additional credits for years not
                                                                 worked, multipliers or interest
                                                                 on SERPs.

                                                                 Funding mechanism.

Executive perquisites         Breakdown of the market            The types of perquisites
                              value of various perquisites       provided. Examples: company
                                                                 aircraft, company cars, etc.

Gross-ups (if any)            Breakdown of gross-ups for
                              any pay component

Severance associated with     Estimated payout amounts for       Single trigger or double
change-in-control             cash, equity and benefits          trigger.

Severance (Termination        Estimated payout amounts for
scenario under "for cause"    cash, equity and benefits
and "not for cause")           under different scenarios

Post retirement package       Estimated value of consulting
                              agreement and continuation of
                              benefits

ESTIMATED TOTAL PACKAGE                                          $


See the remedy for Pay for Performance disconnect for a more qualitative description of certain pay components.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)

Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares).

EMPLOYEE STOCK PURCHASE PLANS --  QUALIFIED PLANS

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value;

      -     Offering period is 27 months or less; and

      - The number of shares allocated to the plan is ten percent or less of the outstanding shares.

Vote AGAINST qualified employee stock purchase plans where any of the following apply:

      -     Purchase price is less than 85 percent of fair market value; or

      -     Offering period is greater than 27 months; or

      - The number of shares allocated to the plan is more than ten percent of the outstanding shares.

EMPLOYEE STOCK PURCHASE PLANS --  NON-QUALIFIED PLANS

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

      - Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

      - Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

      - Company matching contribution up to 25 percent of employee's contribution, which is effectively a discount of 20 percent from market value;

      - No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee's contribution, evaluate the cost of the plan against its allowable cap.

INCENTIVE BONUS PLANS AND TAX DEDUCTIBILITY PROPOSALS (OBRA-RELATED COMPENSATION PROPOSALS)

Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m).

Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.

Vote CASE-BY-CASE on amendments to existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) as long as the plan does not exceed the allowable cap and the plan does not violate any of the supplemental policies.

Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

OPTION EXCHANGE PROGRAMS/REPRICING OPTIONS

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options taking into consideration:

      -     Historic trading patterns;

      -     Rationale for the repricing;

      -     Value-for-value exchange;

      -     Treatment of surrendered options;

      -     Option vesting;

      -     Term of the option;

      -     Exercise price;

      -     Participation.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company's three-year average burn rate.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

STOCK PLANS IN LIEU OF CASH

Vote CASE-by-CASE on plans which provide participants with the option of taking all or a portion of their cash compensation in the form of stock.

Vote FOR non-employee director only equity plans which provide a dollar-for-dollar cash for stock exchange.

Vote CASE-by-CASE on plans which do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation.

TRANSFER PROGRAMS OF STOCK OPTIONS

One-time Transfers: WITHHOLD votes from compensation committee members if they fail to submit one-time transfers for to shareholders for approval.

Vote CASE-BY-CASE on one-time transfers. Vote FOR if:

      - Executive officers and non-employee directors are excluded from participating;

      - Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;

      - There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred and whether the events leading up to the decline in stock price were beyond management's control. A review of the company's historic stock price volatility should indicate if the options are likely to be back "in-the-money" over the near term.

SHAREHOLDER PROPOSALS ON COMPENSATION

DISCLOSURE/SETTING LEVELS OR TYPES OF COMPENSATION FOR EXECUTIVES AND DIRECTORS

Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

Vote AGAINST shareholder proposals requiring director fees be paid in stock only.

Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

OPTION EXPENSING

Generally vote FOR shareholder proposals asking the company to expense stock options, unless the company has already publicly committed to expensing options by a specific date.

OPTION REPRICING

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

PENSION PLAN INCOME ACCOUNTING

Generally vote FOR shareholder proposals to exclude pension plan income in the calculation of earnings used in determining executive bonuses/compensation.

PERFORMANCE-BASED AWARDS

Generally vote FOR shareholder proposals advocating the use of performance-based awards like indexed, premium-priced, and performance-vested options or performance-based shares, unless:

      - The proposal is overly restrictive (e.g., it mandates that awards to all employees must be performance-based or all awards to top executives must be a particular type, such as indexed options);

      - The company demonstrates that it is using a substantial portion of performance-based awards for its top executives, where substantial portion would constitute 50 percent of the shares awarded to those executives for that fiscal year.

SEVERANCE AGREEMENTS FOR EXECUTIVES/GOLDEN PARACHUTES

Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

      -     The triggering mechanism should be beyond the control of management;

      - The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the year in which the change of control occurs;

      - Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS (SERPS)

Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company's executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

9. CORPORATE RESPONSIBILITY

CONSUMER ISSUES AND PUBLIC SAFETY

ANIMAL RIGHTS

Generally vote AGAINST proposals to phase out the use of animals in product testing unless:

      - The company is conducting animal testing programs that are unnecessary or not required by regulation;

      - The company is conducting animal testing when suitable alternatives are accepted and used at peer firms;

      - The company has been the subject of recent, significant controversy related to its testing programs.

Generally vote FOR proposals seeking a report on the company's animal welfare standards unless:

      - The company has already published a set of animal welfare standards and monitors compliance;

      - The company's standards are comparable to or better than those of peer firms; and

      - There are no serious controversies surrounding the company's treatment of animals.

DRUG PRICING

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:

      -     The existing level of disclosure on pricing policies;

      -     Deviation from established industry pricing norms;

      - The company's existing initiatives to provide its products to needy consumers;

      - Whether the proposal focuses on specific products or geographic regions.

DRUG REIMPORTATION

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their policies regarding prescription drug reimportation unless such information is already publicly disclosed.

Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation.

GENETICALLY MODIFIED FOODS

Vote AGAINST proposals asking companies to voluntarily label genetically engineered (GE) ingredients in their products or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

      - The relevance of the proposal in terms of the company's business and the proportion of it affected by the resolution;

      - The quality of the company's disclosure on GE product labeling and related voluntary initiatives and how this disclosure compares with peer company disclosure;

      - Company's current disclosure on the feasibility of GE product labeling, including information on the related costs;

      - Any voluntary labeling initiatives undertaken or considered by the company.

Vote CASE-BY-CASE on proposals asking for the preparation of a report on the financial, legal, and environmental impact of continued use of GE ingredients/seeds. Evaluate the following:

      - The relevance of the proposal in terms of the company's business and the proportion of it affected by the resolution;

      - The quality of the company's disclosure on risks related to GE product use and how this disclosure compares with peer company disclosure;

      - The percentage of revenue derived from international operations, particularly in Europe, where GE products are more regulated and consumer backlash is more pronounced.

Vote AGAINST proposals seeking a report on the health and environmental effects of genetically modified organisms (GMOs). Health studies of this sort are better undertaken by regulators and the scientific community.

Vote AGAINST proposals to completely phase out GE ingredients from the company's products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company's products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to federal regulators) that outweigh the economic benefits derived from biotechnology.

HANDGUNS

Generally vote AGAINST requests for reports on a company's policies aimed at curtailing gun violence in the United States unless the report is confined to product safety information. Criminal misuse of firearms is beyond company control and instead falls within the purview of law enforcement agencies.

HIV/AIDS

Vote CASE-BY-CASE on requests for reports outlining the impact of the health pandemic (HIV/AIDS, malaria and tuberculosis) on the company's Sub-Saharan operations and how the company is responding to it, taking into account:

      - The nature and size of the company's operations in Sub-Saharan Africa and the number of local employees;

      - The company's existing healthcare policies, including benefits and healthcare access for local workers;

      -     Company donations to healthcare providers operating in the region.

Vote AGAINST proposals asking companies to establish, implement, and report on a standard of response to the HIV/AIDS, TB, and malaria health pandemic in Africa and other developing countries, unless the company has significant operations in these markets and has failed to adopt policies and/or procedures to address these issues comparable to those of industry peers.

PREDATORY LENDING

Vote CASE-BY CASE on requests for reports on the company's procedures for preventing predatory lending, including the establishment of a board committee for oversight, taking into account:

      - Whether the company has adequately disclosed mechanisms in place to prevent abusive lending practices;

      - Whether the company has adequately disclosed the financial risks of its subprime business;

      - Whether the company has been subject to violations of lending laws or serious lending controversies;

      -     Peer companies' policies to prevent abusive lending practices.

TOBACCO

Most tobacco-related proposals should be evaluated on a CASE-BY-CASE basis, taking into account the following factors:

Second-hand smoke:

      - Whether the company complies with all local ordinances and regulations;

      - The degree that voluntary restrictions beyond those mandated by law might hurt the company's competitiveness;

      -     The risk of any health-related liabilities.

Advertising to youth:

      - Whether the company complies with federal, state, and local laws on the marketing of tobacco or if it has been fined for violations;

      - Whether the company has gone as far as peers in restricting advertising;

      - Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth;

      - Whether restrictions on marketing to youth extend to foreign countries.

Cease production of tobacco-related products or avoid selling products to tobacco companies:

      -     The percentage of the company's business affected;

      - The economic loss of eliminating the business versus any potential tobacco-related liabilities.

Spin-off tobacco-related businesses:

      -     The percentage of the company's business affected;

      -     The feasibility of a spin-off;

      - Potential future liabilities related to the company's tobacco business.

Stronger product warnings:

Vote AGAINST proposals seeking stronger product warnings. Such decisions are better left to public health authorities.

Investment in tobacco stocks:

Vote AGAINST proposals prohibiting investment in tobacco equities. Such decisions are better left to portfolio managers.

TOXIC CHEMICALS

Generally vote FOR resolutions requesting that a company discloses its policies related to toxic chemicals.

Vote CASE-BY-CASE on resolutions requesting that companies evaluate and disclose the potential financial and legal risks associated with utilizing certain chemicals, considering:

      -     Current regulations in the markets in which the company operates;

      - Recent significant controversy, litigation, or fines stemming from toxic chemicals or ingredients at the company; and

      -     The current level of disclosure on this topic.

Generally vote AGAINST resolutions requiring that a company reformulate its products within a certain timeframe unless such actions are required by law in specific markets.

ENVIRONMENT AND ENERGY

ARCTIC NATIONAL WILDLIFE REFUGE

Generally vote AGAINST request for reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR) unless:

      - New legislation is adopted allowing development and drilling in the ANWR region;

      -     The company intends to pursue operations in the ANWR; and

      - The company does not currently disclose an environmental risk report for their operations in the ANWR.

CERES PRINCIPLES

Vote CASE-BY-CASE on proposals to adopt the CERES Principles, taking into account:

      - The company's current environmental disclosure beyond legal requirements, including environmental health and safety (EHS) audits and reports that may duplicate CERES;

      - The company's environmental performance record, including violations of federal and state regulations, level of toxic emissions, and accidental spills;

      - Environmentally conscious practices of peer companies, including endorsement of CERES;

      -     Costs of membership and implementation.

CONCENTRATED AREA FEEDING OPERATIONS (CAFOS)

Vote FOR resolutions requesting that companies report to shareholders on the risks and liabilities associated with CAFOs unless:

      - The company has publicly disclosed guidelines for its corporate and contract farming operations, including compliance monitoring; or

      -     The company does not directly source from CAFOs.

ENVIRONMENTAL-ECONOMIC RISK REPORT

Vote CASE-BY-CASE on proposals requesting an economic risk assessment of environmental performance considering:

      - The feasibility of financially quantifying environmental risk factors;

      - The company's compliance with applicable legislation and/or regulations regarding environmental performance;

      -     The costs associated with implementing improved standards;

      - The potential costs associated with remediation resulting from poor environmental performance; and

      - The current level of disclosure on environmental policies and initiatives.

ENVIRONMENTAL REPORTS

Generally vote FOR requests for reports disclosing the company's environmental policies unless it already has well-documented environmental management systems that are available to the public.

GLOBAL WARMING

Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company's line of business.

Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines or litigation resulting from greenhouse gas emissions.

KYOTO PROTOCOL COMPLIANCE

Generally vote FOR resolutions requesting that companies outline their preparations to comply with standards established by Kyoto Protocol signatory markets unless:

      -     The company does not maintain operations in Kyoto signatory markets;

      - The company already evaluates and substantially discloses such information; or,

      - Greenhouse gas emissions do not significantly impact the company's core businesses.

LAND USE

Generally vote AGAINST resolutions that request the disclosure of detailed information on a company's policies related to land use or development unless the company has been the subject of recent, significant fines or litigation stemming from its land use.

NUCLEAR SAFETY

Generally vote AGAINST resolutions requesting that companies report on risks associated with their nuclear reactor designs and/or the production and interim storage of irradiated fuel rods unless:

      - The company does not have publicly disclosed guidelines describing its policies and procedures for addressing risks associated with its operations;

      -     The company is non-compliant with Nuclear Regulatory Commission
            (NRC) requirements; or

      - The company stands out amongst its peers or competitors as having significant problems with safety or environmental performance related to its nuclear operations.

OPERATIONS IN PROTECTED AREAS

Generally vote FOR requests for reports outlining potential environmental damage from operations in protected regions, including wildlife refuges unless:

      - The company does not currently have operations or plans to develop operations in these protected regions; or,

      - The company provides disclosure on its operations and environmental policies in these regions comparable to industry peers.

RECYCLING

Vote CASE-BY-CASE on proposals to adopt a comprehensive recycling strategy, taking into account:

      -     The nature of the company's business and the percentage affected;

      -     The extent that peer companies are recycling;

      -     The timetable prescribed by the proposal;

      -     The costs and methods of implementation;

      - Whether the company has a poor environmental track record, such as violations of federal and state regulations.

RENEWABLE ENERGY

In general, vote FOR requests for reports on the feasibility of developing renewable energy sources unless the report is duplicative of existing disclosure or irrelevant to the company's line of business.

Generally vote AGAINST proposals requesting that the company invest in renewable energy sources. Such decisions are best left to management's evaluation of the feasibility and financial impact that such programs may have on the company.

SUSTAINABILITY REPORT

Generally vote FOR proposals requesting the company to report on policies and initiatives related to social, economic, and environmental sustainability, unless:

      - The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or

      - The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

GENERAL CORPORATE ISSUES

CHARITABLE/POLITICAL CONTRIBUTIONS

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

      - The company is in compliance with laws governing corporate political activities; and

      - The company has procedures in place to ensure that employee contributions to company-sponsored political action committees
            (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders.

Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions considering:

      - Recent significant controversy or litigation related to the company's political contributions or governmental affairs; and

      -     The public availability of a policy on political contributions.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals restricting the company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which contributions are in the best interests of the company.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

LINK EXECUTIVE COMPENSATION TO SOCIAL PERFORMANCE

Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities. Such resolutions should be evaluated in the context of:

      -     The relevance of the issue to be linked to pay;

      - The degree that social performance is already included in the company's pay structure and disclosed;

      - The degree that social performance is used by peer companies in setting pay;

      - Violations or complaints filed against the company relating to the particular social performance measure;

      - Artificial limits sought by the proposal, such as freezing or capping executive pay

      -     Independence of the compensation committee;

      -     Current company pay levels.

OUTSOURCING/OFFSHORING

Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing, considering:

      -     Risks associated with certain international markets;

      -     The utility of such a report to shareholders;

      - The existence of a publicly available code of corporate conduct that applies to international operations.

LABOR STANDARDS AND HUMAN RIGHTS

CHINA PRINCIPLES

Vote AGAINST proposals to implement the China Principles unless:

      - There are serious controversies surrounding the company's China operations; and

      - The company does not have a code of conduct with standards similar to those promulgated by the International Labor Organization (ILO).

COUNTRY-SPECIFIC HUMAN RIGHTS REPORTS

Vote CASE-BY-CASE on requests for reports detailing the company's operations in a particular country and steps to protect human rights, based on:

      -     The nature and amount of company business in that country;

      -     The company's workplace code of conduct;

      -     Proprietary and confidential information involved;

      - Company compliance with U.S. regulations on investing in the country;

      -     Level of peer company involvement in the country.

INTERNATIONAL CODES OF CONDUCT/VENDOR STANDARDS

Vote CASE-BY-CASE on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring. In evaluating these proposals, the following should be considered:

      - The company's current workplace code of conduct or adherence to other global standards and the degree they meet the standards promulgated by the proponent;

      - Agreements with foreign suppliers to meet certain workplace standards;

      -     Whether company and vendor facilities are monitored and how;

      -     Company participation in fair labor organizations;

      -     Type of business;

      -     Proportion of business conducted overseas;

      -     Countries of operation with known human rights abuses;

      - Whether the company has been recently involved in significant labor and human rights controversies or violations;

      -     Peer company standards and practices;

      -     Union presence in company's international factories.

Generally vote FOR reports outlining vendor standards compliance unless any of the following apply:

      - The company does not operate in countries with significant human rights violations;

      -     The company has no recent human rights controversies or violations;
            or

      - The company already publicly discloses information on its vendor standards compliance.

MACBRIDE PRINCIPLES

Vote CASE-BY-CASE on proposals to endorse or increase activity on the MacBride Principles, taking into account:

      - Company compliance with or violations of the Fair Employment Act of 1989;

      - Company antidiscrimination policies that already exceed the legal requirements;

      -     The cost and feasibility of adopting all nine principles;

      - The cost of duplicating efforts to follow two sets of standards (Fair Employment and the MacBride Principles);

      -     The potential for charges of reverse discrimination;

      - The potential that any company sales or contracts in the rest of the United Kingdom could be negatively impacted;

      -     The level of the company's investment in Northern Ireland;

      -     The number of company employees in Northern Ireland;

      -     The degree that industry peers have adopted the MacBride Principles;

      - Applicable state and municipal laws that limit contracts with companies that have not adopted the MacBride Principles.

MILITARY BUSINESS

FOREIGN MILITARY SALES/OFFSETS

Vote AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

LANDMINES AND CLUSTER BOMBS

Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in antipersonnel landmine production, taking into account:

      - Whether the company has in the past manufactured landmine components;

      -     Whether the company's peers have renounced future production.

Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in cluster bomb production, taking into account:

      -     What weapons classifications the proponent views as cluster bombs;

      - Whether the company currently or in the past has manufactured cluster bombs or their components;

      -     The percentage of revenue derived from cluster bomb manufacture;

      -     Whether the company's peers have renounced future production.

NUCLEAR WEAPONS

Vote AGAINST proposals asking a company to cease production of nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Components and delivery systems serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company's business.

OPERATIONS IN NATIONS SPONSORING TERRORISM (E.G., IRAN)

Vote CASE-BY-CASE on requests for a board committee review and report outlining the company's financial and reputational risks from its operations in a terrorism-sponsoring state, taking into account current disclosure on:

      - The nature and purpose of the operations and the amount of business involved (direct and indirect revenues and expenses) that could be affected by political disruption;

      -     Compliance with U.S. sanctions and laws.

SPACED-BASED WEAPONIZATION

Generally vote FOR reports on a company's involvement in spaced-based weaponization unless:

      -     The information is already publicly available; or

      -     The disclosures sought could compromise proprietary information.

WORKPLACE DIVERSITY

BOARD DIVERSITY

Generally vote FOR reports on the company's efforts to diversify the board, unless:

      - The board composition is reasonably inclusive in relation to companies of similar size and business; or

      - The board already reports on its nominating procedures and diversity initiatives.

Generally vote AGAINST proposals that would call for the adoption of specific committee charter language regarding diversity initiatives unless the company fails to publicly disclose existing equal opportunity or non-discrimination policies.

Vote CASE-BY-CASE on proposals asking the company to increase the representation of women and minorities on the board, taking into account:

      -     The degree of board diversity;

      -     Comparison with peer companies;

      -     Established process for improving board diversity;

      -     Existence of independent nominating committee;

      -     Use of outside search firm;

      -     History of EEO violations.

EQUAL EMPLOYMENT OPPORTUNITY (EEO)

Generally vote FOR reports outlining the company's affirmative action initiatives unless all of the following apply:

      -     The company has well-documented equal opportunity programs;

      - The company already publicly reports on its company-wide affirmative initiatives and provides data on its workforce diversity; and

      -     The company has no recent EEO-related violations or litigation.

Vote AGAINST proposals seeking information on the diversity efforts of suppliers and service providers, which can pose a significant cost and administration burden on the company.

GLASS CEILING

Generally vote FOR reports outlining the company's progress towards the Glass Ceiling Commission's business recommendations, unless:

      - The composition of senior management and the board is fairly inclusive;

      - The company has well-documented programs addressing diversity initiatives and leadership development;

      - The company already issues public reports on its company-wide affirmative initiatives and provides data on its workforce diversity; and

      - The company has had no recent, significant EEO-related violations or litigation.

SEXUAL ORIENTATION

Vote FOR proposals seeking to amend a company's EEO statement in order to prohibit discrimination based on sexual orientation, unless the change would result in excessive costs for the company.

Vote AGAINST proposals to ext end company benefits to or eliminate benefits from domestic partners. Benefits decisions should be left to the discretion of the company.

10. MUTUAL FUND PROXIES

ELECTION OF DIRECTORS

Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

CONVERTING CLOSED-END FUND TO OPEN-END FUND

Vote CASE-BY-CASE on conversion proposals, considering the following factors:

      -     Past performance as a closed-end fund;

      -     Market in which the fund invests;

      -     Measures taken by the board to address the discount; and

      - Past shareholder activism, board activity, and votes on related proposals.

PROXY CONTESTS

Vote CASE-BY-CASE on proxy contests, considering the following factors:

      -     Past performance relative to its peers;

      -     Market in which fund invests;

      -     Measures taken by the board to address the issues;

      - Past shareholder activism, board activity, and votes on related proposals;

      -     Strategy of the incumbents versus the dissidents;

      -     Independence of directors;

      -     Experience and skills of director candidates;

      -     Governance profile of the company;

      -     Evidence of management entrenchment.

INVESTMENT ADVISORY AGREEMENTS

Vote CASE-BY-CASE on investment advisory agreements, considering the following factors:

      -     Proposed and current fee schedules;

      -     Fund category/investment objective;

      -     Performance benchmarks;

      -     Share price performance as compared with peers;

      -     Resulting fees relative to peers;

      -     Assignments (where the advisor undergoes a change of control).

APPROVING NEW CLASSES OR SERIES OF SHARES

Vote FOR the establishment of new classes or series of shares.

PREFERRED STOCK PROPOSALS

Vote CASE-BY-CASE on the authorization for or increase in preferred shares, considering the following factors:

      -     Stated specific financing purpose;

      -     Possible dilution for common shares;

      -     Whether the shares can be used for antitakeover purposes.

1940 ACT POLICIES

Vote CASE-BY-CASE on policies under the Investment Advisor Act of 1940, considering the following factors:

      -     Potential competitiveness;

      -     Regulatory developments;

      -     Current and potential returns; and

      -     Current and potential risk.

Generally vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

CHANGING A FUNDAMENTAL RESTRICTION TO A NONFUNDAMENTAL RESTRICTION

Vote CASE-BY-CASE on proposals to change a fundamental restriction to a non-fundamental restriction, considering the following factors:

      -     The fund's target investments;

      -     The reasons given by the fund for the change; and

      -     The projected impact of the change on the portfolio.

CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL

Vote AGAINST proposals to change a fund's fundamental investment objective to non-fundamental.

NAME CHANGE PROPOSALS

Vote CASE-BY-CASE on name change proposals, considering the following factors:

      -     Political/economic changes in the target market;

      -     Consolidation in the target market; and

      -     Current asset composition.

CHANGE IN FUND'S SUBCLASSIFICATION

Vote CASE-BY-CASE on changes in a fund's sub-classification, considering the following factors:

      -     Potential competitiveness;

      -     Current and potential returns;

      -     Risk of concentration;

      -     Consolidation in target industry.

DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION

Vote CASE-BY-CASE on proposals to dispose of assets, to terminate or liquidate, considering the following factors:

      -     Strategies employed to salvage the company;

      -     The fund's past performance;

      -     The terms of the liquidation.

CHANGES TO THE CHARTER DOCUMENT

Vote CASE-BY-CASE on changes to the charter document, considering the following factors:

      -     The degree of change implied by the proposal;

      -     The efficiencies that could result;

      -     The state of incorporation;

      -     Regulatory standards and implications.

Vote AGAINST any of the following changes:

      - Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series;

      - Removal of shareholder approval requirement for amendments to the new declaration of trust;

      - Removal of shareholder approval requirement to amend the fund's management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act;

      - Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund's shares;

      - Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements;

      - Removal of shareholder approval requirement to change the domicile of the fund.

CHANGING THE DOMICILE OF A FUND

Vote CASE-BY-CASE on re-incorporations, considering the following factors:

      -     Regulations of both states;

      -     Required fundamental policies of both states;

      -     The increased flexibility available.

AUTHORIZING THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT SHAREHOLDER APPROVAL

Vote AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.

DISTRIBUTION AGREEMENTS

Vote CASE-BY-CASE on distribution agreement proposals, considering the following factors:

      -     Fees charged to comparably sized funds with similar objectives;

      -     The proposed distributor's reputation and past performance;

      -     The competitiveness of the fund in the industry;

      -     The terms of the agreement.

MASTER-FEEDER STRUCTURE

Vote FOR the establishment of a master-feeder structure.

MERGERS

Vote CASE-BY-CASE on merger proposals, considering the following factors:

      -     Resulting fee structure;

      -     Performance of both funds;

      -     Continuity of management personnel;

      - Changes in corporate governance and their impact on shareholder rights.

SHAREHOLDER PROPOSALS FOR MUTUAL FUNDS

ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT

Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

REIMBURSE SHAREHOLDER FOR EXPENSES INCURRED

Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the proxy solicitation expenses.

TERMINATE THE INVESTMENT ADVISOR

Vote CASE-BY-CASE on proposals to terminate the investment advisor, considering the following factors:

      -     Performance of the fund's Net Asset Value (NAV);

      -     The fund's history of shareholder relations;

      -     The performance of other funds under the advisor's management.

MacKay Shields LLC
Proxy Voting Policies and Procedures

1. Introduction

MacKay Shields LLC ("MacKay Shields" or the "Firm"), has adopted these "Proxy Voting Policy and Procedures" (the "Policy") to ensure the Firm's compliance with Rule 206(4)-6 under the Investment Advisers Act of 1940 (the "Advisers Act") and other applicable fiduciary obligations. The Policy applies to proxies relating to securities held by clients of MacKay Shields who have delegated the responsibility of voting proxies to the Firm. The Policy is designed to assist Firm employees in meeting their specific responsibilities in this area and to ensure that proxies are voted in the best interests of the Firm's clients.

2. Statement of Policy

2.1 It is the policy of MacKay Shields that where the Firm has voting authority, all proxies are to be voted in the best interest of the client without regard to the interests of MacKay Shields or other related parties. Specifically, MacKay Shields shall not subordinate the interests of clients to unrelated objectives. MacKay Shields shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. For purposes of the Policy, the "best interests of clients" shall mean, unless otherwise specified by the client, the clients' best economic interests over the long term - that is, the common interest that all MacKay Shields clients share in seeing the value of a common investment increase over time. It is further the policy of the Firm that complete and accurate disclosure concerning its proxy voting policies and procedures and proxy voting records as required by the Advisers Act, be made available to its clients.

2.2 When proxies with respect to securities held by clients of MacKay Shields have not been received by MacKay Shields or its proxy voting service provider, MacKay Shields will make reasonable efforts to obtain missing proxies. MacKay Shields is not responsible for voting proxies it or its proxy voting service provider does not receive.

2.3 MacKay Shields may choose not to vote proxies under the following circumstances:

If the effect on the client's economic interests or the value of the portfolio holding is indeterminable or insignificant;

If the cost of voting the proxy outweighs the possible benefit; or

If a jurisdiction imposes share blocking restrictions which prevent the Firm from trading shares.

3. Use of Third Party Proxy Voting Service Provider

In an effort to discharge its responsibility, MacKay Shields has examined third-party services that assist in the researching and voting of proxies and the development of voting guidelines. After such review, the Firm has selected Institutional Shareholder Services ("ISS") to assist it in researching voting proposals, analyzing the financial implications of voting proposals and voting proxies. MacKay Shields utilizes the research and analytical services, operational implementation, administration, record-keeping and reporting services provided by ISS.

4. Proxy Voting Guidelines

4.1 MacKay Shields has determined that, except as set forth in Sections 6 and 7, proxies for non-union clients will be voted in accordance with the voting recommendations contained in the applicable ISS domestic or global proxy voting guidelines, as in effect from time to time. A summary of the current applicable ISS proxy voting guidelines is attached as Exhibit A.

4.2 MacKay Shields has determined that, except as set forth in Sections 6 and 7, proxies for union or Taft-Hartley clients who so specify will be voted in accordance with the voting recommendations contained in the applicable ISS Taft-Hartley domestic or global proxy voting guidelines, as in effect from time to time. A summary of the current applicable ISS proxy voting guidelines is attached as Exhibit B.

4.3 For purposes of the Policy, the guidelines described in Sections 4.2 and 4.3 are collectively referred to as the Standard Guidelines.

4.4 A client may choose to use proxy voting guidelines different from the Standard Guidelines ("Custom Guidelines"). Any Custom Guidelines must be furnished by the client to MacKay Shields in writing.

4.5 In the event the Standard Guidelines or any client's Custom Guidelines do not address how a proxy should be voted or state that the vote is to be determined on a "case-by-case" basis, the proxy will be voted in accordance with ISS recommendations, subject to Section 6. In the event that ISS has not made a recommendation, MacKay Shields will follow the procedure set forth in Section 7.

4.6 Notwithstanding the foregoing, MacKay Shields will vote a proxy with respect to a particular security held by a client in accordance with such client's specific request even if it is in a manner inconsistent with the Standard Guidelines or the client's Custom Guidelines, as the case may be. Any such specific requests must be furnished to MacKay Shields by the client in writing and must be received by MacKay on a timely basis for instructing ISS how to cast the vote.

4.7 In order to avoid possible conflicts of interest, MacKay Shields votes proxies based on the Standard Guidelines or a client's Custom Guidelines, as the case may be. However, it is recognized that the Firm's portfolio management team has the ultimate responsibility for proxy voting.

4.8 For clients using the Standard Guidelines, the Firm will instruct ISS to cast votes in accordance with the Standard Guidelines. For clients using Custom Guidelines, the Firm will provide ISS with a copy of such Custom Guidelines and will instruct ISS to cast votes in accordance with such Custom Guidelines. ISS will cast votes in accordance with the Standard Guidelines or Custom Guidelines, as the case may be, unless instructed otherwise by MacKay Shields as set forth in Sections 6 and 7. Upon receipt of a specific request from a client pursuant to Section 4.6, the Firm will instruct ISS to cast such client's proxy in accordance with such request.

5. Client Account Set-up and Review

5.1 Initially, MacKay Shields must determine whether the client seeks to retain the responsibility of voting proxies, or seeks to delegate that responsibility to the Firm. The marketing or client service person responsible for setting up the account, in conjunction with MacKay's Legal/Compliance Department, will have primary responsibility for making that determination. In its sole discretion, the Firm may decline to accept authority to vote a client's proxies. Any such refusal shall be in writing and sent to the client via certified mail.

5.2 In most cases, the delegation of voting authority to MacKay Shields, and the Firm's use of a third-party proxy voting service provider shall be memorialized in the client's investment management agreement. The client may choose to have the Firm vote proxies in accordance with the Standard Guidelines or in accordance with the client's Custom Guidelines.

5.3 MacKay Shields shall notify ISS of new client accounts using such form as ISS shall specify from time to time. Designated personnel within the Firm will be responsible for ensuring that each new client's account for which the Firm has proxy voting authority is established on the appropriate systems.

6. Overriding Guidelines

      A portfolio manager may propose that a particular proxy vote be cast in a manner different from the Standard Guidelines or an ISS voting recommendation, or may propose an abstention from voting, if he/she believes that to do so, based on all facts and circumstances, is in the best interest of the Firm's clients as a whole. Any portfolio manager who proposes to override the Standard Guidelines or an ISS voting recommendation on a particular vote or to abstain from voting must complete a Proxy Vote Override/Decision Form, which is set forth in Exhibit C.

7. Referral of Voting Decision by ISS to MacKay Shields

7.1 In the event that the Standard Guidelines or a client's Custom Guidelines do not address how a proxy should be voted on a specific proposal for an issuer and ISS has not made a recommendation as to how such proxy should be voted, ISS will so advise MacKay Shields, In that event, the Legal/Compliance Department will request that the appropriate portfolio manager make a voting recommendation and complete a Proxy Vote Override/Decision Form.

7.2 In the event that the Standard Guidelines or a client's Custom Guidelines require a "case-by-case" determination on a particular proxy vote and ISS has not made a recommendation as to how such proxy should be voted, ISS will so advise MacKay Shields. In that event, the Legal/Compliance Department will request that the appropriate portfolio manager make a voting recommendation and complete a Proxy Vote Override/Decision Form.

7.3 In the event that ISS determines that a conflict of interest exists as a result of which ISS is precluded from making a recommendation as to how a proxy should be voted on a specific proposal for an issuer, ISS will so advise MacKay Shields. In that event, the Legal/Compliance Department will request that the appropriate portfolio manager make a voting recommendation and complete a Proxy Vote Override/Decision Form.

8. Conflicts of Interest

8.1 The Firm's portfolio managers may make proxy voting decisions in connection with (i) overriding the Standard Guidelines or an ISS voting recommendation pursuant to Section 6, or (ii) deciding on a vote pursuant to Section 7. In such event, the portfolio managers have an affirmative duty to disclose any potential conflict of interest known to them that exists between the Firm and the client on whose behalf the proxy is to be voted ("Conflict").

8.2. By way of example, Conflicts may exist in situations where the Firm is called to vote on a proxy involving an issuer or proponent of a proxy proposal regarding the issuer where MacKay Shields or an affiliated person of the Firm also:

Manages the issuer's or proponent's pension plan;

Administers the issuer's or proponent's employee benefit plan;

Provided brokerage, underwriting, insurance or banking services to the issuer or proponent; or

Manages money for an employee group.

Additional Conflicts may exist, among others, if an executive of the Firm or its control affiliates is a close relative of, or has a personal or business relationship with:

An executive of the issuer or proponent;

A director of the issuer or proponent;

A person who is a candidate to be a director of the issuer;

A participant in the proxy contest; or

A proponent of a proxy proposal.

8.3 Whether a relationship creates a Conflict will depend on the facts and circumstances. Even if these parties do not attempt to influence the Firm with respect to voting, the value of the relationship to MacKay Shields or an affiliate can create a Conflict.

8.4 After a Proxy Vote Override/Decision Form is completed pursuant to Sections 6 or 7, such Form, which elicits information as to whether a potential Conflict exists, must be submitted to the Legal/Compliance Department for review. If the Firm's General Counsel ("GC") or Chief Compliance Officer ("CCO") determines that there is no potential Conflict, the GC or CCO or their designate may instruct ISS to vote the proxy issue as set forth in the completed Form.

8.5 If the GC or CCO determines that there exists or may exist a Conflict, he or she will refer the issue to the Compliance Committee for consideration by convening (in person or via telephone) an emergency meeting of the Compliance Committee. For purposes of this Policy, a majority vote of those members present shall resolve any Conflict. The Compliance Committee will consider the facts and circumstances of the pending proxy vote and the potential or actual Conflict and make a determination as to how to vote the proxy - i.e., whether to permit or deny the recommendation of the portfolio manager, or whether to take other action, such as delegating the proxy vote to an independent third party or obtaining voting instructions from clients.

8.6 In considering the proxy vote and potential Conflict, the Compliance Committee may review the following factors, including but not limited to:

The percentage of outstanding securities of the issuer held on behalf of clients by the Firm. The nature of the relationship of the issuer with the Firm, its affiliates or its executive officers. Whether there has been any attempt to directly or indirectly influence the portfolio manager's decision. Whether the direction (for or against) of the proposed vote would appear to benefit the Firm or a related party.

Whether an objective decision to vote in a certain way will still create a strong appearance of a Conflict.

MacKay Shields may not abstain from voting any such proxy for the purpose of avoiding Conflict.

9. Securities Lending

MacKay Shields will monitor upcoming meetings and call stock loans, if applicable, in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. In determining whether to call stock loans, the relevant portfolio manager(s) shall consider whether the benefit to the client in voting the matter outweighs the benefit to the client in keeping the stock on loan.

10. Reporting

Upon request, MacKay Shields shall report annually (or more frequently if specifically requested) to its clients on proxy votes cast on their behalf. MacKay Shields will provide any client who makes a written or verbal request with a copy of a report disclosing how MacKay Shields voted securities held in that client's portfolio. The report will generally contain the following information:

The name of the issuer of the security;

The security's exchange ticker symbol;

The security's CUSIP number;

The shareholder meeting date;

A brief identification of the matter voted on;

Whether the matter was proposed by the issuer of by a security holder;

Whether MacKay Shields cast its vote on the matter;

How MacKay Shields voted; and

Whether MacKay Shields voted for or against management.

11.   Record-Keeping

Either MacKay Shields or ISS as indicated below will maintain the following records:

A copy of the Policy and MacKay's Standard Guidelines;

A copy of each proxy statement received by MacKay Shields or forwarded to ISS by the client's custodian regarding client securities;

A record of each vote cast by MacKay Shields on behalf of a client;

A copy of all documents created by MacKay Shields that were material to making a decision on the proxy voting, (or abstaining from voting) of client securities or that memorialize the basis for that decision including the resolution of any Conflict, a copy of all guideline override requests and all supporting documents; and

A copy of each written request by a client for information on how MacKay Shields voted proxies on behalf of the client, as well as a copy of any written response by MacKay Shields to any request by a client for information on how MacKay Shields voted proxies on behalf of the client; records of oral requests for information or oral responses will not be kept.

Such records must be maintained for at least seven years.

12. Review of Voting and Guidelines

As part of its periodic reviews, MacKay Shields' Legal/Compliance Department will conduct an annual review of the prior year's proxy voting as well as the guidelines established for proxy voting. Documentation shall be maintained of this review and a report setting forth the results of the review will be presented annually to the Compliance Committee.

13. How to Request Information On How the Firm Voted Proxies

Clients may, at anytime, request and receive information from MacKay Shields as to how the Firm voted proxies for securities held in their account. Any such proxy information request should be in writing and mailed or faxed ((212)-754-9205) to MacKay Shields Client Services Department at:

MacKay Shields LLC
9 West 57th Street
New York, NY 10019
ATTN: Client Services

Attachments:

Schedule A -   Summary of Standard Guidelines for non-union clients

Schedule B -   Summary of Standard Guidelines for union clients (Taft-Hartley)

Schedule C -    Proxy Vote Override/Decision Form

----------
Effective January 2005

EXHIBIT A

ISS PROXY VOTING GUIDELINES SUMMARY

Following is a concise summary of ISS's proxy voting policy guidelines.

AUDITORS

Vote CASE-BY-CASE on shareholder proposals on auditor rotation, taking into account these factors: Tenure of the audit firm

Establishment and disclosure of a renewal process whereby the auditor is regularly evaluated for both audit quality and competitive price

Length of the rotation period advocated in the proposal

Significant audit-related issues

BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Generally, vote CASE-BY-CASE. But WITHHOLD votes from:

Insiders and affiliated outsiders on boards that are not at least majority independent

Directors who sit on more than six boards

Compensation Committee members if there is a disconnect between the CEO's pay and performance

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote FOR shareholder proposals asking that the chairman and CEO positions be separated (independent chairman), unless the company has a strong countervailing governance structure, including a lead director, two-thirds independent board, all independent key committees, and established governance guidelines.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

OPEN ACCESS (SHAREHOLDER RESOLUTION)

Vote CASE-BY-CASE basis, taking into account the ownership threshold proposed in the resolution and the proponent's rationale.

SHAREHOLDER RIGHTS

Shareholder Ability to Act by Written Consent

Vote against proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote for proposals to allow or make easier shareholder action by written consent.

Shareholder Ability to Call Special Meetings

Vote against proposals to restrict or prohibit shareholder ability to call special meetings.

Vote for proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote against proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election. In proxy contests, support confidential voting proposals only if dissidents agree to the same policy that applies to management.

PROXY CONTESTS

Voting for Director Nominees in Contested Elections

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

POISON PILLS

Vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a case-by-case basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

CAPITAL STRUCTURE

Common Stock Authorization

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

It is intended for financing purposes with minimal or no dilution to current shareholders

It is not designed to preserve the voting power of an insider or significant shareholder

EXECUTIVE AND DIRECTOR COMPENSATION

ISS applies a quantitative methodology, but for Russell 3000 companies will also apply a pay-for-performance overlay in assessing equity-based compensation plans.

Vote AGAINST a plan if the cost exceeds the allowable cap.

Vote FOR a plan if the cost is reasonable (below the cap) unless either of the following conditions apply:

The plan expressly permits repricing without shareholder approval for listed companies; or

There is a disconnect between the CEO's pay and performance (an increase in pay and a decrease in performance), the main source for the pay increase is equity-based, and the CEO participates in the plan being voted on.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

Historic trading patterns

Rationale for the repricing

Value-for-value exchange

Option vesting

Term of the option

Exercise price

Participation

Employee Stock Purchase Plans

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

Purchase price is at least 85 percent of fair market value

Offering period is 27 months or less, and

Potential voting power dilution (VPD) is 10 percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Generally vote CASE-BY-CASE, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook. But generally vote FOR shareholder proposals that: Advocate performance-based equity awards (indexed options, premium-priced options, performance-vested awards), unless the proposal is overly restrictive or the company already substantially uses such awards Call for a shareholder vote on extraordinary benefits contained in Supplemental Executive Retirement Plans (SERPs).

SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Vote:

FOR proposals for the company to amend its Equal Employment Opportunity (EEO) Statement to include reference to sexual orientation, unless the change would result in excessive costs for the company.

AGAINST resolutions asking for the adopting of voluntary labeling of ingredients or asking for companies to label until a phase out of such ingredients has been completed.

CONCISE GLOBAL PROXY VOTING GUIDELINES

Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

there are concerns about the accounts presented or audit procedures used; or

the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Compensation

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

there are serious concerns about the accounts presented or the audit procedures used;

the auditors are being changed without explanation; or

nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or reelection of statutory auditors, unless:

there are serious concerns about the statutory reports presented or the audit procedures used; questions exist concerning any of the statutory auditors being appointed; or

the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

the dividend payout ratio has been consistently below 30 percent without adequate explanation; or the payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Director Elections

Vote FOR management nominees in the election of directors, unless:

Adequate disclosure has not been met in a timely fashion;

There are clear concerns over questionable finances or restatements;

There have been questionable transactions with conflicts of interest;

There are any records of abuses against minority shareholder interests; and

The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Director Compensation

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis. Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Discharge of Board and Management

Vote FOR discharge of the board and management, unless:

there are serious questions about actions of the board or management for the year in question; or legal action is being taken against the board by other shareholders.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Board Structure

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans:

Vote FOR share repurchase plans, unless:

clear evidence of past abuse of the authority is available; or

the plan contains no safeguards against selective buybacks.

Reissuance of Shares Repurchased:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase In Par Value:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions:

Vote FOR mergers and acquisitions, unless:

the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

the company's structure following the acquisition or merger does not reflect good corporate governance. Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

Mandatory Takeover Bid Waivers:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

Reincorporation Proposals:

Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions:

Vote related-party transactions on a CASE-BY-CASE basis.

Compensation Plans:

Vote compensation plans on a CASE-BY-CASE basis.

Antitakeover Mechanisms:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

Exhibit B

Introduction:

PVS Proxy Voting Guidelines

The PVS Taft-Hartley Voting Policy is based upon the AFL-CIO Proxy Voting Guidelines, which comply with all the fiduciary standards delineated by the U.S. Department of Labor.

Taft-Hartley client accounts are governed by the Employee Retirement Income Security Act (ERISA). ERISA sets forth the tenets under which pension fund assets must be managed and invested. Proxy voting rights have been declared by the Department of Labor to be valuable plan assets and therefore must be exercised in accordance with the fiduciary duties of loyalty and prudence. The duty of loyalty requires that the voting fiduciary exercise proxy voting authority solely in the economic interest of participants and plan beneficiaries. The duty of prudence requires that decisions be made based on financial criteria and that a clear process exists for evaluating proxy issues.

The PVS Taft-Hartley voting policy was carefully crafted to meet those requirements by promoting long-term shareholder value, emphasizing the "economic best interests" of plan participants and beneficiaries. PVS will assess the short-term and long-term impact of a vote and will promote a position that is consistent with the long-term economic best interests of plan members embodied in the principle of a "worker-owner view of value."

Our guidelines address a broad range of issues, including election of directors, executive compensation, proxy contests, auditor ratification, and tender offer defenses - all significant voting items that affect long-term shareholder value. In addition, these guidelines delve deeper into workplace issues that may have an impact on corporate performance, including:

Corporate policies that affect job security and wage levels;

Corporate policies that affect local economic development and stability;

Corporate responsibility to employees and communities; and

Workplace safety and health issues.

All votes will be reviewed on a case-by-case basis, and no issues will be considered strictly routine. Each issue will be considered in the context of the company under review. In other words, proxy voting guidelines are just that - guidelines. When company-specific factors are taken into account, every proxy voting decision becomes a case-by-case decision. Keeping in mind the concept that no issue is considered "routine", outlined in the following pages are general voting parameters for various types of proxy voting issues (when there are no company-specific reasons for voting to the contrary).

I) BOARD OF DIRECTORS PROPOSALS

Electing directors is the single most important stock ownership right that shareholders can exercise. The board of directors is responsible for holding management accountable to performance standards on behalf of the shareholders. PVS holds directors to a high standard when voting on their election, qualifications, and compensation.

Votes on entire board of directors take into account factors that include:

Company performance relative to its peers;

Lack of independence of the full board and key board committees (fully independent audit, compensation, and nominating committees);

Board diversity;

Executive compensation-related (excessive salaries/bonuses/pensions, stock option repricing, misallocation of corporate funds, etc.);

Failure of board to respond to majority shareholder votes.

Votes on individual director nominees are made on a case-by-case basis, taking into account factors that include:

Poor attendance;

Independence of the key board committees (audit, compensation, and nominating);

Performance of the key board committees;

Failure to establish key board committees; and

Interlocking and excessive directorships.

CEO Serving as Chairman: a principal function of the board is to monitor management, and a fundamental responsibility of the chairman is to monitor the company's CEO. This duty is obviously compromised when the chairman is the CEO. Approximately 60 percent of companies in both the S&P 500 and Russell 3000 have joint chairman and CEO positions. A recent McKinsey survey of board members at 500 U.S. companies found that nearly 70 percent of directors polled said a CEO should not run the board. As executive compensation is heavily correlated to the managerial power relationship in the boardroom, the separation of the CEO and chairman positions is a critical step in curtailing excessive pay. Indeed, a number of academic studies have demonstrated that executive compensation is twenty to forty percent higher if the CEO is also the chairman of the board. We WITHHOLD votes from CEOs who serve as chairman, and we vote FOR proposals to separate these positions.

Independent Directors: PVS believes that a board independent of management is of critical value to safeguard a company and its shareholders. Board independence helps ensure that directors carry out their duties in an objective manner and without manager interference to select, monitor, and compensate management. We will cast votes in a manner consistent with supporting and reinforcing this philosophy. Independence is evaluated upon factors including: past or current employment with the company or its subsidiaries; the provision of consulting services; familial relationships; board interlocks; and service with a non-profit that receives contributions from the company. We vote FOR proposals that request that the board comprise of a two-thirds majority of independent directors, and/or its audit, compensation, and nominating committees be comprised wholly of independent directors. We WITHHOLD votes from non-independent director nominees on boards that are not at least two-thirds (67 percent) independent.

Board Structure: PVS supports the principle that all directors should be accountable to shareholder vote on an annual basis. A classified board is a board divided into separate classes (typically three), with only one class of nominees coming up to vote at the annual meeting each year. As a result, shareholders are only able to vote a single director approximately once every three years. A classified board makes it difficult to change control of the board through a proxy contest because typically only one-third of the seats will be at stake. The ultimate result is that classified boards can entrench management and preclude most takeover bids or proxy contests. Good corporate governance practice supports annually elected boards. We vote AGAINST classified boards when the issue comes up for vote.

Board and Committee Size: While there is no hard and fast rule among institutional investors as to what may be an optimal size board, PVS believes there is an acceptable range which companies should strive to meet and not exceed. A board that is too large may function inefficiently. Conversely, a board that is too small may allow the CEO to exert disproportionate influence or may stretch the time requirements of individual directors too thin. Given that the preponderance of boards in the U.S. range between five and fifteen directors, we believe this is a useful benchmark for evaluating such proposals. We vote AGAINST any proposal seeking to amend the company's board size to fewer than five seats or more than fifteen seats. On a CASE-BY-CASE basis, we consider WITHHOLDS or other action at companies that have fewer than five directors and more than 15 directors on their board.

Proposals on Board Inclusiveness: PVS votes FOR shareholder proposals asking a company to make efforts to seek more women and minority group members for service on the board. A more diverse group of directors benefits shareholders and the company.

Cumulative Voting: Under a cumulative voting scheme, shareholders are permitted to have one vote per share for each director to be elected and may apportion these votes among the director candidates in any manner they wish. This voting method allows minority shareholders to influence the outcome of director contests by "cumulating" their votes for one nominee, thereby creating a measure of independence from management control. PVS votes FOR proposals to allow cumulative voting and votes AGAINST proposals to eliminate it.

Poison Pills: Shareholder rights plans, more commonly known as poison pills, are warrants issued to shareholders allowing them to purchase shares from the company at a price far below market value when a certain ownership threshold has been reached, thereby effectively preventing a takeover. Poison pills can entrench management and give the board veto power over takeover bids, thereby altering the balance of power between shareholders and management. While we evaluate poison pills on a case-by-case basis depending on a company's particular set of circumstances, PVS generally votes FOR proposals to submit a company's poison pill to shareholder vote and/or eliminate or redeem poison pills. We WITHHOLD votes from boards where a dead-hand poison pill provision is in place. From a shareholder perspective, there is no justification for a dead-hand provision.

II) CAPITAL STRUCTURE

Increase Authorized Common Stock: corporations seek shareholder approval to increase their supply of common stock for a variety of business reasons. We vote FOR proposals to increase authorized common stock when management has provided a specific justification for the increase, evaluating proposals on a case-by-case basis. We believe that an increase of up to 50 percent is enough to allow a company to meet its capital needs. We vote AGAINST proposals to increase an authorization by more than 50 percent unless management provides compelling reasons for the increase.

Dual Class Structures: PVS does not support dual share class structures. Incumbent management can use a dual class structure to gain unequal voting rights. A separate class of shares with superior voting rights can allow management to concentrate its power and insulate itself from the majority of its shareholders. An additional drawback is the added cost and complication of maintaining the two class system. We will vote FOR a one share, one vote capital structure, and we will vote AGAINST the creation or continuation of dual class structures.

III) Ratifying Auditors

Ratifying auditors is no longer a routine procedure. Accounting scandals at companies such as Enron and WorldCom underscore the need to ensure auditor independence in the face of selling consulting services to audit clients. A study by Richard Frankel, Marilyn Johnson, and Karen Nelson found that the ratio of non-audit fees to total fees paid is negatively associated with stock market returns on the filing date, indicating that investors associate non-audit fees "with lower quality audits and, by implication, lower quality earnings." This study also found that companies that pay high non-audit fees are more likely to engage in earnings management.

Auditors are the backbone upon which a company's financial health is measured, and auditor independence is essential for rendering objective opinions upon which investors then rely. When an auditor is paid more in consulting fees than for auditing, its relationship with the company is left open to conflicts of interest. Because accounting scandals evaporate shareholder value, any proposal to ratify auditors is examined for potential conflicts of interest, with particular attention to the fees paid to the auditor, as well as whether the ratification of auditors has been put up for shareholder vote. Failure by a company to present its selection of auditors for shareholder ratification should be discouraged as it undermines good governance and disenfranchises shareholders.

We vote AGAINST ratification of a company's auditor if it receives more than one-quarter of its total fees for consulting and WITHHOLD votes from Audit Committee members when auditor ratification is not included on the proxy ballot and/or when consulting fees exceed audit fees. We support shareholder proposals to ensure auditor independence and effect mandatory auditor ratification.

IV) MERGERS, ACQUISITIONS, AND TRANSACTIONS

PVS votes for corporate transactions that take the high road to competitiveness and company growth. PVS believes that structuring merging companies to build long-term relationships with a stable and quality work force and preserving good jobs creates long-term company value. We oppose corporate transactions which indiscriminately layoff workers and shed valuable competitive resources.

Factors taken into account for mergers and acquisitions include:

Impact on shareholder value;

Potential synergies;

Corporate governance and shareholder rights;

Fairness opinion;

Offer price (cost vs. premium); and

Impact on community stakeholders and workforce employees.

Reincorporation: PVS reviews proposals to change a company's state of incorporation on a case-by-case basis. We vote FOR proposals to reincorporate in another state when the company has provided satisfactory business reasons and there is no significant reduction in shareholder rights. We vote AGAINST proposals to reincorporate that reduce shareholder rights. In cases of offshore reincorporations to tax havens, among other factors, we evaluate the effect upon any and all legal recourse of shareholders in a new jurisdiction, potential harm to company brands and image, and any actual, qualified economic benefit.

V) EXECUTIVE COMPENSATION

Stock Option Plans: PVS supports compensating executives at a reasonable rate and believes that executive compensation should be strongly correlated to performance. Stock option and other forms of compensation should be performance-based with an eye toward improving shareholder value. Well-designed stock option plans align the interests of executives and shareholders by providing that executives benefit when stock prices rise as the company -- and shareholders -- prosper together.

Many plans sponsored by management provide goals so easily attained that executives can realize massive rewards even though shareholder value is not necessarily created. Stock options that are awarded selectively and excessively can dilute shareholders' share value and voting power. In general, PVS supports plans that are offered at fair terms to executives who satisfy well-defined performance goals. We evaluate option plans on a case-by-case basis, taking into consideration factors including: offer price, dilution to outstanding share value, dilution to share voting power, stock option expensing, annual burn rate, executive concentration ratios, pay-for-performance and the presence of any repricing provisions. We support plans that retain tax deductibility through the use of performance goals and oppose plans whose award size exceeds the tax deduction limit.

PVS votes FOR option plans that provide legitimately challenging performance targets that truly motivate executives in the pursuit of excellent performance. Likewise, we vote AGAINST plans that offer unreasonable benefits to executives that are not available to any other shareholders.

Stock Option Expensing: A recent long-term study of stock option awards found that there was no correlation whatsoever between executive stock ownership and company performance. Given stock option's accounting treatment of not being charged as an expense against earnings, options have provided the ultimate tax dodge for companies wishing to lavishly compensate employees. Misused stock options can give executives an incentive to inflate their company's earnings or make irresponsibly optimistic forecasts in order to cash in on options in hand. PVS supports shareholder resolutions calling for stock option grants to be treated as an expense and opposes the use of stock options if the stock options are not fully expensed.

Proposals to Limit Executive and Director Pay: PVS votes FOR shareholder proposals that seek additional disclosure of executive and director pay information (current SEC requirements only call for the disclosure of the top five most highly compensated executives and only if they earn more than $100,000 in salary and benefits). We vote FOR shareholder proposals that seek to eliminate outside directors' retirement benefits. We review on a case-by-case basis all other shareholder proposals that seek to limit executive and director pay. This includes shareholder proposals that seek to link executive compensation to customer, employee, or stakeholder satisfaction.

Golden Parachutes: golden parachutes are designed to protect the senior level employees of a corporation in the event of a change-in-control. Under most golden parachute agreements, senior level management employees receive a lump sum pay-out triggered by a change-in-control at usually two to three times base salary. These severance agreements grant extremely generous benefits to well-paid executives and most often offer no value to shareholders. PVS votes FOR shareholder proposals to have all golden parachute agreements submitted for shareholder ratification, and we generally vote AGAINST all proposals to ratify golden parachutes.

Employee Stock Ownership Plans (ESOPs): PVS generally votes FOR ESOPs which allow a company's employees to acquire stock in the company at a slight discount. Such plans help link employees' self-interest to the interests of the shareholders, thereby benefiting the company, its customers, and shareholders and creating long-term company value.

VI) SOCIAL AND ENVIRONMENTAL ISSUES

Increasingly, shareholders are presenting proposals related to company environmental practices, workplace practices, social issues and sustainability goals. PVS provides specific narrative explanations for votes on these types of shareholder proposals. PVS evaluates shareholder proposals on a case-by-case basis to determine if they are in the best economic interests of the plan participants and beneficiaries. PVS clients select investment strategies and criteria for their portfolios. PVS views its responsibility to protect plan beneficiary economic interests through the use of the proxy. To meet this obligation, PVS votes consistent with the economic best interests of the participants and beneficiaries to create "high road" shareholder and economic value.

In most cases, PVS supports proposals that request management to report to shareholders information and practices that would help in evaluating the company's operations. In order to be able to intelligently monitor their investments, shareholders often need information best provided by the company itself. PVS supports proposals that seek management compliance with shareholder interests to ensure that shareholders are fully informed about actions harmful to society with special attention to the company's legal and ethical obligations, impact on company profitability, and the potential negative publicity for disreputable practices.

CERES Principles: the CERES Principles, formulated by the Coalition of Environmentally Responsible Economies, require signing companies to address environmental issues, including protection of the biosphere, sustainable use of natural resources, reduction and disposal of wastes, energy conservation, and employee and community risk reduction. Evidence suggests that environmentally conscious companies may realize long-term savings by implementing programs to pollute less and conserve resources while realizing good public relations and new marketing opportunities. Moreover, the reports that are required of signing companies provide shareholders with more information concerning topics they may deem relevant to their company's financial well-being.

Many companies have voluntarily adopted these principles and proven that environmental sensitivity makes good business sense. PVS supports proposals that improve a company's public image, reduce exposure to liabilities, and establish standards so that environmentally responsible companies and markets are not at a competitive financial disadvantage. PVS votes FOR the adoption of the CERES Principles and FOR reporting to shareholders on environmental issues.

Corporate Conduct, Human Rights, and Labor Codes: PVS generally supports proposals that call for the adoption and/or enforcement of clear principles or codes of conduct relating to countries in which there are systematic violations of human rights. These conditions include the use of slave, child, or prison labor, undemocratically elected governments, widespread reports by human rights advocates, fervent pro-democracy protests, and/or economic sanctions and boycotts.

Many proposals refer to the seven core conventions, commonly referred to as the "Declaration on Fundamental Principles and Rights At Work," ratified by the International Labor Organization (ILO). The seven conventions fall under four broad categories: i) Right to organize and bargain collectively; ii) Non-discrimination in employment; iii) Abolition of forced labor; and iv) End of child labor. Each of the 180 member nations of the ILO body are bound to respect and promote these rights to the best of their abilities. PVS supports the principles and codes of conduct relating to company investment in countries with patterns of human rights abuses (Northern Ireland, Columbia, Burma, former Soviet Union, and China). PVS votes FOR proposals to implement and report on ILO codes of conduct.

SCHEDULE C

Proxy Vote Override/Decision Form

Portfolio Manager Requesting Override/Making Decision:
        _________________________________________

Portfolio Management Product Area (check one):  [ ] Growth  [ ] Value
[ ] International Equity [ ] Convertible [ ] Fixed (High Yield)
[ ] Fixed (High Grade)

Security Issuer: ________________

Security's exchange ticker symbol: _______________

Cusip #: _____________

# of Shares held: ____________

Percentage of outstanding shares held: ____________

Type of accounts holding security: Mutual Funds (name each fund): ___

Separate Accounts (specify number): ____

Other (describe): _________

Applicable Guidelines (check one):  [ ] MacKay Standard (A or B)

[ ] Other (specify): __________________

Shareholder Meeting Date: __________________

Response Deadline: ____________________

Brief Description of the Matter to be Voted On:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
___________________

Proposal Type (check one):      [ ] Management Proposal

[ ] Shareholder Proposal (identify proponent: ______________________)

Recommended vote by issuer's management (check one): [ ] For [ ] Against

Recommended vote by ISS (check one):  [ ] For [ ] Against [ ] Abstain

                                              [ ] No Recommendation

Portfolio manager recommended vote (check one): [ ] For [ ] Against [ ] Abstain

Describe in detail why you believe this override/decision is in the client's best interest (attach supporting documentation):

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
___________________________________________________

Are you aware of any relationship between the issuer, or its officers or directors, and MacKay Shields or any of its affiliates?

      [ ] No  [ ] Yes (describe below)
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_________________________

Are you aware of any relationship between the issuer, including its officers or directors, and any executive officers of MacKay Shields or any of its affiliates?

      [ ] No  [ ] Yes (describe below)
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
__________________________

Are you aware of any relationship between the proponent of the proxy proposal (if not the issuer) and MacKay Shields or any of its affiliates?

      [ ] No  [ ] Yes (describe below)
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
__________________________

Are you aware of any relationship between the proponent of the proxy proposal (if not the issuer) and any executive officers of MacKay Shields or any of its affiliates?

      [ ] No [ ] Yes (describe below)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
___________________________

Has anyone (outside of your portfolio management area) contacted you in an attempt to influence your decision to vote this proxy matter?

[ ] No [ ] Yes

If yes, please describe below who contacted you and on whose behalf, the manner in which you were contacted (such as by phone, by mail, as part of group, individually etc.), the subject matter of the communication and any other relevant information, and attach copies of any written communications.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_________

Are you aware of any facts related to this proxy vote that may present a potential conflict of interest with the interests of the client(s) on whose behalf the proxies are to be voted?

[ ] No [ ] Yes (describe below)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
___________________________

Certification:

The undersigned hereby certifies that to the best of his or her knowledge, the above statements are complete and accurate, and that such override/decision is in the client(s)' best interests without regard to the interests of MacKay Shields or any related parties.

_________________________     Date: __________________________
Name:
Title:

Product Head Concurrence with Override Request/Decision:

_________________________     Date: __________________________
Name:
Title:

Legal/Compliance Action:

[ ] Override/decision approved
[ ] Referred to Compliance Committee for Further Consideration

       _____________________________  Date: ___________________________
Name:
Title:

                         MARSICO CAPITAL MANAGEMENT, LLC
                       PROXY VOTING POLICY AND PROCEDURES

A. STATEMENT OF POLICY

1. It is the policy of Marsico Capital Management, LLC ("MCM") to seek to vote or otherwise process (such as by a decision to abstain or take no action) all proxies over which it has voting authority in the best interest of MCM's clients, as summarized here.

- Under MCM's investment discipline, one of the qualities MCM usually seeks in companies it invests in for client portfolios is good management. Because MCM has some confidence that the managements of most portfolio companies it invests in for clients seek to serve shareholders' best interests, we believe that voting proxies in our clients' best economic interest ordinarily means voting with these managements' recommendations.

- Although MCM ordinarily will vote proxies with management recommendations, MCM's analysts generally review proxy proposals as part of our normal monitoring of portfolio companies and their managements. In rare cases, MCM might decide to vote a proxy against a management recommendation. MCM may notify affected clients of such a decision if it is reasonably feasible to do so.

- MCM may process certain proxies in a manner other than by voting them, such as by abstaining from voting or by taking no action on certain proxies. Some examples include, without limitation, proxies issued by companies we have decided to sell, proxies issued for securities we did not select for a client portfolio (such as, without limitation, securities that were selected by the client or by a previous adviser, unsupervised securities held in a client's account, or money market securities or other securities selected by clients or their representatives other than MCM), or proxies issued by foreign companies that impose burdensome or unreasonable voting, power of attorney, or holding requirements. MCM also may abstain from voting, or take no action on, proxies in other circumstances, such as when voting with management may not be in the best economic interest of clients, or as an alternative to voting with management, or when voting may be unduly burdensome or expensive. MCM will not notify clients of these routine abstentions or decisions not to take action.

- In circumstances when there may be an apparent material conflict of interest between MCM's interests and clients' interests in how proxies are voted (such as when MCM knows that a proxy issuer is also an MCM client), MCM generally will resolve any appearance concerns by causing those proxies to be "echo voted" or "mirror voted" in the same proportion as other votes, or by voting the proxies as recommended by an independent service provider. MCM will not notify clients if it uses these routine procedures to resolve an apparent conflict. In rare cases, MCM might use other procedures to resolve an apparent conflict, and give notice to clients if it is reasonably feasible to do so.

- MCM generally uses an independent service provider to help vote proxies, keep voting records, and disclose voting information to clients. MCM's proxy voting policy and information about the voting of a client's proxies are available to the client on request.

- MCM seeks to ensure that, to the extent reasonably feasible, proxies for which MCM receives ballots in good order and receives timely notice will be voted or otherwise processed (such as through a decision to abstain or take no action) as intended under MCM's Proxy Voting policy and procedures. MCM may be unable to vote or otherwise process proxy ballots that are not received or processed in a timely manner due to functional limitations of the proxy voting system or other factors beyond MCM's control. Such ballots may include, without limitation, ballots for securities out on loan under securities lending programs initiated by the client or its custodian, ballots not timely forwarded by a custodian, or ballots for which MCM does not receive timely notice from a proxy voting service provider.

B. DEFINITIONS

2. By "best interest of MCM's clients," MCM means clients' best economic interest over the long term -- that is, the common interest that all clients share in seeing the value of a common investment increase over time. Clients may have differing political or social interests, but their best economic interest is generally uniform.

3.a. By "material conflict of interest," MCM means circumstances when MCM itself knowingly does business with a particular proxy issuer or closely affiliated entity, and may appear to have a significant conflict of interest between its own interests and the interests of clients in how proxies of that issuer are voted. A material conflict of interest might also exist in unusual circumstances when MCM has actual knowledge of a material business arrangement between a particular proxy issuer or closely affiliated entity and MCM's parent company, Bank of America Corporation ("BAC") or a BAC subsidiary.

3.b. A material conflict of interest ordinarily does not exist when BAC or a BAC subsidiary other than MCM does business with a particular proxy issuer or closely affiliated entity, because: (i) MCM is separately managed from BAC and other subsidiaries; (ii) MCM's employees work in a separate location from BAC and other subsidiaries and do not routinely communicate with them; (iii) MCM generally is not aware of a proxy issuer's (or affiliated entity's) business arrangements with BAC or other subsidiaries, and is not aware of the materiality of such arrangements to BAC or other subsidiaries; and (iv) MCM has no direct interest in any such business arrangements.

C. PROCEDURES: MCM INVESTS WITH MANAGEMENTS THAT SEEK SHAREHOLDERS' BEST INTERESTS, AND ORDINARILY VOTES PROXIES WITH MANAGEMENT RECOMMENDATIONS

4. Under MCM's investment discipline, one of the qualities MCM usually seeks in portfolio companies it invests in for clients is good management. MCM has some confidence that the managements of most companies in which MCM invests for client portfolios seek to serve shareholders' best interests. Because MCM has some confidence in the managements of most portfolio companies, it believes that these managements' decisions and recommendations on issues such as proxy voting ordinarily are likely to be in shareholders' best interests.

5. Therefore, when portfolio companies in which MCM has invested client funds issue proxies, MCM ordinarily votes the proxies with management recommendations, because it believes that recommendations by these companies' managements generally are in shareholders' best interests, and therefore in the best economic interest of MCM's clients.

6. MCM may periodically reassess its view of companies' managements. If MCM concludes that a company's management no longer serves shareholders' best interests, MCM may sell its clients' shares of the company. MCM believes that clients do not usually benefit from holding shares of a poorly managed company or engaging in proxy contests with management.

D. PROCEDURES: USE OF AN INDEPENDENT SERVICE PROVIDER

7. MCM may engage an independent service provider to assist with the administrative and ministerial aspects of proxy voting. The independent service provider may perform functions such as voting proxies for MCM in accordance with MCM's instructions based on MCM's proxy voting policy, maintaining records of proxy votes, and assisting in preparing certain reports. To avoid the possibility that MCM's proxy votes could be affected by potential conflicts of interest that may exist between an independent service provider and a proxy issuer, MCM generally does not follow such a service provider's voting recommendations, or cause such a service provider to vote proxies for MCM based on the service provider's recommendations (although MCM may do so in certain circumstances discussed in "Alternative Procedures for Potential Material Conflicts of Interest" below).

E. PROCEDURES: VOTING/ABSTENTION/NO ACTION/OTHER EXCEPTIONS

8. MCM seeks to ensure that, to the extent reasonably feasible, proxies for which MCM receives ballots in good order and receives timely notice will be voted or otherwise processed as intended under MCM's Proxy Voting policy and procedures. MCM employs a number of measures, including certain reconciliations and other cross-check procedures, to attempt to verify that proxies are voted or otherwise processed as intended, although such checks may not be feasible or reliable in some cases because of the complexity of the proxy voting process. MCM's ability to vote or otherwise process proxies may be limited by these or other factors, and by MCM's dependence on custodians and independent proxy voting service providers to assist in processing proxies. MCM may be unable to vote or otherwise process proxy ballots that are not received or processed in a timely manner due to functional limitations of the proxy voting system or other factors beyond MCM's control. Such ballots may include, without limitation, ballots for securities out on loan under securities lending programs initiated by a client or its custodian, ballots not timely forwarded by a custodian, or ballots for which MCM does not receive timely notice from a proxy voting service provider.

9.a MCM may process some proxies in a manner other than by voting them, such as through a decision to abstain or take no action on such proxies. If MCM has decided to sell the shares of a company, MCM generally may abstain from voting or may take no action on proxies issued by the company. If MCM receives proxies relating to securities acquired as a result of an account transition (such as, without limitation, securities delivered into a newly opened MCM account that were selected by the client or by a previous adviser), MCM generally may choose to abstain from voting or to take no action on the proxies because the related shares may not be retained in the account for a substantial period of time. MCM also may abstain or take no action on proxies issued for other securities that MCM did not select for a client portfolio (such as, without limitation, unsupervised securities held in a client's account, or money market securities or other securities selected by clients or their representatives other than
MCM). MCM generally will not notify clients when any of these types of abstentions (or decisions to take no action) occur.

9.b. MCM also may abstain from voting or take no action on proxies in other circumstances. MCM may determine, for example, that abstaining from voting or taking no action on proxies is appropriate if voting may be unduly burdensome or expensive, or otherwise not in the best economic interest of clients, such as when foreign proxy issuers impose burdensome or unreasonable voting, power of attorney, or holding requirements, when abstention or taking no action may be the most appropriate response to a proposal, when voting with management may not be in the best economic interests of clients in MCM's view, or as an alternative to voting with management. MCM generally will not notify clients when this type of abstention (or decision to take no action) occurs.

10. On an exceptions basis, MCM may for other reasons choose to depart from its usual procedure of ordinarily voting proxies as recommended by management. MCM may notify affected clients of such a decision if it is reasonably feasible to do so. The procedures in this policy apply to all proxy voting matters over which MCM has voting authority, including changes in corporate governance structures, the adoption or amendment of compensation plans (including stock options), and matters involving social issues or corporate responsibility.

F. ALTERNATIVE PROCEDURES FOR POTENTIAL MATERIAL CONFLICTS OF INTEREST

11. In certain circumstances, such as when the proponent of a proxy proposal is also a client of MCM, an appearance might arise of a potential conflict between MCM's interests and the interests of affected clients in how the proxies of that issuer are voted.

12. Because MCM ordinarily votes proxies as recommended by management, no potential conflict of interest could actually affect MCM's voting of the proxies.

13.a. Nevertheless, when MCM itself knowingly does business with a particular proxy issuer or closely affiliated entity (or has actual knowledge of a material business arrangement between a particular proxy issuer or closely affiliated entity, on the one hand, and BAC or a BAC subsidiary, on the other), and a material conflict of interest between MCM's interests and clients' interests may appear to exist, MCM generally would, to avoid any appearance concerns, follow an alternative procedure rather than vote proxies as recommended by management. Such an alternative procedure generally would involve either:

      (i) Directing an independent service provider to cause the proxies to be "echo voted" or "mirror voted" in the same proportion as the votes of other proxy holders that are not MCM clients if the service provider indicates it can do so; or

      (ii) Directing the proxies to be voted in accordance with the recommendations of an independent service provider that MCM may use to assist in voting proxies. This procedure will only be used if it can be determined that the independent service provider appears able to make such recommendations in an impartial manner and in the best interests of MCM's clients. In making this determination, MCM may (1) require the independent service provider to represent or otherwise demonstrate, each time the service provider makes a voting recommendation upon which MCM proposes to rely, that the service provider faces no conflict of interest with respect to the vote, or (2) ask the independent service provider to disclose to MCM relevant facts concerning the firm's relationship with the proxy issuer and certify that the service provider has taken steps to ensure that no actual conflicts exist.

MCM generally will not notify clients if it uses either of these usual procedures to resolve an apparent material conflict of interest. MCM will document the identification of any material conflict of interest and its procedure for resolving the particular conflict.

13.b. In unusual cases, MCM may use other alternative procedures to address circumstances when a material conflict of interest may appear to exist, such as, without limitation:

      (i) Notifying affected clients of the conflict of interest (if it is reasonably feasible to do so), and seeking a waiver of the conflict to permit MCM to vote the proxies under its usual policy;

      (ii) Abstaining from voting, or taking no action on, the proxies; or

      (iii) Forwarding the proxies to clients so that clients may vote the proxies themselves.

14. MCM generally would notify affected clients if it is reasonably feasible to do so if it uses one of these alternative procedures to resolve a material conflict of interest.

G. VOTING BY CLIENT INSTEAD OF MCM

15. An MCM client may vote its own proxies instead of directing MCM to do so. MCM recommends this approach if a client believes that proxies should be voted based on political or social interests.

16. MCM generally will not accept proxy voting authority from a client (and will encourage the client to vote its own proxies) if the client seeks to impose client-specific voting guidelines that may be inconsistent with MCM's guidelines or with the client's best economic interest in MCM's view.

17. MCM generally will abstain from voting on or will take no action on proxy votes relating to the commencement of legal proceedings such as shareholder class actions or bankruptcy proceedings.

H. PERSONS RESPONSIBLE FOR IMPLEMENTING MCM'S POLICY

18. MCM's Client Services staff has primary responsibility for implementing MCM's proxy voting procedures, including ensuring that proxies are timely submitted. MCM also generally uses a service provider to assist in voting proxies, recordkeeping, and other matters.

19. MCM's Investment Management Department, including security analysts, routinely review proxy proposals as part of their ongoing reassessment of companies and their managements.

I. RECORDKEEPING

20.a. MCM or a service provider maintains, in accordance with Rule 204-2 of the Investment Advisers Act:

      (i) Copies of all proxy voting policies and procedures;

      (ii) Copies of proxy statements received (unless maintained elsewhere as described below);

      (iii) Records of proxy votes cast on behalf of clients;

      (iv) Documents prepared by MCM that are material to a decision on how to vote or memorializing the basis for a decision;

      (v) Written client requests for proxy voting information, and (vi) written responses by MCM to written or oral client requests.

20.b. Under MCM's Proxy Voting policy and procedures, MCM will document instances in which it identifies a material conflict of interest, as well as the procedure utilized for resolving the particular conflict. MCM's Client Services Department also documents certain other non-routine proxy voting issues, including: (1) the basis for any decision in which MCM determines to vote against a management recommendation; and (2) any decision to abstain or take no action on a proxy that is intended by MCM to demonstrate divergence from a management recommendation.

20.c. MCM will not document other, more routine instances in which it may abstain or take no action on a particular proxy, including certain situations identified in MCM's Proxy Voting policy and procedures. MCM generally will not document, for example, the basis for routine decisions to abstain or take no action on proxies in circumstances when foreign issuers impose burdensome or unreasonable voting, power of attorney. or holding requirements, when MCM has determined to sell a security, when MCM did not select the securities for the client portfolio (such as, without limitation, securities that were selected by the client or by a previous adviser, unsupervised securities held in a client's account, or money market securities or other securities selected by clients or their representatives other than MCM), or in other routine situations identified in section 9 above. MCM also cannot document decisions not to vote or otherwise process proxies that were not received in good order, not received in a timely fashion, or otherwise not processed for reasons beyond MCM's control, such as certain situations addressed in section 8 above.

21. MCM will obtain an undertaking from any service provider that the service provider will provide copies of proxy voting records and other documents promptly upon request if MCM relies on the service provider to maintain related records.

22. MCM or its service provider may rely on the SEC's EDGAR system to keep records of certain proxy statements if the proxy statements are maintained by issuers on that system (as is generally true in the case of larger U.S.-based issuers).

23. All proxy-related records will be maintained in an easily accessible place for five years (and an appropriate office of MCM or a service provider for the first two years).

J. AVAILABILITY OF POLICY AND PROXY VOTING RECORDS TO CLIENTS

24. MCM will initially inform clients of this policy and how a client may learn of MCM's voting record for the client's securities through summary disclosure in
Part II of MCM's Form ADV. Upon receipt of a client's request for more information, MCM will provide to the client a copy of this proxy voting policy and/or how MCM voted proxies for the client during the period since this policy was adopted.

                                      * * *

MCM's Chief Compliance Officer will review this policy at least annually to determine whether it should be amended or updated. Any amendments to this policy require the written approval of the Chief Compliance Officer.

Approved by:                  Steven Carlson /s/

Title:                        Chief Compliance Officer

Effective Date:               October 1, 2004

Policy Amended:  February 10, 2006

Approved by:                  Steven Carlson

Title:                        Chief Compliance Officer

Effective Date:               February 10, 2006

July 1, 2003

BRANDES INVESTMENT PARTNERS, L.P.

SUMMARY OF OUR PROXY VOTING POLICY

Brandes Investment Partners, L.P. generally votes proxies for securities we have selected that are held in client accounts, unless the client has directed us to the contrary in writing. We have adopted written policies and procedures reasonably designed to ensure that we vote client securities in the best interest of clients. You may obtain information from us about how we voted proxies for securities in your account, on request. You also may obtain a copy of our proxy voting policies and procedures upon request.

HOW WE VOTE POLICES:

We generally vote proxies with a view to enhancing the value of the shares of stock held in client accounts. The financial interest of our clients is the primary consideration in determining how proxies should be voted. In the case of social and political responsibility issues that in our view do not primarily involve financial considerations, it is not possible to represent fairly the diverse views of our clients. Unless a client has given us other instructions, we generally vote in accordance with the recommendations of Institutional Shareholder Services, Inc. ("ISS") on these social and political issues and we consider the Ceres, MacBride and Burma Principles when applicable, although we sometimes abstain from voting on these issues.

We have developed Proxy Voting Guidelines, which our Corporate Governance Committee and the relevant investment research team(s) and/or investment committee(s) use in deciding how to vote proxies. The Guidelines, which have been developed with reference to the positions of ISS, set forth our positions on recurring proxy issues and criteria for addressing non-recurring issues and incorporates many of ISS's standard operating policies. Our proxy voting policy and procedures set out these Guidelines.

CLIENT PROXY VOTING POLICIES

If a client has a proxy-voting policy and instructs us to follow it, we will comply with that policy except when doing so would be contrary to the client's economic interests or otherwise imprudent or unlawful. As a fiduciary to ERISA plans, we are required to discharge our duties in accordance with the documents governing the plan (insofar as they are consistent with ERISA), including statements of proxy voting policy. We will, to the extent possible, comply with each client's proxy voting policy. If client policies conflict, we may vote proxies to reflect each policy in proportion to the respective client's interest in any pooled account (unless voting in such a manner would be imprudent or otherwise inconsistent with applicable law).

ARRANGEMENTS WITH OUTSIDE FIRMS

We use three outside firms, ISS, Investor Responsibility Research Center, and ADP Financial Services, Inc. to assist us in voting proxies. These firms keep us informed of shareholder meeting dates, forward proxy materials to us, translate proxy materials printed in a foreign language, provide us with research on proxy proposals and voting recommendations, and vote proxies in accordance with our instructions. Although we may consider ISS's and others' recommendations on proxy issues, we are ultimately responsible for proxy voting decisions.

CONFLICTS

From time to time, proxy voting proposals may raise conflicts between the interests of our clients and the interests of Brandes and its employees. For example, we may have a conflict when a company that is soliciting a proxy is an advisory client of Brandes, or when Brandes personnel have a business or personal relationship with participants in proxy contests, corporate directors or director candidates. Our Corporate Governance Committee is responsible for identifying proxy voting proposals that present a conflict of interest. If the Committee identifies such a proposal, the Committee will decide whether it presents a material conflict of interest.

Proxy proposals that are "routine," such as uncontested elections of directors, meeting formalities, and approval of an annual report/financial statements are presumed not to involve a material conflict of interest, unless the Corporate Governance Committee has actual knowledge that a routine proposal should be treated as material. Non-routine proxy proposals are presumed to involve a material conflict of interest, unless the Corporate Governance Committee determines that neither Brandes nor its personnel have such a conflict of interest. Non-routine proposals would typically include any contested matter, including a contested election of directors, a merger or sale of substantial assets, a change in the articles of incorporation that materially affects the rights of shareholders, and compensation matters for management (e.g., stock option plans, and retirement plans).

If the Corporate Governance Committee determines that Brandes has a material conflict of interest, we may vote a proxy regarding that proposal using any of the following methods:

We may obtain instructions from the client on how to vote the proxy.

If we are able to disclose the conflict to the client, we may do so and obtain the client's consent as to how we will vote on the proposal (or otherwise obtain instructions from the client on how the proxy should be voted).

We may vote according to our Guidelines or, if applicable, the client's proxy voting policies.

Subject to any client imposed proxy voting policies, we may follow the recommendations of an independent third party, such as ISS, for all proxies.

Subject to any client imposed proxy voting policies, we may follow the recommendations of an independent third party only for the proposals that involve a material conflict of interest.

WHEN WE DO NOT VOTE PROXIES

We generally do not vote proxies for securities we have not selected but that are held in a client account, or where we do not have discretionary authority over securities held in a client account.

We generally do not vote proxies when the cost of voting on a particular proxy proposal could exceed the expected benefit to a client, and thus it would not be prudent to vote the proxy. For example, we generally will not vote securities loaned to another party when the costs to the client and/or administrative inconvenience of retrieving these securities outweighs the benefit of voting. Also, voting proxies for shares of foreign stocks may involve significantly greater effort and corresponding costs, such as translation of proxy materials. Some countries have laws that prevent us from selling shares for a period of time before or after a shareholder meeting. We may decide not to vote shares of foreign stocks subject to these restrictions when we believe the benefit from voting the shares is outweighed by the interest of maintaining client liquidity in the shares.

FOR MORE INFORMATION

Please contact your Brandes portfolio management team for more information about our proxy voting policy and procedures, or to obtain a copy of the policy and procedures, which describe our positions on proxy voting issues such as the election of directors, the appointment of auditors, defenses for proxy contests, tender offer defenses (such as poison pills), corporate governance matters, executive and director compensation, and mergers and restructurings. In addition, please contact your Brandes portfolio management team for information concerning how securities in your account were voted.

                         CAUSEWAY CAPITAL MANAGEMENT LLC
                      PROXY VOTING POLICIES AND PROCEDURES

Overview

As an investment adviser with fiduciary responsibilities to its clients, Causeway Capital Management LLC ("Causeway") votes the proxies of companies owned by Causeway International Value Fund (the "Fund"), for which it serves as investment adviser. In addition, Causeway votes the proxies of companies owned by institutional and private clients who have granted Causeway such voting authority. Causeway has adopted these Proxy Voting Policies and Procedures to govern how it performs and documents its fiduciary duty regarding the voting of proxies.

Proxies are voted solely in the best interests of the client, the Fund shareholders or, where employee benefit assets are involved, in the best interests of plan participants and beneficiaries (collectively "clients"). Causeway's intent has always been to vote proxies, wherever possible to do so, in a manner consistent with its fiduciary obligations. Practicalities involved in international investing may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.

The Chief Operating Officer of Causeway supervises the proxy voting process. Portfolio managers have final decision-making authority over case-by-case votes. To assist in fulfilling its responsibility for voting proxies, Causeway uses independent research and recordkeeping software provided by third parties. Causeway uses Institutional Shareholder Services ("ISS") ProxyMaster for research, which assists the decision-making process, and ProxyEdge software, which organizes and tracks pending proxies, communicates voting decisions to custodian banks and maintains records.

PROXY VOTING GUIDELINES

Causeway will generally vote on specific matters in accordance with the proxy voting guidelines set forth below. However, Causeway reserves the right to vote proxies on behalf of clients on a case-by-case basis if the facts and circumstances so warrant.

Causeway's proxy voting guidelines are designed to ensure, to the extent feasible, that votes cast are consistent with certain basic principles: (i) increasing shareholder value; (ii) maintaining or increasing shareholder influence over the board of directors and management; (iii) establishing and enhancing a strong and independent board of directors; (iv) maintaining or increasing the rights of shareholders; and (v) aligning the interests of management and employees with those of shareholders with a view toward the reasonableness of executive compensation and shareholder dilution. Causeway's guidelines also recognize that a company's management is charged with the day-to-day operations and, therefore, Causeway generally votes on routine business matters in favor of management's proposals or positions.

Causeway generally votes for:

      -     distributions of income

      -     appointment of auditors

      -     director compensation, unless deemed excessive

      - boards of directors - Causeway generally votes for management's slate of director nominees. However, it votes against incumbent nominees with poor attendance records, or who have otherwise acted in a manner Causeway believes is not in the best interests of shareholders.

            Causeway generally opposes attempts to classify boards of directors or to eliminate cumulative voting.

      -     financial results/director and auditor reports

      -     share repurchase plans

      -     changing corporate names and other similar matters

Causeway generally votes the following matters on a case-by-case basis:

      -     amendments to articles of association or other governing documents

      -     changes in board or corporate governance structure

      -     changes in authorized capital including proposals to issue shares

      - compensation - Causeway believes that it is important that a company's equity-based compensation plans, including stock option or restricted stock plans, are aligned with the interests of shareholders, including Causeway's clients. Causeway evaluates compensation plans on a case-by-case basis. Causeway generally opposes packages that it believes provide excessive awards or create excessive shareholder dilution. Causeway generally opposes proposals to reprice options because the underlying stock has fallen in value.

      -     debt issuance requests

      - mergers, acquisitions and other corporate reorganizations or restructurings

      -     changes in state or country of incorporation

      -     related party transactions

Causeway generally votes against:

      - anti-takeover mechanisms - Causeway generally opposes anti-takeover mechanisms including poison pills, unequal voting rights plans, staggered boards, provisions requiring supermajority approval of a merger and other matters that are designed to limit the ability of shareholders to approve merger transactions.

Causeway generally votes with management regarding:

      - social issues - Causeway believes that it is management's responsibility to handle such issues, and generally votes with management on these types of issues, or abstains. Causeway will oppose social proposals that it believes will be a detriment to the investment performance of a portfolio company.

Conflicts of Interest

Causeway's interests may, in certain proxy voting situations, be in conflict with the interests of clients. Causeway may have a conflict if a company that is soliciting a proxy is a client of Causeway or is a major vendor for Causeway. Causeway may also have a conflict if Causeway personnel have a significant business or personal relationship with participants in proxy contests, corporate directors or director candidates.

The Chief Operating Officer will determine the issuers with which Causeway may have a significant business relationship. For this purpose, a "significant business relationship" is one that: (1) represents 1.5% or $1,000,000 of Causeway's revenues reasonably expected for the current fiscal year, whichever is less; (2) represents 2.5% or $2,000,000 of revenues of an affiliate reasonably expected for the current fiscal year, whichever is less; or (3) may not directly involve revenue to Causeway or its affiliates but is otherwise determined by the Chief Operating Officer to be significant to Causeway or its affiliates, such as a significant relationship with the company that might create an incentive for Causeway to vote in favor of management.

The Chief Operating Officer will identify issuers with which Causeway's employees who are involved in the proxy voting process may have a significant personal or family relationship. For this purpose, a "significant personal or family relationship" is one that would be reasonably likely to influence how Causeway votes proxies.

The Chief Operating Officer will reasonably investigate information relating to conflicts of interest. For purposes of identifying conflicts under this policy, the Chief Operating Officer will rely on publicly available information about Causeway and its affiliates, information about Causeway and its affiliates that is generally known by Causeway's employees, and other information actually known by the Chief Operating Officer. Absent actual knowledge, the Chief Operating Officer is not required to investigate possible conflicts involving Causeway where the information is (i) non-public, (ii) subject to information blocking procedures, or (iii) otherwise not readily available to the Chief Operating Officer.

The Chief Operating Officer will maintain a list of issuers with which there may be a conflict and will monitor for potential conflicts of interest on an ongoing basis.

Proxy proposals that are "routine," such as uncontested elections of directors, meeting formalities and approvals of annual reports/financial statements are presumed not to involve material conflicts of interest. For non-routine proposals, the Chief Operating Officer in consultation with Causeway's General Counsel decides if they involve a material conflict of interest.

If a proposal is determined to involve a material conflict of interest, Causeway may, but is not required to, obtain instructions from the client on how to vote the proxy or obtain the client's consent for Causeway's vote. If Causeway does not seek the client's instructions or consent, Causeway will vote as follows:

      - If a "for" or "against" or "with management" guideline applies to the proposal, Causeway will vote in accordance with that guideline.

      - If a "for" or "against" or "with management" guideline does not apply to the proposal, Causeway will follow the recommendation of an independent third party such as ISS.

Voting Proxies for Non-US Companies; Inadequate Information

While the proxy voting process is well established in the United States and other developed markets with a number of tools and services available to assist an investment manager, voting proxies of non-US companies located in certain jurisdictions, may involve a number of problems that may restrict or prevent Causeway's ability to vote such proxies. These problems include, but are not limited to: (i) proxy statements and ballots being written in a language other than English; (ii) untimely and/or inadequate notice of shareholder meetings;
(iii) restrictions on the ability of holders outside the issuer's jurisdiction of organization to exercise votes; (iv) requirements to vote proxies in person,
(v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting; and (vi) requirements to provide local agents with powers of attorney to facilitate Causeway's voting instructions. As a result, clients' non-US proxies will be voted on a best efforts basis only.

In addition, regarding US and non-US companies, Causeway will not vote proxies if it does not receive adequate information from the client's custodian in sufficient time to cast the vote.

                     COLUMBIA FUNDS MASTER INVESTMENT TRUST

                              ONE FINANCIAL CENTER
                                BOSTON, MA 02110
                                 1-800-321-7854

                                    FORM N-1A

                                     PART C

                                OTHER INFORMATION

ITEM 22. EXHIBITS

     All references to the "Registration Statement" in the following list of Exhibits refer to the Registrant's Registration Statement on Form N-1A (File No. 811-09347).

EXHIBIT LETTER   DESCRIPTION
--------------   -----------
(a)              Articles of Incorporation:

(a)(1)           Amended and Restated Certificate of Trust dated September 21,
                 2005, incorporated by reference to Amendment No. 33, filed
                 September 26, 2005.

(a)(2)           Amended and Restated Declaration of Trust dated September 26,
                 2005, incorporated by reference to Amendment No. 33, filed
                 September 26, 2005.

(b)              Bylaws:

(b)(1) Amended and Restated Bylaws dated January 14, 1999, last amended September 26, 2005, incorporated by reference to Amendment No. 33, filed September 26, 2005.

(c)              Instruments Defining Rights of Securities Holders:

                 Not Applicable

(d)              Investment Advisory Contracts:

(d)(1)           Investment Advisory Agreement between and Columbia Funds Master
                 Investment Trust ("Registrant") and Columbia Management
                 Advisors, LLC ("CMA") dated September 30, 2005, Schedule I last amended September 30, 2005, filed herewith.

EXHIBIT LETTER   DESCRIPTION
--------------   -----------
(d)(2)           Investment Advisory Agreement between the Registrant and CMA dated September 30, 2005, Schedule I last amended September 30,
                 2005, filed herewith.

(d)(3)           Sub-Advisory Agreement between the Registrant and Marsico
                 Capital Management, LLC ("Marsico Capital") dated September 30,
                 2005, filed herewith.

(d)(4)           Sub-Advisory Agreement among the Registrant, CMA and Causeway
                 Capital Management LLC ("Causeway") dated September 30, 2005, filed herewith.

(d)(5)           Sub-Advisory Agreement among the Registrant, CMA and Brandes
                 Investment Partners, LLC ("Brandes") dated September 30, 2005, filed herewith.

(d)(6)           Sub-Advisory Agreement among the Registrant, CMA and MacKay
                 Shields LLC ("MacKay Shields") dated September 30, 2005, filed herewith.

(e)              Not Applicable pursuant to General Instruction (B)(2)(b).

(f)              Bonus or Profit Sharing Contracts:

(f)(1)           Deferred Compensation Plan dated February 24, 1999 last amended
                 November 19, 2003, incorporated by reference to Amendment No.
                 32, filed July 30, 2004.

(g)              Custodian Agreement:

(g)(1)           Master Custodian Agreement between the Registrant and State
                 Street Bank and Trust Company ("State Street"), dated June 13,
                 2005, Appendix A last amended June 1, 2006, filed herewith.

(g)(2)           Amendment No. 1 to the Master Custodian Agreement between the
                 Registrant and State Street, dated June 1, 2006, filed herewith.

(h)              Other Material Contracts:

(h)(1)           Administration Agreement between the Registrant and CMA, dated
                 December 1, 2005, filed herewith.

(h)(2)           Pricing and Bookkeeping Agreement between the Registrant and
                 CMA, dated December 1, 2005, filed herewith.

EXHIBIT LETTER   DESCRIPTION
--------------   -----------
(h)(3)           Placement Agency Agreement between the Registrant and Columbia
                 Management Distributors, Inc. ("CMD") filed herewith.

(h)(4)           Cross Indemnification Agreement between Columbia Funds Series
                 Trust (the "Trust") and the Registrant dated September 26,
                 2005, filed herewith.

(h)(5) Mutual Fund Fee and Expense Agreement among the Registrant, the Trust, CMA and CMD dated June 13, 2005, filed herewith.

(i)              Not Applicable pursuant to General Instruction (B)(2)(b).

(j)              Not Applicable pursuant to General Instruction (B)(2)(b).

(k)              Not Applicable pursuant to General Instruction (B)(2)(b).

(l)              Initial Capital Agreements:

                 Not Applicable

(m)              Rule 12b-1 Plan:

                 Not Applicable

(n)              Financial Data Schedule:

                 Not Applicable

(o)              Rule 18f-3 Plan:

                 Not Applicable

(p)              Codes of Ethics

(p)(1) Columbia Funds Family Code of Ethics, incorporated by reference to Post-Effective Amendment No. 32, filed July 28, 2005.

(p)(2)           Columbia Management Group Code of Ethics, filed herewith.

(p)(3)           Marsico Capital Code of Ethics, filed herewith.

(p)(4)           Causeway Code of Ethics, filed herewith.

(p)(5)           Brandes Code of Ethics, filed herewith.

EXHIBIT LETTER   DESCRIPTION
--------------   -----------
(p)(6)           MacKay Shields Code of Ethics, filed herewith.

(q)(1)           Powers of Attorney for Minor Mickel Shaw, Edward J. Boudreau,
                 Jr., William A. Hawkins, R. Glenn Hilliard, William P.
                 Carmichael, dated May 16, 2006, filed herewith.

(q)(2)           Power of Attorney for Keith Banks, filed July 30, 2004.

ITEM 23. PERSONS CONTROLLED BY OF UNDER COMMON CONTROL WITH THE FUND

     No person is controlled by or under common control with the Registrant.

ITEM 24. INDEMNIFICATION

     Article V, Section 5.3 of the Registrant's Declaration of Trust provides for the indemnification of the Registrant's trustees, officers, employees and other agents. Indemnification of the Registrant's administrators, placement agent and custodian is provided for, respectively, in the Registrant's:

          1.   Administration Agreement with CMA;

          2.   Placement Agency Agreement with CMD; and

          3.   Custody Agreement with State Street.

     The Registrant has entered into a Cross Indemnification Agreement with the Trust, dated September 26, 2005. The Master Trust will indemnify and hold harmless the Trust against any losses, claims, damages or liabilities to which the Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectuses, any Preliminary Prospectuses, the Registration Statements, any other Prospectuses relating to the Securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Master Trust by the Trust for use in the Offering Documents.

     The Trust will indemnify and hold harmless the Master Trust against any losses, claims, damages or liabilities to which the Master Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Master Trust by the Trust expressly for use therein; and will reimburse the Master Trust for any legal or other expenses reasonably incurred by the Master Trust in connection with investigating or defending any such action or claim; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust by the Master Trust for use in the Offering Documents.

     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party or parties under such subsection, notify the indemnifying party or parties in writing of the commencement thereof; but the omission to so notify the indemnifying party or parties shall not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate therein and, to the extent that either indemnifying party or both shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party or parties to such indemnified part of its or their election so to assume the defense thereof, the indemnifying party or parties shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     The Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will the Registrant indemnify any of its trustees, officers, employees, or agents against any liability to which such person would otherwise be subject by reason of his/her willful misfeasance, bad faith, gross negligence in the performance of his/her duties, or by reason of his/her reckless disregard of the duties involved in the conduct of his/her office or arising under his agreement with the Registrant. The Registrant will comply with Rule

484 under the 1933 Act and Release No. 11330 under the 1940 Act, in connection with any indemnification.

     Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 25. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

     To the knowledge of the Registrant, none of the directors or officers of CMA, the adviser to the Registrant's portfolios, or Marsico Capital, Causeway, Brandes or MacKay Shields, the investment sub-advisers, except those set forth below, are or have been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with, and engage in business for, the company that owns all the outstanding stock (other than directors' qualifying shares) of CMAor Marsico Capital, respectively, or other subsidiaries of Bank of America Corporation.

     (a) CMA performs investment advisory services for the Registrant and certain other customers. CMA is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment adviser is incorporated by reference to Form ADV filed by CMA with the SEC pursuant to the Advisers Act (file no. 801-50372).

     (b) Marsico Capital performs investment sub-advisory services for the Registrant and certain other customers. Marsico Capital is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Marsico Capital with the SEC pursuant to the Advisers Act (file no. 801-54914).

     (c) Causeway performs investment sub-advisory services for the Registrant and certain other customers. Causeway is majority-owned by its employees. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Causeway with the SEC pursuant to the Advisers Act (file no. 801-60343).

     (d) Brandes performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Brandes with the SEC pursuant to the Advisers Act (file no. 801-24896).

     (e) MacKay Shields performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by MacKay Shields with the SEC pursuant to the Advisers Act (file no. 801-5594).

ITEM 26. PRINCIPAL UNDERWRITERS

     (a) CMD, placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Columbia Funds Variable Insurance Trust I and Columbia Funds Series Trust. CMD is the Registrant's principal underwriter. CMD acts in such capacity for each series of Columbia Funds Trust I, Columbia Funds Trust II, Columbia Funds Trust III, Columbia Funds Trust IV, Columbia Funds Trust V, Columbia Funds Trust VI, Columbia Funds Trust VII, Liberty Variable Investment Trust, SteinRoe Variable Investment Trust, Columbia Funds Trust VIII, Columbia Funds Trust IX, Columbia Funds Trust XI, Columbia Acorn Trust, Wanger Advisors Trust, and for Columbia Balanced Fund, Inc., Columbia Daily Income Company, Inc., Columbia Fixed Income Securities Fund, Inc., Columbia High Yield Fund, Inc., Columbia International Stock Fund, Inc., Columbia Oregon Municipal Bond Fund, Inc., Columbia Real Estate Equity Fund, Inc., Columbia Short Term Bond Fund, Inc., Columbia Small Cap Growth Fund, Inc., Columbia Mid Cap Growth Fund, Inc., Columbia Strategic Investor Fund Inc. and Columbia Technology Fund, Inc.

     (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Post-Effective Amendment No. 1, filing June 7, 2006 filed by Banc of America Funds Trust with the SEC pursuant to the 1940 Act (file no. 811-21862).

     (c) Not applicable.

ITEM 27. LOCATION OF ACCOUNTS AND RECORDS

     (1) CMA , 100 Federal Street, Boston, MA 02110 (records relating to its function as investment adviser).

     (2) Marsico Capital, 1200 17th Street, Suite 1600, Denver, CO 80202 (records relating to its function as investment sub-adviser).

     (3) Causeway, 11111 Santa Monica Blvd., Suite 1550, Los Angeles, CA 90025 (records relating to its function as investment sub-adviser).

     (4) Brandes, 11988 El Camino Real, Suite 500, San Diego, CA 92130 (records relating to its function as investment sub-adviser).

     (5) MacKay Shields, 9 West 57th Street, New York, New York, 10019 (records relating to its function as investment sub-adviser).

     (6) Columbia Management Distributor, Inc., One Financial Center, Boston, MA 02110 (records relating to its function as distributor).

     (7) Columbia Management Advisors, LLC, One Financial Center, Boston, MA 02110 (records relating to its function as administrator).

     (8) State Street Bank and Trust Company, Two Avenue de Lafayette, LCC/4S, Boston, MA 0211 (records relating to its function as custodian)

ITEM 28. MANAGEMENT SERVICES

          Not Applicable

ITEM 29. UNDERTAKINGS

          Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts on the on the 28th day of July, 2006.

                                        COLUMBIA FUNDS MASTER INVESTMENT TRUST


                                        By: /s/ Christopher Wilson
                                            ------------------------------------
                                            Christopher Wilson
                                            President and Chief Executive
                                            Officer


                                            /s/ James R. Bordewick, Jr.
                                            ------------------------------------
                                            James R. Bordewick, Jr.
                                            *Attorney-in-Fact

                                  EXHIBIT LIST
                                  CFMIT: POSAMI

Exhibit 22(d)(1)   Investment Advisory Agreement
Exhibit 22(d)(2)   Investment Advisory Agreement
Exhibit 22(d)(3)   Investment Sub-Advisory Agreement (Marsico)
Exhibit 22(d)(4)   Investment Sub-Advisory Agreement (Causeway)
Exhibit 22(d)(5)   Investment Sub-Advisory Agreement (Brandes)
Exhibit 22(d)(6)   Investment Sub-Advisory Agreement (Mackay)
Exhibit 22(g)(1)   Master Custodian Agreement
Exhibit 22(g)(2)   Amendment 1 to Master Custodian Agreement
Exhibit 22(h)(1)   Administration Agreement
Exhibit 22(h)(2)   Pricing and Bookkeeping Agreement
Exhibit 22(h)(3)   Placement Agency Agreement
Exhibit 22(h)(4)   Cross Indemnification Agreement
Exhibit 22(h)(5)   Mutual Fund Fee and Expense Agreement
Exhibit 22(p)(2)   Columbia Management Group Code of Ethics
Exhibit 22(p)(3)   Marsico Capital Code of Ethics
Exhibit 22(p)(4)   Causeway Code of Ethics
Exhibit 22(p)(5)   Brandes Code of Ethics
Exhibit 22(p)(6)   Mackay Shields Code of Ethics
Exhibit 22(q)(1)   Powers of Attorney